As filed with the Securities and Exchange Commission on October 26, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GRAN TIERRA ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	98-0479924 (I.R.S. Employer Identification Number)

300, 611-10th Avenue S.W.
Calgary, Alberta T2R 0B2
Canada
(403) 265-3221
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Dana Coffield
President & Chief Executive Officer
300, 611-10th Avenue S.W.
Calgary, Alberta T2R 0B2
Canada
(403) 265-3221
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Nancy Wojtas, Esq.
Brett White, Esq.
Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000
     Approximate date of commencement of proposed sale to the public: From time to time as determined by the selling stockholders after the effective date of this Registration Statement.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
CALCULATION OF REGISTRATION FEE

Title of each class of		Proposed maximum	Proposed maximum
securities	Amount to be registered	offering price per	aggregate	Amount of
to be registered	(1)(2)	unit	offering price(1)	registration fee
Common Stock, par value $0.001 per share	21,317,120	$1.685 (2)	$35,919,347.20 (2)	$1,102.72 (2)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of determining the amount of the registration fee, based on the average of the high and low sale price of the common stock as reported by the OTC Bulletin Board on October 22, 2007 in accordance with Rule 457 (c) under the Securities Act of 1933.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Prospectus	SUBJECT TO COMPLETION, DATED OCTOBER 26, 2007

21,317,120 shares of common stock
     This prospectus relates to the offering by the selling stockholders of Gran Tierra Energy Inc. of up to 21,317,120 shares of our common stock, par value $0.001 per share. These shares of common stock consist of shares of common stock issued to, or issuable to, the selling stockholders upon exchange of exchangeable shares of Gran Tierra Goldstrike, Inc., an indirect subsidiary of Gran Tierra Energy Inc. previously held or currently held by the selling stockholders. The exchangeable shares were issued to the selling stockholders in a private offering in November 2005. Also includes 2,825,059 shares issuable upon exercise of warrants held by three selling stockholders issued in connection with a private placement in June 2006.
     We will not receive any proceeds from the sale of common stock by the selling stockholders. We may receive proceeds from the exercise price of the warrants if they are exercised by the selling stockholders. We intend to use any proceeds received from the selling stockholders’ exercise of the warrants for working capital and general corporate purposes.
     The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, on the OTC Bulletin Board, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”
     Our common stock is traded on the OTC Bulletin Board under the symbol “GTRE.OB”. On October 25, 2007, the closing price of the common stock was $1.72 per share.
     Investing in our common stock involves risks. Before making any investment in our securities, you should read and carefully consider risks described in the Risk Factors beginning on page 4 of this prospectus.
     You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated      , 2007

     You should rely only on the information contained in this prospectus and any free-writing prospectus that we authorize to be distributed to you. We have not authorized anyone to provide you with information different from or in addition to that contained in this prospectus or any related free-writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell, and are seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, financial conditions, results of operations and prospects may have changed since that date.
     For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

SUMMARY
     This summary highlights information contained elsewhere in this prospectus but might not contain all of the information that is important to you. Before investing in our common stock, you should read the entire prospectus carefully, including the “Risk Factors” section and our financial statements and the notes thereto included elsewhere in this prospectus.
     For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “Gran Tierra,” “we,” “us,” and “our,” refer to Gran Tierra Energy Inc., a Nevada corporation, and our subsidiaries.
Our Company
     On November 10, 2005, Goldstrike, Inc. (“Goldstrike”), Gran Tierra Energy Inc., a privately-held Alberta corporation which we refer to as “Gran Tierra Canada” and the holders of Gran Tierra Canada’s capital stock entered into a share purchase agreement, and Goldstrike and Gran Tierra Goldstrike Inc. (which we refer to as Goldstrike Exchange Co.) entered into an assignment agreement. In these two transactions, the holders of Gran Tierra Canada’s capital stock acquired shares of either Goldstrike common stock or exchangeable shares of Goldstrike Exchange Co., and Goldstrike Exchange Co. acquired substantially all of Gran Tierra Canada’s capital stock. Immediately following the transactions, Goldstrike Exchange Co. acquired the remaining shares of Gran Tierra Canada outstanding after the initial share exchange for shares of common stock of Gran Tierra Energy Inc. using the same exchange ratio as used in the initial exchange. This two step process was part of a single transaction whereby Gran Tierra Canada became a wholly-owned subsidiary of Goldstrike Inc. Additionally, Goldstrike changed its name to Gran Tierra Energy Inc. with the management and business operations of Gran Tierra Canada, but remains incorporated in the State of Nevada.
     Following the above-described transaction, our operations and management are substantially the operations and management of Gran Tierra Canada prior to the transactions. The former Gran Tierra Canada was formed by an experienced management team in early 2005, with extensive hands-on experience in oil and natural gas exploration and production in most of the world’s principal petroleum producing regions. Our objective is to acquire and exploit international opportunities in oil and natural gas exploration, development and production, focusing on South America. We made our initial acquisition of oil and gas producing and non-producing properties in Argentina in September 2005. In addition, we recently acquired assets in Colombia and other minor interests in Argentina and Peru.
Recent Developments
     In September 2007, we announced that we had revised our revised initial estimates of reserves as a result of two recent oil discoveries in Colombia. For our Costayaco oil discovery, we now estimate proved reserves of 2.7 million barrels of oil. The discovery of the Costayaco field in the Chaza Block, located in the Putumayo Basin of Colombia and operated by us, was the result of drilling the Costayaco-1 exploration well in the second quarter of 2007. This well tested 5,906 barrels of oil per day, gross before royalties.
     For our Juanambu discovery, we now estimate proved reserves of 0.1 million barrels of oil. The discovery of the Juanambu field in the Guayuyaco Block, also located in the Putumayo Basin of Colombia and operated by us, was the result of drilling the Juanambu-1 exploration well early in 2007. This well tested 778 barrels of oil per day, gross before royalties.
     As a result of the adjustments and production for the first half of 2007, our estimate of proved reserves, net of royalties, as of June 30, 2007, stands at 5.6 million barrels of oil. This contrasts to our December 31, 2006 estimate of proved reserves of 3.0 million barrels of oil.
Corporate Information
     Goldstrike Inc., now known as Gran Tierra Energy Inc., was incorporated under the laws of the State of Nevada on June 6, 2003. Our principal executive offices are located at 300, 611 - 10th Avenue S.W., Calgary, Alberta, Canada. The telephone number at our principal executive offices is (403) 265-3221. Our website address is www.grantierra.com. Information contained on our website is not deemed part of this prospectus.

The Offering

Common stock currently outstanding (1)	94,863,576 shares

Common stock offered by the selling stockholders (2)	21,317,120 shares

Common stock outstanding after the offering (3)	97,688,635 shares

Use of Proceeds	We will not receive any proceeds from the sale of common stock offered by this prospectus. We will receive the proceeds from any warrant exercises, which we intend to use for general corporate purposes, including for working capital.

OTC Bulletin Board Symbol	GTRE.OB

(1)	Amounts are as of September 15, 2007. Also includes 14,946,030 shares of common stock which are issuable upon the exchange of exchangeable shares of Goldstrike Exchange Co.

(2)	Includes 2,825,059 shares of common stock underlying warrants issued to three of the selling stockholders.

(3)	Assumes the full exercise of all 2,825,059 warrants.

RISK FACTORS
     Investing in our common stock involves a high degree of risk. You should carefully consider the risks below before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In such case, the trading price of our common stock could decline and you could lose all or part of your investment.
Risks Related to Our Business
     We are a new enterprise engaged in the business of oil and natural gas exploration and development. The business of exploring for, developing and producing oil and natural gas reserves is inherently risky. We will face numerous and varied risks which may prevent us from achieving our goals.
We are a Company With Limited Operating History for You to Evaluate Our Business. We May Never Attain Profitability.
     We have limited current oil or natural gas operations. As an oil and gas exploration and development company with limited operating history, it is difficult for potential investors to evaluate our business. Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the oil and gas industry. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies. We may never overcome these obstacles.
     Our business is speculative and dependent upon the implementation of our business plan and our ability to enter into agreements with third parties for the rights to exploit potential oil and gas reserves on terms that will be commercially viable for us.
Unanticipated Problems in Our Operations May Harm Our Business and Our Viability.
     If our operations in South America are disrupted and/or the economic integrity of these projects is threatened for unexpected reasons, our business may experience a setback. These unexpected events may be due to technical difficulties, operational difficulties which impact the production, transport or sale of our products, geographic and weather conditions, business reasons or otherwise. Because we are at the beginning stages of our development, we are particularly vulnerable to these events. Prolonged problems may threaten the commercial viability of our operations. Moreover, the occurrence of significant unforeseen conditions or events in connection with our acquisition of operations in South America may cause us to question the thoroughness of our due diligence and planning process which occurred before the acquisitions, which may cause us to reevaluate our business model and the viability of our contemplated business. Such actions and analysis may cause us to delay development efforts and to miss out on opportunities to expand our operations.
We May Be Unable to Obtain Development Rights We Need to Build Our Business, and Our Financial Condition and Results of Operations May Deteriorate.
     Our business plan focuses on international exploration and production opportunities, initially in South America and later in other parts of the world. Thus far, we have acquired interests for exploration and development in nine properties in Argentina, eight properties in Colombia and two properties in Peru. In the event that we do not succeed in negotiating additional property acquisitions, our future prospects will likely be substantially limited, and our financial condition and results of operations may deteriorate.
Our Lack of Diversification Will Increase the Risk of an Investment in Our Common Stock.
     Our business will focus on the oil and gas industry in a limited number of properties, initially in Argentina, Colombia and Peru, with the intention of expanding elsewhere in South America and later into other parts of the world. Larger companies have the ability to manage their risk by diversification. However, we will lack diversification, in terms of both the nature and geographic scope of our business. As a result, factors affecting our industry or the regions in which we operate will likely impact us more acutely than if our business were more diversified.

Strategic Relationships Upon Which We May Rely are Subject to Change, Which May Diminish Our Ability to Conduct Our Operations.
     Our ability to successfully bid on and acquire additional properties, to discover reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements will depend on developing and maintaining effective working relationships with industry participants and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. These realities are subject to change and may impair Gran Tierra’s ability to grow.
     To develop our business, we will endeavor to use the business relationships of our management to enter into strategic relationships, which may take the form of joint ventures with other private parties or with local government bodies, or contractual arrangements with other oil and gas companies, including those that supply equipment and other resources that we will use in our business. We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.
Competition in Obtaining Rights to Explore and Develop Oil and Gas Reserves and to Market Our Production May Impair Our Business.
     The oil and gas industry is highly competitive. Other oil and gas companies will compete with us by bidding for exploration and production licenses and other properties and services we will need to operate our business in the countries in which we expect to operate. This competition is increasingly intense as prices of oil and natural gas on the commodities markets have risen in recent years. Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors. Competitors include larger, foreign owned companies, which, in particular, may have access to greater resources than us, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining and petroleum marketing operations, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests.
We May Be Unable to Obtain Additional Capital that We Will Require to Implement Our Business Plan, Which Could Restrict Our Ability to Grow.
     We expect that our cash balances and cash flow from operations will be sufficient only to provide a limited amount of working capital, and the revenues generated from our properties in Argentina and Colombia will not alone be sufficient to fund our operations or planned growth. We will require additional capital to continue to operate our business beyond the initial phase of our current activities and to expand our exploration and development programs to additional properties. We may be unable to obtain additional capital required. Furthermore, inability to obtain capital may damage our reputation and credibility with industry participants in the event we cannot close previously announced transactions.
     Future acquisitions and future exploration, development and production activities, as well as our general overhead expenses (including salaries, travel, office, consulting, audit and legal costs) will require a substantial amount of additional capital and cash flow.
     When we require additional capital we plan to pursue sources of such capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. If we do succeed in raising additional capital, the capital received through our past private offerings to accredited investors may not be sufficient to fund our operations going forward without obtaining additional capital financing. Furthermore, future financings are likely to be dilutive to our stockholders, as we will most likely issue additional shares of common stock or other equity to investors in future financing transactions. In addition, debt and other mezzanine financing may involve a pledge of assets and may be senior to interests of equity holders. We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertibles and warrants, which will adversely impact our financial condition.

     Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the oil and gas industry in particular), our status as a new enterprise with a limited history, the location of our oil and natural gas properties in South America and prices of oil and natural gas on the commodities markets (which will impact the amount of asset-based financing available to us) and/or the loss of key management. Further, if oil and/or natural gas prices on the commodities markets decrease, then our revenues will likely decrease, and such decreased revenues may increase our requirements for capital. Some of the contractual arrangements governing our exploration activity may require us to commit to certain capital expenditures, and we may lose our contract rights if we do not have the required capital to fulfill these commitments. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations.
If We Fail to Make the Cash Calls Required by Our Current Joint Ventures or Any Future Joint Ventures, We May be Required to Forfeit Our Interests in Such Joint Ventures and Our Results of Operations and Our Liquidity Would be Negatively Affected.
     If we fail to make the cash calls required by our joint ventures, we may be required to forfeit our interests in such joint ventures, which could substantially affect the implementation of our business strategy. We were required to place $400,000 in escrow to secure future cash calls in conjunction with the acquisition of our interest at Palmar Largo in Argentina, which funds have now been returned to us. However, in the future we will be required to make periodic cash calls in connection with our Palmar Largo joint venture and other joint ventures where we are not the operator, or we may be required to place additional funds in escrow to secure our obligations related to our joint venture activity. If we fail to make the cash calls required in connection with the joint ventures, whether because of our cash constraints or otherwise, we will be subject to certain penalties and eventually would be required to forfeit our interest in the joint venture.
We May Not Be Able To Effectively Manage Our Growth, Which May Harm Our Profitability.
     Our strategy envisions expanding our business. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:
•	expand our systems effectively or efficiently or in a timely manner;

•	allocate our human resources optimally;

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.
     If we are unable to manage our growth and our operations our financial results could be adversely affected by inefficiency, which could diminish our profitability.
Our Business May Suffer If We Do Not Attract and Retain Talented Personnel.
     Our success will depend in large measure on the abilities, expertise, judgment, discretion integrity and good faith of our management and other personnel in conducting the business of Gran Tierra. We have a small management team consisting of Dana Coffield, our President and Chief Executive Officer, Martin Eden, our Vice President, Finance and Chief Financial Officer, Max Wei, our Vice President, Operations, Rafael Orunesu, our

President of Gran Tierra activities in Argentina, and Edgar Dyes, our President of Gran Tierra activities in Colombia. The loss of any of these individuals or our inability to attract suitably qualified staff could materially adversely impact our business. We may also experience difficulties in certain jurisdictions in our efforts to obtain suitably qualified staff and retaining staff who are willing to work in that jurisdiction. We do not currently carry life insurance for our key employees.
     Our success depends on the ability of our management and employees to interpret market and geological data successfully and to interpret and respond to economic, market and other business conditions in order to locate and adopt appropriate investment opportunities, monitor such investments and ultimately, if required, successfully divest such investments. Further, our key personnel may not continue their association or employment with Gran Tierra and we may not be able to find replacement personnel with comparable skills. We have sought to and will continue to ensure that management and any key employees are appropriately compensated; however, their services cannot be guaranteed. If we are unable to attract and retain key personnel, our business may be adversely affected.
We may not be Able to Continue as a Going Concern.
     Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have a history of net losses that may continue in the future. We have included an explanatory paragraph in Note 1 of our audited financial statements for the year ended December 31, 2006, and unaudited financial statements for the period ended June 30, 2007, to the effect that our dependence on equity and debt financing raises substantial doubt about our ability to continue as a going concern. Our accumulated deficit at June 30, 2007 was $19.8 million. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.
     Our operations must begin to provide sufficient revenues to improve our working capital position. If we are unable to become profitable and cannot generate cash flow from our operating activities sufficient to satisfy our current obligations and meet our capital investment objectives, we may be required to raise additional capital or debt to fund our operations, reduce the scope of our operations or discontinue our operations.
Risks Related to our Prior Business May Adversely Affect our Business.
     Before the share exchange transaction between Goldstrike and Gran Tierra Canada, Goldstrike’s business involved mineral exploration, with a view towards development and production of mineral assets, including ownership of 32 mineral claim units in a property in British Columbia, Canada and the exploration of this property. We have determined not to pursue this line of business following the share exchange, but could still be subject to claims arising from the former Goldstrike business. These claims may arise from Goldstrike’s operating activities (such as employee and labor matters), financing and credit arrangements or other commercial transactions. While no claims are pending and we have no actual knowledge of any threatened claims, it is possible that third parties may seek to make claims against us based on Goldstrike’s former business operations. Even if such asserted claims were without merit and we were ultimately found to have no liability for such claims, the defense costs and the distraction of management’s attention may harm the growth and profitability of our business. While the relevant definitive agreements executed in connection with the share exchange provide indemnities to us for liabilities arising from the prior business activities of Goldstrike, these indemnities may not be sufficient to fully protect us from all costs and expenses.

Risks Related to Our Industry
Our Exploration for Oil and Natural Gas Is Risky and May Not Be Commercially Successful, Impairing Our Ability to Generate Revenues from Our Operations.
     Oil and natural gas exploration involves a high degree of risk. These risks are more acute in the early stages of exploration. Our expenditures on exploration may not result in new discoveries of oil or natural gas in commercially viable quantities. It is difficult to project the costs of implementing an exploratory drilling program due to the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions, such as over pressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells or additional seismic data and interpretations thereof. If exploration costs exceed our estimates, or if our exploration efforts do not produce results which meet our expectations, our exploration efforts may not be commercially successful, which could adversely impact our ability to generate revenues from our operations.
We May Not Be Able to Develop Oil and Gas Reserves on an Economically Viable Basis, and Our Reserves and Production May Decline as a Result.
     To the extent that we succeed in discovering oil and/or natural gas reserves, these reserves may not be capable of production levels we project or in sufficient quantities to be commercially viable. On a long-term basis, our company’s viability depends on our ability to find or acquire, develop and commercially produce additional oil and gas reserves. Without the addition of reserves through exploration, acquisition or development activities, our reserves and production will decline over time as reserves are produced. Our future reserves will depend not only on our ability to develop then-existing properties, but also on our ability to identify and acquire additional suitable producing properties or prospects, to find markets for the oil and natural gas we develop and to effectively distribute our production into our markets.
     Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-downs of connected wells resulting from extreme weather conditions, problems in storage and distribution and adverse geological and mechanical conditions. While we will endeavor to effectively manage these conditions, we cannot be assured of doing so optimally, and we will not be able to eliminate them completely in any case. Therefore, these conditions could diminish our revenue and cash flow levels and result in the impairment of our oil and natural gas interests.
Estimates of Oil and Natural Gas Reserves that We Make May Be Inaccurate and Our Actual Revenues May Be Lower than Our Financial Projections.
     We will make estimates of oil and natural gas reserves, upon which we will base our financial projections. We will make these reserve estimates using various assumptions, including assumptions as to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Some of these assumptions are inherently subjective, and the accuracy of our reserve estimates relies in part on the ability of our management team, engineers and other advisors to make accurate assumptions. Economic factors beyond our control, such as interest rates and exchange rates, will also impact the value of our reserves. The process of estimating oil and gas reserves is complex, and will require us to use significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each property. As a result, our reserve estimates will be inherently imprecise. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those we estimate. If actual production results vary substantially from our reserve estimates, this could materially reduce our revenues and result in the impairment of our oil and natural gas interests.

Drilling New Wells Could Result in New Liabilities, Which Could Endanger Our Interests in Our Properties and Assets.
     There are risks associated with the drilling of oil and natural gas wells, including encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, craterings, sour gas releases, fires and spills. The occurrence of any of these events could significantly reduce our revenues or cause substantial losses, impairing our future operating results. We may become subject to liability for pollution, blow-outs or other hazards. We will obtain insurance with respect to these hazards, but such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. The payment of such liabilities could reduce the funds available to us or could, in an extreme case, result in a total loss of our properties and assets. Moreover, we may not be able to maintain adequate insurance in the future at rates that are considered reasonable. Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations.
Decommissioning Costs Are Unknown and May be Substantial; Unplanned Costs Could Divert Resources from Other Projects.
     We may become responsible for costs associated with abandoning and reclaiming wells, facilities and pipelines which we use for production of oil and gas reserves. Abandonment and reclamation of these facilities and the costs associated therewith is often referred to as “decommissioning.” We have determined that we do not require a significant reserve account for these potential costs in respect of any of our current properties or facilities at this time but if decommissioning is required before economic depletion of our properties or if our estimates of the costs of decommissioning exceed the value of the reserves remaining at any particular time to cover such decommissioning costs, we may have to draw on funds from other sources to satisfy such costs. The use of other funds to satisfy such decommissioning costs could impair our ability to focus capital investment in other areas of our business.
Our Inability to Obtain Necessary Facilities Could Hamper Our Operations.
     Oil and natural gas exploration and development activities are dependent on the availability of drilling and related equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities may be limited. To the extent that we conduct our activities in remote areas, needed facilities may not be proximate to our operations, which will increase our expenses. Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities. The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays. Shortages and/or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our activities, increasing our costs or otherwise.
We are not the Operator of All Our Current Joint Ventures and Therefore the Success of the Projects Held Under Joint Ventures is Substantially Dependent On Our Joint Venture Partners.
     As our company does not operate all the joint ventures we are currently involved in, we do not have a direct control over operations. When we participate in decisions as a joint venture partner, we must rely on the operator’s disclosure for all decisions. Furthermore, the operator is responsible for the day to day operations of the joint venture including technical operations, safety, environmental compliance, relationships with governments and vendors. As we do not have full control over the activities of our joint ventures, our results of operations are dependent upon the efforts of the operating partner.
We May Have Difficulty Distributing Our Production, Which Could Harm Our Financial Condition.
      To sell the oil and natural gas that we are able to produce, we have to make arrangements for storage and distribution to the market. We rely on local infrastructure and the availability of transportation for storage and shipment of our products, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the localities in which we operate. This could be particularly problematic to the extent that our operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping and/or pipeline facilities. In certain areas, we may be required to rely on only one gathering system, trucking company or pipeline, and, if so, our ability to market our production would be subject to their reliability and operations. These factors may affect our ability to explore and develop properties and to store and transport our oil and gas production and may increase our expenses.
     Furthermore, future instability in one or more of the countries in which we will operate, weather conditions or natural disasters, actions by companies doing business in those countries, labor disputes or actions taken by the international community may impair the distribution of oil and/or natural gas and in turn diminish our financial condition or ability to maintain our operations.
Our Oil Sales Will Depend on a Relatively Small Group of Customers, Which Could Adversely Affect Our Financial Results
     The entire Argentine domestic refining market is small and export opportunities are limited by available infrastructure. As a result, our oil sales in Argentina will depend on a relatively small group of customers, and currently, on just one customer in the area of our activity in the country. During 2006, we sold all of our production in Argentina to Refinor S.A. The lack of competition in this market could result in unfavorable sales terms which, in turn, could adversely affect our financial results.
     Oil sales in Colombia are made to Ecopetrol, a government agency. While oil prices in Colombia are related to international market prices, lack of competition for sales of oil may diminish prices and depress our financial results.
Drilling Oil and Gas Wells and Production and Transportation Activity Could be Hindered by Hurricanes, Earthquakes and Other Weather-Related Operating Risks.
     We are subject to operating hazards normally associated with the exploration and production of oil and gas, including blowouts, explosions, oil spills, cratering, pollution, earthquakes, hurricanes, labor disruptions and fires. The occurrence of any such operating hazards could result in substantial losses to us due to injury or loss of life and damage to or destruction of oil and gas wells, formations, production facilities or other properties. During November and December of 2005, our operations in Argentina were negatively effected by heavy rains and flooding in Northern Argentina. This caused trucking delays which prevented delivery of oil to the refinery for several days.
     As the majority of current oil production in Argentina is trucked to a local refinery, sales of oil can be delayed by adverse weather and road conditions. While storage facilities are designed to accommodate ordinary disruptions without curtailing production, delayed sales will delay revenues and may adversely impact the company’s working capital position. Furthermore, a prolonged disruption in oil deliveries could exceed storage capacities and shut-in production, which could have a negative impact on future production capability.
     All of our current oil production in Colombia is transported by an export pipeline which provides the only access to markets for our oil. Without other transportation alternatives, sales of oil could be disrupted by landslides or other natural events which impact this pipeline.
Prices and Markets for Oil and Natural Gas Are Unpredictable and Tend to Fluctuate Significantly, Which Could Reduce Profitability, Growth and the Value of Gran Tierra.
     Oil and natural gas are commodities whose prices are determined based on world demand, supply and other factors, all of which are beyond our control. World prices for oil and natural gas have fluctuated widely in recent years. The average price for West Texas Intermediate oil in 2000 was $30 per barrel. In 2006, it was $66 per barrel. We expect that prices will fluctuate in the future. Price fluctuations will have a significant impact upon our revenue, the return from our reserves and on our financial condition generally. Price fluctuations for oil and natural gas commodities may also impact the investment market for companies engaged in the oil and gas industry. Although during 2007 market prices for oil and natural gas have remained at high levels, these prices may not remain at current levels. Furthermore, prices which we receive for our oil sales, while based on international oil prices, are established by contract with purchasers with prescribed deductions for transportation and quality differences. These differentials can change over time and have a detrimental impact on realized prices. Future decreases in the prices of oil and natural gas may have a material adverse effect on our financial condition, the future results of our operations and quantities of reserves recoverable on an economic basis.

Our Foreign Operations Involve Substantial Costs and are Subject to Certain Risks Because the Oil and Gas Industries in the Countries in Which We Operate are Less Developed.
     The oil and gas industry in South America is not as efficient or developed as the oil and gas industry in North America. As a result, our exploration and development activities may take longer to complete and may be more expensive than similar operations in North America. The availability of technical expertise, specific equipment and supplies may be more limited than in North America. We expect that such factors will subject our international operations to economic and operating risks that may not be experienced in North American operations. In addition, oil and natural gas prices in Argentina are effectively regulated and as a result are substantially lower than those received in North America. Our average price for oil in Argentina in the first half of 2007 was $38.27 per barrel, net of royalties and selling costs, compared to the average West Texas Intermediate price of $65 per barrel for the period. Oil prices in Colombia are related to international market prices, but adjustments that are defined by contract with Ecopetrol, a government agency and the purchaser of all oil that we produce in Colombia, may cause realized prices to be lower than those received in North America, meaning that our revenue and gross profit may be lower compared to similar production levels in North America. Our average oil price in Colombia in the first half of 2007 was $48.44 per barrel, net of royalties and selling costs.
Negative Economic, Political and Regulatory Developments in Argentina, Including Export Controls May Negatively Affect our Operations.
     The Argentine economy has experienced volatility in recent decades. This volatility has included periods of low or negative growth and variable levels of inflation. Inflation was at its peak in the 1980’s and early 1990’s. In late-2001 there was a deep fiscal crisis in Argentina involving restrictions on banking transactions, imposition of exchange controls, suspension of payment of Argentina’s public debt and abrogation of the one-to-one peg of the peso to the dollar. For the next year, Argentina experienced contractions in economic growth, increasing inflation and a volatile exchange rate. Currently, GDP is growing, inflation is normalized, and public finances are strengthened. However, there is no guarantee of economic stability. Any de-stabilization may seriously impact the economic viability of operations in the country or restrict the movement of cash into and out of the country, which would impair current activity and constrain growth in the country.
     On June 3, 2002, the Argentine government issued a resolution authorizing the Energy Secretariat to limit the amount of crude oil that companies can export. The restriction was to be in place from June 2002 to September 2002. However, on June 14, 2002, the government agreed to abandon the limit on crude export volumes in exchange for a guarantee from oil companies that domestic demand will be supplied. Oil companies also agreed not to raise natural gas and related prices to residential customers during the winter months and to maintain gasoline, natural gas and oil prices in line with those in other South American countries. Any future regulations that limit the amount of oil and gas that we could sell or any regulations that limit price increases in Argentina and elsewhere could severely limit the amount of our revenue and affect our results of operations.
The United States Government May Impose Economic or Trade Sanctions on Colombia That Could Result In A Significant Loss To Us.
Colombia is among several nations whose progress in stemming the production and transit of illegal drugs is subject to annual certification by the President of the United States. Although Colombia has received a 2006 certification, there can be no assurance that, in the future, Colombia will receive certification or a national interest waiver. The failure to receive certification or a national interest waiver may result in any of the following:
•	all bilateral aid, except anti-narcotics and humanitarian aid, would be suspended,

•	the Export-Import Bank of the United States and the Overseas Private Investment Corporation would not approve financing for new projects in Colombia,

•	United States representatives at multilateral lending institutions would be required to vote against all loan requests from Colombia , although such votes would not constitute vetoes, and

•	the President of the United States and Congress would retain the right to apply future trade sanctions.

     Each of these consequences could result in adverse economic consequences in Colombia and could further heighten the political and economic risks associated with our operations there. Any changes in the holders of significant government offices could have adverse consequences on our relationship with the Colombian national oil company and the Colombian government’s ability to control guerrilla activities and could exacerbate the factors relating to our foreign operations. Any sanctions imposed on Colombia by the United States government could threaten our ability to obtain necessary financing to develop the Colombian properties or cause Colombia to retaliate against us, including by nationalizing our Argosy assets. Accordingly, the imposition of the foregoing economic and trade sanctions on Colombia would likely result in a substantial loss and a decrease in the price of our common stock. There can be no assurance that the United States will not impose sanctions on Colombia in the future, nor can we predict the effect in Colombia that these sanctions might cause.
Guerrilla Activity in Colombia Could Disrupt or Delay Our Operations, and We Are Concerned About Safeguarding Our Operations and Personnel in Colombia.
     A 40-year armed conflict between government forces and anti-government insurgent groups and illegal paramilitary groups - both funded by the drug trade - continues in Colombia. Insurgents continue to attack civilians and violent guerilla activity continues in many parts of the country.
     We, through our acquisition of Argosy Energy International, have interests in three regions of Colombia - in the Middle Magdalena, Llanos and Putumayo regions. The Putumayo region has been prone to guerilla activity in the past. In 1989, Argosy’s facilities in one field were attacked by guerillas and operations were briefly disrupted. Pipelines have also been targets, including the Trans-Andean export pipeline which transports oil from the Putumayo region.
     There can be no assurance that continuing attempts to reduce or prevent guerilla activity will be successful or that guerilla activity will not disrupt our operations in the future. There can also be no assurance that we can maintain the safety of our operations and personnel in Colombia or that this violence will not affect our operations in the future. Continued or heightened security concerns in Colombia could also result in a significant loss to us.
Increases in Our Operating Expenses will Impact Our Operating Results and Financial Condition.
     Exploration, development, production, marketing (including distribution costs) and regulatory compliance costs (including taxes) will substantially impact the net revenues we derive from the oil and gas that we produce. These costs are subject to fluctuations and variation in different locales in which we will operate, and we may not be able to predict or control these costs. If these costs exceed our expectations, this may adversely affect our results of operations. In addition, we may not be able to earn net revenue at our predicted levels, which may impact our ability to satisfy our obligations.
Penalties We May Incur Could Impair Our Business.
     Our exploration, development, production and marketing operations are regulated extensively under foreign, federal, state and local laws and regulations. Under these laws and regulations, we could be held liable for personal injuries, property damage, site clean-up and restoration obligations or costs and other damages and liabilities. We may also be required to take corrective actions, such as installing additional safety or environmental equipment, which could require us to make significant capital expenditures. Failure to comply with these laws and regulations may also result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties, including the assessment of natural resource damages. We could be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result of these laws and regulations, our future business prospects could deteriorate and our profitability could be impaired by costs of compliance, remedy or indemnification of our employees, reducing our profitability.
Environmental Risks May Adversely Affect Our Business.
     All phases of the oil and natural gas business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of international conventions and federal, provincial and municipal laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner we expect may result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to liabilities to foreign governments and third parties and may require us to incur costs to remedy such discharge. The application of environmental laws to our business may cause us to curtail our production or increase the costs of our production, development or exploration activities.
Our Insurance May Be Inadequate to Cover Liabilities We May Incur.
     Our involvement in the exploration for and development of oil and natural gas properties may result in our becoming subject to liability for pollution, blow-outs, property damage, personal injury or other hazards. Although we will obtain insurance in accordance with industry standards to address such risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. In addition, such risks may not, in all circumstances be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured, or if the insurer of such event is not solvent, we could be required to divert funds from capital investment or other uses towards covering our liability for such events.
Our Business is Subject to Local Legal, Political and Economic Factors Which are Beyond Our Control, Which Could Impair Our Ability to Expand Our Operations or Operate Profitably.
     We expect to operate our business in Argentina, Colombia and Peru, and to expand our operations into other countries in the world. Exploration and production operations in foreign countries are subject to legal, political and economic uncertainties, including terrorism, military repression, interference with private contract rights (such as privatization), extreme fluctuations in currency exchange rates, high rates of inflation, exchange controls and other laws or policies affecting environmental issues (including land use and water use), workplace safety, foreign investment, foreign trade, investment or taxation, as well as restrictions imposed on the oil and natural gas industry, such as restrictions on production, price controls and export controls. Central and South America have a history of political and economic instability. This instability could result in new governments or the adoption of new policies, laws or regulations that might assume a substantially more hostile attitude toward foreign investment. In an extreme case, such a change could result in termination of contract rights and expropriation of foreign-owned assets. Any changes in oil and gas or investment regulations and policies or a shift in political attitudes in Argentina, Colombia, Peru or other countries in which we intend to operate are beyond our control and may significantly hamper our ability to expand our operations or operate our business at a profit.
     For instance, changes in laws in the jurisdiction in which we operate or expand into with the effect of favoring local enterprises, changes in political views regarding the exploitation of natural resources and economic pressures may make it more difficult for us to negotiate agreements on favorable terms, obtain required licenses, comply with regulations or effectively adapt to adverse economic changes, such as increased taxes, higher costs, inflationary pressure and currency fluctuations.
Local Legal and Regulatory Systems in Which We Operate May Create Uncertainty Regarding Our Rights and Operating Activities, Which May Harm Our Ability to do Business.
     We are a company organized under the laws of the State of Nevada and are subject to United States laws and regulations. The jurisdictions in which we intend to operate our exploration, development and production activities may have different or less developed legal systems than the United States, which may result in risks such as:
•	effective legal redress in the courts of such jurisdictions, whether in respect of a breach of law or regulation, or, in an ownership dispute, being more difficult to obtain;

•	a higher degree of discretion on the part of governmental authorities;

•	the lack of judicial or administrative guidance on interpreting applicable rules and regulations;

•	inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions; and

•	relative inexperience of the judiciary and courts in such matters.
In certain jurisdictions the commitment of local business people, government officials and agencies and the judicial system to abide by legal requirements and negotiated agreements may be more uncertain, creating particular concerns with respect to licenses and agreements for business. These licenses and agreements may be susceptible to revision or cancellation and legal redress may be uncertain or delayed. Property right transfers, joint ventures, licenses, license applications or other legal arrangements pursuant to which we operate may be adversely affected by the actions of government authorities and the effectiveness of and enforcement of our rights under such arrangements in these jurisdictions may be impaired.
We are Required to Obtain Licenses and Permits to Conduct Our Business and Failure to Obtain These Licenses Could Cause Significant Delays and Expenses That Could Materially Impact Our Business.
     We are subject to licensing and permitting requirements relating to drilling for oil and natural gas. We cannot assure you that we will be able to obtain, sustain or renew such licenses. We cannot assure you that regulations and policies relating to these licenses and permits will not change or be implemented in a way that we do not currently anticipate. These licenses and permits are subject to numerous requirements, including compliance with the environmental regulations of the local governments. As we are not the operator of all the joint ventures we are currently involved in, we may rely on the operator to obtain all necessary permits and licenses. If we fail to comply with these requirements, we could be prevented from drilling for oil and natural gas, and we could be subject to civil or criminal liability or fines. Revocation or suspension of our environmental and operating permits could have a material adverse effect on our business, financial condition and results of operations.
Challenges to Our Properties May Impact Our Financial Condition.
     Title to oil and natural gas interests is often not capable of conclusive determination without incurring substantial expense. While we intend to make appropriate inquiries into the title of properties and other development rights we acquire, title defects may exist. In addition, we may be unable to obtain adequate insurance for title defects, on a commercially reasonable basis or at all. If title defects do exist, it is possible that we may lose all or a portion of our right, title and interest in and to the properties to which the title defects relate.
     Furthermore, applicable governments may revoke or unfavorably alter the conditions of exploration and development authorizations that we procure, or third parties may challenge any exploration and development authorizations we procure. Such rights or additional rights we apply for may not be granted or renewed on terms satisfactory to us.
     If our property rights are reduced, whether by governmental action or third party challenges, our ability to conduct our exploration, development and production may be impaired.
Foreign Currency Exchange Rate Fluctuations May Affect Our Financial Results.
     We expect to sell our oil and natural gas production under agreements that will be denominated in United States dollars and foreign currencies. Many of the operational and other expenses we incur will be paid in the local currency of the country where we perform our operations. Our production is primarily invoiced in United States dollars, but payment is also made in Argentine and Colombian pesos, at the then-current exchange rate. As a result, we are exposed to translation risk when local currency financial statements are translated to United States dollars, our company’s functional currency. Since we began operating in Argentina (September 1, 2005), the rate of exchange between the Argentine peso and US dollar has varied between 2.91 pesos to one US dollar to 3.13 pesos to the US dollar, a fluctuation of approximately 5%. Exchange rates between the Colombian peso and US dollar have varied between 1,951 pesos to one US dollar to 2,640 pesos to one US dollar since September 1, 2005, a fluctuation of approximately 25%. As currency exchange rates fluctuate, translation of the statements of income of international businesses into United States dollars will affect comparability of revenues and expenses between periods.
Exchange Controls and New Taxes Could Materially Affect our Ability to Fund Our Operations and Realize Profits from Our Foreign Operations.
     Foreign operations may require funding if their cash requirements exceed operating cash flow. To the extent that funding is required, there may be exchange controls limiting such funding or adverse tax consequences associated with such funding. In addition, taxes and exchange controls may affect the dividends that we receive from foreign subsidiaries.
     Exchange controls may prevent us from transferring funds abroad. For example, the Argentine government has imposed a number of monetary and currency exchange control measures that include restrictions on the free disposition of funds deposited with banks and tight restrictions on transferring funds abroad, with certain exceptions for transfers related to foreign trade and other authorized transactions approved by the Argentine Central Bank. We cannot assure you that the Central Bank will not require prior authorization or will grant such authorization for our Argentine subsidiaries to make dividend payments to us and we cannot assure you that there will not be a tax imposed with respect to the expatriation of the proceeds from our foreign subsidiaries.
We Will Rely on Technology to Conduct Our Business and Our Technology Could Become Ineffective Or Obsolete.
     We rely on technology, including geographic and seismic analysis techniques and economic models, to develop our reserve estimates and to guide our exploration and development and production activities. We will be required to continually enhance and update our technology to maintain its efficacy and to avoid obsolescence. The costs of doing so may be substantial, and may be higher than the costs that we anticipate for technology maintenance and development. If we are unable to maintain the efficacy of our technology, our ability to manage our business and to compete may be impaired. Further, even if we are able to maintain technical effectiveness, our technology may not be the most efficient means of reaching our objectives, in which case we may incur higher operating costs than we would were our technology more efficient.
Risks Related to Our Common Stock
The Market Price of Our Common Stock May Be Highly Volatile and Subject to Wide Fluctuations.
 The market price of our common stock may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:
•	dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions, reserve discoveries or other business initiatives by our competitors;

•	fluctuations in revenue from our oil and natural gas business as new reserves come to market;

•	changes in the market for oil and natural gas commodities and/or in the capital markets generally;

•	changes in the demand for oil and natural gas, including changes resulting from the introduction or expansion of alternative fuels; and

•	changes in the social, political and/or legal climate in the regions in which we will operate.

In addition, the market price of our common stock could be subject to wide fluctuations in response to:
•	quarterly variations in our revenues and operating expenses;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

•	changes in analysts’ estimates affecting our company, our competitors and/or our industry;

•	changes in the accounting methods used in or otherwise affecting our industry;

•	additions and departures of key personnel;

•	announcements of technological innovations or new products available to the oil and natural gas industry;

•	announcements by relevant governments pertaining to incentives for alternative energy development programs;

•	fluctuations in interest rates, exchange rates and the availability of capital in the capital markets; and

•	significant sales of our common stock, including sales by the investors following registration of the shares of common stock under the registration statement of which this prospectus is a part and/or future investors in future offerings we expect to make to raise additional capital.
     These and other factors are largely beyond our control, and the impact of these risks, singularly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operation and financial condition.
Our Operating Results May Fluctuate Significantly, and These Fluctuations May Cause Our Stock Price to Decline.
     Our operating results will likely vary in the future primarily from fluctuations in our revenues and operating expenses, including the coming to market of oil and natural gas reserves that we are able to develop, expenses that we incur, the prices of oil and natural gas in the commodities markets and other factors. If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.
We Do Not Expect to Pay Dividends In the Foreseeable Future.
     We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
     Although forward-looking statements in this prospectus reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.
DIVIDEND POLICY
     We have never declared or paid any dividends on our capital stock. We currently intend to retain any future earnings to fund the development and expansion of our business, and therefore we do not anticipate paying cash dividends on our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors. In addition, under the terms of our credit facility with Standard Bank Plc, we are required to obtain the approval of the Bank for any dividend payments made by us exceeding $2 million in any fiscal year.
USE OF PROCEEDS
     We will not receive any proceeds from the sale by the selling stockholders of our common stock. We will receive approximately $3,067,000 if three of the selling stockholders exercise their warrants in full. The warrant holders may exercise their warrants at any time until their expiration, as further described in the “Description of Securities.” Because the warrant holders may exercise the warrants in their own discretion, we cannot plan on specific uses of proceeds beyond application of proceeds to general corporate purposes. These proceeds will be used for general corporate purposes and capital expenditures. We will bear the expenses in connection with the registration of the common stock being offered hereby by the selling stockholders.
PRICE RANGE OF COMMON STOCK
     Our common stock was first cleared for quotation on the OTC bulletin board on November 11, 2005 and has been trading since that time under the symbol “GTRE.OB.”

     As of September 15, 2007 there were approximately 434 holders of record of shares of our common stock (including holders of exchangeable shares).
     On October 25, 2007, the last reported sales price of our shares on the OTC bulletin board was $1.72. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High	Low
Fourth Quarter (through October 25, 2007)	$1.77	$1.39
Third Quarter	$2.16	$1.31
Second Quarter	$1.49	$0.90
First Quarter 2007	$1.64	$0.88
Fourth Quarter 2006	$1.75	$1.10
Third Quarter 2006	$3.67	$1.47
Second Quarter 2006	$5.01	$2.96
First Quarter 2006	$5.95	$3.02
November 11 through Dec 2005	$2.80	$1.50
     As of September 15, 2007, there are 94,863,576 shares of common stock issued and outstanding, which number includes shares of common stock issuable upon exchange of the exchangeable shares of Goldstrike Exchange Co. issued to former holders of Gran Tierra Canada’s common stock.
     Equity Compensation Plan
     Securities authorized for issuance under equity compensation plans as of December 31, 2006 are as follows:

	Number of	Weighted	Number of securities
	securities to be issued upon	average exercise price of	remaining available for future
Plan category	exercise of options	outstanding options	issuance

Equity compensation plans approved by security holders	1,520,000	$1.12	480,000
Equity compensation plans not approved by security holders	1,180,000	$1.27	—

Total	2,700,000		480,000

     The only equity compensation plan approved by our stockholders is our 2005 Equity Incentive Plan, under which our board of directors is authorized to issue options or other rights to acquire up to 2,000,000 shares of our common stock. On November 8, 2006, our board of directors granted options to acquire 1,180,000 shares of common stock at an exercise price of $1.27 per share, which options cannot be exercised, and will be rescinded, if our stockholders do not approve an increase in the number of shares authorized under the 2005 Equity Incentive Plan sufficient to permit the issuance of the shares issuable upon exercise of these additional stock options. These stock options are reflected in the table above as not being approved by security holders. In addition, in 2007 through May 2, 2007, the Board granted options to acquire an additional 850,000 shares of common stock at a weighted average exercise price of $1.25 per share, which options cannot be exercised, and will be rescinded, if our stockholders do not approve an increase in the number of shares authorized under the 2005 Equity Incentive Plan sufficient to permit the issuance of the shares issuable upon exercise of these additional stock options.

SELECTED FINANCIAL DATA
     The following selected summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and audited financial statements as at and for the years ended December 31, 2005 and 2006, and unaudited financial statements as at and for the six months ended June 30, 2006 and 2007, included in this prospectus. Our results of operations in 2005 are for the period of incorporation, which was January 26, 2005, to December 31, 2005. All dollar amounts are in US dollars.

	Year Ended December 31,		Six Months ended June 30,
	2005	2006	2006	2007

	(Audited)		(Unaudited)
Results of Operations
Revenues
Oil sales	$946,098	$11,645,553	$3,072,394	$7,899,720
Natural gas sales	113,199	75,488	67,219	35,494
Interest	—	351,872	—	331,350

Total revenues	1,059,297	12,072,913	3,139,613	8,266,564

Expenses
Operating	395,287	4,233,470	1,442,620	4,105,980
Depletion, depreciation and accretion	462,119	4,088,437	874,465	4,700,898
General and administrative	2,482,070	6,998,805	2,471,583	4,618,855
Liquidated damages	—	1,527,988	—	7,366,949
Derivative financial instruments	—	—	—	676,984
Foreign exchange (gain) loss	(31,271)	370,538	3,842	(6,134)

Total expenses	3,308,205	17,219,237	4,792,510	21,463,532

Loss before income tax	(2,248,908)	(5,146,324)	(1,652,897)	(13,196,968)
Income tax	29,228	(677,380)	(137,783)	1,474,700

Net loss	$(2,219,680)	$(5,823,704)	$(1,790,680)	$(11,722,268)

Net loss per common share – basic and diluted	$(0.16)	$(0.08)	$(0.04)	$(0.12)

Cash Flows
Operating activities	$(1,876,638)	$(829,618)	$(1,066,059)	$1,264,438
Investing activities	(9,108,022)	(46,672,884)	(51,024,380)	(15,523,039)
Financing activities	13,206,116	69,381,827	71,132,759	—

Increase (decrease) in cash	$2,221,456	$21,879,325	$19,042,320	$(14,258,601)

	December 31,		June 30,
	2005	2006	2006	2007

Financial Position
Cash and cash equivalents	$2,221,456	$24,100,780	$21,263,776	$9,842,179
Working capital	2,764,643	14,274,644	32,911,238	7,153,502
Total assets	12,371,131	105,910,809	103,223,503	98,764,451
Deferred taxes	—	9,875,657	15,238,912	11,373,307
Other long-term Liabilities	67,732	740,681	141,248	2,037,003
Shareholders equity	11,039,347	76,194,779	80,527,443	72,202,894
     We made our initial acquisition of oil and gas producing and non-producing properties in Argentina in September 2005 for a total purchase price of approximately $7 million. Prior to that time we had no revenues. In June 2006, we acquired our Argosy assets for consideration of $37.5 million cash, 870,647 shares of our common stock and overriding and net profit interests in certain assets valued at $1 million. See “Business” for a description of these acquisitions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
     The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and notes thereto. Except for the historical information contained herein, the matters discussed below are forward-looking statements that involve risks and uncertainties, including, among others, the risks and uncertainties discussed below.
Overview
     We are an independent international energy company involved in oil and natural gas exploration, development and production. We plan to continually increase our oil and natural gas reserves through a balanced strategy of exploration drilling, development and acquisitions in South America. Initial countries of interest are Argentina, Colombia and Peru.
     We took our current form on November 10, 2005 when the former Gran Tierra Energy Inc, a privately held corporation in Alberta (“Gran Tierra Canada”), was acquired by an indirect subsidiary of Goldstrike Inc, a Nevada corporation, which was publicly traded on the OTC Bulletin Board. Goldstrike adopted the assets, management, business operations, business plan and name of Gran Tierra Canada. The predecessor company in the transaction was the former Gran Tierra Canada; the financial information of the former Goldstrike was eliminated at consolidation. This transaction is accounted for as a reverse takeover of Goldstrike Inc. by Gran Tierra Canada.
     Prior to September 1, 2005, we had no oil and gas interests or properties. In September 2005 and during 2006 we acquired oil and gas interests and properties in Argentina, Colombia and Peru.
     On September 1, 2005, we acquired a 14% non-operating interest in the Palmar Largo joint venture in Argentina, involving several producing fields. At the same time, we acquired interests in two minor properties in Argentina, comprising a 50% interest in the Nacatimbay block, which produces minor volumes of natural gas and associated liquids from a single well, and a 50% interest in the Ipaguazu block, a non-producing property. The total cost of these acquisitions was approximately $7 million.
     Effective June 30, 2006, we closed a farm-in arrangement with Golden Oil Corporation whereby we purchased 50% of the El Vinalar producing block in Argentina for $950,000. We also agreed to pay 100% of the first $2.7 million in costs of a sidetrack well related to this farm-in agreement.
     On February 15, 2006, we made an offer to acquire the interests of CGC in eight properties in Argentina. On November 2, 2006, we closed the purchase of interests in four properties for a total purchase price of $2.1 million. The assets purchased include a 93.18% participation interest in the Valle Morado block, a 100% interest in the Santa Victoria block and the remaining 50% interests in the Nacatimbay and Ipaguazu blocks.
     On December 1, 2006, we closed the purchase of interests in two other properties from CGC, including a 100% interest in the El Chivil block and a 100% participation interest in the Surubi block, each located in the Noroeste Basin of Argentina, for a total purchase price of $2.5 million. We also purchased the remaining 25% minority interest in each property from the joint venture partner for a total purchase price of $280,000.
     The total purchase price in 2006 for the acquisition of CGC’s interests in all six properties was $4.6 million. Post-closing adjustments, which reflect original values assigned to the properties, amended terms, revenues and costs from the effective date of January 1, 2006, were approximately $3.8 million which was paid in January 2007.
     We began operations in Colombia on June 20, 2006 through the acquisition of Argosy Energy International L.P. (“Argosy”). The Argosy assets consist of interests in a portfolio of producing and non-producing assets in Colombia. We entered into a Securities Purchase Agreement dated May 25, 2006 with Crosby Capital LLC to acquire all of the limited partnership interests of Argosy and all of the issued and outstanding capital stock of Argosy Energy Corp. On June 20, 2006 we closed the Argosy acquisition and paid consideration to Crosby consisting of $37.5 million cash, 870,647 shares of our common stock and overriding and net profit interests in certain of Argosy’s assets valued at $1 million. The value of the overriding and net profit interests was based on present value of expected future cash flows.

     We signed a License Contract with PeruPetro S.A. for the Exploration and Exploitation of Hydrocarbons covering Block 122 in Peru on June 8, 2006. Terms of the License define a seven-year exploration term with four periods, each with minimum work obligations. The minimum commitment for the first work period, which is mandatory, is $0.5 million. The potential commitment over the seven-year period, at our option, is $5.0 million and includes technical studies, seismic acquisition and the drilling of one exploration well. The License Contract defines an exploitation term of thirty years for commercial discoveries of oil. Block 122 covers 1.2 million acres. Final ratification by the government of Peru occurred on November 3, 2006. A second License Contract for the adjacent Block 128 was subsequently awarded and ratified on December 12, 2006. This second License encompasses 2.2 million acres and has the same terms as that for Block 122.
     Acquisitions of properties in Colombia and Argentina were funded through a series of private placements of our securities that occurred between September 2005 and February 2006 and an additional private placement that occurred in June 2006.
     In the fourth quarter of 2005 and the first quarter of 2006 we sold 15 million units of our securities for gross proceeds of $12 million, less issue costs of $800,000, for net proceeds of $11.2 million. Each unit consisted of one share of common stock and one warrant to purchase one half of a common share for five years at an exercise price of $1.25 per whole share.
     In June, 2006 we sold 50,000,000 units of our securities for total proceeds of $75,000,000, less issue costs of $6,306,699, for net proceeds of $68,693,301. Each unit consisted of one share of common stock and one warrant to purchase one half a common share for five years at an exercise price of $1.75 per whole share.
     During the second quarter of 2007, investors holding 948,853 units, comprising 948,853 common shares and warrants to purchase 474,427 common shares, exercised their right to have us return to them their purchase price for the securities. The net proceeds from the sale of the securities amounting to $1,280,951, held in escrow, were refunded to the investors to complete this transaction during June, 2007, and the securities were cancelled.
     The shares of common stock and warrants to purchase common shares issued in 2005 and 2006 have registration rights associated with their issuance pursuant to which we agreed to register for resale the shares and warrants. In the event that the registration statements were not declared effective by the SEC by specified dates, we were required to pay liquidated damages to the purchasers of the shares and warrants.
     The holders of units purchased in the 2005 and first quarter of 2006 offering were paid their full liquidated damages in cash in the amount of $269,923 in December 2006.
     On June 27, 2007, we agreed to amend the terms of the warrants issued in the June 2006 offering by reducing the exercise price of the warrants to $1.05 and extending the life of the warrants by one year. In doing so, the investors waived their rights to receive an aggregate cash payment of approximately $8,625,000 for the liquidated damages accrued.
     Effective February 28, 2007, we secured a $50 million credit facility with Standard Bank Plc. The credit facility has a three-year term and an initial borrowing base of $7 million. Funds available under our bank credit facility are limited to the amount of the borrowing base, as determined by the bank semi-annually. No amounts have been drawn-down under the facility.

     Our ability to continue as a going concern is dependent upon obtaining the necessary financing to acquire oil and natural gas interests and generating profitable operations from our oil and natural gas interests in the future. Our financial statements as at and for the year ended December 31, 2006 and as at and for the six month period ended June 30, 2007 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. We incurred a net loss of $5,823,704 for the year ended December 31, 2006, and, as at December 31, 2006, we had a deficit of $8,043,384. We incurred a net loss of $11,722,268 for the six months ended June 30, 2007, and, as at June 30, 2007, we had a deficit of $19,765,652. We expect to incur substantial expenditures to further our capital investment programs and our cash flow from operating activities and current cash balances may not be sufficient to satisfy our current obligations and meet our capital investment objectives. We intend to explore opportunities as they arise, including raising additional capital, pursuing acquisitions of assets or other companies or a merger with another company, and selling or co-partnering development of some of our assets, to achieve our financing needs. We may not be successful in such pursuits.
     To address our ability to continue as a going concern, we have raised additional capital through the sale and issuance of common shares, and may do so again in the future. We plan to expand our portfolio of production, development, step-out and exploration opportunities using additional equity financing, cash provided from future operating activities, and the bank credit facility. Additional equity financing may not be available to us on attractive terms, if at all. Further, funds available under our bank credit facility are limited to the amount of the borrowing base, as determined by the bank semi-annually, up to a maximum of $50 million and provided that we are able to make the required representations to our lender.
     We currently generate the majority of our revenue and cash flow from the production and sale of crude oil in Argentina and Colombia. The selling prices for our crude oil production are based on international oil prices, which historically have been volatile. In 2007, our production may be subject to natural production declines, and our revenues may be impacted by international oil prices, which are uncertain. Results from operations may also be affected by drilling efforts and planned remedial work programs. Our drilling and work plans for 2007 are expected to be funded from available cash, anticipated cash flow from operations, and a bank credit facility. Oil price declines combined with unexpected costs may require additional equity and/or debt financing during the year. Increases in the borrowing base under our credit facility are dependent on our success in increasing oil and gas reserves and dependent on future oil prices.
     Our financial results for 2005 and 2006 and the first half of 2007 are principally impacted by acquisitions of oil and gas interests in Argentina and Colombia in the third quarter of 2005 and the second and fourth quarters of 2006, as described above, which affected our results of operations. Our financial condition has also been affected by the equity financings described above.
     The operating results for 2006 include a full year of activities at Palmar Largo, two months at Nacatimbay before production was suspended on March 1 and two months after production was reinstated on November 1, six months of activities at El Vinalar beginning July 1, 2006 and one month of activities at Chivil, commencing December 1, and the Argosy acquisitions in Colombia from June 21, 2006. The operating results and financial position for 2005 reflect our incorporation on January 26, 2005 and the commencement of oil and gas operations in Argentina on September 1, 2005.
Results of Operations for the Six Months ended June 30, 2007 and 2006
     The comparison of the financial and operational results for the six months ended June 30, 2007 to the same periods in 2006, is impacted primarily by the increases that occurred to our operational assets due to properties acquired during 2006.
     In Argentina, we initially held a 14% working interest (WI) in Palmar Largo (oil production), a 50% WI in Nacatimbay (production of natural gas and condensate) and a 50% WI in Ipaguazu (exploration land). These assets are reflected in the results for the six month period ended June 30, 2006. During November and December of 2006 we acquired the following additional working interests in Argentina, which further impacted the financial and operational results for the six month period ended June 30, 2007.
➢ an additional 50% WI in Nacatimbay
➢ an additional 50% WI in Ipaguazu
➢ 50% WI in El Vinalar (oil production)
➢ 100% WI in Chivil (oil production)
➢ 100% WI in Surubi (exploration land)
➢ 100% WI in Santa Victoria (exploration land)
➢ 93.2% WI in Valle Morado (exploration land)
     Prior to June 20, 2006 we did not own any properties in Colombia. On June 20, 2006 we acquired Argosy Energy International L.P. and became the operator of eight blocks in Colombia. The Santana and Guayuyaco blocks are currently producing. The Rio Magdalena, Talora, Chaza, Primavera, Azar and Mecaya blocks are in their exploration phases. The addition of these assets to our portfolio impacted the results for the six months ended June 30, 2007, and had a negligible impact on the period ended June 30, 2006.
Revenues and Other Income

	Six months ended		Increase (decrease) from
	June 30,		prior period
	2007	2006
Oil Sales	$7,899,720	$3,072,394	$4,827,326
Natural Gas Sales	35,494	67,219	(31,725)
Interest and Other	331,350	—	331,350

Total	$8,266,584	$3,139,613	$5,126,951

     The increase in revenue realized in the six month period ended June 30, 2007 as compared to the prior year period is attributed primarily to the additional properties acquired during 2006. The addition of interest income earned in the six month period in 2007 on our cash deposits also contributed to the increase in revenue. We had no interest income in the relevant 2006 period because the cash balances were sourced from the June 2006 private equity issuance. This asset did not start generating interest income until the third quarter of 2006.

     In Argentina, crude oil production after 12% royalties for the six month period ended June 30, 2007 was 107,642 barrels, compared to 51,547 barrels for the six month period ended June 30, 2006. The difference in production can be primarily attributed to the additional properties acquired during 2006.
     In Argentina, oil sales after 12% royalties were 99,989 barrels for the six months ended June 30, 2007, compared to 64,798 barrels for the six month period ended June 30, 2006. The difference between the results for the six months ended June 30, 2007 and the same period in 2006 can be primarily attributed to the additional properties acquired during 2006.
     In Argentina, net revenue for the six months ended June 30, 2007, after deducting royalties at an average royalty rate of 12% of production revenue, was $3.7 million for oil. Net revenue for the same period in 2006 was $2.6 million. Our net loss from Argentina operations for the first half of 2007 was $0.8 million, due primarily to planned workover and maintenance activities, which reduced production by approximately 8,400 barrels during the half, with a corresponding reduction of $0.3 million to revenue.
     Average sales price for oil sales during the six months ended June 30, 2007 was $38.27 per barrel compared to $41.35 for the same period in 2006. Average sales prices at Nacatimbay for natural gas sales were $2.09 per Mcf for the six months ended June 30, 2007 compared to $1.64 for the same period in 2006. Although oil pricing determination is based on West Texas Intermediate (“WTI”) price, oil and natural gas prices are effectively regulated in Argentina.
     In Colombia, production after royalties was 94,556 barrels for the six months ended June 30, 2007. Following the acquisition on June 20, 2006 there was production of 7,875 barrels from Colombia for the same period during 2006, which represents 10 days of production.
     In Colombia, sales after royalties were 37,854 and 85,734 barrels for the three and six months ended June 30, 2007, respectively. Following the acquisition on June 20, 2006, sales after royalties were 7,489 barrels from Colombia during the same periods of 2006, which represents 10 days of production.
     In Colombia, net revenue was $4.3 million for the six month period ended June 30, 2007, reflecting royalty rates of 20% for the Santana block and 8% for the Guayuyaco, Juanambu, and Costayaco blocks. The average sales prices for oil during this period was $48.44 per barrel. Our net loss from the Colombian operations was $0.3 million for the six month period ended June 30, 2007.
     We earned interest income of $331,350 in the month period in 2007 on our cash deposits from our financing in June 2006, compared to no interest income in the corresponding 2006 periods.
     We expect our revenues to increase as we describe in “Liquidity and Capital Resources”.
Operating Expenses

	Six months ended		Increase (decrease) from
	June 30,		prior period
	2007	2006
Operating Expenses	$4,105,980	$1,442,620	$2,663,360
Cost per barrel	$19.90	$24.04	$(4.14)
     For the six month period ended June 30, 2007, operating expenses were $19.90 per barrel. Argentina’s operating costs were $25.25 per barrel, which included $7.07 per barrel of costs associated with one-time workover projects, for the six months ended June 30, 2007. Colombia’s operating costs were $13.57 per barrel, which included $5.46 per barrel of costs associated with one-time workover projects, for the six months ended June 30, 2007. Operating expenses for the months ended June 30, 2006 were $24.04 per barrel, which were significantly higher than 2007. Higher costs are the result of lower production volumes during 2006. There were only 10 days of operating expenses for Colombia during the period ended June 30, 2006.
     We expect our operating costs to increase as we describe in “Liquidity and Capital Resources”.
Depletion, depreciation and accretion

	Six months ended		Increase from
	June 30,		prior period
	2007	2006
Cost	$4,700,898	$874,465	$3,826,433
     Depletion, depreciation and accretion for the three and six months ended June 30, 2007, increased compared to the same periods in 2006. The increase reflects the addition of properties acquired in Colombia and Argentina during 2006. The depletion rate for 2007 is approximately $16 per barrel in Colombia and $14 per barrel in Argentina, and for 2006 was approximately $14 per barrel in Argentina.
     We expect our depletion rate on a per barrel basis in Colombia to decrease as we describe in “Liquidity and Capital Resources”.
General and Administrative

	Six months ended		Increase from
	June 30,		prior period
	2007	2006
Cost	$4,618,856	$2,471,583	$2,147,273
     The increase in general and administrative costs for the six months ended June 30, 2007 compared to the same period in 2006, was due to the increased level of activity related to our business resulting from the acquisition of the Argosy properties in Colombia and additional properties in Argentina.
Liquidated Damages

	Six months ended		Increase from
	June 30,		prior period
	2007	2006
Liquidated damages	$7,366,949	$—	$7,366,949
     Liquidated damages expensed in the first half of 2007 relate to liquidated damages payable to our stockholders as a result of the registration statement for 50 million units sold in the second quarter of 2006 not becoming effective within the period specified in the share registration rights agreements for those securities. We expensed a further $1,258,065 in the fourth quarter of 2006. This registration statement became effective on May 14, 2007.
     On June 27, 2007, under the terms of the Registration Rights Agreements, we obtained a sufficient number of consents from the signatories to the agreements waiving our obligation to pay in cash the accrued liquidated damages. We agreed to amend the terms of the warrants issued in the 2006 offering by reducing the exercise price of the warrants from $1.75 to $1.05 and extending the life of the warrants by one year, in lieu of cash payment of liquidated damages.
     The $8.6 million of liquidated damages have been recorded as expense in the consolidated statement of operations in the amounts $4,132,150 and $3,234,799 in the first and second quarters of 2007, respectively, and $1,258,065 in the fourth quarter of 2006. The change of $8.6 million in the fair value of the warrants arising from the amendment to the terms of the warrants was determined using a Black-Scholes warrant pricing model based on a 25% volatility rate. The change in fair value of the warrants has been reflected as an increase of $8.6 million in the value of the warrants recorded on the consolidated balance sheet and a corresponding settlement of the liability for liquidated damages.
Unrealized Loss from Derivative Instrument

	Six months ended		Increase from
	June 30,		prior period
	2007	2006
Cost	$676,984	$—	$676,984
     Under the terms of the Credit Facility with Standard Bank, we were required to enter into a derivative instrument for the purpose of obtaining protection against fluctuations in the price of oil in respect of at least 50% of our projected aggregate net share of Colombian production after royalties for the three-year term of the Facility. In accordance with the terms of the Facility, we entered into a costless collar derivative instrument for crude oil based on WTI price, with a floor of $48.00 and a ceiling of $80.00, for a three-year period, for 400 barrels per day from March 2007 to December 2007, 300 barrels per day from January 2008 to December 2008, and 200 barrels per day from January 2009 to February 2010.
     During the six months ended June 30, 2007, we recognized unrealized losses on these derivative instruments as reflected in the table above.
Foreign Exchange Loss

	Six months ended		Increase from
	June 30,		prior period
	2007	2006
Cost	$(6,134)	$3,842	$(9,976)
     The loss in 2007 arose primarily from translation of local currency denominated transactions in our South American operations into US dollars against a US dollar which was significantly weaker than the first half of 2006.
 Income Tax

	Six months ended		Increase from
	June 30,		prior period
	2007	2006
Income tax	$1,474,700	$(137,783)	$1,612,483

     Our Argentina operations generated a net loss before tax of $1.3 million, which resulted in a local income tax benefit of $480,102. The Colombia operations generated a tax refund for 2006 of $1,045,408 which is offset by the 2007 income tax expense of ($777,778) for a net income tax benefit of $267,630. The tax benefit was further increased through the amortization of the Colombian deferred tax asset for the six months ending June 30, 2007. This compares to a tax expense of $137,783 for the six months ended June 30, 2006 as a result of net income before tax generated by the Argentina business unit.
Capital Expenditures
     During the six months ended June 30, 2007, we spent $9.3 million on capital projects.
     In Argentina, capital expenditures for the six months ending June 30, 2007, were $0.6 million. We incurred costs of $0.6 million to complete the Puesto Climaco-2 sidetrack well in the Vinalar Block which was drilled in December 2006.
     In Colombia, capital expenditures for the six months ending June 30, 2007, were $8.2 million. We drilled the Juanambu-1 and Costayaco-1 wells for a net cost of $5.9 million. We drilled the following wells in Colombia which were dry and abandoned: Laura-1 and Cachapa-1. The drilling costs for these wells were paid by our partners and the wells were drilled at no cost to Gran Tierra. We drilled the Caneyes-1 well, which was dry and abandoned, at a cost to us of $1.7 million. We incurred costs of $0.6 million on other projects in Colombia during 2007 for other exploration properties in Colombia.
Results of Operations for the years ended December 31, 2006 and 2005
Revenues
     Revenues for the year ended December 31, 2006 were $12,072,913 compared to $1,059,297 for the year ended December 31, 2005. The increase in revenues is due primarily to the inclusion of a full year of Argentina operations and the acquisition of the Colombian properties in June 2006. In Argentina, the 2006 results include a full year of activities at Palmar Largo, four months at Nacatimbay, six months of activities at El Vinalar beginning July 1, 2006, and one month of activities at Chivil, commencing December 1. Revenues in 2005 reflect only the Argentina operations for a 4-month period from September 1, 2005, the date of acquisition of the Palmar Largo and Nacatimbay properties.
     In Argentina, crude oil production after 12% royalties for the year ended December 31, 2006 was 115,420 barrels, including 103,982 barrels from Palmar Largo for the full year, 7,872 barrels from El Vinalar for the period July 1 to December 31, 2006, and 3,567 barrels from Chivil for December 1 to December 31, 2006. Average daily production for these periods was 285 barrels from Palmar Largo, 43 barrels from El Vinalar and 115 barrels from Chivil. In addition, production of condensate from Nacatimbay after royalties was 363 barrels, or an average of

12 barrels per day for the period. In 2005, crude oil production after royalties of 12%, for the four-month period from September 1 (acquisition date of the Argentina properties) to December 31, 2005, was 36,011 barrels from Palmar Largo, or an average of approximately 293 barrels per day. In addition, production of condensate from Nacatimbay averaged 5 barrels per day for the period.
     In Argentina, oil sales after 12% royalties were 127,712 barrels for the year ended December 31, 2006 including 118,121 barrels from Palmar Largo for the full year, 7,644 barrels from El Vinalar for the period July 1 to December 31, 2006, and 1,947 barrels from Chivil for December 1 to December 31, 2006. Average daily sales for these periods were 324 barrels from Palmar Largo, 42 barrels from El Vinalar and 63 barrels from Chivil. In addition, sales of condensate after royalties were 363 barrels for the year. Natural gas sales at Nacatimbay, which had been shut in for most of 2005, were 41,447 thousand cubic feet, after 12% royalty, for the period, or 345 thousand cubic feet per day. Oil sales at Palmar Largo during 2005 were reduced to 25,132, or an average of 206 barrels per day, due to severe weather conditions in Northern Argentina, as extreme rainfall and poor road conditions curtailed tanker truck traffic through November and December 2005. As a result, oil inventory increased to 13,948 barrels by December 31, 2005. Natural gas sales at Nacatimbay for the period averaged 494 thousand cubic feet per day, after 12% royalty.
     In Argentina, net revenue for the year ended December 31, 2006, after deducting royalties at an average royalty rate of 12% of production revenue, and after deducting turnover taxes, was $5,033,363 for oil and $75,488 for natural gas and condensate. Net revenue for the period from incorporation on January 26, 2005 to December 31, 2005 was $1,059,297, reflecting an average royalty rate of 12% of production revenue, including $946,098 from oil at Palmar Largo and $113,199 from natural gas and condensate at Nacatimbay.
     Average sales price for Palmar Largo oil in 2006 was $34.75 per barrel (2005 — $37.80 per barrel). Average sales prices at Nacatimbay were $36.37 per barrel of condensate (2005 — $37.58 per barrel) and $1.74 per thousand cubic feet of natural gas (2005 — $1.50 per thousand cubic feet of natural gas). Oil and natural gas prices are effectively regulated in Argentina.
     In Colombia, we recorded production and results of operations beginning June 21, 2006 in conjunction with our acquisition of Argosy. We recorded no production in 2005. Production after royalties was 134,269 barrels for the period from June 21 to December 31, 2006, comprising 70,746 barrels from the Santana block and 63,523 barrels from the Guayuyaco block, representing an average production rate of 692 barrels per day for the period. Oil sales were 129,209 barrels for the period from June 21 to December 31, 2006, or 666 barrels per day on average during the period.
     In Colombia, net revenue was $6,612,190 for the year ended December 31, 2006, reflecting royalty rates of 20% for the Santana block and 8% for the Guayuyaco block. The average sales price for oil in 2006 was $52.33 per barrel.
     Interest revenue earned on our cash deposits was $351,872 for the year ended December 31, 2006 and none in 2005.
Operating Expenses
     For the year ended December 31, 2006, operating expenses were $4,233,470 compared to $395,287 in 2005, reflecting the inclusion in 2006 of a full year of Argentine operating activities at Palmar Largo, four months at Nacatimbay, six months of activities at El Vinalar beginning July 1, 2006 and one month at Chivil commencing December 1, and six months plus ten days of operations in Colombia beginning June 21, 2006.
     In Argentina, operating expenses for 2006 totaled $2,846,705 (approximating $20.37 per barrel), primarily at Palmar Largo including an inventory adjustment of $409,582 ($2.93 per barrel) due to an underlift of crude oil volumes by a partner in the Palmar Largo joint venture. As of December 31, 2006, we have accrued the impact of an agreement among the joint venture partners providing for the recovery of underlifted volumes. Operating expenses totaled $395,287 for the period from incorporation on January 26, 2005 to December 31, 2005, representing four months of operations in Argentina. This equates to an average operating cost of $8.90 per barrel of oil equivalent (natural gas conversion 20 to 1). Operating costs for 2006 have increased primarily due to workover activity at Palmar Largo. Work over costs are treated as an operating expense.

     In Colombia, operating expenses were $1,386,765 in 2006 or $10.71 per barrel for the period June 21 to December 31, 2006. We have no comparative data for 2005 because the business was acquired during 2006.
Depletion, depreciation and accretion
     Depreciation, depletion and accretion was $4,088,437 for 2006, including accretion of asset retirement obligations of $5,061, compared to $462,119 in 2005, reflecting the inclusion of a full year of operations at Palmar Largo, additional Argentina acquisitions in 2006, and the inclusion of Colombia operations in June 2006. The majority of the 2006 expense represents the depletion of oil and gas assets in Argentina and the newly acquired Colombia properties. Depreciation, depletion and accretion recorded in 2005 primarily relates to the depletion of the acquisition cost for the Argentina properties.
General and Administrative
     General and administrative costs for 2006 were $6,998,805, including staffing and other costs for our offices in Calgary, Argentina and Colombia. This represented a $4,516,735 or a 182% increase over 2005 costs. The incremental increase in general and administrative costs in 2006 was primarily due to operating fully-staffed branch offices in Colombia and Argentina, the increased level of activity related to our expansion of operations, which resulted from acquisition of the Argosy assets in Colombia and properties in Argentina, and costs related to the registration of our securities. The increase in costs was primarily in four main categories: professional services increased by $1,382,134; employee costs increased by $1,566,979; bank and debt related fees increased by $561,971; and office related costs increased by $732,199.
Liquidated Damages
     Liquidated damages of $1,527,988 recorded in 2006 relate to liquidated damages payable to our stockholders as a result of the registration statements for our securities issued in 2005 and 2006 not becoming effective within the periods specified in the share registration rights agreements for those securities. The amount expensed includes $269,923 related to 15,047,606 units issued in the fourth quarter of 2005 and first quarter of 2006 and $1,258,065 related to 50 million units sold in the second quarter of 2006. We did not have any liquidated damages in 2005. Our registration statement for our 2005 private placement became effective in February 2007, and the amount of $269,923 incurred in 2006 in connection with the late effectiveness of this registration statement is the maximum amount of liquidated damages payable in respect of these units. Our registration statement for our June 2006 private placement became effective in May 2007. In April 2007, holders of 948,853 units exercised their right to cause us to return their purchase price for their units.
Foreign Exchange Loss
     Foreign exchange loss was $370,538 for the year ended December 31, 2006 compared to a gain of $31,271 for 2005. The loss arose primarily from translation of local currency denominated transactions in our South American operations into US dollars.
Income Tax
     We recorded an income tax expense of $677,380 in 2006 compared to an income tax benefit of $29,228 in 2005. The Colombia operations generated a net income before tax of $2.4 million dollars, which resulted in a local income tax liability, offset by income tax assets arising from losses incurred in Argentina.
Net Income (Loss) Available to Common Shares
     The net loss for the year ended December 31, 2006 was $5,823,704, or $0.08 per share. This loss includes a full year of operating activities at Palmar Largo and six months plus ten days of operations in Colombia, and costs related to the share registration statements. The net loss for the period from incorporation on January 26, 2005 to December 31, 2005, was $2,219,680, equivalent to a loss of $0.16 per share. These results reflect four months of operating activity, twelve months of business activity and significant costs relating to the November 10, 2005 share exchange.

     Per share calculations for 2006 and 2005 are based on basic weighted average shares outstanding of 72,443,501 and 13,538,149, respectively.
Liquidity and Capital Resources
     As of June 30, 2007, our cash balance was $9.8 million and our current assets (including cash balance) less current liabilities was $7.2 million, compared to cash of $24.1 million and $2.2 million and current assets less current liabilities of $14.3 million and $2.8 million at December 31, 2006 and 2005, respectively. We also have a credit facility with a bank that provides for borrowing in an amount based on the present value of our petroleum reserves, up to a maximum of $50 million.
     The accounts receivable balance at June 30, 2007, was $5.3 million which is $0.2 million greater than the balance at December 31, 2006. We reclassified a number of tax categories totaling ($2.2) million to taxes receivable which were previously reported in accounts receivable as at December 31, 2006. The receivable balance decreased as of June 30, 2007, in Argentina, by ($0.3) million because partner payments were collected for joint capital projects during 2007. The receivable balance increased by $2.7 million in Colombia due to the cash calls requested from joint venture partners for capital expenditures on joint projects.
     Taxes receivable, net of taxes payable, increased by $4.0 million in the second quarter. We reclassified a number of tax categories totaling $2.2 million which were previously reported in accounts receivable as at December 31, 2006. The remaining net increase of $1.8 million is due to a $1.0 million tax refund due to the Colombian operations for 2006, $0.4 million for an increase in the VAT tax due to us in Argentina, and $0.4 million for an increase in the income tax carryforward balance in Argentina.
     Current liabilities decreased by $6.2 million for the six month period ended June 30, 2007, primarily due to a reduction of $4.5 million in accrued liabilities due to the settlement of Argentine property acquisition costs and drilling costs recorded in December 2006.
     During the six months ended June 30, 2007 we reduced our cash balances by $14.3 million.  We had cash inflows of $1.3 million from operating activities, and $15.5 million outflows from investing activities including oil and gas property expenditures of $9.4 million relating primarily to our drilling and other oilfield activities primarily in Colombia.
     During the year ended December 31, 2006, we increased our cash balances by $21,889,447 and funded our capital expenditures and operating expenditures from proceeds of a series of private placements of our securities. Cash outflows comprised $829,618 from operating activities and cash inflows of $69,381,827 from financing activities, offset by cash outflows of $46,672,884 for investing activities. Proceeds from private placements included $75,000,000, less issue costs of $6,303,699, from the sale of 50,000,000 units of our securities in June 2006, $610,000 from the sale of 762,500 units in the first quarter of 2006, and proceeds from the exercise of warrants to purchase common stock. However, of the amount raised, $1,280,951 was held in escrow, and the holders of those units had the right to return the units to us and receive their purchase price back under the terms of the escrow agreement because we were unable to obtain a securities laws exemption for those holders by a specified date. In April 2007, holders of those units exercised their right to cause us to return their purchase price for their units.
     During 2005, we funded the majority of our capital expenditures from funds received through three private placements of our securities. Cash inflows from financing activities were $13,206,116, offset by cash outflows of $2,277,065 from operating activities and $8,707,595 for investing activities. Proceeds from private placements included $11,428,084 from the sale of 14,285,106 units of our securities in the fourth quarter of 2005.
     Capital expenditures for the year ended December 31, 2006 were $48,394,181 and were primarily related to the Argosy purchase in Colombia, the purchase of the El Vinalar and CGC properties in Argentina, development activity at Palmar Largo, drilling activities in Colombia, and office equipment and leasehold improvements in both Calgary and Argentina. During 2005, capital expenditures for the period from incorporation on January 26, 2005 to December 31, 2005, were $8,775,327, predominantly for the acquisition cost of the Palmar Largo, Nacatimbay and Ipaguazu interests in Argentina. The purchase price for the Argentina acquisition was $7,032,714 plus post-closing adjustments of $708,955 with the remaining capital expenditures relating to our share of the cost of drilling one well at Palmar Largo.

     The following were contractual commitments at December 31, 2006, associated with debt obligations, lease obligations, and contractual commitments (in thousands):

		Payments Due by Period
		Less than
Contractual Commitment	Total	1 year	1-3 years	4-5 years

Long-Term Debt Obligations	$—	$—	$—	$—
Liquidated damages	1,527,988	1,527,988	—	—
Work Commitments - Peru	8,600,000	—	3,533,333	5,066,667
Office Leases	460,683	118,752	260,043	81,888
Office Equipment Leases	31,524	13,680	17,198	646

Vehicle	77,367	49,233	28,134	—

Housing	8,690	8,690	—	—

Total	$10,706,252	$1,718,343	$3,838,709	$5,149,201

     The minimum capital expenditure commitment for blocks 122 and 128 in Peru is $1.0 million for the initial 3-year work period. We have no other capital expenditure commitments, other than discretionary capital expenditures to be made in the normal course of operations for workover and drilling activities. As well, post-closing adjustments of $3.8 million, related to the acquisition of CGC’s interests in six properties, were paid in January 2007.
     Effective February 28, 2007, we entered into a credit facility with Standard Bank Plc. The facility has a three-year term which may be extended by agreement between the parties. The borrowing base is the present value of our petroleum reserves up to maximum of $50 million. The initial borrowing base is $7 million and the borrowing base will be re-determined semi-annually based on reserve evaluation reports. The facility includes a letter of credit sub-limit of up to $5 million. Amounts drawn down under the facility bear interest at the Eurodollar rate plus 4%. A stand-by fee of 1% per annum is charged on the un-drawn amount of the borrowing base. The facility is secured primarily by our Colombian assets. Under the terms of the facility, we are required to maintain compliance with specified financial and operating covenants. We are also required to use a derivative instrument for the purpose of obtaining protection against fluctuations in the price of oil in respect of at least 50% of our projected aggregate net share of Colombian production after royalties for the three-year term of the facility. No amounts have been drawn-down under the facility.
     In accordance with the terms of the credit facility with Standard Bank Plc, we entered into a costless collar derivative instrument for crude oil based on West Texas Intermediate (“WTI”) price, with a floor of $48.00 and a ceiling of $80.00, for a three-year period, for 400 barrels per day from March 2007 to December 2007, 300 barrels per day from January 2008 to December 2008, and 200 barrels per day from January 2009 to February 2010.
     During 2007, we planned to drill ten wells, conduct several workovers of existing wells, and conduct technical studies on our existing acreage.
     In Argentina, we completed the Puesto Climaco-2 side track well in the first quarter of 2007.
     In Colombia, we scheduled eight new wells for drilling in 2007, consisting of the Laura-1 exploration well in the Talora Block, the Caneyes-1 exploration well in the Rio Magdalena Block, the Soyona-1 and Cachapa-1 exploration wells in the Primavera Block, the Juanambu-1 and Floresta-1 exploration wells in the Guayuyaco Block, the Costayaco-1 exploration well in the Chaza Block, and the Piedra-1 exploration well in the Talora block. Laura-1 was drilled in January 2007, Caneyes-1 was drilled in February 2007, the Soyona-1 well was drilled in April and Cachapa-1 was drilled in March 2007. The four wells were plugged and abandoned.
     Successful wells were drilled in the Chaza and Guayayaco areas. The Juanambu-1 well was drilled in March 2007 and encountered hydrocarbon shows in four zones. Testing established the presence of a significant oil accumulation. The Costayaco-1 well was drilled and tested, and also indicated a significant accumulation of oil in a number of zones. Consequently, our proven reserves in Colombia have substantially increased. As a result, the depletion rate per barrel for Colombia will decrease substantially in the third quarter of 2007. We commenced production during the third quarter for Costayaco-1 and expect commercial production to commence during the fourth quarter for Juanambu-1, assuming we receive the required government approvals. We expect the production from these two wells to increase revenues, net of operating costs, for the remainder of the year. We also expect to incur additional development costs during upgrading of production facilities in both locations. In addition, we expect to initiate planning for field development as a result of the Costayaco and Juanambu discoveries. We are planning two development wells at Costayaco based on available seismic data. We are also planning a new 3-D seismic data acquisition program over the Costayaco structure to optimize positioning of future drilling locations.

     In Peru, operations in 2007 are limited to technical studies of Block 122 and Block 128, which involve expenditures of approximately $750,000.
     In addition to current projects, we may pursue new ventures in South America, in areas of current activity and in new regions or countries. There is no assurance additional opportunities will be available, or if we participate in additional opportunities that those opportunities will be successful. Based on projected production, prices and costs, we believe that our current operations and capital expenditure program can be maintained from cash flow from existing operations, cash on hand, and our credit facility, barring unforeseen events or a severe downturn in oil and gas prices. Should our operating cash flow decline, we would examine measures such as reducing our capital expenditure program, issuance of debt, or issuance of equity.
     Future growth and acquisitions will depend on our ability to raise additional funds through equity, warrant exercises and/or debt markets. During 2005 and 2006 we completed financing initiatives to support recent acquisition initiatives, which have also brought additional production and cash flow into our company. Increases in the borrowing base under our credit facility are dependent on our success in increasing oil and gas reserves and on future oil prices. Additional funds will be provided to us if holders of our warrants to purchase common shares decide to exercise the warrants.
     Our initiatives to raise debt or equity financing to fund capital expenditures or other acquisition and development opportunities may be affected by the market value of our common stock. If the price of our common stock declines, our ability to utilize our stock to raise capital may be negatively affected. Also, raising funds by issuing stock or other equity securities would further dilute our existing stockholders, and this dilution would be exacerbated by a decline in stock price. Any securities we issue may have rights, preferences and privileges that are senior to our existing equity securities. Borrowing money may also involve further pledging of some or all of our assets that are not currently pledged under our existing credit facility.
Off-Balance Sheet Arrangements
     As at June 30, 2007, and December 31, 2006 and 2005, we had no off-balance sheet arrangements.
Critical Accounting Estimates
Use of Estimates
     The preparation of financial statements under generally accepted accounting principles (“GAAP”) in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our critical accounting estimates are discussed below.
Oil and Gas Accounting-Reserves Determination
     We follow the full cost method of accounting for our investment in oil and natural gas properties, as defined by the SEC, as described in note 2 to our consolidated financial statements. Full cost accounting depends on the estimated reserves we believe are recoverable from our oil and gas reserves. The process of estimating reserves is complex. It requires significant judgments and decisions based on available geological, geo-physical, engineering and economic data.
     To estimate the economically recoverable oil and natural gas reserves and related future net cash flows, we incorporate many factors and assumptions including:
•	expected reservoir characteristics based on geological, geophysical and engineering assessments;

•	future production rates based on historical performance and expected future operating and investment activities;

•	future oil and gas quality differentials;

•	assumed effects of regulation by governmental agencies; and

•	future development and operating costs.

     We believe our assumptions are reasonable based on the information available to us at the time we prepare our estimates. However, these estimates may change substantially as additional data from ongoing development activities and production performance becomes available and as economic conditions impacting oil and gas prices and costs change.
     Management is responsible for estimating the quantities of proved oil and natural gas reserves and for preparing related disclosures. Estimates and related disclosures are prepared in accordance with SEC requirements and generally accepted industry practices in the US as prescribed by the Society of Petroleum Engineers. Reserve estimates, including the standardized measure of discounted future net cash flow and changes therein, are prepared at least annually by independent qualified reserves consultants.
     Our board of directors oversees the annual review of our oil and gas reserves and related disclosures. The Board meets with management periodically to review the reserves process, results and related disclosures and appoints and meets with the independent reserves consultants to review the scope of their work, whether they have had access to sufficient information, the nature and satisfactory resolution of any material differences of opinion, and in the case of the independent reserves consultants, their independence.
     Reserves estimates are critical to many of our accounting estimates, including:
•	Determining whether or not an exploratory well has found economically producible reserves.

•	Calculating our unit-of-production depletion rates. Proved reserves estimates are used to determine rates that are applied to each unit-of-production in calculating our depletion expense.

•	Assessing, when necessary, our oil and gas assets for impairment. Estimated future cash flows are determined using proved reserves. The critical estimates used to assess impairment, including the impact of changes in reserves estimates, are discussed below.
Oil and Gas Accounting-Impairment
     We evaluate our oil and gas properties for impairment on a quarterly basis. We assess estimated discounted future cash flows to determine if properties are impaired on a cost center basis. If the 10% discounted future cash flows for a cost center are less than the carrying amount, the cost center is impaired and written down to its fair value.
     Cash flow estimates for our impairment assessments require assumptions about two primary elements — constant prices and reserves. It is difficult to determine and assess the impact of a decrease in our proved reserves on our impairment tests. The relationship between the reserves estimate and the estimated discounted cash flows is complex because of the necessary assumptions that need to be made regarding period end production rates, period end prices and costs. Under full cost accounting, we perform a ceiling test to ensure that unamortized capitalized costs in each cost centre do not exceed their fair value. We recognize an impairment loss in net earnings when the carrying amount of a cost center is not recoverable and the carrying amount of the cost center exceeds its fair value. A cost center is defined as a country. Capitalized costs, less accumulated depreciation (carrying value) are limited to the sum of: the present value of estimated future net revenues from proved oil and gas reserves, less future value of unproven properties included in the costs being amortized; less income tax effects related to the differences between the book and tax basis of the properties. If unamortized capital costs within a cost center exceed the cost center ceiling, the excess shall be charged to expense and separately disclosed during the period in which the excess occurs. As a result, we are unable to provide a reasonable sensitivity analysis of the impact that a reserves estimate decrease would have on our assessment of impairment.
     We assessed our oil and gas properties for impairment as at June 30, 2007 and December 31, 2006 and 2005 and found no impairments were required based on our assumptions. Estimates of standardized measure of our future cash flows from proved reserves were based on realized crude oil prices of $48.66 in Colombia and $35.56 to $38.57 for our Argentina properties. A future reduction in oil prices and/or quantities of proved reserves would reduce the ceiling limitation and may result in a ceiling test write-down.

Asset Retirement Obligations
     We are required to remove or remedy the effect of our activities on the environment at our present and former operating sites by dismantling and removing production facilities and remediating any damage caused. Estimating our future asset retirement obligations requires us to make estimates and judgments with respect to activities that will occur many years into the future. In addition, the ultimate financial impact of environmental laws and regulations is not always clearly known and cannot be reasonably estimated as standards evolve in the countries in which we operate.
     We record asset retirement obligations in our consolidated financial statements by discounting the present value of the estimated retirement obligations associated with our oil and gas wells and facilities and chemical plants. In arriving at amounts recorded, we make numerous assumptions and judgments with respect to ultimate settlement amounts, inflation factors, credit adjusted discount rates, timing of settlement and expected changes in legal, regulatory, environmental and political environments. The asset retirement obligations we have recorded result in an increase to the carrying cost of our property, plant and equipment. The obligations are accreted with the passage of time. A change in any one of our assumptions could impact our asset retirement obligations, our property, plant and equipment and our net income.
     It is difficult to determine the impact of a change in any one of our assumptions. As a result, we are unable to provide a reasonable sensitivity analysis of the impact a change in our assumptions would have on our financial results. We are confident, however, that our assumptions are reasonable.
Goodwill
     Goodwill represents the excess of purchase price of business combinations over the fair value of net assets acquired and we test for impairment at least annually. The impairment test requires allocating goodwill and all other assets and liabilities to assigned reporting units. We estimate the fair value of each reporting unit and compare it to the net book value of the reporting unit. If the estimated fair value of the reporting unit is less than the net book value, including goodwill, we write down the goodwill to the implied fair value of the goodwill through a charge to expense. Because quoted market prices are not available for our reporting units, we estimate the fair values of the reporting units based upon several valuation analyses, including comparable companies, comparable transactions and premiums paid. The goodwill on our financial statements was a result of the Argosy acquisition, and relates entirely to the Colombia reporting segment.
Deferred Income Taxes
     We follow the liability method of accounting for income taxes whereby we recognize future income tax assets and liabilities based on temporary differences in reported amounts for financial statement and tax purposes. We carry on business in several countries and as a result, we are subject to income taxes in numerous jurisdictions. The determination of our income tax provision is inherently complex and we are required to interpret continually changing regulations and make certain judgments. While income tax filings are subject to audits and reassessments, we believe we have made adequate provision for all income tax obligations. However, changes in facts and circumstances as a result of income tax audits, reassessments, jurisprudence and any new legislation may result in an increase or decrease in our provision for income taxes.
New Accounting Pronouncements
     Effective January 1, 2006, we adopted the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach. The rollover approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. The adoption of SAB 108 did not have a material impact on our consolidated financial statements.

     In February 2006, the FASB issued Statement 155, Accounting for Certain Hybrid Instruments, which amends Statement 133, Accounting for Derivative Instruments and Hedging Activities, and Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Statement 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation from its host contract in accordance with Statement 133. Statement 155 also clarifies other provisions of Statement 133 and Statement 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006 and its adoption on January 1, 2007 did not have a material impact on our results of operations or financial position.
     In July 2006, the FASB issued FIN 48 (FASB Interpretation Number) Accounting for Uncertainty in Income Taxes with respect to FAS 109 Accounting for Income Taxes regarding accounting for and disclosure of uncertain tax positions. This guidance seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation requires that we recognize the impact of a tax position in the financial statements if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure. In accordance with the provisions of FIN 48, any cumulative effect resulting from the change in accounting principle is to be recorded as an adjustment to the opening balance of accumulated deficit. This interpretation is effective for fiscal years beginning after December 15, 2006 and its adoption on January 1, 2007 did not have a material impact on our consolidated financial statements and did not require us to record any amounts in the financial statements.
     In September 2006, FASB issued Statement 157, Fair Value Measurements. Statement 157 defines fair value, establishes a framework for measuring fair value under US generally accepted accounting principles and expands disclosures about fair value measurements. This statement is effective for fiscal years beginning after November 15, 2007. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.
     In December 2006, the FASB issued Staff Position (FSP) EITF 00-19-2, Accounting for Registration Payment Arrangements. FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. This FSP is effective for fiscal years beginning after December 15, 2006. The Company early adopted this FSP during the year ended December 31, 2006 and recorded $1,258,065 in liquidated damages as an expense in the consolidated statement of operations and deficit and the same amount in accrued liabilities at December 31, 2006. During the six month period ended June 30, 2007 we expensed an additional amount of $7,366,949. As at June 30, 2007 we had recorded accumulated expenses for liquidated damages of $8,625,014. Pursuant to an amendment of terms of Registration Rights Payments with respect to the associated shareholder agreement, our shareholders waived the right to settle the liquidated damages in cash and in lieu agreed to an amendment of the exercise price of the warrants from $1.75 to $1.05 on June 27, 2007, and an extension of one year in the term for the warrants. The settlement of the liquidated damages is reflected as an increase to the value of the warrants included in the shareholders’ equity section of the consolidated balance sheet.
     In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (FAS 159). FAS 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish on the face of the statement of financial position, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. FAS 159 is effective for our fiscal year 2008. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position

Quarterly Financial Information

			Income Before			Basic	Diluted
			Income Tax	Income Tax		Earnings per	Earning per
	Revenues	Expenses	Provision	Provision	Net Income	Share	Share

2007
First Quarter	$4,516,830	$11,465,422	$(6,948,592)	$298,408	$(6,650,184)	($0.07)	($0.07)
Second Quarter	3,749,734	9,993,111	(6,248,377)	1,176,292	(5,072,085)	($0.05)	($0.05)
2006
First Quarter	$1,049,629	$2,211,120	$(1,161,491)	$57,457	$(1,218,948)	($0.03)	($0.03)
Second Quarter	2,089,984	2,581,393	(491,409)	80,325	(571,734)	($0.01)	($0.01)
Third Quarter	5,394,949	4,750,887	644,062	710,417	(66,355)	($0.00)	($0.00)
Fourth Quarter	3,538,351	7,675,837	(4,137,486)	(170,819)	(3,966,667)	($0.04)	($0.04)

	$12,072,913	$17,219,237	$(5,146,324)	$677,380	$(5,823,704)	($0.08)	($0.08)

2005
First Quarter	$—	$496	$(496)	$—	$(496)	$0.00	$0.00
Second Quarter	—	261,021	(261,021)	—	(261,021)	($0.06)	($0.06)
Third Quarter	349,263	626,537	(277,274)	7,370	(284,644)	($0.02)	($0.02)
Fourth Quarter	710,034	2,420,151	(1,710,117)	(36,598)	(1,673,519)	($0.04)	($0.04)

	$1,059,297	$3,308,205	$(2,248,908)	$(29,228)	$(2,219,680)	($0.16)	($0.16)

     We made our initial acquisition of oil and gas producing and non-producing properties in Argentina in September 2005 for a total purchase price of approximately $7 million. Prior to that time we had no revenues. In June 2006, we acquired our Colombia assets for consideration of $37.5 million cash, 870,647 shares of our common stock and overriding and net profit interests in certain assets valued at $1 million. See “Business” for a description of these acquisitions.
Quantitative and Qualitative Disclosures About Market Risk
     Our principal market risk relates to oil prices. We have not hedged these risks in the past. Essentially 100% of our revenues are from oil sales at prices which are defined by contract relative to West Texas Intermediate and adjusted for transportation and quality, for each month. In Argentina, a further discount factor which is related to a tax on oil exports establishes a common pricing mechanism for all oil produced in the country, regardless of its destination.
     In accordance with the terms of the credit facility with Standard Bank Plc, which we entered into on February 28, 2007, we entered into a costless collar hedging contract for crude oil based on West Texas Intermediate (“WTI”) price, with a floor of $48.00 and a ceiling of $80.00, for a three-year period, for 400 barrels per day from March 2007 to December 2007, 300 barrels per day from January 2008 to December 2008, and 200 barrels per day from January 2009 to February 2010. At June 30, 2007, the value of this costless collar was a loss of $676,984. A hypothetical 10% increase in WTI price on June 30, 2007 would cause the loss to increase by approximately $904,550, and a hypothetical 10% decrease in WTI price on June 30, 2007 would cause the loss to decrease by approximately $604,200.
     We consider our exposure to interest rate risk to be immaterial. Interest rate exposures relate entirely to our investment portfolio, as we do not have short-term or long-term debt. Our investment objectives are focused on preservation of principal and liquidity. By policy, we manage our exposure to market risks by limiting investments to high quality bank issuers at overnight rates. We do not hold any of these investments for trading purposes. We do not hold equity investments.
     Foreign currency risk is a factor for our company but is ameliorated to a large degree by the nature of expenditures and revenues in the countries where we operate. We have not engaged in any formal hedging activity with regard to foreign currency risk. Our reporting currency is U.S. dollars and essentially 100% of our revenues are related to the U.S. price of West Texas intermediate oil. In Colombia, we receive 75% of oil revenues in U.S. dollars and 25% in Colombian pesos at current exchange rates. The majority of our capital expenditures in Colombia are in U.S. dollars and the majority of local office costs are in local currency. As a result, the 75%/25% allocation between U.S. dollar and peso denominated revenues is approximately balanced between U.S. and peso expenditures, providing a natural currency hedge. In Argentina, reference prices for oil are in U.S. dollars and revenues are received in Argentine pesos according to current exchange rates. The majority of capital expenditures within Argentina have been in U.S. dollars with local office costs generally in pesos. While we operate in South America exclusively, the majority of our spending since our inauguration has been for acquisitions. The majority of these acquisition expenditures have been valued and paid in U.S. dollars.

BUSINESS
          On November 10, 2005, Goldstrike, Inc. (“Goldstrike”), Gran Tierra Energy Inc., a privately-held Alberta corporation which we refer to as “Gran Tierra Canada” and the holders of Gran Tierra Canada’s capital stock entered into a share purchase agreement, and Goldstrike and Gran Tierra Goldstrike Inc. (which we refer to as Goldstrike Exchange Co.) entered into an assignment agreement. In these two transactions, the holders of Gran Tierra Canada’s capital stock acquired shares of either Goldstrike common stock or exchangeable shares of Goldstrike Exchange Co., and Goldstrike Exchange Co. acquired substantially all of Gran Tierra Canada’s capital stock. Immediately following the transactions, Goldstrike Exchange Co. acquired the remaining shares of Gran Tierra Canada outstanding after the initial share exchange for shares of common stock of Gran Tierra Energy Inc. using the same exchange ratio as used in the initial exchange. This two step process was part of a single transaction whereby Gran Tierra Canada became a wholly-owned subsidiary of Goldstrike Inc. Additionally, Goldstrike changed its name to Gran Tierra Energy Inc. with the management and business operations of Gran Tierra Canada, but remains incorporated in the State of Nevada.
          In the above-described transactions between Goldstrike and the holders of Gran Tierra Canada common stock, Gran Tierra Canada shareholders were permitted to elect to receive, for each share of Gran Tierra Canada’s common stock: (1) 1.5873016 exchangeable shares of Goldstrike Exchange Co. (and ancillary rights), or (2) 1.5873016 shares of common stock of Goldstrike, or (3) a combination of Goldstrike Exchange Co. exchangeable shares and Goldstrike common stock. All of Gran Tierra Canada’s shares were, through a series of exchanges, exchanged for shares of Goldstrike and/or exchangeable shares of Goldstrike Exchange Co. Each exchangeable share of Goldstrike Exchange Co. is exchangeable into one share of our common stock and has the same voting rights as a share of our common stock.
          The share exchange between the former shareholders of Gran Tierra Canada and the former Goldstrike is treated as a recapitalization of Gran Tierra for financial accounting purposes. Accordingly, the historical financial statements of Goldstrike before the share purchase and assignment transactions will be replaced with the historical financial statements of Gran Tierra Canada before the share exchange in all future filings with the SEC.
Company Overview
          Goldstrike was incorporated in the United States in 2003. Prior to the transactions described above, Goldstrike was engaged in mineral exploration in British Colombia, Canada. Gran Tierra Canada was formed as an Alberta, Canada, corporation in early 2005. Following the above-described transactions, our operations and management are substantially the operations and management of Gran Tierra Canada prior to the transactions. The former Gran Tierra Canada was formed by an experienced management team in early 2005 with extensive experience in oil and natural gas exploration and production, including experience in most of the world’s principal petroleum producing regions. Our objective is to acquire and exploit international opportunities in oil and natural gas exploration, development and production, focusing on South America. We made our initial acquisition of oil and gas producing and non-producing properties in Argentina in September 2005 for a total purchase price of approximately $7 million. In addition, we acquired assets in Colombia and other minor interests in Argentina and Peru during 2006.
          We have not experienced any bankruptcy, receivership or similar proceedings.
Industry Introduction
          The international oil and gas industry is extremely diverse and offers distinct opportunities for companies in different countries. The fundamentals of the industry, however, are common:
☐	Oil and gas reserves tend to be distributed in a pyramid pattern. The distribution of oil and gas reserves is generally depicted as a “pyramid” with the greatest number of fields being smaller fields and with very few large fields. Because of their size, the large fields are more easily located - most have already been discovered and tend to be, though are not always, the most economical to produce.

☐	Oil and gas companies tend to be distributed in a pyramid pattern. Oil and gas companies tend to be distributed in a pattern that is similar to that of oil and gas reserves. There are many small companies and few very large companies. Large companies tend to operate at the top of the resource pyramid, where rewards are larger in size but fewer in number. Smaller companies tend to operate at the base of the resource pyramid, where rewards are smaller in size but plentiful in number. Furthermore, large companies tend to divest smaller, non-core assets as they grow, and tend to acquire smaller companies that have reached a critical mass, perpetuating a cycle of growth.

☐	In a mature producing area with a mature industry, the entirety of the resource pyramid is being explored and developed by both small and large oil and gas companies. Maturity is typically a function of time and market forces. Government policy can have an important role, encouraging or discouraging the full potential of the resource base and industry.

☐	By its nature, finding and producing oil and gas is a risky business. Oil and gas deposits may be located miles below the earth’s surface. There is no guarantee, despite the sophistication of modern exploration techniques, that oil or gas will be present in a particular location without drilling. Additionally, there is no guarantee that a discovery will be commercially viable without follow up drilling, nor can there be any guarantee that such follow up drilling will be successful. There is also no guarantee that reserves once established will produce at expected rates. Furthermore, adverse political events and changing laws/regulations can threaten the economic viability of oil and gas activity, the safety and security of workers, or the reputation of a company that conducts business outside of more stable countries. The effective management of risk is integral to the oil and gas industry.

☐	The oil and gas industry is capital intensive. Investment decisions are based on long time horizons - the typical oil and gas project has a life of greater than 20 years. Economics and value are based on a long-term perspective.

☐	The production profile for a substantial majority of oil and gas reservoirs is a declining trend. Production from an oil or gas field with a fixed number of wells declines over time. That decline rate varies depending on the reservoir and well/development characteristics but in general, steepest declines are earlier in the production life of the field. Typically, production falls to a point where revenues are insufficient to cover operating costs (the project reaches its economic limit) and the field is abandoned.

☐	Production levels in a field can be maintained by more intensive drilling and/or enhancement of existing wells, and such efforts are usually made to offset the natural decline in production. A low price environment, budgetary constraints or lack of imagination can prevent companies from taking appropriate action to offset a natural decline in production. However, a shift to a high price environment can present a significant, but short term opportunity, for new operators. While production levels may be maintained for a period of time by more intensive drilling, such efforts can only be maintained for short periods of time and may not be effective. Moreover, such efforts may also be economically unfeasible and may be impermissible under rules and regulations applying to the field.
New Opportunities for Smaller Companies
          Several forces are at work in today’s energy industry which provide significant opportunities for smaller companies, like ours. The greatest opportunities tend to be in countries where resource opportunities have been undervalued or overlooked or have been considered immaterial or uneconomic by larger companies, and/or where governments are moving to realize the potential at the base of the resource pyramid by attracting smaller companies.
Company Business Plan
          Our plan is to build an international oil and gas company by operating in countries where a smaller company can proliferate. Our initial focus is in select countries in South America, currently Argentina, Colombia and Peru.

          We are applying a two-pronged approach to growth, establishing a base of production, development and exploration assets by selective acquisitions and achieving future growth through drilling. We intend to duplicate this business model across selected countries in South America. We pursue opportunities in countries with prolific petroleum systems (which in the petroleum industry are defined as geologic settings with proven petroleum source rocks, migration pathways, reservoir rocks and traps), stable legal environments and attractive royalty, taxation and other fiscal terms.
          A key to our business plan is positioning - being in the right place at the right time with the right resources. The fundamentals of this strategy are described in more detail below:
☐	Position in countries that are welcoming to foreign investment, that provide attractive fiscal terms and/or offer opportunities that have been previously ignored or undervalued;
          The pace of oil and gas exploration and development in countries around the world is dictated by geology and market forces and the intermediary impact of government policy and regulation. These factors have combined today to create opportunities in South America. The initial countries of interest to Gran Tierra are Argentina - where activity has historically been dominated by the national oil company; Colombia - which has restructured its energy policies to appeal to smaller foreign companies; and Peru - which is entering a new phase of exploration activity.
☐	Engage qualified, experienced and motivated professionals;
          Our management team consists of two senior international oil and gas professionals most recently with EnCana Corporation of Canada, a third member most recently with Pluspetrol in South America, a fourth member who joined our company in conjunction with the acquisition of Argosy Energy International LP in Colombia, and our fifth and newest member to join the team brings an international finance background.
          The qualifications of our board of directors complement the international experience of the management team, providing an entrepreneurial, financial and market perspective of our business by a group of individuals with experience in early stage public and private companies.
          All of our employees have previously worked with members of our management team. Qualified geophysicists, geologists and engineers are in short supply in today’s market; our management has demonstrated the ability to attract qualified professionals.
          Our success equally depends on our strong support network in the legal, accounting and finance disciplines, both at a corporate level and a local level.
☐	Establish an effective local presence;
          Our management believes that establishing an effective local presence is essential for success - one that is familiar with the local operating environment, with the local oil and gas industry and with local companies and governments in order to establish and expand business in the country. We have established our office in Buenos Aires and have engaged qualified and respected local management and professionals. We intend to establish offices in all countries in which we operate. We expect our presence in Buenos Aires and recently acquired presence in Colombia to bring new and increasing opportunities.
☐	Create alliances with companies that are active in areas and countries of interest, and consolidate initial land/property positions;
          Our initial acquisitions in Argentina and Colombia, and award of land in Peru, have brought us to the attention of other companies in South America, including partners, former employers and associates. We hope to build on these business relationships to bring other opportunities to us, and we expect to continue to build new relationships in the future. Such cooperation effectively multiplies our business development initiatives and develops synergies within the local industry.

☐	Build a balanced portfolio of production, development, step-out and more speculative exploration opportunities;
          Our initial acquisitions in Argentina and Colombia provide a base of production to provide immediate cash flow and upside drilling potential. We are now focusing on expansion opportunities in Argentina, Colombia and Peru, which we expect will include both low and higher risk projects, with working interests that achieve an optimal balance of risk and reward.
          The most effective risk mitigation in international oil and gas is diversification, and the highest chance of success results from a diverse portfolio of independent opportunities. We are moving purposefully in that regard.
☐	Assess and close opportunities expeditiously;
          We assess many oil and gas opportunities before we move to advance one; it is necessary to assess the technical, economic and strategic merits quickly in order to focus our efforts. This approach to business often provides a competitive advantage. Since inception, we evaluated more than 100 potential acquisition opportunities.
☐	Do business in countries in which we are familiar with the people and assets.
          Our business model is a bringing together of peoples’ knowledge and relationships into a single entity with a single purpose. We cannot compete with the international oil and gas industry on an open tender basis. Assets and opportunities that are offered globally will receive a premium price and chance of success for any one bidder is low. Our approach is based on niche opportunities for buyer and seller, and to take advantage of our strategic relationships, established technical know-how and access to capital.
Deal Flow
          Our access to opportunities stems from a combination of experience and industry relationships of the management team and board of directors, both within and outside of South America. Deal flow is critical to growing a portfolio efficiently and effectively, to capitalize on our capabilities today, and into the future as we grow in scale and our needs evolve.
Company Financial Fundamentals
          A brief discussion of our financial fundamentals is provided below. Potential investors are encouraged to read the following information in conjunction with all of the other information provided in this filing.
          Our financial results present the former Gran Tierra Canada as the predecessor company in the share exchange with Goldstrike on November 10, 2005. The financial results of Goldstrike were eliminated on consolidation. Gran Tierra financials therefore present the activities of the former Gran Tierra Canada before the share exchange, including the initial Argentina acquisition on September 1, 2005.
          Financial results for 2006 and the first half of 2007 are defined by three principal events: the Argentina acquisitions on September 1, 2005, June 30, 2006 and December 1, 2006; the Colombia acquisition on June 20, 2006 and a series of private placements of our common stock associated with the acquisitions.
          Financial results for the year ended December 31, 2006 reflect a full year of operations at Palmar Largo, four months of operations at Nacatimbay, six months of operations at El Vinalar, and one month of operations at Chivil, all in Argentina, in addition to six months and ten days of operations in Colombia.
Argentina Acquisitions
          We acquired participating interests in three joint ventures on September 1, 2005. We made a formal offer to purchase the Argentina assets of Dong Won S.A (Argentinean branch of the Korean company) on May 30, 2005, that was accepted on June 22, 2005. The total acquisition cost was approximately $7 million. Our initial offer covered interests in five properties; preferential acquisition rights were exercised on two properties but the major property of interest to Gran Tierra and two minor properties became available to us. All properties are located in the Noroeste Basin region of Northern Argentina.

☐	Palmar Largo Joint Venture - Gran Tierra participation 14%, Pluspetrol (Operator) 38.15%, Repsol YPF 30%, Compañia General de Combustibles (“CGC”) 17.85%.

☐	Nacatimbay Concession - Gran Tierra participation 50%, CGC (Operator) 50%.

☐	Ipaguazu Concession - Gran Tierra participation 50%, CGC (Operator) 50%.
          Palmar Largo is the principal property, currently producing approximately 285 barrels per day of oil net to Gran Tierra (after 12% government royalties). Acquisition cost for Palmar Largo was $6,969,659 which equates to $11.24 per barrel based on net reserves of 620,400 barrels of oil, after 12% royalties. Minor volumes of natural gas and associated liquids are produced from a single well at Nacatimbay, and the Ipaguazu property is non-producing. Total acquisition cost for these two properties was $63,055.
          On June 30, 2006, we entered into a joint venture agreement with Golden Oil Corporation whereby we purchased 50% of the El Vinalar field in Argentina for $950,000. We also agreed to pay the first $2.7 million in costs for a sidetrack well related to our joint venture agreement.
          On February 15, 2006, we made an offer to acquire a portion of the interests of CGC in eight properties in Argentina. On November 2, 2006, we closed the purchase of interests in four properties for a total purchase price of $2.1 million. The assets purchased include a 93.18% participation interest in the Valle Morado block, a 100% interest in the Santa Victoria block and the remaining 50% interests in the Nacatimbay and Ipaguazu blocks.
          On December 1, 2006, we closed the purchase of interests in two other properties from CGC, including a 100% interest in the El Chivil block and a 100% participation interest in the Surubi block, each located in the Noroeste Basin of Argentina, for a total purchase price of $2.5 million. We also purchased the remaining 25% minority interest in each property from the joint venture partner for a total purchase price of $280,000.
          The total purchase price in 2006 for the acquisition of CGC’s interests in all six properties was $4.6 million. Post-closing adjustments, which reflect original values assigned to the properties, amended terms, revenues and costs from the effective date of January 1, 2006, were approximately $3.8 million which was paid in January 2007.
Colombia Acquisition
          On June 20, 2006, we acquired all of the limited partnership interests of Argosy Energy International (“Argosy”) and all of the issued and outstanding capital stock of Argosy Energy Corp. (“AEC”), a Delaware corporation and the general partner of Argosy, for consideration of $37.5 million cash, 870,647 shares of our common stock and overriding and net profit interests in certain of Argosy’s assets valued at $1 million. Argosy’s oil production averaged approximately 692 barrels per day (after royalty) during 2006. Government royalty rates are 20% and 8% for Argosy’s producing properties. Argosy’s net land position is approximately 331,468 acres.
Peru Acquisitions
          On June 8, 2006, we signed a License Contract for the Exploration and Exploitation of Hydrocarbons covering Block 122 in Peru. The license contract was approved by the government of Peru on November 3, 2006. The license contract defines a seven-year exploration term divided into four periods, each requiring a minimum work plan and financial commitment. The minimum commitment for the first work period, which is mandatory, is $0.5 million. The potential commitment over the seven-year period, at our option, is $5.0 million and includes technical studies, seismic acquisition and the drilling of one exploration well. The license contract defines an exploitation term of thirty years for commercial discoveries of oil. Block 122 is located on the eastern flank of the Maranon Basin of northern Peru, on the crest of the Iquitos Arch and covers 1.2 million acres.
          On December 12, 2006, we signed a License Contract for the Exploration and Exploitation of Hydrocarbons covering Block 128 in Peru. The license contract was approved by the government of Peru. The license contract defines a seven-year exploration term divided into four periods, each requiring a minimum work plan and financial commitment. The minimum commitment for the first work period, which is mandatory, is $0.5 million. The potential commitment over the seven-year period, at our option, is $3.6 million and includes technical studies, seismic acquisition and the drilling of one exploration well. The license contract defines an exploitation term of thirty years for commercial discoveries of oil. Block 128 is located on the eastern flank of the Maranon Basin of northern Peru, on the crest of the Iquitos Arch and covers 2.2 million acres.

Research and Development
          We have not expended any resources on pursuing research and development initiatives. We use existing technology and processes for executing our business plan.
Financing
          The initial funds for Gran Tierra Canada were raised in April and June 2005, providing approximately $1.9 million to fund our initial activities. We had no oil and gas revenue until September 1, 2005. We made a series of private placements of common shares beginning on August 31, 2005 to fund the Argentina acquisitions and to provide general working capital.
          We raised a total of approximately $12 million during the period from August 2005 to February 2006 from the issuance of approximately 15 million units consisting of one share of our common stock at $0.80 per share plus one warrant to purchase one-half share at a total price of $1.25 per share for a period of five years.
          In June 20, 2006, we completed the sale of 50,000,000 units for gross proceeds totaling $75,000,000, less issue costs of $6,306,699. Each unit consisted of one share of our common stock and a warrant to purchase one-half share of our common stock for a period of five years at an exercise price of $1.75 per whole share. During 2006 we received $1.9 million of the equity proceeds raised during the financing that began in 2005, which impacted our 2006 cash flow results.
The Share Exchange
          The share exchange between Goldstrike and the shareholders of the former Gran Tierra Canada occurred on November 10, 2005, bringing the assets, management, business operations and business plan of the former Gran Tierra Canada into the framework of the company formerly known as Goldstrike Inc., a publicly traded company.
Prior Goldstrike Business
          In connection with our share exchange between Goldstrike and the shareholders of Gran Tierra Canada, Goldstrike transferred to Dr. Yenyou Zheng all of the capital stock of Goldstrike Inc’s wholly-owned subsidiary, Leasco. Leasco was organized to hold mineral assets located in the Province of British Columbia. Those assets consist primarily of 32 mineral claims covering approximately 700 hectares. As a result of the transfer, this line of business is owned by Dr. Yenyou Zheng, through his ownership of Leasco, and we will not pursue any of those mineral claims.
Markets, Customers and Competition
          We market our own share of production in Argentina. Production from Palmar Largo is high quality oil and is transported by pipeline and truck to a nearby refinery. The purchaser of all our oil in Argentina is Refinor S.A. Minor volumes of natural gas and liquids from Nacatimbay were previously sold locally. Production at Nacatimbay was suspended on March 1, 2006. All sales are denominated in pesos but refer to reference or base prices in US dollars. Our average oil price in Argentina averaged $34.75 per barrel net of royalties during 2006 and $38.27 per barrel net of royalties during the first half of 2007. Sales in Argentina represented 43% of our revenues in 2006 and 41% of our revenues during the first half of 2007.
          The purchaser of all oil sold in Colombia is Ecopetrol, a government agency. Oil is eventually exported via the Trans-Andean pipeline. Prices are defined by a multi-year contract with Ecopetrol, with 25% of revenue received in pesos, and 75% of revenue received in US dollars. Prices averaged $52.33 per barrel net of royalties during 2006 and $48.44 per barrel net of royalties during the first half of 2007. Sales in Colombia represented 57% of our revenues in 2006 and 52% of our revenues during the first half of 2007.
          The oil and gas industry is highly competitive. We face competition from both local and international companies in acquiring properties, contracting for drilling equipment and securing trained personnel. Many of these competitors have financial and technical resources that exceed ours, and we believe that these companies have a competitive advantage in these areas. Others are smaller, allowing us to leverage our technical and financial capabilities.

Regulation
          The oil and gas industry in South America is heavily regulated. Rights and obligations with regard to exploration and production activities are explicit for each project; economics are governed by a royalty/tax regime. Various government approvals are required for property acquisitions and transfers, including, but not limited to, meeting financial and technical qualification criteria in order to be a certified as an oil and gas company in the country. Oil and gas concessions are typically granted for fixed terms with opportunity for extension.
          In Argentina, concession rights for our principal property — Palmar Largo — extend to the year 2017 and may be extended an additional ten years. Oil and gas prices in Argentina are effectively controlled and are established by decree or according to specified formulae. A tax on oil exports sets an effective cap on prices within the country; gas prices are set by statute and reflected in contract terms.
          In Colombia, the contract for the Santana area expires in 2015, the contract for the Guayuyaco area expires in 2030 and the contract for the Chaza area expires in 2027. Oil prices in Colombia are related to international market prices with pre-defined adjustments for quality and transportation. In Colombia, historically, all oil production was from concessions granted to foreign operators or undertaken by state owned Ecopetrol in contracts of association with foreign companies. Ecopetrol was formally responsible for all exploration, extraction, production, transportation, and marketing oil for export. Effective January 1, 2004, the regulatory regime in Colombia underwent a significant change with the formation of the Agencia Nacional de Hidrocarburos, or National Hydrocarbon Agency (“ANH”). The ANH is now responsible for regulating the Colombian oil industry, including managing all exploration lands not subject to a previously existing association contract.
          In Peru, state-controlled Perupetro is responsible for overall regulation and licensing of the oil and gas industry. It also negotiates oil and gas contracts with companies to explore and/or produce in Peru.
          The pace of bureaucracy in South America tends to be slow in comparison to North American standards and legal structures are less mature, but the overall business environment is supportive of foreign investment and we believe is continuing to improve. Changes in regulations or shifts in political attitudes are beyond our control and may adversely impact our business. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes and environmental legislation.
Future Activity
          We plan to continue assessing production and exploration opportunities that can provide a base for growth. We are currently assessing opportunities in Argentina, Colombia, Peru and elsewhere in South America which, if consummated, could substantially increase reserves and production. We would require financing from existing cash flow, equity or debt to consummate any opportunities which may become available, depending on the scale of the opportunity.
          The totality of our business activities in Colombia, Argentina and Peru is governed by contractual arrangements with host governments including exploration and production concessions, oil sales agreements, joint venture agreements and other obligations. While it is not considered probable in these countries, these contracts may be subject to re-negotiation over time which could diminish profits compared to existing terms. A unilateral termination of contracts is considered to be highly improbable.

Geographic Information
          The following tables present information on our reportable geographic segments:

	Six Months Ended June 30, 2007				Six Months Ended June 30, 2006
	Corporate	Colombia	Argentina	Total	Corporate	Colombia	Argentina	Total

Revenues	$596,845	$4,290,273	$3,379,446	$8,266,564	$—	$460,202	$2,679,411	$3,139,613
Depreciation, Depletion & Accretion	52,677	3,532,753	1,115,468	4,700,898	21,356	122,327	730,782	874,465
Segment Income (Loss) before income tax	(10,631,178)	(1,255,726)	(1,310,064)	(13,196,968)	(2,009,026)	174,671	181,458	(1,652,897)
Segment Capital Expenditures	525,364	8,225,249	620,220	9,371,833	75,328	77,000	1,241,500	1,393,828

	Period ended June 30, 2007				Year ended December 31, 2006
	Corporate	Colombia	Argentina	Total	Corporate	Colombia	Argentina	Total
Property, Plant & Equipment	$467,917	$40,939,141	$19,984,132	$61,391,190	$387,682	$34,053,289	$22,266,418	$56,707,389
Goodwill		15,005,083	—	15,005,083	—	15,005,083	—	15,005,083
Total	$467,917	$55,944,224	$19,984,132	$76,396,273	$387,682	$49,058,372	$22,266,418	$71,712,472

		Year Ended December 31, 2006			Year Ended December 31, 2005
	Corporate	Colombia	Argentina	Total	Corporate	Argentina	Total

Revenues	$351,872	$6,612,190	$5,108,851	$12,072,913	$—	$1,059,297	$1,059,297
Depreciation, Depletion & Accretion	43,576	2,494,317	1,550,544	4,088,437	9,097	453,022	462,119
Segment Income (Loss) before income tax	(6,006,622)	1,394,419	(534,121)	(5,146,324)	(2,136,463)	(112,445)	(2,248,908)
Segment Capital Expenditures	256,482	34,053,289	14,084,410	48,394,181	131,200	8,182,008	8,313,208

		Year Ended December 31, 2006			Year Ended December 31, 2005
	Corporate	Colombia	Argentina	Total	Corporate	Argentina	Total

Property, Plant & Equipment	$387,682	$34,053,289	$22,266,418	$56,707,389	$131,200	$8,182,008	$8,313,208
Goodwill	—	15,005,083	—	15,005,083	—	—	—

Total	387,682	49,058,372	22,266,418	71,712,472	131,200	8,182,008	8,313,208

Environmental Compliance
          Our activities are subject to existing laws and regulations governing environmental quality and pollution control in the foreign countries where we maintain operations. Our activities with respect to exploration, drilling and production from wells, natural gas facilities, including the operation and construction of pipelines, plants and other facilities for transporting, processing, treating or storing gas and other products, are subject to stringent environmental regulation by provincial and federal authorities in Argentina, Colombia and Peru. Risks are inherent in oil and gas exploration and production operations, and we can give no assurance that significant costs and liabilities will not be incurred in connection with environmental compliance issues. We cannot predict what effect future regulation or legislation, enforcement policies issued, and claims for damages to property, employees, other persons and the environment resulting from our operations could have. During 2006 we spent $95,373 in Colombia to comply with environmental standards around water disposal. In Argentina, we spent $10,400 on environmental monitoring and water disposal. During the first half of 2007 we spent $11,680 in Argentina on environmental monitoring and water disposal.
Employees
          At September 30, 2007, we had 121 full-time employees — eight located in the Calgary corporate office, 24 in Buenos Aires (14 office staff and 10 field personnel) and 89 in Colombia (18 staff in Bogota and 71 field personnel). None of our employees are represented by labor unions, and we consider our employee relations to be good. We had no part-time employees at September 30, 2007.
Corporate Information
          Goldstrike Inc., now known as Gran Tierra Energy Inc., was incorporated under the laws of the State of Nevada on June 6, 2003. Our principal executive offices are located at 300, 611-10th Avenue S.W., Calgary, Alberta, Canada. The telephone number at our principal executive office is (403) 265-3221.
Additional Information
          We are required to comply with the informational requirements of the Exchange Act, and accordingly, we file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

Legal Proceedings
          Ecopetrol and Argosy Energy International L.P. (“Argosy”), the contracting parties of the Guayuyaco Association Contract, are engaged in a dispute regarding the interpretation of the procedure for allocation of oil produced and sold during the long term test of the Guayuyaco-1 and Guayuyaco-2 wells. Ecopetrol has advised Argosy of a material difference in the interpretation of the procedure established in the Clause 3.5 of Attachment-B of the Guayuyaco Association Contract. Ecopetrol interprets the contract to provide that the extend test production up to a value equal to 30% of the direct exploration costs of the wells is for Ecopetrol’s account only and serves as reimbursement of its 30% back in to the Guayuyaco discovery. Argosy’s contention is that this amount is merely the recovery of 30% of the direct exploration costs of the wells and not exclusively for benefit of Ecopetrol. The resolution of this issue is still pending agreement between the parties or determination through legal proceedings. At this time no amount has been accrued in the financial statements as it is not considered probable that a loss will be incurred. The estimated value of disputed production is $2,361,188 which possible loss is shared 50% ($1,180,594) with Solana Petroleum Exploration (Colombia) S.A. partner in the contract and 50% Argosy. Currently, no other legal claims or proceedings are pending against us (a) which claim damages in excess of 10% of our current assets, (b) which involve bankruptcy, receivership or similar proceedings, (c) which involve federal, state or local environmental laws, or (d) which involve any of our directors, officers, affiliates, or stockholders as a party with a material interest adverse to us. To our knowledge, no other proceeding against us is currently contemplated by any governmental authority.
Company Property
Offices
          We currently lease office space in Calgary, Alberta; Buenos Aires, Argentina; and Bogota, Colombia. The Calgary lease expires February 2011, and costs $6,824 per month. Our Buenos Aires, Argentina lease expires March, 2008, with lease payments of $2,000 per month. The two Bogota, Colombia leases expire in 2009 and 2007, respectively with costs of $696 and $2,326 per month. The properties are in excellent condition.

Oil and Gas Properties-Argentina

     Gran Tierra lands highlighted in yellow. Other licenses in grey. Green dots are producing oil fields, red dots are producing gas/condensate fields.
          A summary of our interests in Argentina as of December 31, 2006 is as follows:

				Oil Prod’n
	Gross		Net	Bbl/day	Oil Reserves	Lease
Noroeste Basin	Acres	WI%	Acres	(1)	MBbl (2)	Expiry	2007 Plans

Palmar Largo	365,045	14%	51,106	285	422	2027	Ongoing production enhancements

Nacatimbay (4)	36,623	100%	36,623	12	19	2032	Ongoing production enhancements

El Vinalar	248,340	50%	124,170	43	466	2026	Ongoing production enhancements

Chivil	62,518	100%	62,518	115	665	2015	Ongoing production enhancements

Surubi	90,811	100%	90,811	—	—	2026	Drill exploration well, Proa-1, in second quarter 2008

Valle Morado	50,019	93.2%	46,608	—	—	2033	No plans for 2007, Test production capability 2008

Ipaguazu	43,268	100%	43,268	—	323	2026	Ongoing production enhancements

Santa Victoria	1,033,749	100%	1,033,749	—	—	(3)	Exploration opportunities are being evaluated

Total	1,930,373		1,488,853	455	1,895

(1)	Oil production is based on the average December 2006 production rate.

(2)	Oil reserves are proved reserves reported in thousands of barrels, net of royalties.

(3)	Expires in May 2008. Term is extended by 25 years if a discovery is made.

(4)	We produce natural gas in the Nacatimbay area. Natural gas production in December 2006 was 440 thousand cubic feet per day and total proved reserves at December 31, 2006 were 1,465 million cubic feet.
Palmar Largo
          The Palmar Largo joint venture block encompasses 365,045 acres. This asset is comprised of several producing oil fields in the Noroeste Basin of northern Argentina. We own a 14% working interest in the Palmar Largo joint venture asset. Approximately 41.8 million barrels of oil (gross before royalties) have been recovered from the area since 1984. A total of 14 gross wells are currently producing. Our share of remaining proved reserves as of December 31, 2006 is 422,000 barrels (net after 12% royalties) according to an independent reserve assessment. The oil quality ranges from 39 to 47 degrees API.

          During the first half of 2007, our 14% share of oil production averaged 275 barrels per day, net of royalties. During 2006 and 2005, our share of oil production averaged 285 and 293 barrels per day, net of royalties, respectively. The Palmar Largo asset provides us with a reliable stream of cash flow to finance further exploration and development initiatives in Argentina. Our work program for 2007 involves optimization of well performance and expenses to maximize net revenues from the property.
          We purchased the assets of Palmar Largo from Dong Won Corporation in September 2005. In the first quarter of 2006 the joint venture partners drilled and completed the Ramon Lista 1001 well, of which we hold a 14% working interest. The recent history of the property includes the following activities:
•	The joint venture partners at Palmar Largo conducted a 3-D seismic survey over a portion of the area in 2003 and identified several exploration prospects.

•	An exploration well was drilled in late 2005 but did not indicate commercial quantities of oil. A portion of the drilling costs for this well was factored into our purchase price for Palmar Largo.

•	Drilling on the Ramon Lista-1001 well was completed in December 2005. Production from the well began in early February 2006 at 299 barrels per day (gross after 12% royalty) or 42 barrels per day net to us. No additional wells were drilled in the area during 2006.
          The Palmar Largo block rights expire in 2017 but provide for a ten-year extension. We do not have any outstanding work commitments. At expiry of the block rights, ownership of the producing assets will revert to the provincial government.
Nacatimbay
          We acquired a 100% working interest in the Nacatimbay area through two transactions. We purchased a 50% working interest from Dong Won Corporation in September 2005. We purchased the remaining 50% working interest from CGC in November 2006. Production from the Nacatimbay oil, gas and condensate field began in 1996. Three wells were drilled and one well produced natural gas and condensate for 120 days during 2006. The well has been shut in since early 2007.
           We continued to optimize production in this field during 2007 and explore opportunities to re-enter the Nacatimbay 1001 and 1002 wells.
          The Nacatimbay block rights expire in 2022 with a provision for a ten year extension if a discovery is made. We do not have any outstanding work commitments. At expiry of the block rights, ownership of the producing assets will revert to the provincial government.
Ipaguazu
          We acquired a 100% working interest in the Ipaguazu area through two transactions. We purchased a 50% working interest from Dong Won Corporation in September 2005. We purchased the remaining 50% working interest from CGC in November 2006. Ipaguazu is located in the Noroeste Basin in northern Argentina. The oil and gas field was discovered in 1981 and produced approximately 100 thousand barrels of oil and 400 million cubic feet of natural gas until 2003. The Ipaguazu block covers 43,268 acres and has not been fully appraised, leaving scope for both reactivation and exploration in the future. Currently we are evaluating a workover on the Ipaguazu-1 well.

          The Ipaguazu block rights expire in 2016 with a ten year extension if a discovery is made. We do not have any outstanding work commitments. At expiry of the block rights, ownership of the producing assets will revert to the provincial government.
El Vinalar
          We entered into an agreement with Golden Oil Corporation to acquire a 50% working interest in the El Vinalar Block located in the Noroeste Basin, effective June 2006. This acquisition added a significant new land position and approximately 43 barrels of daily oil production from 1.5 net wells, net before royalties, to our asset base in Argentina. El Vinalar covers 248,340 acres and contains a portfolio of exploration leads and oil field enhancement opportunities.
          A sidetrack of EVN-1 well was successfully completed in December 2006, and began producing in January 2007. Our 50% share of production, after royalties, averaged 220 barrels per day for the first half of 2007.
          The El Vinalar rights expire in 2016 with a ten year extension if a discovery is made. We do not have any outstanding work commitments. At expiry of the block rights, ownership of the producing assets will revert to the provincial government.
Chivil, Surubi, Valle Morado, Santa Victoria
          We purchased working interests in four additional properties from CGC in November and December 2006. These properties add to our existing portfolio of exploration and development opportunities and expand our production base in Argentina. Farm-in partners are being sought to participate in the 2008 drilling program for the Surubi property.
Additional information on the Chivil, Surubi, Valle Morado and Santa Victoria fields follows:
▪	The Chivil field was discovered in 1987. Three wells were drilled; two remain in production and have averaged 100 barrels per day, net of royalties, for the first half of 2007. The field has produced 1.5 million barrels to date.

▪	Valle Morado was first drilled in 1989. Rights to the area were purchased by Shell in 1998, who subsequently completed a 3-D seismic program over the field and constructed a gas plant and pipeline infrastructure. Production began in 1999 from a single well, and was shut-in in 2001 due to water incursion. We are evaluating opportunities to re-establish production from the field in 2008.

▪	Surubi and Santa Victoria are exploration properties and have no production history.
Reserves Summary-Argentina
Crude Oil — Estimated Reserves
Net to Gran Tierra, after Royalty, at December 31,

	Oil 2005			Oil 2006 (1)
	(thousand barrels)			(thousand barrels)
	Proved	Proved	Total	Proved	Proved
	Developed	Undeveloped	Proved	Developed	Undeveloped	Total Proved

Palmar Largo	462	119	581	404	18	422
Ipaguazu	—	—	—	323	—	323
Nacatimbay(2)	2	—	2	19	—	19
El Vinalar	—	—	—	191	275	466
Chivil	—	—	—	476	189	665
Surubi	—	—	—	—	—	—
Valle Morado	—	—	—	—	—	—
Santa Victoria	—	—	—	—	—	—

TOTAL	464	119	583	1,413	482	1,895

(1)	Reserves certified by Gaffney, Cline and Associates, as of December 31, 2006.

(2)	Includes natural gas liquids

Natural Gas — Estimated Reserves
Net to Gran Tierra, after Royalty, at December 31,

	Natural Gas 2005			Natural Gas 2006 (1)
	(million cubic feet)			(million cubic feet)
	Proved	Proved		Proved	Proved
	Developed	Undeveloped	Total Proved	Developed	Undeveloped	Total Proved

Palmar Largo	—	—		—	—	—
Ipaguazu	—	—	—	—	—	—
Nacatimbay	24.5	—	24.5	1,465	—	1,465
El Vinalar	—	—	—	—	—	—
Chivil	—	—	—	—	—	—
Surubi	—	—	—	—	—	—
Valle Morado	—	—	—	—	—	—
Santa Victoria	—	—	—	—	—	—

TOTAL	24.5	—	24.5	1,465	—	1,465

(1)	Reserves certified by Gaffney, Cline and Associates, as of December 31, 2006.
No estimates of proved reserves have been filed with any other Federal authority or agency since January 1, 2006.
Production Profile – Argentina

Net of royalties	Oil Production (Bbls)		Oil Price ($/Bbl)		Oil Production Costs ($/Bbl)		Net Revenue ($/Bbl)
	2005	2006	2005	2006	2005	2006	2005	2006

Palmar Largo	106,945	103,982	$37.80	$34.75	$8.90	$21.42	$28.90	$13.33
Nacatimbay	1,825	—	$37.80	$—	$8.90	$—	$28.90	$—
El Vinalar	—	7,872	—	$53.16	$—	$18.49	$—	$34.67
Chivil	—	3,567	—	$51.57	$—	$18.49	$—	$33.08

TOTAL	108,770	115,421	$37.80	$36.53	$8.90	$21.13	$28.90	$15.40

Net of royalties	Gas Production (Mcf)		Gas Price ($/Mcf)		Gas Production Costs ($/Mcf)		Net Revenue ($/Mcf)
	2005	2006	2005	2006	2005	2006	2005	2006

Palmar Largo (1)	—	156,471	$—	$—	$—	$—	$—	$—
Nacatimbay	180,310	41,447	$1.50	$1.74	$0.45	$0.54	$1.06	$1.20
El Vinalar	—	—	$—	$—	$—	$—	$—	$—
Chivil	—	—	$—	$—	$—	$—	$—	$—

TOTAL	180,310	197,918	$1.50	$1.74	$0.45	$0.54	$1.06	$1.20

(1)	Production of natural gas at Palmar Largo is not sold. It is used as fuel for power and gas lift for production.

Acreage — Argentina

GRAN TIERRA, December 31,
Crude Oil	Developed Gross (1)		Developed Net (2)		Undeveloped Gross (1)		Undeveloped Net (2)
	2005	2006	2005	2006	2005	2006	2005	2006

Palmar Largo	301,700	365,045	42,238	51,106	—	—	—	—
Ipaguazu	43,200	43,268	21,600	43,268	—	—	—	—
Nacatimbay	36,600	36,623	18,300	36,623	—	—	—	—
El Vinalar	—	248,340	—	124,170	—	—	—	—
Chivil	—	62,518	—	62,518	—	—	—	—
Surubi	—	—	—	—	—	90,811	—	90,811
Valle Morado	—	—	—	—	—	50,019	—	46,608
Santa Victoria	—	—	—	—	—	1,033,749	—	1,033,749

TOTAL	381,500	755,794	82,138	317,685	—	1,174,579	—	1,171,168

(1)	Gross represents the total acreage at each property.

(2)	Net represents our interest in the total acreage at each property.
Productive Wells - Argentina

	GRAN TIERRA, December 31,
(Number of wells)	Oil Productive -Net		Oil Productive -Gross		Gas Productive -Net		Gas Productive -Gross
	2005	2006	2005	2006	2005	2006	2005	2006

Palmar Largo	2.2	2.0	16	14	—	—	—	—
Ipaguazu	—	—	—	—	—	—	—	—
Nacatimbay	—	—	—	—	1	1	1	1
El Vinalar	—	1.5	—	3	—	—	—	—
Chivil	—	2.0	—	2	—	—	—	—
Surubi	—	—	—	—	—	—	—	—
Valle Morado	—	—	—	—	—	—	—	—
Santa Victoria	—	—	—	—	—	—	—	—

TOTAL	2.2	5.5	16	19	1	1	1	1

Drilling Activity - Argentina

	Productive - Gross (1)		Productive - Net (2)		Dry – Gross (1)		Dry – Net (2)
	2005	2006	2005	2006	2005	2006	2005	2006

Exploration	—	—	—	—	—	—	—	—
Development	1	1	0.14	0.14	—	—	—	—

TOTAL	1	1	0.14	0.14	—	—	—	—

(1)	Represents the total number of wells at which there is drilling activity.

(2)	Represents Gran Tierra’s interest in the total number of wells at which there is drilling activity.

     Oil and Gas Properties-Colombia

     Gran Tierra lands highlighted in yellow. Other licenses in grey. Green dots are producing oil fields.
          In June 2006, we purchased Argosy Energy International L.P. and became the operator of eight blocks in Colombia. The Santana and Guayuyaco blocks are currently producing. The Rio Magdalena, Talora, Chaza, Primavera, Azar and Mecaya blocks are in their exploration phases. Argosy was subsequently renamed Gran Tierra Energy Colombia SA.

						Oil
						Reserves
		Gross		Net	Oil (1)	MBbl	Lease
Property	Field	Acreage	WI%	Acres	Bbl/day	(2)	Expiry	2007 Plans

Santana		1,119	35%	392	365			Facility & well enhancement work

	Linda					48	2015

	Mary				—	400	2015

	Inchiyaco				—	39	2015

	Miraflor				—	127	2015

	Toroyaco				—	223	2015

Guayuyaco		52,365	35%	18,328	327	197	2030	Drilled Juanambu-1 well. Expect commercial production in fourth quarter 2007

Chaza		80,241	50%	40,121	—	—	2027	Drilled Costayaco-1 well. Production initiated in third quarter 2007

Mecaya		74,131	15%	11,120	—	61	2034	Evaluating seismic and workover opportunities

Azar		51,639	80%	41,311	—	—	2012	Evaluating seismic; reenter existing well and drill exploration well in 2008

Rio Magdalena		144,670	100%	144,670	—	—	2030	Drill exploration well in first quarter 2008

Talora		108,336	20%	21,667	—	—	2032	Drilled one exploration well. Evaluating property potential

Primavera		359,064	15%	53,860	—	—	2036	Drilled two exploration wells. Relinquished second quarter of 2007

Putumayo A		570,000	100%	570,000	—	—	2008	Evaluating exploration potential

Putumayo B		109,000	100%	109,000	—	—	2008	Filed application to convert to exploration contract

Total		1,550,565		1,010,468	692	1,095

(1)	Average oil production from date of acquisition, June 21, 2006 to December 31, 2006.

(2)	Oil reserves are proved reserves reported in thousands of barrels, net of royalties.

Santana
          The Santana block covers 1,119 acres and includes 15 producing wells in 4 fields, Linda, Mary, Miraflor and Toroyaco, and one non-producing field, Inchiyaco. Activities are governed by terms of an Association Contract with Ecopetrol, and we are the operator. The properties are subject to a 20% royalty and we hold a 35% interest in all fields with the exception of one well located in the Mary field, where we hold a 25.83% working interest. Ecopetrol holds the remaining interests. The block has been producing since 1991.
          Oil is sold to Ecopetrol and is exported via the Trans-Andean pipeline. Oil prices are defined by contract and are related to a West Texas Intermediate reference price. By contract, 25% of sales are denominated in pesos and 75% in US dollars. The production contract expires in 2015, at which time the property will be returned to the government. As a result, there will be no reclamation costs.
          In 2007, we undertook remedial work on various wells and upgraded the Mary field water processing facility.
Guayuyaco
          The Guayuyaco block covers 52,365 acres and includes the area surrounding the 4 producing fields of the Santana contract area. The Guayuyaco block is governed by an “Adjacent Play” Association Contract with Ecopetrol, resulting in a royalty of 8%. We are the operator and have a 35% participation interest. The Guayuyaco field was discovered in 2005. Two wells are now producing, with Guayuyaco-1 commencing production in February 2005 and Guayuyaco-2 beginning production in September 2005. Production (net of royalty) averaged 327 barrels per day from the date of acquisition June 21, 2006 to December 31, 2006 and 177 barrels per day for the first half of 2007. Oil quality and sales terms are comparable to Santana oil and volumes are similarly transported via the Trans-Andean pipeline for export. A combined 2D and 3D seismic survey was acquired over the block in 2005. Ecopetrol may back-in to a 30% participation interest in any new discoveries in the block.
          The contract expires in two phases: the exploration phase and the production phase. The exploration phase expires in 2008 and the production phase expires in 2030. In March 2007, we completed drilling the Juanambu-1 exploration well and we production tested the well in April and May 2007 at rates of 778 barrels per day (gross). We submitted an application for commerciality to Ecopetrol in the third quarter of 2007. We expect commercial production from Juanambu-1 to commence during the fourth quarter of 2007. During 2007, we performed remedial work on the Guayuyaco field. The property will be returned to the government upon expiration of the production contract. As a result, there will be no reclamation costs.
Rio Magdalena
          Argosy Energy International L.P. entered into the Rio Magdalena Association Contract in February 2002. The Rio Magdalena block covers 144,670 acres and is located approximately 75 km west of Bogota, Colombia. There are no reserves at this time, as this is an exploration block. We purchased Argosy’s 100% working interest in June 2006 and we are now the operator. According to the terms of the exploration contract, we are committed to drill three exploration wells prior to February 2008. The first of these wells, Popa-1, was drilled in late 2006 and was subsequently plugged and abandoned after testing oil production at non-commercial rates (60 barrels per day). The drilling for the second exploration well, Caneyes-1, began in late December 2006 and was subsequently plugged and abandoned in February 2007. We have entered the final exploration phase, which expires February 28, 2008. One additional exploration well will be drilled before the contract expires. The production contract expires in 2030 at which time the property will be returned to the government. As a result, there will be no reclamation costs.
          According to the terms of the Association Contract, Ecopetrol may back-in for a 30% participation upon commercialization, and a sliding scale royalty will apply. The royalty rate is currently at 8%.

Chaza
     The Chaza block covers 80,241 acres and is governed by the terms of an Exploration & Exploitation Contract with the government agency ANH (Hydrocarbons National Agency), reflecting improved fiscal terms in Colombia introduced in 2004. We are the operator and hold a 50% participation interest. The Costayaco-1 exploration well was drilled and completed in the second quarter of 2007 and was production tested at rates of 5,906 barrels per day (gross). This well commenced production in the third quarter of 2007 and is currently averaging approximately 1,000 barrels per day, net of royalty. We are planning two development wells at Costayaco based on available seismic data. We are also acquiring 3-D seismic over the Costayaco structure to optimize positioning of future drilling locations. In addition, we expect to initiate planning for field development as result of the Costayaco and Juanambu discoveries. The new provided reserves from the Costayaco discovery are estimated at 2.7 million barrels, net of royalty. The contract for this field expires in two phases. The exploration phase expires in 2011 and the production phase ends in 2027. The property will be returned to the government upon expiration of the production contract. As a result, there will be no reclamation costs.
Talora
     We hold a 20% working interest and are the operator for the Talora block as a result of our acquisition of Argosy. The Exploration & Exploitation Contract associated with the block was originally signed in September 2004, providing for a 6 year exploration period and 28 year production period. The Talora contract area covers 108,336 acres and is located approximately 75 km west of Bogota, Colombia. There are currently no reserves, as this is an exploration block. We commenced drilling on the Laura-1 exploration well on December 27, 2006 and it was subsequently plugged and abandoned in January 2007. Drilling of this well has fulfilled our commitment for the second exploration phase of the contract, which ended on December 31, 2006. The third exploration phase has begun and there is one commitment one drill a well associated with it. The property will be returned to the government upon expiration of the production contract. As a result, there will be no reclamation costs.
Primavera
     The Primavera Exploration & Exploitation contract was signed May 2006. The Primavera contract area covers 359,064 acres in the Llanos basin. We are the operator and have a 15% participation interest. Chaco Resources also has a 55% participation interest. In 2007, we drilled two exploration wells in the Primavera area, which were both dry. The property was relinguished in the second quarter of 2007.
Mecaya
     The Mecaya Exploration & Exploitation contract was signed June 2006. The Mecaya contract area covers 74,131 acres in southern Colombia, about 150 km southeast of Pasto. We are the operator and have a 15% participation interest. There are currently no reserves booked for this field because this is an exploration block. There is an indigenous population in the area and work plans may require local consultation. In this event, phases 1 and 2 of the exploration contract will be extended by 6 months each. The first phase has been extended to December 2007. Work plans include 2-D seismic and reprocessing, road construction, plus re-completion of the existing Mecaya-1 well bore. Phase two of the exploration contract expires in 2010. The production contract for this field expires in 2034. The property will be returned to the government upon expiration of the production contract. As a result, there will be no reclamation costs.
Azar
     We acquired an 80% interest in the Azar property in late 2006. This exploration block covers 51,639 acres. We plan to acquire seismic, re-enter an existing well and drill an exploration well in 2003. The production contract expires in 2012 for this property.

Reserves Summary – Colombia
Crude Oil - Estimated Reserves
Net to Gran Tierra, after Royalty, at December 31,

	Oil 2006 (1) (2)
	(thousand barrels)
	Proved Developed	Proved Undeveloped	Total Proved

Santana	838	—	838
Guayuyaco	196	—	196
Chaza	—	—	—
Mecaya	—	61	61
Azar	—	—	—
Rio Magdelene	—	—	—
Talora	—	—	—
Primavera	—	—	—

TOTAL	1,034	61	1,095

(1)	Reserves certified by Gaffney, Cline and Associates, as of December 31, 2006.

(2)	We have no reserves of natural gas in Colombia.
No estimates of proved reserves have been filed with any other Federal authority or agency since January 1, 2006.
Production Profile – Colombia

	Oil Production (Bbl)		Oil Price ($/Bbl)		Production Costs ($/Bbl)		Net Revenue ($/Bbl)
Net of Royalties	2005 (1)	2006	2005	2006	2005	2006	2005	2006

Santana	—	70,746	—	$51.59	—	$13.50	—	$38.09
Guayuyaco	—	63,523	—	$53.16	—	$7.61	—	$45.55

TOTAL	—	134,269	—	$52.33	—	$10.71	—	$41.62

(1)	Colombian assets were acquired June 21, 2006.
Productive Wells – Colombia

(Number of wells)	Oil Productive -Net		Oil Productive -Gross
	2005	2006	2005	2006

Santana	5	5	15	15
Guayuyaco	1	1	2	2
Chaza	—	—	—	—
Mecaya	—	—	—	—
Azar	—	—	—	—
Rio Magdelene	—	—	—	—
Talora	—	—	—	—
Primavera	—	—	—	—

TOTAL	6	6	17	17

Acreage – Colombia

	Developed Gross (1)		Developed Net (2)		Undeveloped Gross (1)		Undeveloped Net (2)
Crude Oil	2005	2006	2005	2006	2005	2006	2005	2006

Santana	—	1,119	—	392	—	—	—	—
Guayuyaco	—	52,365	—	18,328	—	—	—	—
Chaza	—	—	—	—	—	80,241	—	40,121
Mecaya	—	—	—	—	—	74,131	—	11,120
Azar	—	—	—	—	—	51,639	—	41,311
Rio Magdelena	—	—	—	—	—	144,670	—	144,670
Talora	—	—	—	—	—	108,336	—	21,667
Primavera	—	—	—	—	—	359,064	—	53,860

TOTAL	—	53,484	—	18,719	—	818,103	—	312,749

(1)	Gross represents the total acreage at each property.

(2)	Net represents our interest in the total acreage at each property.
Drilling Activity – Colombia

	Productive - Gross (1)		Productive - Net (2)		Dry - Gross		Dry - Net
	2005	2006	2005	2006	2005	2006	2005	2006

Exploration	1	—	0.35	—	—	1	—	1
Development	1	—	0.35	—	—	—	—	—

TOTAL	2	—	0.70	—	—	1	—	1

(1)	Represents the total number of wells at which there is drilling activity.

(2)	Represents Gran Tierra’s interest in the total number of wells at which there is drilling activity.
Oil and Gas Properties – Peru
Gran Tierra lands highlighted in yellow. Other licenses in grey. Green dots are producing oil fields.

Blocks 122 and 128
We were awarded two exploration blocks in Peru during 2006. Block 122 covers 1,217,730 acres and block 128 covers 2,218,503 acres. A license contract for the exploration and exploitation of hydrocarbons is effective between Gran Tierra and PeruPetro S.A. for block 128 and 122. The blocks are located in the eastern flank of the Maranon Basin in northern Peru, on the crest of the Iquitos Arch. We now hold the largest working interest in this trend. Over the next 15 to 18 months, we plan to purchase and analyze seismic data for these areas. There is a 5-20%, sliding scale, royalty rate on the lands, dependent on production levels. The exploration contracts expire in 2014 and work commitments are defined in four exploration periods spread over seven years. There is a financial commitment of $5 million over the seven years for each block which includes technical studies, seismic acquisition and the drilling of exploration wells. Acquisition of technical data is planned for the fourth quarter of 2007 to be followed by seismic work in 2008 and drilling in 2009. The production contract expires in 2044.
Acreage – Peru

	Undeveloped Gross (1)		Undeveloped Net (2)
	2005	2006	2005	2006

Block 122	—	1,217,730	—	1,217,730
Block 128	—	2,218,503	—	2,218,503

TOTAL	—	3,436,233	—	3,436,233

(1)	Gross represents the total acreage of each property.

(2)	Net represents our interest in the total acreage of each property.

MANAGEMENT
Executive Officers and Directors
     Set forth below is information regarding our directors, executive officers and key personnel as of October 15, 2007.

Name	Age	Position
Dana Coffield	49	President and Chief Executive Officer; Director
Martin H. Eden	60	Chief Financial Officer
Max Wei	58	Vice President, Operations
Rafael Orunesu	52	President, Gran Tierra Energy Argentina
Edgar Dyes	62	President, Argosy Energy/Gran Tierra Energy Colombia
Jeffrey Scott	45	Chairman of the Board of Directors
Walter Dawson	67	Director
Verne Johnson	63	Director
Nadine C. Smith	50	Director
     Our directors and officers hold office until the earlier of their death, resignation, or removal or until their successors have been qualified.
     Dana Coffield, President, Chief Executive Officer and Director. Before joining Gran Tierra as President, Chief Executive Officer and a Director in May, 2005, Mr. Coffield led the Middle East Business Unit for EnCana Corporation, North America’s largest independent oil and gas company, from 2003 through 2005. His responsibilities included business development, exploration operations, commercial evaluations, government and partner relations, planning and budgeting, environment/health/safety, security and management of several overseas operating offices. From 1998 through 2003, he was New Ventures Manager for EnCana’s predecessor — AEC International — where he expanded activities into five new countries on three continents. Mr. Coffield was previously with ARCO International for ten years, where he participated in exploration and production operations in North Africa, SE Asia and Alaska. He began his career as a mud-logger in the Texas Gulf Coast and later as a Research Assistant with the Earth Sciences and Resources Institute where he conducted geoscience research in North Africa, the Middle East and Latin America. Mr. Coffield has participated in the discovery of over 130,000,000 barrels of oil equivalent reserves.
     Mr. Coffield graduated from the University of South Carolina with a Masters of Science degree and a doctorate (PhD) in Geology, based on research conducted in the Oman Mountains in Arabia and Gulf of Suez in Egypt, respectively. He has a Bachelor of Science degree in Geological Engineering from the Colorado School of Mines. Mr. Coffield is a member of the AAPG, the GSA and the CSPG, and is a Fellow of the Explorers Club.
     Martin H. Eden, Chief Financial Officer. Mr. Eden joined our company as Chief Financial Officer on January 2, 2007. He has over 26 years experience in accounting and finance in the energy industry in Canada and overseas. He was Chief Financial Officer of Artumas Group Inc., a publicly listed Canadian oil and gas company from April 2005 to December 2006 and was a director from June to October, 2006. He has been president of Eden and Associates Ltd., a financial consulting firm, from January 1999 to present. From October 2004 to March 2005 he was CFO of Chariot Energy Inc., a Canadian private oil and gas company. From January 2004 to September 2004, he was CFO of Assure Energy Inc., a publicly traded oil and gas company listed in the United States. From January 2001 to December 2002, he was CFO of Geodyne Energy Inc., a publicly listed Canadian oil and gas company. From 1997 to 2000, he was Controller and subsequently CFO of Kyrgoil Corporation, a publicly listed Canadian oil and gas company with operations in Central Asia. He spent nine years with Nexen Inc. (1986-1996), including three years as Finance Manager for Nexen’s Yemen operations and six years in Nexen’s financial reporting and special projects areas in its Canadian head office. Mr. Eden has worked in public practice, including two years as an audit manager for Coopers & Lybrand in East Africa. Mr. Eden holds a Bachelor of Science degree in Economics from Birmingham University, England, a Masters of Business Administration from Henley Management College/Brunel University, England, and is a member of the Institute of Chartered Accountants of Alberta and the Institute of Chartered Accountants in England and Wales.

     Max Wei, Vice President, Operations. Mr. Wei is a Petroleum Engineering graduate from University of Alberta and has twenty-five years of experience as a reservoir engineer and project manager for oil and gas exploration and production in Canada, the US, Qatar, Bahrain, Oman, Kuwait, Egypt, Yemen, Pakistan, Bangladesh, Russia, Netherlands, Philippines, Malaysia, Venezuela and Ecuador, among other countries. Mr. Wei began his career with Shell Canada and later with Imperial Oil, in Heavy Oil Operations. He moved to the US in 1986 to work with Bechtel Petroleum Operations at Naval Petroleum Reserves in Elk Hills, California and eventually joined Occidental Petroleum in Bakersfield. Mr. Wei returned to Canada in 2000 as Team Leader for Qatar and Bahrain operations with AEC International and its successor, EnCana Corporation, where he worked until 2004. He completed a project management position with Petronas in Malaysia in April, 2005, before joining Gran Tierra in May, 2005.
     Mr. Wei is specialized in reservoir engineering, project management, production operations, field acquisition and development, and mentoring. He is a registered Professional Engineer in the State of California and a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta. Mr. Wei has a BSc in Petroleum Engineering from the University of Alberta and Certification in Petroleum Engineering from Southern Alberta Institute of Technology.
     Rafael Orunesu, Vice President, Latin America. Mr. Orunesu joined Gran Tierra in March 2005 and brings a mix of operations management, project evaluation, production geology, reservoir and production engineering as well as leadership skills to Gran Tierra, with a South American focus. He was most recently Engineering Manager for Pluspetrol Peru, from 1997 through 2004, responsible for planning and development operations in the Peruvian North jungle. He participated in numerous evaluation and asset purchase and sale transactions covering Latin America and North Africa, incorporating 200,000,000 barrels of oil over a five-year period. Mr. Orunesu was previously with Pluspetrol Argentina from 1990 to 1996 where he managed the technical/economic evaluation of several oil fields. He began his career with YPF, initially as a geologist in the Austral Basin of Argentina and eventually as Chief of Exploitation Geology and Engineering for the Catriel Field in the Nuequén Basin, where he was responsible for drilling programs, workovers and secondary recovery projects.
     Mr. Orunesu has a postgraduate degree in Reservoir Engineering and Exploitation Geology from Universidad Nacional de Buenos Aires and a degree in Geology from Universidad Nacional de la Plata, Argentina.
     Edgar Dyes, President Argosy Energy / Gran Tierra Energy Colombia. Mr. Dyes joined our company through the acquisition of Argosy Energy International L.P., where he was Executive Vice-President and Chief Operating Officer. His experience in the Colombian oil industry spans twenty-one years, with the last six years in charge of Argosy Energy’s planning, management, finance and administration activities. Mr. Dyes began his career with Union Texas Petroleum as a petroleum accountant, where he eventually advanced into supervision and management positions in international operations for the company. He subsequently worked for Quintana Energy Corporation; Jackson Exploration, Inc.; CSX Oil and Gas; and Garnet Resources Corporation, where he held the position of Chief Financial Officer. Mr. Dyes has worked in various financial and management roles on projects located in the United Kingdom, Germany, Indonesia, Oman, Brunei, Egypt, Somalia, Ecuador and Colombia. Mr. Dyes holds a Bachelor’s degree in Business Management from Stephen F. Austin State University, with postgraduate studies in accounting.
     Jeffrey Scott, Chairman of the Board of Directors. Mr. Scott has served as Chairman of our board of directors since January 2005. Since 2001, Mr. Scott has served as President of Postell Energy Co. Ltd., a privately held oil and gas producing company. He has extensive oil and gas management experience, beginning as a production manager of Postell Energy Co. Ltd in 1985 advancing to President in 2001. Mr. Scott is also currently a Director of Saxon Energy Services, Inc., Suroco Energy, Inc., VGS Seismic Canada Inc., and Essential Energy Services Trust, all of which are publicly traded companies. Mr. Scott holds a Bachelor of Arts degree from the University of Calgary, and a Masters of Business Administration from California Coast University.

     Walter Dawson, Director. Mr. Dawson has served as a director since January 2005. Mr. Dawson is the founder of Saxon Energy Services, a publicly traded company since 2001, and currently serves as Chairman of the Board of Directors of Saxon, which is an international oilfield services company. Before his time at Saxon, Mr. Dawson served for 19 years as President, Chief Executive Officer and a director and founded what became known as Computalog Gearhart Ltd., which is now an operating division of Precision Drilling Corp. Computalog’s primary businesses are oil and gas logging, perforating, directional drilling and fishing tools. Mr. Dawson instituted a technology center at Computalog, located in Fort Worth, Texas, a developer of electronics designed to develop wellbore logging tools. In 1993 Mr. Dawson founded what became known as Enserco Energy Services Company Inc., formerly Bonus Resource Services Corp. Enserco entered the well servicing businesses through the acquisition of 26 independent Canadian service rig operators. Mr. Dawson is currently a director of VGS Seismic Canada Inc., Suroco Energy, Inc. and Action Energy Inc. (formerly High Plains Energy Inc.) all of which are publicly traded companies.
     Verne Johnson, Director. Mr. Johnson has served as a director since April 2005. Starting with Imperial Oil in 1966, he has spent his entire career in the petroleum industry, primarily in western Canada, contributing to the growth of oil and gas companies of various sizes. He worked with Imperial Oil Limited until 1981 (including two years with Exxon Corporation in New York from 1977 to 1979). From 1981 to 2000, Mr. Johnson served in senior capacities with companies such as Paragon Petroleum Ltd., ELAN Energy Inc., Ziff Energy Group and Enerplus Resources Group. He was President and Chief Executive Officer of ELAN Energy Inc., President of Paragon Petroleum and Senior Vice President of Enerplus Resources Group until February 2002. Mr. Johnson retired in February 2002. Mr. Johnson is a director of Fort Chicago Energy Partners LP, Harvest Energy Trust, Blue Mountain Energy Ltd., Builders Energy Services Trust and Mystique Energy, all publicly traded companies. Mr. Johnson received a Bachelor of Science degree in Mechanical Engineering from the University of Manitoba in 1966. He is currently president of his private family company, KristErin Resources Ltd.
     Nadine C. Smith, Director. Ms. Smith has served as a director since January 10, 2006. She has served as a director of Patterson-UTI, which is traded on NASDAQ, since May 2001 and served as a director of UTI from 1995 to May 2001. Ms. Smith is also a director of American Retirement Corporation, a New York Stock Exchange listed company that owns and manages senior housing properties. From August 2000 to December 2001, Ms. Smith was President of Final Arrangements, LLC, a company providing software and web-based internet services to the funeral industry. From April 2000 to August 2000, she served as the President of Aegis Asset Management, Inc., an asset management company. From 1997 to April 2000, Ms. Smith was President and Chief Executive Officer of Enidan Capital Corp., an investment company. Previously, Ms. Smith was an investment banker and principal with NC Smith & Co. and The First Boston Corporation and a management consultant with McKinsey & Co. Ms. Smith holds a Bachelor of Science degree in economics from Smith College and a Masters of Business Administration from Yale University.
     Our above-listed officers and directors have neither been convicted in any criminal proceeding during the past five years nor been parties to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities law or commodities law. Similarly, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has any bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

     Our board of directors consists of six directors and includes two committees: an audit committee and a compensation committee. We adhere to the Nasdaq Marketplace Rules in determining whether a director is independent and our board of directors has determined that four of our six directors, Messrs. Scott, Johnson and Dawson and Ms. Smith, are “independent” within the meaning of Rule 4200(a)(15) of the NASD’s published listing standards.
Compensation Discussion and Analysis
     All dollar amounts discussed below are in U.S. dollars. To the extent that contractual amounts are in Canadian dollars, they have been converted into US dollars for the purposes of the discussion below at an exchange rate of one Canadian dollar to US $0.8581, which is the conversion rate at December 31, 2006.
Compensation Objectives
     The overall objectives of our compensation program are to attract and retain key executives who are the best suited to make our company successful and to reward individual performance to motivate our executives to accomplish our goals.
Compensation Process
     The Compensation Committee recommends amounts of compensation for the Chief Executive Officer for approval by our board of directors. Our Chief Executive Officer recommends amounts of compensation for our other executive officers to our Compensation Committee, which considers these recommendations in connection with the goals and criteria discussed below. The Compensation Committee then makes its determination, taking our Chief Executive Officer’s recommendations into account, and makes its recommendations to our board of directors for approval.
     Our practice is to consider compensation annually (at year-end), including the award of equity based compensation. Our Compensation Committee is currently defining items of corporate performance to be considered in future compensation, which it expects will include budget targets (production, reserves, capital expenditures, operating costs), financial measures (e.g., liquidity) and share price performance, in addition to other objectives. Our compensation practices to date have been largely discretionary but within an increasingly formalized framework. Our Compensation Committee intends to define elements of personal performance by the achievement of agreed objectives. This process is expected to be initiated by the Chief Executive Officer, whose objectives will be documented and accepted by the board of directors. Objectives for the remaining executives are within the context of the Chief Executive Officer’s objectives and include other, more specific goals. This process has been initiated for 2007.
Elements of Compensation
     Our Compensation Committee, which consists of three non-executive directors, has determined that we shall have three basic elements of compensation — base salary, cash bonus and equity incentives. Each component has a different purpose.
     We believe that base salaries at this stage in our growth must be competitive in order to retain our executive. We believe that principal performance incentives should be in the form of long-term equity incentives given the financial resources of our company and the longer-term nature of our business plan. Long-term incentives to date have been in the form of stock options but our equity incentive plan also provides for other incentive forms, such as restricted stock and stock bonuses, which the Compensation Committee is not considering at this time. Short-term cash bonuses are a common element of compensation in our industry and among our peers to which we must pay attention, but our ability and desire to use cash bonuses are closely tied to the immediate cash resources of our company. The Compensation Committee ultimately considers the split between the three forms of compensation relative to our peers for each position, relative to the contributions of each executive, and the operational and financial achievements of our company and our financial resources. This exercise has been based on consensus among the members of the Compensation Committee.
     Executive compensation through 2005 and the first part of 2006 was sufficient to attract and retain our management team but had fallen significantly behind industry norms by the end of 2006 and as our company grew beyond a start-up phase. In late-2006, the Compensation Committee determined that it was necessary to review compensation and subscribed to the compensation survey described below as a starting point for a more structured and competitive compensation process. Our goal is to provide competitive compensation and an appropriate compensation structure for an emerging oil and gas company relative to our stage of growth, financial resources and success.
Third Party Source Used
     In late 2006, we subscribed to the “2006 Mercer Total Compensation Survey for the Petroleum Industry,” which covers oil and gas companies located in Canada, and which presents compensation components and statistical ranges by position description for peer groupings within the industry. The survey is published annually and is widely recognized as a leading survey of its kind in Canada.
     The survey provider is Mercer Human Resource Consulting. The primary purpose of the survey is to collect and consolidate meaningful data on salaries and benefits in the oil and gas industry in Canada, including those with international operations. The original survey participants were 158 companies in the oil and gas industry based in Canada, including those with international operations. The survey divided the 158 companies into six peer groups based on relative levels of production and revenues. There are 48 companies in our peer group with average production between 1,000 and 4,000 barrels of oil equivalent per day, including those with international operations. The results of the survey and the participants are confidential and cannot be disclosed in accordance with the confidentiality agreement signed with the survey provider.
Salary
     Salary amounts for our executive officers for 2006 was pre-determined based on individually-negotiated agreements with each of the executive officers when they joined our company. Prior to November 2005, we were a private Canadian company incorporated in January 2005. For 2005 and for 2006, the four inaugural executives of our company received the same base salary of approximately $150,000 per year. Rafael Orunesu, who is President of our operations in Argentina, was the first hire of our company in March 2005. Mr. Orunesu negotiated his employment agreement directly with our board of directors. Dana Coffield, James Hart and Max Wei, who are located in Calgary, joined Gran Tierra in May 2005 and collectively negotiated terms of their employment with our board of directors. As a start-up company with limited financial resources, base salary in all instances was a discount to prior base salaries for each executive at their previous employer. All executives agreed to the same base compensation to reflect the team nature of the venture. All signed employment agreements outlined the potential for base salary increases, equity incentives and cash bonuses if deemed appropriate by the board of directors. The agreements did not specify the amount or any criteria for determining the bonuses and equity incentives, and so these determinations may be made by our board of directors in its sole discretion. The executives purchased founding shares to substantiate their commitment to our company and provide additional financial incentives.
     In April 2006, Mr. Dyes became our President, Argosy Energy/Gran Tierra Energy Colombia. He too negotiated his employment agreement, which provided for his annual base salary of $105,000 plus an annual supplemental salary of up to $42,000, the exact amount to be determined by the amount of time that he spends in Colombia in excess of what is required under the employment agreement. This agreement, too, did not specify the amount or any criteria for determining the bonuses and equity incentives, and so these determinations may be made by our board of directors in its sole discretion.
     In January 2007, Mr. Eden became our Chief Financial Officer. The terms of Mr. Eden’s employment agreement were individually negotiated by Mr. Eden, and are described below in “Agreements with Executive Officers”. The agreement did not specify the amount or any criteria for determining the bonuses and equity incentives, and so these determinations may be made by our board of directors in its sole discretion.
     For 2007, the Compensation Committee recommended to the board of directors, and our board of directors approved, modest increases to the salaries of our executive officers, so that their annual salaries for 2007 will be as follows:
Mr. Coffield — $214,525
Mr. Hart — $193,073
Mr. Wei — $171,620
Mr. Orunesu — $180,000
Mr. Dyes — $180,000

     These base salaries were determined by our Compensation Committee based upon its review of the Mercer survey, targeting the 50th — 75th percentile as being appropriate to retain the services of our executives, the exact amount determined by the Compensation Committee’s subjective assessment of the appropriate salary for each executive given their performance and roles within our company.
Bonus
     No cash bonuses were paid to our executives for 2005 as this was deemed inappropriate by mutual agreement of our board of directors and our executives for our first year of operation.
     In 2006, our Compensation Committee used the Mercer survey to establish bonuses for our executives. In doing so, the Compensation Committee targeted the 50th — 75th percentile for the position within the peer group for the industry as being appropriate to retain the services of our executives. In doing so, the Compensation Committee did not use any pre-determined criteria or formulas, but rather based its decisions within that range based on its subjective assessment of the executives’ contribution to our company, our company’s operational and financial results, and our financial resources, taken as a whole.
     For 2007 we are in the process of implementing a more objective approach but our Compensation Committee has not finalized items of corporate performance to be considered for 2007. These benchmarks are likely to include various operating and financial measures, but the specific measures for corporate performance and weighting of all measures have not been determined.
     Target bonuses for 2007 for our executive officers have not been set for 2007.
     Individual objectives have been defined for 2007 as follows:
     Chief Executive Officer — The principal objectives for our Chief Executive Officer and President, which have been recommended by our Compensation Committee and approved by our board of directors, are as follows:
•	Execute approved $13.5 million capital expenditure work program (within +/- 10% of budget) which includes the drilling of 10 exploration wells, 8 in Colombia and 2 in Argentina.

•	Exit 2007 at production rate of 2,000 barrels of oil per day, net after royalty

•	Add 2.9 million barrels of proven, probable and possible oil reserves

•	Maintain direct finding costs for new oil reserves at $4.67 per barrel

•	Reduce general and administration costs by 10% on a barrel of oil produced basis

•	Reduce operating costs by 10% per barrel of oil produced

•	Environment Health Safety and Security — meet or exceed relevant industry standards; target zero lost time incidents

•	Ensure all regulatory and financial commitments with host government agencies are met

•	Ensure, with Chief Financial Officer, that all financial reporting, controls and procedures, budgeting and forecasting, and corporate governance requirements are identified and maintained

•	Move Gran Tierra off OTC Bulletin Board to senior exchange

•	Resolve current registration statement and associated penalty issues

•	Revise our strategy and position to execute next step change in growth

•	Increase both personal and Gran Tierra exposure to current and potential new shareholder base
     Chief Financial Officer — The principal objectives for our Chief Financial Officer are as follows:
•	Maintain, develop and enhance management and financial reporting systems

•	Develop and enhance budgeting and forecasting systems

•	Assist our Chief Executive Officer in developing corporate strategy and long-term plan

•	Ensure compliance with Sarbanes Oxley requirements, including implementation of corporate governance, internal controls and financial disclosure controls

•	Secure additional sources of financing as required

•	Assist our Chief Executive Officer in developing and implementing an investor relations strategy

•	Address tax planning strategies

•	Assist our Chief Executive Officer in developing administration and human resources function
     Vice-President, Operations — The principal objectives for the Vice-President, Operations are:
•	Exit 2007 at 2,000 barrels of oil per day, net after royalty

•	Add 2.9 million barrels of proven, probable and possible oil reserves

•	Reduce operating costs by 10% per barrel of oil produced

•	Meet or exceed relevant Environment Health Safety and Security industry standards, targeting zero lost time incidents

•	Design, implement, test and monitor emergency response plans for all operating arenas

•	Complete 2007 drilling/workover program within budget and without incidents

•	Design and manage peer review of all proposed drilling, production and facility upgrade projects, ensuring standardized commercial evaluations are undertaken for each

•	Design and manage post-mortem reviews of all drilling, production and facility upgrade projects, explaining any deviations from plan or budget, and distributing learnings to peers for integration into future projects

•	Identify opportunities from current portfolio of exploration and development leads on our existing land base for 2008 drilling

•	Ensure integration of all IT (Information Technology) applications and hardware in all our operating offices
President, Gran Tierra Energy Colombia and the President, Gran Tierra Argentina — The principal objectives for the President, Gran Tierra Energy Colombia and the President, Gran Tierra Argentina for 2007 have been defined in context of the 2007 Budget, which defines a work program, capital expenditure budget and operating results for the year. No personal objectives have been defined at this time.
     The weighting of all of the individual performance goals have not been determined, nor has the percentage contribution of the individual performance goals to bonus determination been determined, but will be set prior to the end of 2007.
Equity Incentives
     In November 2005, an equal number of stock options (162,500) were granted to each executive officer then with our company when we became a public company and under the terms of our 2005 Equity Incentive Plan. These awards were deemed appropriate by our board of directors based on its subjective assessment as to the appropriate level, and were equal to reflect the equal contributions of each executive. No options had been granted prior to this time.
     In November 2006, our Compensation Committee granted options to each of our executive officers as follows: Mr. Coffield, 200,000 shares; Mr. Hart, 125,000 shares; Mr. Wei, 100,000 shares; Mr. Orunesu, 100,000 shares; and Mr. Dyes, 100,000 shares. The Compensation Committee determined the level of these awards based on the Mercer survey, again targeting the 50th - 75th percentile for the position within the peer group for the industry based on value according to a Black-Scholes calculation. In doing so, the Compensation Committee did not use any pre-determined criteria or formulas, but rather based its decisions within that range based on its subjective assessment of the appropriate incentive level given the executives’ respective roles in our company.
     In connection with Mr. Eden joining our company, our Compensation Committee granted him an option to purchase 225,000 shares of our common stock. The amount of the stock options was negotiated with Mr. Eden in connection with the negotiation of his employment agreement.

Termination and Change in Control Provisions
     Our employment agreements with our executive officers contain termination and change in control provisions. These provisions provide that our executive officers will receive severance payments in the event that their employment is terminated other than for “cause” or if they terminate their employment with us for “good reason,” as discussed in “Agreements with Executive Officers” below. The termination and change-in control provisions are industry standard clauses reached with the executives in arms-length negotiations at the time that they entered into the employment agreements with us.

Summary Compensation Table
     All dollar amounts set forth in the following tables reflecting executive officer and director compensation are in U.S. dollars.
     The following table shows for the fiscal year ended December 31, 2006, compensation awarded to or paid to, or earned by, our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers at December 31, 2006 (the “Named Executive Officers”):

Summary Compensation Table for Fiscal 2006

Name and				Option	All Other
principal		Salary ($)	Bonus	Awards	Compensation ($)
position	Year	(1)	($)	($) (2)(3)	(4)	Total ($)

Dana Coffield
President and Chief Executive Officer	2006	$154,458	$92,250	$23,400	—	$270,108
James Hart Former
Vice President, Finance and Chief Financial Officer	2006	$154,458	$92,250	$14,625	—	$261,133
Rafael Orunesu President, Gran Tierra Argentina	2006	$150,000	$42,907	$11,700	$9,200	$213,807
Max Wei Vice President, Operations	2006	$154,458	$42,907	$17,503	—	$214,868
Edgar Dyes President, Argosy Energy/Gran Tierra Energy Columbia	2006	$138,750	$25,000	—	—	$163,750

(1)	Dana Coffield and James Hart salaries and bonus are paid in Canadian dollars and converted into US dollars for the purposes of the above table at the December 31, 2006 exchange rate of one Canadian dollar to US $0.8581.

(2)	Granted under terms of our 2005 Equity Incentive Plan.

(3)	Assumptions made in the valuation of stock options granted are discussed in Note 6 to our 2006 Consolidated Financial Statements. Reflects the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding estimates of forfeiture.

(4)	Cost of living allowance.
Grants of Plan-Based Awards
     The following table shows for the fiscal year ended December 31, 2006, certain information regarding grants of plan-based awards to the Named Executive Officers:
Grants of Plan-Based Awards in Fiscal 2006

		All Other Option Awards:		Grant Date Fair Value of
		Number of Securities	Exercise or Base Price of	Stock and Option
		Underlying Options	Option Awards	Awards
Name	Grant Date	(#)	($/Sh)	($)(1)
Mr. Coffield	11/8/2006	200,000	1.27	$84,080
Mr. Hart	11/8/2006	125,000	1.27	$52,550
Mr. Wei	11/8/2006	100,000	1.27	$42,550
Mr. Orunesu	11/8/2006	100,000	1.27	$42,550
Mr. Dyes	11/8/2006	100,000	1.27	$42,550

(1)	Represents the grant date fair value of such option award as determined in accordance with SFAS 123R. These amounts have been calculated in accordance with SFAS No. 123R using the Black Scholes valuation model.

Agreements with Executive Officers
     We have entered into executive employment agreements with all members of our current management team. The employment agreements entered into between Gran Tierra and Dana Coffield, James Hart and Max Wei have identical terms except for the position held by each such person and terms related to participation on the board of directors for Mr. Coffield and Mr. Hart. The respective employment agreements provide for an initial annual base salary of CDN$180,000 ($154,458 US dollars) and provide (a) for the executive to receive an annual bonus as determined by our board of directors, and (b) the right to participate in our stock option plans in the event of an initial public offering of our common stock. The bonuses are to be paid within 60 days of the end of the preceding year based on the executive performance. The agreements do not provide for any criteria for determining the magnitude of the bonuses and option grants and, therefore, the determination of the bonuses and grants are in the sole discretion of the board of directors, using the criteria the board of directors deem appropriate.
     The executives employment agreements became effective on May 1, 2005 and have initial terms of three-years, subject to extension or earlier termination and provide for severance payments to each employee, in the event the employee is terminated without cause or the employee terminates the agreement for good reason, in the amount of two times total compensation for the prior year. “Good reason” includes an adverse change in the executive’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for “cause”). Initial contract terms for Messrs. Coffield, Hart and Wei included rights to purchase 200,000 shares of our common stock before an initial public offering. These rights have been removed, with the mutual consent of Gran Tierra and the applicable executives. All agreements include standard indemnity, insurance, non-competition and confidentiality provisions.
     We have also entered into an employment agreement with Mr. Orunesu, through our Ecudorian subsidiary which provides for an initial annual base salary of $150,000, annual bonuses and options as may be determined by the board of directors in its sole discretion. The contract includes provision for payment of a cost of living adjustment of $55,200 per year. The agreement became effective on March 1, 2005 and has an initial term of two years, which is subject to extension or earlier termination. The agreement provides for severance payments in the event of the employee’s termination without cause or for good reason, in an amount equal to the salary payable under the employment agreement during any remaining time in the initial two year term. Initial rights provided in Mr. Orunesu’s agreement, to purchase 200,000 shares of our common stock before an initial public offering, have since been removed with mutual consent of us and Mr. Orunesu.
     We entered into an employment agreement with Mr. Dyes, President of Gran Tierra Colombia, formerly Argosy Energy International, which provides for an initial base salary of $108,000 per year plus a supplemental amount of up to $42,000 per year if he provides services in excess of 15 days per month in Colombia. In addition, the agreement provides for an annual bonus along the same terms as described above for Messrs. Coffield, Hart and Wei, as well as the right to participate in our company’s stock option plans, without specifying the amount or criteria used. The contract became effective on April 1, 2006 and terminates on April 1, 2008. Mr. Dyes also receives reasonable living expenses while performing his duties in Colombia. The agreement provides for severance payments equal to the amount of base salary plus bonus received for the prior 12-month period in the event of termination without cause, termination for good reason or termination for disability, prorated for the remaining term of the agreement, payable within 30 days.
     On December 1, 2006, we entered into an executive employment agreement with Mr. Eden that provides for an initial annual base salary of CDN$ 225,000 ($193,073) In addition, the agreement provides for an annual bonus along the same terms as described above of Messrs. Coffield, Hart and Wei, as well as the right to participate in our company’s stock option plans, without specifying the amount of criteria used. Mr. Eden’s employment agreement became effective on January 2, 2007 and has an initial term of three years, subject to extension or earlier termination and provides for severance payments, in the event he is terminated without cause or terminates the agreement for good reason, in the amount of the greater of total cash compensation of the remaining term and one year’s total cash compensation, with total cash compensation meaning annualized salary plus bonus for the prior 12-month period. “Good reason” includes an adverse change in the Mr. Eden’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for “cause”). Mr. Eden’s employment agreement includes customary indemnity, insurance, non-competition and confidentiality provisions.
Outstanding Equity Awards at Fiscal year -end.
The following table shows for the fiscal year ended December 31, 2006, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.
The following table provides information concerning unexercised options for each Named Executive, based on the executives performance Officer outstanding as of December 31, 2006.

	Number of Securities	Number of Securities
	Underlying	Underlying Unexercised
	Unexercised Options	Options
	(#)	(#)		Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable		($)	Date

Dana Coffield	54,167 (1)	108,333	(2)	$0.80	11/10/2015
		200,000	(3)	$1.27	11/8/2016

James Hart	54,167 (1)	108,333	(2)	$0.80	11/10/2015
		125,000	(3)	$1.27	11/8/2016

Max Wei	54,167 (1)	108,333	(2)	$0.80	11/10/2015
		100,000	(3)	$1.27	11/8/2016

Rafael Orunesu	54,167 (1)	108,333	(2)	$0.80	11/10/2015
		100,000	(3)	$1.27	11/8/2016

Edgar Dyes	—	100,000	(3)	$1.27	11/8/2016

(1)	The right to exercise the shares reported in this column vested on November 10, 2006.

(2)	The right to exercise one-half of the shares reported in this column will vest on November 10, 2007 and November 10, 2008, in each such case if the option holder is still employed by Gran Tierra on such date.

(3)	The right to exercise one-third of the shares reported in this column will vest on each of November 8, 2007, November 8, 2009 and November 8, 2010.
Potential Payouts Upon Termination or Change in Control
     In the event of a termination for “good reason” including a change in control of the company, Messrs. Coffield, Hart and Wei are eligible to receive a payment of two times prior year total compensation. Payment to Mr. Orunesu is equal to salary payable under the agreement from the time of the event to the remaining term of the contract. Payment to Mr. Dyes is equal to prior year compensation. If a change of control had occurred on December 31, 2006, and our named executive officers terminated for good reason, or if they were terminated other than for cause, they would have received the following payments:

Name	Payment
Mr. Coffield	$493,416
Mr. Hart	$493,416
Mr. Wei	$394,730
Mr. Orunesu	$37,500
Mr. Dyes	$163,750
     Subsequent to December 31, 2006, Mr. Hart resigned as an employee of our company and, therefore, is not entitled to receive any payments under these arrangements.

Director Compensation

Name	Option Awards ($)(1)	Total ($)

Jeffrey Scott	$16,156	$16,156
Walter Dawson	$10,771	$10,771
Verne Johnson	$10,771	$10,771
Nadine C. Smith	$10,771	$10,771

(1)	The stock options were granted under terms of our 2005 Equity Incentive Plan in 2005. Assumptions made in the valuation of stock options granted are discussed in Note 6 to our 2006 Consolidated Financial Statements. Reflects the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding estimates of forfeiture.
     There were no compensation arrangements in place in 2006 for the members of our board of directors who are not also our employees. In 2007, we intend to pay a fee of $12,872 per year to each director who serves on our board of directors and an additional $12,872 per year for the chairman of our board of directors. We will also pay an additional fee of $6,436 per year for each committee chair and a fee of $644 for each meeting attended. Directors who are not our employees are eligible to receive awards under our 2005 Equity Incentive Plan. Compensation arrangements with the directors who are also our employees are described in the preceding sections of this prospectus under the heading “Executive Compensation.”
Compensation Committee Interlocks and Insider participation
     Our Compensation Committee currently consists of Mr. Johnson, Mr. Scott and Mr. Dawson. None of the members of our Compensation Committee has at any time been an officer or employee of Gran Tierra. No member of our Board or our Compensation Committee served as an executive officer of another entity that had one or more of our executive officers serving as a member of that entity’s board or compensation committee.
PRINCIPAL AND SELLING STOCKHOLDERS
     The following table sets forth information regarding the beneficial ownership of our common stock as of August 13, 2007 by (1) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of the common stock; (2) each of our directors and officers; and (3) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is 300, 611-10th Avenue, S.W., Calgary, Alberta, Canada, T2R 0B2. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days following August 13, 2007 are deemed outstanding for computing the share ownership and percentage of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person. All share numbers and ownership percentage calculations below assume that all Exchangeable Shares of Goldstrike Exchange Co. have been converted on a one-for-one basis into corresponding shares of our common stock.

	Amount and Nature of
Name and Address of Beneficial Owner (1)	Beneficial Ownership	Percentage of Class
Dana Coffield (2)	1,888,829	1.99%
James Hart (3)	1,743,850	1.84%
Max Wei (4)	1,783,834	1.88%
Rafael Orunesu (5)	1,863,850	1.97%
Edgar Dyes	—	—
Jeffrey Scott (6)	2,563,861	2.70%
Walter Dawson (7)	3,005,952	3.16%
Verne Johnson (8)	1,662,884	1.75%
Nadine C. Smith (9)	2,099,094	2.21%
Greywolf Capital Management LP (10)	10,142,001	10.35%
Millennium Global Investments Limited (11)	5,002,500	5.19%
US Global Investors, Inc. (12)	5,858,675	6.08%
Directors and officers as a group (total of 10 persons) (13)	16,612,154	17.26%

(1)	Beneficial ownership is calculated based on 94,674,410 shares of common stock issued and outstanding as of August 13, 2007, which number includes shares of common stock issuable upon the exchange of the exchangeable shares of Goldstrike Exchange Co. issued to certain former holders of Gran Tierra Canada’s common stock. Beneficial ownership is determined in accordance with Rule 13d-3 of the SEC. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of August 13, 2007. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

(2)	The number of shares beneficially owned includes an option to acquire 54,167 shares of common stock exercisable within 60 days of August 13, 2007, and shares issuable upon exercise of warrants to acquire 48,328 shares of common stock exercisable within 60 days of August 13, 2007. The number of shares beneficially owned also includes 1,689,683 exchangeable shares.

(3)	The number of shares beneficially owned includes an option to acquire 54,167 shares of common stock exercisable within 60 days of August 13, 2007. All other shares beneficially owned by such stockholder are exchangeable shares.

(4)	The number of shares beneficially owned includes an option to acquire 54,167 shares of common stock exerciseable within 60 days of August 13, 2007, and shares issuable upon exercise of a warrant to acquire 13,328 shares of common stock exercisable within 60 days of August 13, 2007. The number of shares beneficially owned also includes 1,689,683 exchangeable shares.

(5)	The number of shares beneficially owned includes an option to acquire 54,167 shares of common stock exerciseable within 60 days of August 13, 2007, and shares issuable upon exercise of a warrant to acquire 40,000 shares of common stock exercisable within 60 days of August 13, 2007. The number of shares beneficially owned also includes 1,689,683 exchangeable shares.

(6)	The number of shares beneficially owned includes an option to acquire 50,000 shares of common stock exercisable within 60 days of August 13, 2007, and shares issuable upon exercise of warrants to acquire 274,991 shares of common stock exercisable within 60 days of August 13, 2007. The number of shares beneficially owned also includes 1,688,889 exchangeable shares.

(7)	The number of shares beneficially owned includes an option to acquire 33,333 shares of common stock exercisable within 60 days of August 13, 2007. The number beneficially owned also includes shares issuable upon exercise of warrants to acquire 375,000 shares of common stock exercisable within 60 days of August 13, 2007, of which warrants to acquire 275,000 shares are held by Perfco Investments Ltd. (“Perfco”). The number of shares beneficially owned also includes 550,000 shares of common stock directly owned by Perfco and 158,730 shares of common stock directly owned by Mr. Dawson’s spouse. The number of shares beneficially owned includes 1,688,889 exchangeable shares, of which 1,587,302 are held by Perfco. Mr. Dawson is the sole owner of Perfco and has sole voting and investment power over the shares beneficially owned by Perfco. Mr. Dawson disclaims beneficial ownership over the shares owned by Mr. Dawson’s spouse.

(8)	The number of shares beneficially owned includes an option to acquire 33,333 shares of common stock exercisable within 60 days of August 13, 2007, and shares issuable upon exercise of a warrant to acquire 112,496 shares of common stock exercisable within 60 days of August 13, 2007. The number of shares beneficially owned includes 1,292,064 exchangeable shares, of which 396,825 are held by KirstErin Resources, Ltd., a private family-owned business of which Mr. Johnson is the President. Mr. Johnson has sole voting and investment power over the shares held by KirstErin Resources, Ltd.

(9)	The number of shares beneficially owned includes an option to acquire 33,333 shares of common stock exercisable within 60 days of August 13, 2007, shares issuable upon exercise of a warrant to acquire 362,500 shares of common stock exercisable within 60 days of August 13, 2007, and 100,000 shares and shares issuable upon exercise of a warrant to acquire 50,000 shares of common stock exercisable within 60 days of August 13, 2007 held by John D. Long, Jr., Ms. Smith’s spouse.

(10)	Greywolf Capital Management LP is the investment manager for (a) Greywolf Capital Overseas Fund (“GCOF”), which owns 4,899,400 shares of common stock and a warrant to acquire 2,400,000 shares of common stock exercisable within 60 days of August 13, 2007, and (b) Greywolf Capital Partners II (“GCP”), which owns 1,931,267 shares of common stock and a warrant to acquire 933,334 shares of common stock exercisable within 60 days of August 13, 2007. William Troy has the power to vote and dispose of the shares of common stock beneficially owned by GCOF and GCP. The address for Greywolf Capital Management LP is 4 Manhattanville Road, Purchase, NY 10577.

(11)	Includes shares beneficially owned by Millennium Global High Yield Fund Limited (the “High Yield Fund”) and Millennium Global Natural Resources Fund Limited (the “Natural Resources Fund”). The High Yield Fund owns 2,668,000 shares of common stock and a warrant to acquire 1,334,000 shares of common stock exercisable within 60 days of August 13, 2007. The Natural Resources Fund owns 667,000 shares of common stock and a warrant to acquire 333,500 shares of common stock exercisable within 60 days of August 13, 2007. Joseph Strubel has the power to vote and dispose of the shares of common stock beneficially owned by the High Yield Fund and the Natural Resources Fund. The address for Millennium Global Investments Limited is 57-59 St. James Street, London, U.K., SW1A 1LD.

(12)	Includes shares beneficially owned by US Global Investors — Global Resources Fund (the “Global Fund”) and US Global Investors — Balanced Natural Resources Fund (the “Balanced Fund”). The Global Fund owns 3,883,675 shares of common stock and a warrant to acquire 1,550,000 shares of common stock exercisable within 60 days of August 13, 2007. The Balanced Fund owns 233,333 shares of common stock and a warrant to acquire 116,667 shares of common stock exercisable within 60 days of August 13, 2007. The remaining 858,675 shares of common stock are owned by the Meridian Resources Fund. U.S. Global Investors has the power to vote and dispose of the shares of common stock beneficially owned by the Global Fund, the Balanced fund and the Meridian Resources Fund. The address for US Global Investors, Inc. is 7900 Callaghan Road, San Antonio, Texas 78229.

(13)	The number of shares beneficially owned includes options to acquire 366,667 shares of common stock exercisable within 60 days of August 13, 2007, and warrants to acquire 1,226,642 shares of common stock exercisable within 60 days of August 13, 2007. The number of shares beneficially owned also includes 11,428,574 exchangeable shares.
Selling Stockholders
     This propsectus covers the offer and sale of shares issued or issuable upon to the selling stockholders upon exchange of exchangeable shares of Gran Tierra Goldstrike, Inc., an indirect subsidiary of Gran Tierra Energy Inc. previously held or currently held by the selling stockholders. The exchangeable shares were issued to the selling stockholders in a private offering in November 2005. Also includes 2,920,574 shares issuable upon exercise of warrants held by three selling stockholders issued in connection with a private placement in June 2006.
     The following table sets forth information about the number of shares beneficially owned by each selling stockholder that may be offered from time to time under this prospectus. Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by the selling stockholder may be deemed to be underwriting commissions.
     The table below has been prepared based upon the information furnished to us by the selling stockholders as of September 15, 2007. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.
     We have been advised, as noted below in the footnotes to the table, three of the selling stockholders are broker-dealers and none of the selling stockholders are affiliates of broker-dealers. We have been advised that each such affiliate of a broker-dealer purchased our common stock and warrants in the ordinary course of business, not for resale, and at the time of purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.
     The following table sets forth the name of each selling stockholder, the nature of any position, office, or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by such stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.
     Beneficial ownership is calculated based on 94,863,576 shares of our common stock outstanding as of September 15, 2007, which includes 14,946,030 exchangeable shares of Goldstrike Exchange Co. issued to holders of Gran Tierra Canada’s common stock. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or become exercisable within 60 days of September 15, 2007 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of the table. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.

REGISTER OF HOLDERS OF EXCHANGEABLE SHARES OF
GRAN TIERRA GOLDSTRIKE INC.

				Shares of Common	Percentage of
		Shares of Common		Stock Beneficially	Common Stock
		Stock Beneficially		Owned upon	Beneficially Owned
		Owned Before the	Shares of Common	Completion of	Upon Completion of
Footnote	Shareholder	Offering	Stock Being Offered	Offering	Offering
1	Jeffrey J. Scott	2,563,861	1,688,889	874,972	*
2	Walter A. Dawson	3,005,952	101,587	2,904,365	3.05%
3	Margaret A. Dawson	158,730	158,730	0	*
4	Perfco Investments Ltd.	2,412,302	1,587,302	825,000	*
5	Verne G. Johnson	1,808,713	895,238	913,475	*
6	KristErin Resources Inc.	396,825	396,825	0	*
	Randall Pounds	317,460	317,460	0	*
7	Rafael Orunesu	1,863,850	1,689,683	174,167	*
8	Dana Coffield	2,117,560	1,689,683	427,877	*
9	M. C. Coffield	228,730	158,730	70,000	*
10	Max Hsu Wei	1,783,834	1,689,683	94,151	*
11	James Robert Hart	1,743,850	1,689,683	54,167	*
12	Mark Wayne	793,651	793,651	0	*
13	Adeco Exploration Company Ltd.	158,730	158,730	0	*
	Luc Chartrand	233,730	158,730	75,000	*
14	John Taylor	183,730	158,730	25,000	*
	Barry R. Balsillie	208,730	158,730	50,000	*
15	William J. Scott	388,095	158,730	229,365	*
16	Dale Foster	341,797	79,365	262,432	*
17	The Roger Tang Family Trust	158,730	158,730	0	*
18	Josef Hocher	158,730	158,730	0	*
	Keith Bekker	79,365	79,365	0	*
12	Dennis Flanagan	158,730	158,730	0	*
19	Soderglen Ranches Ltd.	258,730	158,730	100,000	*
12	David Roger Keith	158,730	158,730	0	*
20	Robert D. Steele	472,460	317,460	155,000	*
12	James Greenslade	158,730	158,730	0	*
21	Donald A. Wright	1,658,730	158,730	1,500,000	1.57%
	Gary R. Smith	158,730	158,730	0	*
22	Neil MacKenzie	258,730	158,730	100,000	*
12	Ahmed Hussain Al-Khalaf	158,730	158,730	0	*
23	Argentiere Ltd.	158,730	158,730	0	*
24	1110071 Ontario Inc.	317,460	317,460	0	*
25	Slapco Ltd.	104,761	104,761	0	*

				Shares of Common	Percentage of
		Shares of Common		Stock Beneficially	Common Stock
		Stock Beneficially		Owned upon	Beneficially Owned
		Owned Before the	Shares of Common	Completion of	Upon Completion of
Footnote	Shareholder	Offering	Stock Being Offered	Offering	Offering
26	H. Alexander Rowlands	212,699	212,699	0	*
27	411205 Alberta Ltd.	1,587,302	1,587,302	0	*
28	Edward J. Muchowski	308,730	158,730	150,000
12	Reg Greenslade	158,730	158,730	0	*
12	Gordon Skulmoski	79,365	79,365	0	*
29	Deutsche Bank Securities Inc.	1,308,291	1,308,291	0	*
29	SMH Capital Inc.	1,308,921	1,308,921	0	*
30	Canaccord Capital Corporation	207,847	207,847	0	*
	Totals	30,302,091	21,317,120	8,984,971
* Less than one percent.
1	Includes 1,688,889 shares of common stock issuable upon the exchange of exchangeable shares and 324,991 shares of common stock issuable pursuant to options and warrants exercisable within 60 days of September 15, 2007. Mr. Scott serves as our Chairman of the Board.

2	Includes 101,587 shares of common stock issuable upon the exchange of exchangeable shares and 408,333 shares of common stock issuable pursuant to options or warrants exercisable within 60 days of September 15, 2007. Also includes 550,000 shares of common stock and 1,587,302 shares of common stock issuable upon the exchange of exchangeable shares held by Perfco Investments Ltd., of which Mr. Dawson is the President and sole owner. Also includes 158,730 shares of common stock issuable upon the exchange of exchangeable shares held by Mr. Dawson’s spouse. Mr. Dawson disclaims beneficial ownership of the 158,730 shares of common stock issuable to his spouse. Mr. Dawson serves as a member of the Board.

3	Includes 158,730 shares of common stock issuable upon the exchange of exchangeable shares. Does not include shares beneficially owned by Margaret Dawson’s husband, Walter Dawson, or Perfco Investments Ltd. See notes 2 and 4 to this table.

4	Includes 1,587,302 shares of common stock issuable upon the exchange of exchangeable shares and 275,000 shares of common stock issuable pursuant to options or warrants exercisable within 60 days of September 15, 2007. Walter Dawson, President and sole owner of Perfco Investments Ltd., has sole investment and voting power over the shares of common stock owned by Perfco Investments Ltd. Mr. Dawson is a member of the Board.

5	Includes 895,238 shares of common stock issuable upon the exchange of exchangeable shares and 145,829 shares of common stock issuable pursuant to options or warrants exercisable within 60 days of September 15, 2007. In addition, KristErin Resources Ltd., a private family-owned business of which Mr. Johnson is the President and has sole voting and investment power, holds 396,825 shares of common stock issuable upon the exchange of exchangeable shares. Mr. Johnson serves as a member of the Board.

6	Consists solely of shares of common stock issuable upon the exchange of exchangeable shares. Verne Johnson, President and Sole Owner of KristErin Resources Inc. has the power to vote and invest the shares of common stock being registered on behalf of KristErin Resources Inc. Mr. Johnson is a member of the Board.

7	Includes 1,689,683 shares of common stock issuable upon the exchange of exchangeable shares and 94,167 shares of common stock issuable pursuant to options or warrants that Mr. Orunesu has the right to acquire within 60 days of September 15, 2007. Mr. Orunesu is the President of Gran Tierra Argentina, a subsidiary of Gran Tierra.

8	Includes 1,689,683 shares of common stock issuable upon the exchange of exchangeable shares and 102,495 shares of common stock issuable pursuant to options or warrants exercisable within 60 days of September 15, 2007. Also includes 70,000 shares of common stock held by relatives, including M.C. Coffield, and 158,730 shares of common stock issuable upon the exchange of exchangeable shares held by M.C. Coffield. Dana Coffield disclaims beneficial ownership of the 70,000 shares of common stock and 158,730 shares of common stock issuable upon exchange of exchangeable shares held by his relatives. Dana Coffield serves as our President, Chief Executive Officer and as a member of the Board.

9	Includes 50,000 shares of common stock held by Mr. Coffield’s spouse. Mr. Coffield disclaims beneficial ownership of 50,000 shares of common stock held by his spouse. M.C. Coffield is the father of Dana Coffield. Does not include shares held by Dana Coffield. See note 8.

10	Includes 1,689,683 shares of common stock issuable upon the exchange of exchangeable shares and 67,495 shares of common stock issuable pursuant to options or warrants exercisable within 60 days of September 15, 2007. Mr. Wei is our Vice President, Operations.

11	Includes 1,689,683 shares of common stock issuable upon the exchange of exchangeable shares and 54,167 shares of common stock pursuant to options or warrants exercisable within 60 days of September 15, 2007. Mr. Hart was formerly our Vice President, Finance, Chief Financial Officer and a member of the Board.

12	Consists solely of shares of common stock issuable upon the exchange of exchangeable shares.

13	Consists solely of shares of common stock issuable upon the exchange of exchangeable shares. J.G. Williams, President of Adeco Exploration Company Ltd., has the has the power to vote and invest the shares of common stock being registered on behalf of Adeco Exploration Company Ltd.

14	Includes 25,000 shares of common stock beneficially held by a relative.

15	Includes 158,730 shares of common stock issuable upon the exchange of exchangeable shares and 129,365 shares of common stock issuable pursuant to warrants exercisable within 60 days of September 15, 2007.

16	Includes 79,365 shares of common stock issuable upon the exchange of exchangeable shares and 37,487 shares of common stock issuable pursuant to warrants exercisable within 60 days of September 15, 2007. Also includes 99,981 shares of common stock and 49,991 shares of common stock issuable pursuant to warrants exercisable within 60 days of September 15, 2007 beneficially held by 893619 Alberta Ltd., of which Mr. Foster is the President and Director, and over which Mr. Foster has sole voting and investment power.

17	Roger Tang and Sue Tang have the power to vote and invest the shares of common stock being registered on behalf of The Roger Tang Family Trust.

18	Consists solely of shares of common stock issuable upon the exchange of exchangeable shares. The shares are held in trust for Joseph Hocher by NBCN Clearing Inc. AC 41AU44E.

19	Includes 158,730 shares of common stock issuable upon the exchange of exchangeable shares. The shares are held in trust for Soderglen Ranches Ltd. by NBN Clearing.

20	Includes 317,460 shares of common stock issuable upon the exchange of exchangeable shares.

21	Includes 158,730 shares of common stock issuable upon the exchange of exchangeable shares and 500,000 shares of common stock issuable pursuant to warrants that are exercisable within 60 days of September 15, 2007.

22	Includes 158,730 shares of common stock issuable upon the exchange of exchangeable shares.

23	Consists solely of shares of common stock issuable upon the exchange of exchangeable shares. Peter Grut, the director of Argentiere Ltd., has the power to vote and invest the shares of common stock being registered on behalf of Argentiere Ltd. Peter Grut disclaims beneficial ownership of the shares registered on behalf of Argentiere Ltd.

24	Ross McMaster may be deemend to have the power to vote and invest the common shares being registered on behalf of 1110071 Ontario Inc. The shares held by 1110071 Ontario Inc. are held in trust for 1110071 Ontario Inc. by NBCN.

25	Consists solely of shares of common stock issuable upon the exchange exchangeable shares. Earle McMaster, the President and CEO of Slapco Ltd., may be deemed to have voting and investment power over the shares being registered on behalf of Slapco Ltd.

26	The shares are held in trust for Alexander Rowlands by NCBN.

27	Ronald Brimacombe may be deemed to have voting and investment power over the shares being registered on behalf of 411209 Alberta Ltd.

28	Includes 158,730 shares of common stock issuable upon the exchange of exchangeable shares and 50,000 shares of common stock issuable pursuant to warrants exercisable within 60 days of September 15, 2007.

29	Consists solely of shares issuable upon the exercise of warrants issued in connection with the June 2006 private offering. This selling stockholder is a broker-dealer.

30	Consists solely of shares issuable upon the exercise of warrants issued in connection with the June 2006 private offering. This selling stockholder is a broker-dealer. Mr. Brad Kotush, Chief Financial Officer of Canaccord Capital Corporation, has the power to vote and invest the shares registered on behalf of Canaccord Capital Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     During 2006, there have been no transactions, or proposed transactions, to which we are or were a party, in which any of our directors or executive officers, any nominee for election as a director, any persons who beneficially owned, directly or indirectly, shares with more than 5% of the common stock or any relatives of any of the foregoing had or is to have a direct or indirect material interest, except for their purchase of our securities.
     In June 2006, we completed the sale of 50,000,000 units for gross proceeds totaling $75,000,000, less issue costs of $6,306,699. Each unit consisted of one share of our common stock at $1.50 per share and a warrant to purchase one-half share of our common stock for a period of five years at an exercise price of $1.75 per whole share. Participating in this financing were the following related parties of our company:

Name	# Units Purchased	Purchase Price
Dana Coffield (1)	66,667	$100,001
Jeffrey Scott (2)	100,000	$150,000
William Scott (3)	100,000	$150,000
Verne G. Johnson (4)	100,006	$150,009
Perfco Investments Ltd. (5)	200,000	$300,000
Nadine C. Smith and John Long, Jr. (6)	100,000	$150,000
Rafael Orunesu (7)	80,000	$120,000
Max Wei (8)	26,656	$39,984
Greywolf Capital Management LP (9)	6,666,667	$10,000,001
Millennium Global Investments Limited (10)	3,335,000	$5,002,500
US Global Investors, Inc. (11)	3,333,333	$5,000,000

(1)	Mr. Coffield is a director of our company and our Chief Executive Officer.

(2)	Mr. Jeffrey Scott is a director and is Chairman of our company.

(3)	Mr. William Scott is the father of Jeffrey Scott, a director and chairman of our company.

(4)	Mr. Johnson is a director of our company.

(5)	Perfco Investments Ltd. is a company, the sole owner of which is Mr. Walter Dawson, a director of our company.

(6)	Ms. Smith is a director of our company. John Long Jr. is the husband of Ms. Smith.

(7)	Mr. Orunesu is the President of Gran Tierra Energy Argentina, our Argentinean subsidiary.

(8)	Mr. Wei is our Vice President, Operations.

(9)	Consists of 4,800,000 units purchased by Greywolf Capital Overseas Fund LP, and 1,866,667 units purchased by Greywolf Capital Partners II, LP. See Note 8 of the Security Ownership of Certain Beneficial Owners and Management table in Item 11 of this report.

(10)	Consists of 2,668,000 units purchased by Millennium Global High Yield Fund Limited, and 667,000 units purchased by Millennium Global Natural Resources Fund Limited. See Note 9 of the Security Ownership of Certain Beneficial Owners and Management table in Item 11 of this report.

(11)	Consists of 3,100,000 units purchased by US Global Investors — Global Resources Fund, and 233,333 units purchased by US Global Investors — Balanced Natural Resources Fund . See Note 10 of the Security Ownership of Certain Beneficial Owners and Management table in Item 11 of this report.
     In June 2007 we amended the terms of all of the warrants issued to the investors in the June 2006 offering, which extended the term of the warrants for one year, and decreased the exercise price of the warrants to $1.05. In exchange, the investors waived their right to receive cash payments in the amount of the accrued liquidated damages of approximately $8,625,000 for each unit purchased. The above parties automatically participated in the amendment of the warrants and waiver of the liquidated damages.
     During 2005, there were no transactions, or proposed transactions, to which we are or were a party, in which any of our directors or executive officers, any nominee for election as a director, any persons who beneficially owned, directly or indirectly, shares with more than 5% of the common stock or any relatives of any of the foregoing had or is to have a direct or indirect material interest, except for their purchase of our securities.

Name	# Units Purchased	Purchase Price
Dana Coffield (1)	29,985	$23,988
Jeffrey Scott (2)	449,981	$359,985
Verne G. Johnson (3)	124,985	$99,988
Walter Dawson/Perfco Investments Ltd.(4)	550,000	$440,000
Nadine C. Smith and John Long, Jr. (5)	625,000	$500,000
Bank Sal. Oppenheim Jr. & Cie (Switzerland) Ltd.	2,125,000	$1,700,000

(1)	Mr. Coffield is a director of our company and our Chief Executive Officer.

(2)	Mr. Jeffrey Scott is a director and is Chairman of our company.

(3)	Mr. Johnson is a director of our company.

(4)	Walter Dawson is a director of our company and is sole owner of Perfco Investments Ltd.

(5)	Ms. Smith is a director of our company. John Long Jr. is the husband of Ms. Smith.
     In connection with our acquisition of Goldstrike, which occurred on November 10, 2005, the following related parties received the following numbers of exchangeable shares. Each had the option to receive exchangeable shares or shares of our common stock. None of the parties elected to receive shares of our common stock.

Name	# Exchangeable Shares	Original Purchase Price
Dana Coffield (1)	1,689,683	$111,825
James Hart (2)	1,689,683	$111,825
Max Wei (3)	1,689,683	$111,825
Rafael Orunesu (4)	1,689,683	$111,825
Jeffrey Scott (5)	1,688,889	$186,733
Verne G. Johnson/KristErin Resources Inc. (6)	1,292,063	$186,733
Walter Dawson/Perfco Investments Ltd. (7)	1,688,889	$161,733
411209 Alberta	1,587,302	$175,000

(1)	Mr. Coffield is a director of our company and our Chief Executive Officer.

(2)	Mr. Hart is a director and is former Chief Financial Officer of our company.

(3)	Mr. Wei is our Vice-President, Operations.

(4)	Rafael Orunesu is President of our operations in Argentina.

(5)	Jeffrey Scott is a director and is Chairman of our Company.

(6)	Verne Johnson is a director of our company and is sole owner of KristErin Resources Inc.

(7)	Walter Dawson is a director of our company and is sole owner of Perfco Investments Ltd.
     We have not engaged in any transactions with promoters or founders in which a promoter or founder has received any type of consideration from us.
Policies and Procedures
     Our company discourages related party transactions. Potential related party transactions are to be referred to our Chief Executive Officer, and brought to the attention of the Board if material.

DESCRIPTION OF CAPITAL STOCK
Authorized Capital Stock
     The Certificate of Amendment to our Articles of Incorporation filed with the Secretary of State of Nevada on June 1, 2006, authorized the issuance of 325,000,001 shares of our capital stock, of which 300 million were designated as common stock, par value $0.001 per share, 25 million were designated as preferred stock, par value $0.001 per share, and 1 share was designated as special voting stock, par value $0.001 per share.
Capital Stock Issued and Outstanding
     As of September 15, 2007, there were issued and outstanding 94,863,576 shares of common stock (including 14,946,030 shares of common stock issuable upon exchange of exchangeable shares), no shares of preferred stock and 1 special voting share.
     The following description of our capital stock is derived from various provisions of our Articles of Incorporation and our First Amended and Restated Bylaws as well as provisions of applicable law. Such description is not intended to be complete and is qualified in its entirely by reference to the relevant provisions of our Articles of Incorporation and our First Amended and Restated Bylaws.
Description of Common Stock
     We are authorized to issue 300,000,000 shares of common stock, par value $0.001 per share, 79,582,751 of which was outstanding as of April 2, 2007. Holders of the common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the common stock representing a majority of the voting power of the capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the outstanding shares of common stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.
     Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.
Preferred Stock
     We are authorized to issue 25,000,000 shares of “blank check” preferred stock, par value $0.001 per share, none of which as of April 2, 2007 was designated, issued or outstanding. The board of directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by the board of directors, without the necessity of obtaining approval of the stockholders.
Special Voting Stock
     The one share of our special voting stock was designated to allow the holders of exchangeable shares issued in connection with the transaction between the former shareholders of Gran Tierra Canada and Goldstrike to vote at our stockholder meetings. The holder of the share of special voting stock is not entitled to receive dividends or distributions, but has the right to vote on each matter on which holders of our common stock are entitled to vote and to cast that number of votes equal to the number of exchangeable shares outstanding that are not owned by us or our affiliates. In connection with the share exchange transaction involving the former shareholders of Gran Tierra

Canada, the share of special voting stock was issued to Olympia Trust Company as trustee for the holders of exchangeable shares. The trustee may only cast votes with respect to the share of special voting stock based on instructions received from the holders of exchangeable shares. The exchangeable shares are described more fully below.
Exchangeable Shares
     In the share exchange transaction involving the former shareholders of Gran Tierra Canada and Goldstrike, the Gran Tierra Canada stockholders were permitted to elect to receive, for each share of Gran Tierra Canada’s common stock held before the share exchange, 1.5873016 exchangeable shares of Goldstrike Exchange Co. The exchangeable shares are a means to defer taxes paid in Canada. Each exchangeable share can be exchanged by the holder for one share of our common stock at any time, and will receive the same dividends payable on our common stock. At the time of exchange, taxes may be due from the holders of the exchange shares. The exchangeable shares have voting rights through special voting stock described above, and the holders thereof are able to vote on all matters on which the holders of our common stock are entitled to vote.
     In order to exchange exchangeable shares for shares of common stock a holder of exchangeable shares must submit a retraction request to Goldstrike Exchange Co. together with the share certificate representing the exchangeable shares. 120367 Alberta Inc. is a corporation incorporated under the laws of Alberta and is a wholly-owned subsidiary of Gran Tierra. Pursuant to a Voting Exchange and Support Agreement included as Exhibit 10.4 to the registration statement of which this prospectus forms a part, 120367 Alberta Inc. has an overriding right to purchase any exchangeable shares for which a retraction request has been submitted by providing the holder of the exchangeable shares subject to a retraction request with one share of common stock for each exchangeable share. Pursuant to the Voting Exchange and Support Agreement between 120367 Alberta Inc. and Gran Tierra, Gran Tierra is obligated to deliver shares of its common stock to 120367 Alberta Inc. in order to satisfy the obligations of 120367 Alberta Inc.
     Holders of exchangeable shares have the right to instruct the trustee to cause 120367 Alberta Inc. to purchase exchangeable shares for shares of common stock if Goldstrike Exchange Co becomes insolvent or institutes insolvency proceedings. In addition, 120367 Alberta Inc. will be deemed to have purchased the exchangeable shares for shares of common stock if we are subject to liquidation, wound up or dissolved.
     The exchangeable shares are subject to retraction by Goldstrike Exchange Co. for shares of common stock at the earlier of: (i) November 10, 2012; (ii) the date that less than 10% of the issued and outstanding exchangeable shares are held by parties not affiliated with us; (iii) the date when the holders of exchangeable shares fail to approve a sale of all or substantially all of the assets of Goldstrike Exchange Co when requested to do so by us; (iv) the date when holders of exchangeable shares fail to approve a change in the terms of the exchangeable shares that is required to maintain their economic equivalence to shares of common stock; or (v) if there is a change of control transaction with respect to us. 120367 Alberta Inc has the right to purchase all exchangeable shares for common stock on the of the occurrence of any of these retraction events or if Goldstrike Exchange Co is being liquidated. In addition, we have the right to purchase (or to cause 120367 Alberta Inc. to purchase) all exchangeable shares if there is a change of law that permits holders of exchangeable shares to exchange their exchangeable shares for shares of common stock on a basis that will not require holders to recognize a capital gain for Canadian tax purposes.
Options
     As of September 15, 2007, options representing the right to purchase 3,540,000 shares of common stock are issued and outstanding at a weighted average exercise price of $1.21. The outstanding options were granted pursuant to our 2005 Equity Incentive Plan to certain of our employees, officers and employee-directors and are exercisable for 10 years from the date of grant. Of these options, 2,020,000 were issued subject to shareholder approval of an increase in the reserve under the 2005 Plan and, if shareholder approval is not obtained, then they will be rescinded.

Warrants
As of September 15, 2007, the following warrants were issued and outstanding:
•	Warrants representing the right to purchase 7,174,436 shares of our common stock. The outstanding warrants were issued on varying dates between September 2005 and February 2006, and are exercisable for five years from the date of issuance at an exercise price of $1.25 per share. The shares of common stock underlying the outstanding warrants are being registered under this registration statement.

•	Warrants representing the right to purchase 25,825,087 shares of our common stock. The outstanding warrants are exercisable until June 2012 at an exercise price of $1.05 per share. The warrants can be called by us if our common stock trades above $3.50 for 20 consecutive days.
Indemnification; Limitation of Liability
     Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.
     Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.
     Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, employees and former directors, officers and employees (including heirs and personal representatives) to the fullest extent permitted under Nevada law.
     Our articles of incorporation and bylaws provide a limitation of liability in that no director or officer shall be personally liable to Gran Tierra or any of its shareholders for damages for breach of fiduciary duty as director or officer involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.
     Our employment agreements with certain of our executive officers contain provisions which require us to indemnify them for costs, charges and expenses incurred in connection with (i) civil, criminal or administrative actions resulting from the executive officers service as such and (ii) actions by or on behalf of the Company to which the executive officer is made a party. We are required to provide such indemnification if (i) the executive officer acted honestly and in good faith with a view to the best interests of the Company, and (ii) in the case of a criminal or administrative proceeding or proceeding that is enforced by a monetary policy, the executive officer had reasonable grounds for believing that his conduct was lawful.
     We have also entered into an indemnity agreement with all of our officers and directors. The agreement provides that the we will indemnify officers and directors to the fullest extent permitted by law, including indemnification in third party claims and derivative actions. The agreement also provides that we will provide an advancement for expenses incurred by the officers or directors.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Effects of Provisions of Nevada State Law
     We may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.
     The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.
     The effect of the control share law is that the acquiring person, and those acting in association with it, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.
     If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.
     Nevada’s control share law may have the effect of discouraging corporate takeovers.
     In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.
     The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Gran Tierra from doing so if it cannot obtain the approval of our board of directors.
PLAN OF DISTRIBUTION
     The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.
     Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
     In connection with the sale of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
     The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

     The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.
     Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.
     We are required to pay all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
     If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.
     The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
     Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
     The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders.

LEGAL MATTERS
     The validity of the common stock being offered hereby has been passed upon by Kummer Kaempfer Bonner & Renshaw.
EXPERTS
     The consolidated financial statements of Gran Tierra Energy as of December 31, 2005 and 2006, and for the period of incorporation from January 26, 2005 to December 31, 2005, and for the year ended December 31, 2006, in this prospectus have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their report appearing herein (which report to the financial statements expresses an unqualified opinion and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences relating to substantial doubt on the Company’s ability to continue as a going concern) and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
     The schedules of revenues, royalties and operating costs corresponding to the 14% interest in the Palmar Largo joint venture included in this prospectus have been audited by Deloitte & Co. SRL, an independent registered public accounting firm, as stated in their reports appearing herein and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The studies to estimated proved oil reserves for the years 2003, 2004 and 2005 referred to therein were prepared by Huddleston & Co., Inc.
     The financial statements of Argosy Energy International, LP as of December 31, 2005 and 2004, and for each of the years then ended, have been included herein in reliance upon the report of KPMG Ltda., independent public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
     The information regarding Gran Tierra’s oil and gas reserves as of December 31, 2006 has been reviewed by Gaffney, Cline & Associates, independent consultants.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
Available Information
     We file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.
     Our Internet website is www.grantierra.com.. On the Investor Relations page of that website, we provide access to all of our reports and amendments to these reports that we furnish or file with the SEC free of charge as soon as reasonably practicable after filing with the SEC. Additionally, our SEC filings are available at the SEC’s website (www.sec.gov).
     Our common stock is traded on the OTC Bulletin Board under the symbol GTRE.OB. In addition, reports, proxy statements and other information concerning our company can be inspected at our offices at 300, 611-10th Avenue S.W. Calgary, Alberta, Canada, T2R 0B2. Our Internet website at www.grantierra.com contains information concerning us. The information at our Internet website is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus.

GRAN TIERRA ENERGY INC.
(FORMERLY GOLDSTRIKE, INC.)
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page(s)
Consolidated Financial Statements for the year ended December 31, 2006 and for the period from incorporation on January 26, 2005 to December 31, 2005:

Report of Independent Registered Chartered Accountants	F-3
Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences	F-3
Consolidated Statement of Operations and Accumulated Deficit	F-4
Consolidated Balance Sheet	F-5
Consolidated Statement of Cash Flows	F-6
Consolidated Statement of Shareholders’ Equity	F-7
Notes to the Consolidated Financial Statements	F-8 - F-22
Supplementary Data (unaudited)	F-23 - F-26

Pro Forma Financial Statements for the years ended December 31, 2006 and 2005:	F-27

Pro Forma Statement of Operations (unaudited) for the year ended December 31, 2006	F-28
Pro Forma Statement of Operations (unaudited) for the period January 1, 2005 to December 31, 2005	F-29
Notes to Pro Forma Consolidated Financial Statements	F-30– F-32

Financial Statements for Argosy Energy International, LP as of March 31, 2006 and the period ended March 31, 2006 (Unaudited)	F-33

Statements of Income	F-33
Balance Sheets	F-34
Statements of Cash Flows	F-35
Statements of Partners’ Equity	F-36
Notes to Financial Statements	F-37 - F-50

Financial Statements for Argosy Energy International, LP as of December 31, 2005 and 2004	F-51

Independent Auditors’ Report	F-52
Statements of Income	F-53
Balance Sheets	F-54
Statements of Cash Flows	F-55
Statements of Partners’ Equity	F-56
Notes to Financial Statements	F-57 - F-73
Supplemental Oil and Gas Information (unaudited)	F-74 - F-76

Schedule of Revenues, Royalties and Operating Cost corresponding to the 14% interest in the Palmar Largo joint venture for the eight-month period ended August 31, 2005:

Report of Independent Registered Public Accounting Firm	F-77
Schedule of Revenues, Royalties and Operating Cost	F-78
Notes to the Schedule of Revenues, Royalties and Operating Costs	F-79 - F-81

Page(s)
Schedule of Revenues, Royalties and Operating Cost corresponding to the 14% interest in the Palmar Largo joint venture for the years ended December 31, 2004 and 2003 (audited) and for the six months ended June 30, 2005 and 2004 (unaudited):

Report of Independent Registered Public Accounting Firm	F-82
Schedule of Revenues, Royalties and Operating Cost	F-83
Notes to the Schedule of Revenues, Royalties and Operating Cost	F-84 - F-87
Financial Statements for the Six Months Ended June 30, 2007 and 2006 (unaudited)

Report of Independent Registered Chartered Accountants
To the Board of Directors and Shareholders of
Gran Tierra Energy Inc.
We have audited the consolidated balance sheet of Gran Tierra Energy Inc. as at December 31, 2006 and 2005 and the consolidated statements of operations and accumulated deficit, cash flows and shareholders’ equity for the year ended December 31, 2006, and the period from incorporation on January 26, 2005 to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Gran Tierra Energy Inc. as at December 31, 2006 and 2005 and the results of its operations and its cash flows for the year ended December 31, 2006, and the period from incorporation on January 26, 2005 to December 31, 2005 in accordance with accounting principles generally accepted in the United States of America.
The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Calgary, Canada	/s/ Deloitte & Touche LLP
March 23, 2007	Independent Registered Chartered Accountants
     Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences
The standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph (following the opinion paragraph) when the consolidated financial statements are affected by conditions and events that cast a substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1 to the consolidated financial statements. Although we conducted our audits in accordance with both Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States), our report to the Board of Directors dated March 23, 2007 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors’ report when these are adequately disclosed in the financial statements.

Calgary, Canada	/s/ Deloitte & Touche LLP
March 23, 2007	Independent Registered Chartered Accountants

Gran Tierra Energy Inc.
Consolidated Statement of Operations and Accumulated Deficit
For the Year ended December 31, 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005

	Period Ended December 31,
	2006	2005
	(Expressed in U.S. dollars)

REVENUE AND OTHER INCOME
Oil sales	$11,645,553	$946,098
Natural gas sales	75,488	113,199
Interest	351,872	—

	12,072,913	1,059,297

EXPENSES
Operating	4,233,470	395,287
Depletion, depreciation and accretion	4,088,437	462,119
General and administrative	6,998,805	2,482,070
Liquidated damages	1,527,988	—
Foreign exchange loss	370,538	(31,271)

	17,219,237	3,308,205

LOSS BEFORE INCOME TAX	(5,146,324)	(2,248,908)
Income tax	(677,380)	29,228

NET LOSS	$(5,823,704)	$(2,219,680)

ACCUMULATED DEFICIT, beginning of period	(2,219,680)	—

ACCUMULATED DEFICIT, end of year	$(8,043,384)	$(2,219,680)

NET LOSS PER COMMON SHARE - BASIC & DILUTED	(0.08)	(0.16)
Weighted average common shares outstanding - basic & diluted	72,443,501	13,538,149
(See notes to the consolidated financial statements)

Gran Tierra Energy Inc.
Consolidated Balance Sheet

	Period Ended December 31,
	2006	2005
	(Expressed in U.S. dollars)
ASSETS
Current assets
Cash and cash equivalents	$24,100,780	$2,221,456
Restricted cash	2,291,360	400,427
Accounts receivable	5,089,561	808,960
Inventory	811,991	447,012
Taxes receivable	404,120	108,139
Prepaids	676,524	42,701

Total Current Assets	33,374,336	4,028,695

Oil and gas properties, using the full cost method of accounting
Proved	37,760,231	7,886,914
Unproved	18,333,054	—

Total Oil and Gas Properties	56,093,285	7,886,914

Other assets	614,104	426,294

Total Property, Plant and Equipment	56,707,389	8,313,208

Long term assets
Deferred tax asset (Note 8)	444,324	29,228
Long term investment	379,678	—
Goodwill	15,005,083	—

Total Long Term Assets	15,829,085	29,228

Total Assets	$105,910,809	$12,371,131

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,729,839	$1,142,930
Accrued liabilities (Note 9)	9,199,820	121,122
Liquidated damages	1,527,988	—
Current taxes payable	1,642,045	—

Total Current Liabilities	19,099,692	1,264,052

Long term liabilities	412,929	—
Deferred tax liability (Note 8)	7,153,112	—
Deferred remittance taxes (Note 8)	2,722,545	—
Asset retirement obligation	327,752	67,732

Total Long Term Liabilities	10,616,338	67,732

Shareholders’ equity
Common shares (Note 6)	95,455	43,285
(78,789,104 common shares and 16,666,661 exchangeable shares, par value $0.001 per share, issued and outstanding)
Additional paid in capital	71,311,155	11,807,313
Warrants	12,831,553	1,408,429
Accumulated deficit	(8,043,384)	(2,219,680)

Total Shareholders’ Equity	76,194,779	11,039,347

Total Liabilities and Shareholders’ Equity	$105,910,809	$12,371,131

(See notes to the consolidated financial statements)

Gran Tierra Energy Inc.
Consolidated Statement of Cash Flow
For the Year ended December 31, 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005

	Period Ended December 31,
	2006	2005
	(Expressed in U.S. dollars)
Operating Activities
Net loss	$(5,823,704)	$(2,219,680)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depletion, depreciation and accretion	4,088,437	462,119
Deferred tax liability	2,535,043	(29,228)
Deferred remittance taxes	(1,642,045)	—
Stock based compensation	260,495	52,911
Net changes in non-cash working capital
Accounts receivable	(4,280,601)	(808,960)
Inventory	(364,983)	(447,012)
Prepaids and other current assets	(633,823)	(42,701)
Accounts payable and accrued liabilities	5,327,542	1,264,052
Taxes receivable	(295,981)	(108,139)

Net cash provided by (used in) operating activities	(829,618)	(1,876,638)

Investing Activities
Restricted cash	(1,020,489)	(400,427)
Oil and gas property expenditures	(18,300,518)	(8,707,595)
Argosy business acquisition	(38,217,930)	—
Change in non-cash working capital due to investing activities	10,866,053	—

Net cash used in investing activities	(46,672,884)	(9,108,022)

Financing Activities
Restricted cash	(1,280,993)	—
Proceeds from issuance of common stock	70,662,820	13,206,116

Net cash provided by financing activities	69,381,827	13,206,116

Net increase in cash and cash equivalents	21,879,325	2,221,456
Cash and cash equivalents, beginning of period	2,221,456	—

Cash and cash equivalents, end of year	$24,100,781	$2,221,456

Supplemental cash flow disclosures:
Cash paid for interest	$211,118	$—
Cash paid for taxes	$741,380	$—

	$952,498	$—

(See notes to the consolidated financial statements)

Gran Tierra Energy Inc.
Consolidated Statement of Shareholders’ Equity
For the Year ended December 31, 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005

	Period Ended December 31,
	2006	2005
	(Expressed in U.S. dollars)
Share Capital
Balance beginning of period	$43,285	$—
Issue of common shares	52,170	43,285

Balance End of Period	$95,455	$43,285

Additional paid-in-capital
Balance beginning of period	11,807,313	—
Issue of common shares	59,190,352	11,754,402
Redemption of warrants	52,991	—
Stock based compensation expense	260,495	52,911

Balance End of Period	$71,311,152	$11,807,313

Warrants
Balance beginning of period	1,408,429	—
Issue of warrants	11,476,118	1,408,429
Redemption of warrants	(52,991)	—

Balance End of Period	$12,831,556	$1,408,429

Accumulated Deficit
Balance beginning of period	(2,219,680)	—
Net loss	(5,823,704)	(2,219,680)
Balance End of Period	$(8,043,384)	$(2,219,680)

Total Shareholders’ Equity	$76,194,779	$11,039,347

(See notes to the consolidated financial statements)

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
1. Description of Business and Going Concern
     Gran Tierra Energy Inc., a Nevada corporation (the “Company” or “Gran Tierra”) is a publicly traded oil and gas exploration and production company with operations in Argentina, Colombia and Peru. On November 10, 2005, Goldstrike, Inc., the previous public reporting entity (“Goldstrike”), Gran Tierra Energy Inc., a privately-held Alberta corporation (“Gran Tierra Canada”), and the holders of Gran Tierra Canada’s capital stock entered into a share purchase agreement, and Goldstrike and Gran Tierra Goldstrike Inc. (“Goldstrike Exchange Co.”) entered into an assignment agreement. In these two transactions, the holders of Gran Tierra Canada’s capital stock acquired shares of either Goldstrike common stock or exchangeable shares of Goldstrike Exchange Co., and Goldstrike Exchange Co. acquired substantially all of Gran Tierra Canada’s capital stock. Immediately following the transactions, Goldstrike Exchange Co. acquired the remaining shares of Gran Tierra Canada outstanding after the initial share exchange for shares of common stock of Gran Tierra Energy Inc. using the same exchange ratio as used in the initial exchange. This two step process was part of a single transaction whereby Gran Tierra Canada became a wholly-owned subsidiary of Goldstrike. Additionally, Goldstrike changed its name to Gran Tierra Energy Inc. with the management and business operations of Gran Tierra Canada, but remains incorporated in the State of Nevada.
     The Company’s ability to continue as a going concern is dependent upon obtaining the necessary financing to acquire, explore and develop oil and natural gas interests and generate profitable operations from its oil and natural gas interests in the future. The Company’s financial statements as at and for the year ended December 31, 2006 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $5,823,704, used $829,618 of cash flow in its operating activities for the year ended December 31, 2006, and had an accumulated deficit of $8,043,384 as at December 31, 2006. The Company expects to incur substantial expenditures to further its capital investment programs and the Company’s existing cash balance and cash flow from operating activities may not be sufficient to satisfy its current obligations, including liquidated damages obligations, and meet its capital investment commitments.
     To provide financing for Gran Tierra’s ongoing operations, the Company secured a $50 million credit facility with Standard Bank Plc on February 28, 2007, which will provide additional financing for the Company’s future operations. No funds have been withdrawn from the facility, at this time.
     The Company’s intention is to build a portfolio of oil and natural gas production, development, and exploration opportunities using the capital raised during 2006, cash provided by future operating activities and the available credit facility.
     Should the going concern assumption not be appropriate and the Company is not able to realize its assets and settle its liabilities and commitments in the normal course of operations, these consolidated financial statements would require adjustments to the amounts and classifications of assets and liabilities, and these adjustments could be significant.
2. Significant Accounting Policies
     The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The preparation of financial statements in accordance with GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and revenues and expenses during the reporting period. The Company believes that the information and disclosures presented are adequate to ensure the information presented is not misleading.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
Significant accounting policies are:
Basis of consolidation
These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated. The Company proportionately consolidates its undivided interest in oil and gas exploration and development joint ventures.
Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Reserves, impairment, stock option expense, deferred taxes and any assumptions associated with valuation of oil and gas properties are all subject to estimation in the Company’s financial results.
Foreign currency translation
The functional currency of the Company, including its subsidiaries in Argentina, Colombia and Peru, is the United States dollar. The balance sheet accounts of the Company’s foreign operations are translated into US dollars using the period-end exchange rate, while income, expenses and cash flows are translated at the average exchange rate for the period. Gains and losses resulting from foreign currency transactions, which are transactions denominated in a currency other than the entity’s functional currency, are included in the consolidated statement of operations and deficit.
Fair value of financial instruments
The Company’s financial instruments are cash and cash equivalents, accounts receivable, taxes receivable, accounts payable, current taxes payable, and accrued liabilities. The fair values of these financial instruments, other than taxes receivable, approximate their carrying values due to their immediate or short-term nature. The fair value of taxes receivable is not expected to differ significantly from its carrying value.
Restricted cash
Restricted cash consists primarily of two deposits:
a)	Standard Bank holds a $1,009,009 restricted deposit for the Company. The funds were held as a guarantee for two letters of credit issued in Peru for work commitments for Gran Tierra’s land holdings, blocks 122 and 128. Export Development Canada, issued a guarantee on Gran Tierra’s behalf in February 2007, which effectively replaced these guaranteed funds and these the funds were returned to Gran Tierra as unrestricted cash in February, 2007.

b)	Funds are being held in escrow, by Bank of America, pending a request from Gran Tierra to the Alberta Securities Commission requesting an exemption from prospectus requirements for the trading of common shares of Gran Tierra for purchasers resident in Alberta under available “accredited investor” exemptions in the private placement completed in June 2006. There is $1,280,951 in funds being held in escrow awaiting satisfaction of this condition, which may require repayment to these shareholders.
Inventory
Inventory consists of crude oil in tanks and is valued at the lower of cost or market value. The cost of inventory is determined using the weighted average method. Inventory costs include expenditures incurred to produce, upgrade and transport the product to the storage facilities.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
Taxes receivable & payable
The Company calculates two taxes for its business activities in Argentina. First, a minimum presumed income is calculated by applying a one percent tax rate to taxable assets as of the end of the period. If the tax on minimum presumed income exceeds income tax payable during the year, the excess is considered a prepayment of future income taxes due over the next ten year period. Secondly, a ‘third party tax substitutable’ is recorded. The government ensures each company, with foreign ownership, withholds taxes based on the assumption that profits will be transferred to the owners. If profits are not transferred, the taxes paid may be used to offset tax liabilities in the future.
Oil and natural gas properties
The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Separate cost centers are maintained for each country in which the Company incurs costs. Under this method, the Company capitalizes all acquisition, exploration and development costs incurred for the purpose of finding oil and natural gas reserves, including salaries, benefits and other internal costs directly attributable to these activities. Costs associated with production and general corporate activities, however, are expensed in the period incurred. Interest costs related to unproved properties and properties under development are also capitalized to oil and natural gas properties. Unless a significant portion of the Company’s proved reserve quantities in a particular country are sold (greater than 25 percent), proceeds from the sale of oil and natural gas properties are accounted for as a reduction to capitalized costs, and gains and losses are not recognized.
The Company computes depletion of oil and natural gas properties on a quarterly basis using the unit-of-production method based upon production and estimates of proved reserve quantities. Unproved properties are excluded from the amortizable base until evaluated. The cost of exploratory dry wells is transferred to proved properties and thus subject to amortization immediately upon determination that a well is dry in those countries where proved reserves exist. Future development costs are added to the amortizable base.
In countries where the Company has not recorded proved reserves, all costs associated with a prospect are considered quarterly for impairment upon full evaluation of such prospect or play. This evaluation considers among other factors, seismic data, requirements to relinquish acreage, drilling results, remaining time in the commitment period, remaining capital plans, and political, economic, and market conditions. Geological and geophysical (“G&G”) costs are recorded in proved properties for development projects and therefore subject to amortization as incurred.
In exploration areas, G&G costs are capitalized in unproved property and evaluated as part of the total capitalized costs associated with a prospect.
The Company performs a ceiling test calculation each quarter in accordance with SEC Regulation S-X Rule 4-10. In performing its quarterly ceiling test, the Company limits, on a country-by-country basis, the capitalized costs of proved oil and natural gas properties, net of accumulated depletion and deferred income taxes, to the estimated future net cash flows from proved oil and natural gas reserves discounted at ten percent, net of related tax effects, plus the lower of cost or fair value of unproved properties included in the costs being amortized. If capitalized costs exceed this limit, the excess is charged as additional depletion expense. The Company calculates future net cash flows by applying end-of-the-period prices except in those instances where future natural gas or oil sales are covered by physical contract terms providing for higher or lower amounts.
Unproved properties are assessed quarterly for possible impairments. If an impairment has occurred, the impairment is transferred to proved properties. For prospects where a reserve base has not yet been established, the impairment is charged to earnings.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
Asset retirement obligations
The Company provides for future asset retirement obligations on its oil and natural gas properties based on estimates established by current legislation. The asset retirement obligation is initially measured at fair value and capitalized to capital assets as an asset retirement cost. The asset retirement obligation accretes until the time the asset retirement obligation is expected to settle while the asset retirement cost is amortized over the useful life of the underlying capital assets.
The amortization of the asset retirement cost and the accretion of the asset retirement obligation will be included in depletion, depreciation and accretion. Actual asset retirement costs are recorded against the obligation when incurred. Any difference between the recorded asset retirement obligations and the actual retirement costs incurred is recorded as a gain or loss in the period of settlement.
Capital assets
Capital assets, including additions and replacements, are recorded at cost upon acquisition. The cost of repairs and maintenance is charged to expense as incurred. Depreciation is provided using the declining-balance-basis at the following annual rates:

Computer equipment	30%
Furniture and Fixtures	30%
Automobiles	30%
Revenue recognition
     Revenue from the production of crude oil and natural gas is recognized when title passes to the customer and when collection of the revenue is probable. For the Company’s Colombian operations, Gran Tierra’s customers take title when the crude oil is transferred to their pipeline at the plant gate. In Argentina, Gran Tierra transports product from the field to the customer’s refinery by truck. Revenue represents the Company’s share and is recorded net of royalty payments to governments and other mineral interest owners.
Goodwill
Goodwill represents the excess of purchase price of business combinations over the fair value of net assets acquired and is tested for impairment at least annually unless business events indicate an impairment test is required. For example, an impairment test would be conducted if an asset of significant value was sold or disposed of in the cost center. The impairment test requires allocating goodwill and all other assets and liabilities to assigned reporting units. The fair value of each reporting unit is estimated and compared to the net book value of the reporting unit. If the estimated fair value of the reporting unit is less than the net book value, including goodwill, then the goodwill is written down to the implied fair value of the goodwill through a charge to expense. Because quoted market prices are not available for the Company’s reporting units, the fair values of the reporting units are estimated based upon several valuation analyses, including comparable companies, comparable transactions and premiums paid. The goodwill on the Company’s financial statements was a result of the Argosy acquisition, and relates entirely to the Colombia reporting segment.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
Income taxes
Deferred income taxes are recognized using the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax base, and operating loss and tax credit carry forwards. Valuation allowances are provided if, after considering available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
Loss per share
Basic loss per share calculations are based on the loss attributable to common shareholders for the period divided by the weighted average number of common shares issued and outstanding during the period. The diluted loss per share calculation is based on the weighted average number of common shares outstanding during the period, plus the effects of dilutive common share equivalents. This method requires that the dilutive effect of outstanding options and warrants issued should be calculated using the treasury stock method. This method assumes that all common share equivalents have been exercised at the beginning of the period (or at the time of issuance, if later), and that the funds obtained thereby were used to purchase common shares of the Company at the average trading price of common shares during the period. At December 31, 2006, 2,700,000 options and 70,313,830 warrants to purchase 35,156,915 common shares were excluded from the diluted loss per share calculation as the instruments were anti-dilutive.
Stock-based compensation
The Company follows the fair-value method of accounting for stock options granted to directors, officers and employees pursuant to Financial Accounting Standards Board Statement 123 (Revised). Stock-based compensation expense is included in general and administrative expense with a corresponding increase to contributed surplus. Compensation expense for options granted is based on the estimated fair value at the time of grant and the expense is recognized over the expected life of the option.
New Accounting Pronouncements
Effective January 1, 2006, the Company adopted the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach. The rollover approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. The adoption of SAB 108 did not have a material impact on the Company’s consolidated financial statements.
In February 2006, the FASB issued Statement 155, Accounting for Certain Hybrid Instruments, which amends Statement 133, Accounting for Derivative Instruments and Hedging Activities, and Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Statement 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation from its host contract in accordance with Statement 133. Statement 155 also clarifies other provisions of Statement 133 and Statement 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect adoption of this statement will have a material impact on its results of operations or financial position.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
In July 2006, FASB issued FIN 48 (FASB Interpretation Number) Accounting for Uncertainty in Income Taxes with respect to FAS 109 Accounting for Income Taxes regarding accounting for and disclosure of uncertain tax positions. This guidance seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company does not expect adoption of this statement will have a material impact on its results of operations or financial position.
In September 2006, FASB issued Statement 157, Fair Value Measurements. Statement 157 defines fair value, establishes a framework for measuring fair value under US generally accepted accounting principles and expands disclosures about fair value measurements. This statement is effective for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of this statement will have a material impact on its results of operations or financial position.
In December 2006, FASB issued Staff Position (FSP) EITF 00-19-2, Accounting for Registration Payment Arrangements. FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. This FSP is effective for fiscal years beginning after December 15, 2006. The Company early adopted this FSP during the year ended December 31, 2006 and recorded $1,258,000 in liquidated damages as an expense in the consolidated statement of operations and deficit and the same amount in accrued liabilities at December 31, 2006.
In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (FAS 159). FAS 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish on the face of the statement of financial position, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. FAS 159 is effective for the Company’s fiscal year 2008. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. The Company does not expect the adoption of this statement will have a material impact on its results of operations or financial position
3. Business Combination
Gran Tierra entered into a Securities Purchase Agreement dated May 25, 2006 with Crosby Capital LLC (“Crosby”) to acquire all of the limited partnership interests of Argosy Energy International (“Argosy) and all of the issued and outstanding capital stock of Argosy Energy Corp. On June 20, 2006 Gran Tierra closed the Argosy acquisition and paid consideration to Crosby consisting of $37.5 million cash, 870,647 shares of the Company’s common stock and overriding and net profit interests in certain of Argosy’s assets valued at $1 million. The value of the overriding and net profit interests was based on the present value of expected future cash flows. All of Argosy Energy International’s assets are in Colombia.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
The acquisition has been accounted for using the purchase method, and the results of Argosy Energy International have been consolidated with Gran Tierra Energy from June 20, 2006. The following table shows the allocation of the purchase price based on the fair values of the assets and liabilities acquired:

December 31, 2006

Cash Paid	$36,414,385
Common Shares Issued	1,305,971
Transaction Costs	497,574

Total Purchase Price	38,217,930

Purchase Price allocated:
Oil and Gas Assets	32,553,211
Goodwill (1)	15,005,083
Accounts Receivable	5,361,887
Inventories (2)	567,355
Long Term Investments	6,772
Accounts Payable and Accrued Liabilities (3)	(6,085,109)

Long Term Liabilities	(49,763)

Deferred Tax Liabilities	(9,141,506)

Total Purchase Price allocated	$38,217,930

(1)	Goodwill is not deductible for tax purposes.

(2)	Inventory is comprised of $497,000 operational equipment and $70,000 of oil inventory.

(3)	Colombia does not attract a reclamation liability because the producing lands are returned to the government at the end of the production contract and any remaining production and reclamation are not the responsibility of the Company.
The pro forma results for the period ended December 31, 2005 and December 31, 2006 are shown below, as if the acquisition had occurred on January 26, 2005 and January 1, 2006. Pro forma results are not indicative of actual results or future performance.

	December 31,
	2006	2005

Revenue	$18,775,357	$12,950,000
Net Income (loss)	294,105	1,569,000
Earnings per share (Basic)	0.01	0.04
Earnings per share (Diluted)	0.01	0.03

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
4. Segment and Geographic Reporting
The Company’s reportable segments are Argentina and Colombia. The Company is primarily engaged in the exploration and production of oil and natural gas. Peru is not a reportable segment because the level of activity on these land holdings is insignificant at this time.
The Colombia assets were acquired on June 20, 2006, and the Argentina assets were acquired on September 1, 2005. Therefore the comparable segmented information for 2005 includes only four months of operations for Argentina, and there is no comparable 2005 information for Colombia.
The following tables present information on the Company’s reportable geographic segments:

		Year Ended December 31, 2006			Year Ended December 31, 2005

	Corporate	Colombia	Argentina	Total	Corporate	Argentina	Total

Revenues	$351,872	$6,612,190	$5,108,851	$12,072,913	$—	$1,059,297	$1,059,297
Depreciation, Depletion & Accretion	43,576	2,494,317	1,550,544	4,088,437	9,097	453,022	462,119
Segment Income (Loss) before income tax	(6,006,622)	1,394,419	(534,121)	(5,146,324)	(2,136,463)	(112,445)	(2,248,908)
Segment Capital Expenditures	256,482	34,053,289	14,084,410	48,394,181	131,200	8,182,008	8,313,208

		Year Ended December 31, 2006				Year Ended December 31, 2005

	Corporate	Colombia	Argentina	Total	Corporate	Argentina	Total

Property, Plant & equipment	$387,682	$34,053,289	$22,266,418	$56,707,389	$131,200	$8,182,008	$8,313,208
Goodwill	—	15,005,083	—	15,005,083	—	—	—

Total	387,682	49,058,372	22,266,418	71,712,472	131,200	8,182,008	8,313,208

The following is a reconciliation of income (loss) before income taxes for reportable segments to consolidated loss before income taxes:

	Dec 31, 2006	Dec 31, 2005

Income (loss) before taxes,
Colombia	$1,364,419	$—
Argentina	(534,121)	(112,445)
Corporate	(5,976,622)	(2,136,463)

Consolidated Loss Before Taxes	(5,146,324)	(2,248,908)

The following is a reconciliation of reportable net property, plant and equipment to consolidated net property, plant and equipment:

	Dec 31, 2006	Dec 31, 2005

Total Capital by Segment,
Colombia, PP&E	$34,053,289	$—
Argentina, PP&E	22,266,418	8,182,008
Corporate	387,682	131,200

Consolidated PP&E	56,707,389	8,313,208

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
5. Capital Assets

	December 31, 2006			December 31, 2005

		Accumulated	Net Book		Accumulated	Net Book
	Cost	DD&A	Value	Cost	DD&A	Value

Oil and natural gas properties
Proven	$41,191,275	$(3,431,044)	$37,760,231	$8,331,767	$(444,853)	$7,886,914
Unproven	18,333,054		18,333,054			—
Materials and supplies	—		—	300,177		300,177
Furniture and Fixtures	289,353	(47,637)	241,716	20,167	(4,805)	15,362
Computer equipment	912,645	(592,646)	319,999	73,682	(2,649)	71,033
Automobiles	69,499	(17,110)	52,389	49,534	(9,812)	39,722

Total Capital Assets	60,795,826	(4,088,437)	56,707,389	8,775,327	(462,119)	8,313,208

The unproven oil and natural gas properties consist of lands held in both Colombia and Argentina. The Company has $14.4 million in unproved assets in Colombia and $3.9 million of unproved assets in Argentina. These properties are being held for their exploration value. The Company has capitalized $138,383 of general and administrative in the Colombian asset value and $3,921 of capitalized general and administrative expenses in the Argentina asset value.
6. Share Capital

	Number of	Amount
	Shares	USD

Balance, January 1, 2005	—	$—

Original Goldstrike shares	9,000,006	9,000
Issued in connection with Goldstrike acquisition	1,269,841	1,270
Exchangeable shares issued in connection with Goldstrike acquisition	18,730,159	18,730
Private placement – September and October 2005	12,941,884	12,942
Private placement – December 2005	1,343,222	1,343

Balance, December 31, 2005	43,285,112	43,285

Private placement – February 2006	762,500	763
Private placement – June 2006	50,000,000	50,000
Issued on exercise of warrants	287,506	288
Exchangeable shares retracted	(2,063,498)	(2,063)
Issued on retraction of exchangeable shares	2,063,498	2,063
Issued on Argosy acquisition	870,647	870
Issued as private placement fees	250,000	250

Balance, December 31, 2006	95,455,765	95,455

Share capital
Share capital consists of 79,789,104 common voting shares of the Company and 16,666,661 exchangeable shares of Goldstrike Exchange Co. (collectively, “common stock”). Each exchangeable share is exchangeable only into one common voting share of the Company. The holders of common stock are

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
entitled to one vote for each share on all matters submitted to a stockholder vote and are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. The holders of common stock have no pre-emptive rights, no conversion rights, and there are no redemption provisions applicable to the common stock.
Warrants
At December 31, 2006, the Company had 14,472,622 warrants outstanding to purchase 7,236,311 common shares for $1.25 per share and 55,841,208 warrants outstanding to purchase 27,920,604 common shares for $1.75 per share.
Registration Rights Payments
The shares and warrants have registration rights associated with their issuance pursuant to which the Company agreed to register for resale the shares and warrants. In the event that the registration statements are not declared effective by the SEC by specified dates, the Company is required to pay liquidated damages to the purchasers of the shares and warrants.
The 15,047,606 units issued in the fourth quarter of 2005 and first quarter of 2006 have liquidated damages payable in the amount of 1% of the purchase price for each unit per month payable each month the registration statement is not declared effective beyond the mandatory effective date (July 10th, 2006). The total amount recorded at December 31, 2006 for these liquidated damages was $269,923. There are no further liabilities associated with these shares. As of February 14, 2007 the first registration statement was declared effective by the SEC.
The 50,000,000 units issued on June 20, 2006 have liquidated damages payable each month the registration statement is not declared effective beyond November 17, 2006, calculated as follows:
– 1% of the purchase price for the 1st month after the mandatory effective date
– 1.5% of the purchase price for the 2nd and 3rd month after the mandatory effective date
– 2% of the purchase price for the 4th and 5th months after the mandatory effective date and
– 1/2% increase each quarter thereafter
The investors have the right to take the liquidated damages either in cash or in shares of the Company’s common stock, at their election. If the Company fails to pay the cash payment to an investor entitled thereto by the due date, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such investor, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The total amount of liquidated damages shall not exceed 25% of the purchase price for the units or $18,750,000.
The Company filed the second registration statement but the registration statement has not yet become effective and, as a result, the Company had incurred the obligation to pay approximately $1,258,000 in liquidated damages as at December 31, 2006, which amount has been recorded as liquidated damages expense in the consolidated statement of operations.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
Stock options
The only equity compensation plan approved by the Company’s stockholders is its 2005 Equity Incentive Plan, under which the Company’s board of directors is authorized to issue options or other rights to acquire up to 2,000,000 shares of the Company’s common stock. On November 8, 2006, the Company’s board of directors granted options to acquire 1,180,000 shares of common stock at an exercise price of $1.27 per share, which options cannot be exercised, and will be rescinded, if the Company’s stockholders do not approve an increase in the number of shares authorized under the 2005 Equity Incentive Plan sufficient to permit the issuance of the shares issuable upon exercise of these additional stock options.
The Company has granted options to purchase common shares to certain directors, officers, employees and consultants. Each option permits the holder to purchase one common share at the stated exercise price. The options vest over three years and have a term of ten years, or end of service to the Company, which ever occurs first. At the time of grant, the exercise price equals the market price. The following options have been granted:

	Number of	Weighted Average
	Outstanding	Exercise Price
	Options	$/Option

Outstanding, beginning of period	1,940,000	$1.14
Granted, Nov 8, 2006	1,180,000	$1.27
Cancelled	(420,000)	$(1.84)

Outstanding, end of period	2,700,000	$1.09

The table below summarizes unexercised stock options at December 31, 2006:

	Number of	Weighted
	Outstanding	Average
Exercise Price ($/option)	Options	Expiry Years
$0.80	1,420,000	9.0
$1.27	1,180,000	10.0
$2.62	100,000	9.0
Total	2,700,000	9.4
Two stock option grants have been made subsequent to December 31, 2006. On January 2, 2007, 225,000 stock options were granted to a new officer of the Company as part of his initial compensation package. On February 22, 2007, 415,000 stock options were granted to a group of key employees in Argentina and Colombia, as part of their 2007 compensation package. In total, the Company has 2,700,000 stock options granted and outstanding. No stock options have been exercised at this time.
Total stock-based compensation expense included in general and administrative expense in the consolidated statement of operations was $260,495. The Black-Scholes option pricing model was used to determine the fair value of the option grants with the following assumptions:

Dividend yield ($ per share)	$0.00
Volatility (%)	68%
Risk-free interest rate (%)	2.33%
Expected life (years)	3
Forfeiture percentage (% per year)	10%
The weighted average fair value per option is $0.43.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
7. Asset Retirement Obligations
Changes in the carrying amounts of the asset retirement obligations associated with the Company’s oil and natural gas properties are as follows:

	December 31,
	2006	2005

Balance, beginning of period	67,732	—

Obligations assumed with property acquisitions	209,314	66,931
Expenditures made on asset retirements	5,061	—
Accretion	75,645	801

Balance, end of period	357,752	67,732

8. Income Taxes
The Company has accumulated losses of approximately $8,043,384 that can be carried forward and applied against future taxable income. A valuation allowance has been taken for the potential income tax benefit associated with the losses incurred by the Company, due to uncertainty of utilization of the tax losses.

	Argentina	Colombia	Total

Opening Balance, January 1, 2006	$—	$—	$—
Argentina - Deferred Remittance Tax (1)	198,545	2,524,000	2,722,545
Colombia - Deferred Tax Liability (2)		7,153,112	7,153,112

Closing Balance, December 31, 2006	198,545	9,677,112	9,875,657

(1)	Deferred Remittance Tax: Presumptive income and equity taxes are based on equity levels in Colombia and Argentina and can be recovered against income taxes in future periods, and can be carried forward for five years.

As of January 1, 2007, the remittance tax requirement was eliminated in Colombia. A review is underway to determine whether the Company can remove the liability from its financial records. A decision will be reached by the end of the first quarter, 2007.

Based on tax reforms made effective January 1, 2007, tax losses may be carried forward without limitation to offset taxable income; the presumptive income rate was reduced from six percent to three percent on the prior tax year’s net tax equity; the seven percent remittance tax was eliminated; a 1.2 percent equity tax was introduced, the income tax rate was reduced from 38 .5 percent to 34 percent in 2007, and to 33 percent for subsequent years; and, the special deduction for the acquisition or construction of real fixed assets was increased to 40 percent from 30 percent.

(2)	Deferred tax liability is the unamortized portion of the Argosy purchase price allocation.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
The income tax expense (recovery) reported differs from the amount computed by applying the statutory rate to loss before income taxes for the following reasons:

	December 31,
	2006	2005

Loss before income taxes	$(5,146,324)	$(2,248,908)
Statutory income tax rate	34%	34%
Income tax benefit expected	(1,749,750)	(764,628)
Stock-based compensation	260,495	17,990
Tax losses in other jurisdictions, not recognized	811,875	717,410

Income tax expense	(677,380)	(29,228)

The deferred income tax liability of $7,153,112 on the balance sheet is related entirely to Colombia assets, for the following items:

December 31,
2006

Property, Plant and Equipment *	$22,145,657
Colombia Tax Rate	35%
Total Deferred Tax	7,750,980
Less Amortization	(597,868)

Net Deferred Tax	$7,153,112

*	Change in NBV due to acquisition of Argosy assets.
9. Accrued Liabilities and Accounts Payable
The changes in accrued liabilities and accounts payable are comprised of the following:

	Year Ended December 31, 2006				Year Ended December 31, 2005
	Corporate	Colombia	Argentina	Total	Corporate	Argentina	Total

Capital Expenditures	$—	$5,344,339	$5,521,714	$10,866,053	$—	$893,372	$893,372
Payroll related expenses	664,957	333,679	313,589	1,312,225	220,680	150,000	370,680
Audit, legal, consultants	715,332	—	290,915	1,006,247	—	—	—
Due Joint Venture Partners	—	2,745,134	—	2,745,134	—	—	—
Liquidated Damages	1,527,988	—	—	1,527,988	—	—	—

Total	2,908,277	8,423,152	6,126,218	17,457,647	220,680	1,043,372	1,264,052

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
10. Commitments and contingencies
Leases
Gran Tierra holds three categories of operating leases: office, vehicle and housing. The Company pays $11,846 office lease costs per month, $4,692 vehicle lease costs per month and $1,739 to lease a house as an employee benefit in Colombia each month.
Future lease payments at December 31, 2006 are as follows:

Year	Cost

2007	$176,675
2008	118,550
2009	87,739
2010	81,888
2011	81,888

Total Lease Payments	546,740

The company entered into four capital leases in 2006 for office equipment in Calgary, Canada. The leases expire between 2008 and 2011. As of December 31, 2006 capital assets were valued at $34,405 (net of amortization of $8,620). Total monthly payments for 2007 are approximately $1,140.
Future lease payments under the office equipment leases at December 31, 2006 are as follows:

Year	Payments

2007	$13,680
2008	8,958
2009	4,366
2010	3,874
2011	646

Total minimum lease payments	31,524

Interest expense incurred under these capital leases to December 31, 2006 was $2,346.
Guarantees
Corporate indemnities have been provided by the Company to directors and officers for various items including, but not limited to, all costs to settle suits or actions due to their association with the Company and its subsidiaries and/or affiliates, subject to certain restrictions. The Company has purchased directors’ and officers’ liability insurance to mitigate the cost of any potential future suits or actions. Each indemnity, subject to certain exceptions, applies for so long as the indemnified person is a director or officer of one of the Company’s subsidiaries and/or affiliates. The maximum amount of any potential future payment cannot be reasonably estimated.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
The Company may provide indemnifications in the normal course of business that are often standard contractual terms to counterparties in certain transactions such as purchase and sale agreements. The terms of these indemnifications will vary based upon the contract, the nature of which prevents the Company from making a reasonable estimate of the maximum potential amounts that may be required to be paid. Management believes the resolution of these matters would not have a material adverse impact on the Company’s liquidity, consolidated financial position or results of operations.
Contingencies
As of December 31, 2006 the contracting parties of Guayuyaco Association Contract, Ecopetrol and Argosy Energy International, are working to clarify the procedure for allocation of oil produced and sold during the long term test of the Guayuyaco-1 and Guayuyaco-2 wells. Ecopetrol has advised Argosy of a material difference in the interpretation of the Guayuyaco Association Contract. Ecopetrol interprets the contract to provide that the extend test production up to 30% of the direct exploration costs of the wells is for Ecopetrol’s account only and serves as reimbursement of its 30% back in to the Guayuyaco discovery. Argosy’s contention is that this amount is the recovery an amount equal to 30% of the direct exploration costs of the wells and not exclusively for benefit of Ecopetrol. While Argosy believes its interpretation of the Guayuyaco Association Contract is correct, the resolution of this issue is outstanding pending agreement among the parties or determination through legal proceedings. The estimated value of disputed extended test production is $2,361,188 which possible loss is shared 50% ($1,180,594) with the Company’s joint venture partner in the contract. No amount has been accrued in the financial statements related to this disagreement because the Company believes the probability of incurring this liability is low, at this time.
11. Financial Instruments and Credit Risk
The Company’s financial instruments recognized in the balance sheet consist of cash, accounts receivable, taxes receivable, accounts payable, current taxes payable, and accrued liabilities. The estimated fair values of the financial instruments have been determined based on the Company’s assessment of available market information and appropriate valuation methodologies; however, these estimates may not necessarily be indicative of the amounts that could be realized or settled in a market transaction. The fair values of financial instruments approximate their book amounts due to the short-term maturity of these instruments. Most of the Company’s accounts receivable relate to oil and natural gas sales and are exposed to typical industry credit risks. The Company manages this credit risk by entering into sales contracts with only credit worthy entities and reviewing its exposure to individual entities on a regular basis. The book value of the accounts receivable reflects management’s assessment of the associated credit risks.
12. Subsequent Events
On February 28, 2007, the Company entered into a Credit Facility with Standard Bank Plc. The Facility has a three-year term which may be extended by agreement between the parties. The borrowing base is the present value of the Company’s petroleum reserves up to maximum of $50 million. The initial borrowing base is $7 million and the borrowing base will be re-determined semi-annually based on reserve evaluation reports. The Facility includes a letter of credit sub-limit of up to $5 million. Amounts drawn down under the Facility bear interest at the Eurodollar rate plus 4%. A stand-by fee of 1% per annum is charged on the un-drawn amount of the borrowing base. The Facility is secured primarily on the Company’s Colombian assets. The Company is required to enter into a hedging agreement for the purpose of obtaining protection against fluctuations in the price of oil in respect of at least 50% of its projected aggregate net share of Colombian production after royalties for the three-year term of the Facility. Under the terms of the Facility, the Company is required to maintain compliance with specified financial and operating covenants. In accordance with the terms of the Facility, the Company entered into a costless collar hedging contract for crude oil based on West Texas Intermediate (“WTI”) price, with a floor of $48.00 and a ceiling of $80.00, for a three-year period, for 400 barrels per day from March 2007 to December 2007, 300 barrels per day from January 2008 to December 2008, and 200 barrels per day from January 2009 to February 2010.

Supplementary Data (Unaudited)
Oil and Gas Producing Activities
          The following oil and gas information is provided in accordance with the FASB Statement No. 69 Disclosures about Oil and Gas Producing Activities.
A. Reserve Quantity Information
          Our net proved reserves and changes in those reserves for operations are disclosed below. The net proved reserves represent management’s best estimate of proved oil and natural gas reserves after royalties. Reserve estimates for each property are prepared internally each year and 100% of the reserves have been assessed by independent qualified reserves consultants.
          Estimates of crude oil and natural gas proved reserves are determined through analysis of geological and engineering data, and demonstrate reasonable certainty that they are recoverable from known reservoirs under economic and operating conditions that existed at year end. See Critical Accounting Estimates in Management’s Discussion and Analysis of Financial Condition and Results of Operations, for a description of Gran Tierra’s reserves estimation process.
          PROVED RESERVES NET OF ROYALTIES (2)

Crude oil is in Bbl and	Argentina		Colombia		Total
natural gas is in million cubic feet	Oil	Gas	Oil	Gas	Oil	Gas

Extensions and Discoveries	—	—	—	—	—	—

Purchases of Reserves in Place	618,703	85	—	—	618,703	85

Production	(36,011)	(60)	—	—	(36,011)	(60)

Revisions of Previous Estimates	—	—	—	—	—	—

Proved developed and undeveloped reserves, December 31, 2005	582,692	24	—	—	582,692	24

Extensions and Discoveries	—	—	—	—	—	—

Purchases of Reserves in Place	1,302,720	732	1,229,269	—	2,531,989	732

Production	(127,712)	(30)	(134,269)	—	(261,981)	(30)

Revisions of Previous Estimates (3)	137,300	739	—	—	137,300	739

Proved developed and undeveloped reserves, December 31, 2006	1,895,000	1,465	1,095,000	—	2,990,000	1,465

Proved developed reserves, December 31, 2005 (1)	463,892	24	—	—	463,892	24

Proved developed reserves, December 31, 2006 (1)	1,413,000	1,465	1,034,000	—	2,448,720	1,465

(1)	Proved developed oil and gas reserves are expected to be recovered through existing wells with existing equipment and operating methods.

(2)	Proved oil and gas reserves are the estimated quantities of natural gas, crude oil, condensate and natural gas liquids that geological and engineering data demonstrate with reasonable certainty can be recovered in future years from known reservoirs under existing economic and operating conditions. Reserves are considered “proved” if they can be produced economically, as demonstrated by either actual production or conclusive formation testing.

(3)	Gas reserves at Nacatimbay were increased significantly as a result of the installation of new facilities in 2006. Oil reserves at Palmar Largo increased primarily due to the successful completion of the Ramon Lista-1 well which began producing during the first quarter of 2006.

B. Capitalized Costs

	Proved	Unproved	Accumulated	Capitalized
	Properties	Properties	DD&A	Costs

Capitalized Costs, December 31, 2005	$8,319,179	$12,588	$(444,853)	$7,886,914
Argentina	9,473,680	3,921,255	(1,281,946)	12,112,989
Colombia	24,121,832	14,399,211	(2,427,661)	36,093,382
Peru	—	—	—	—

Capitalized Costs, December 31, 2006	$41,914,691	$18,333,054	$(4,154,460)	$56,093,285

C. Costs Incurred – Period Ended December 31, 2006

	Oil and Gas
	Argentina	Colombia	Total
Total Costs Incurred before DD&A
Property Acquisition Costs
> Proved	$7,087,858	$—	$7,087,858
> Unproved	12,588	—	12,588
Exploration Costs	—	—	—
Development Costs	1,231,231	—	1,231,231

Year ended December 31, 2005	$8,331,677	—	$8,331,677

Property Acquisition Costs
> Proved	$8,440,090	$18,344,514	$26,784,604
> Unproved	3,921,255	14,399,211	18,320,466
Exploration Costs	—	5,777,318	5,777,318
Development Costs	1,033,680	—	1,033,680

Year ended December 31, 2006	$21,726,702	$38,521,043	$60,247,745

The Company has $138,383 of capitalized general and administrative expenses in the Colombian asset value and $3,921 of capitalized general and administrative costs in the Argentina asset value. No interest costs were capitalized.
D. Results of Operations for Producing Activities – Period Ended December 31, 2006

	Oil and Gas
	Argentina	Colombia	Total
Year ended December 31, 2005
Net Sales	$1,059,297	—	$1,059,297
Production Costs	(395,287)	—	(395,287)
Exploration Expense	—	—	—
DD&A	(444,853)	—	(444,853)
Income Taxes	(76,705)	—	(76,705)

Results of Operations	$142,452	—	$142,452

Year ended December 31, 2006
Net Sales	$5,108,851	$6,612,190	$11,721,041
Production Costs	(2,846,705)	(1,386,765)	(4,233,470)
Exploration Expense	—	—	—
DD&A	(1,550,543)	(2,494,317)	(4,044,860)
Income Tax Provision	132,357	(809,737)	(677,380)

Results of Operations	$(843,960)	$1,921,371	$2,765,331

E. Standardized Measure of Discounted Future Net Cash Flows and Changes
      The following disclosure is based on estimates of net proved reserves and the period during which they are expected to be produced. Future cash inflows are computed by applying year end prices to Gran Tierra’s after royalty share of estimated annual future production from proved oil and gas reserves. The calculated weighted average oil prices at December 31, 2006 were $48.66 for Colombia and $36.78 for Argentina. The weighted average oil price used for Argentina at December 31, 2005 was $20.42. Future development and production costs to be incurred in producing and further developing the proved reserves are based on year end cost indicators. Future income taxes are computed by applying year end statutory tax rates. These rates reflect allowable deductions and tax credits, and are applied to the estimated pre-tax future net cash flows.
      Discounted future net cash flows are calculated using 10% mid-period discount factors. The calculations assume the continuation of existing economic, operating and contractual conditions. However, such arbitrary assumptions have not proved to be the case in the past. Other assumptions could give rise to substantially different results.
      The Company believes this information does not in any way reflect the current economic value of its oil and gas producing properties or the present value of their estimated future cash flows as:
•	no economic value is attributed to probable and possible reserves;
•	use of a 10% discount rate is arbitrary; and
•	prices change constantly from year end levels

	Argentina	Colombia	Total

December 31, 2005
Future Cash Inflows	$25,445,000	—	$25,445,000
Future Production Costs	(11,965,000)	—	(11,965,000)
Future Development Costs	—	—	—
Future Site Restoration Costs	—	—	—
Future Income Tax	(1,575,000)	—	(1,575,000)

Future Net Cash Flows	11,905,000	—	11,905,000
10% Discount Factor	(2,725,000)	—	(2,725,000)

Standardized Measure	$9,180,000	—	$9,180,000

December 31, 2006
Future Cash Inflows	$72,151,000	$53,332,000	$125,483,000
Future Production Costs	(24,385,000)	(14,958,000)	(39,343,000)
Future Development Costs	(9,102,000)	(2,307,000)	(11,409,000)
Future Site Restoration Costs	(872,000)	—	(872,000)
Future Income Tax	(12,849,280)	(12,262,780)	(25,112,060)

Future Net Cash Flows	24,942,720	23,804,220	48,746,940
10% Discount Factor	(7,685,627)	(6,193,490)	(13,879,117)

Standardized Measure	$17,257,093	$17,610,730	$34,867,823

Changes in the Standardized Measure of Discounted Future Net Cash Flows
The following are the principal sources of change in the standardized measure of discounted future net cash flows:

	2006	2005

Beginning of Year	$9,180,000	$—

Sales and Transfers of Oil and Gas Produced, Net of Production Costs	(7,487,571)	(664,010)
Net Changes in Prices and Production Costs Related to Future Production	1,943,293	—
Extensions, Discoveries and Improved Recovery, Less Related Costs	—	—
Development Costs Incurred during the Period	1,033,680
Revisions of Previous Quantity Estimates	1,522,696	—
Accretion of Discount	1,190,500	—
Purchases of Reserves in Place	29,514,395	9,844,010
Sales of Reserves in Place	—	—
Net change in Income Taxes	(2,029,170)	—
Other	—	—

End of Year	$34,867,823	$9,180,000

GRAN TIERRA ENERGY, INC.
PRO FORMA FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
On June 20, 2006, Gran Tierra Energy Inc. (“Gran Tierra” or “the Company”) acquired all of the limited partnership interest of Argosy Energy International (“Argosy”) and all of the issued and outstanding capital stock of Argosy Energy Corp. (“AEC”), a Delaware corporation and the general partner of Argosy. Gran Tierra paid US $37.5 million in cash, issued 870,647 shares of the Company’s common stock and granted participation rights (including overriding royalty interests and net profits interests) in Argosy’s assets valued at $1,000,000. The value of the royalty and net profits interests was deemed appropriate by both parties based on the present value of expected future cash flows.
The accompanying unaudited pro forma consolidated financial statements (“pro forma statements”) reflect the above acquisition as well as the acquisition of the Palmar Largo Property which occurred on September 1, 2005 for $6,969,659, assuming they occurred on January 1, 2005.
The pro forma statements have been prepared for inclusion in a Form S-1 to be filed by the Company and have been prepared from, and should be read in conjunction with, the following:
•	Gran Tierra’s audited consolidated financial statements for the period from incorporation on January 26, 2005 to December 31, 2005;

•	Gran Tierra’s audited consolidated financial statements for the year ended December 31, 2006;

•	Argosy’s audited financial statements for the year ended December 31, 2005;

•	Audited schedules of revenues, royalties and operating costs of the Palmar Largo Property for the eight months ended August 31, 2005.

Gran Tierra Energy Inc.
Pro Forma Statement of Operations (unaudited)
For the year ended December 31, 2006
Stated in thousands of US dollars

	Gran Tierra	Argosy	Pro forma	Pro forma
	Energy	Energy	Adjustments	Consolidated
Revenue
Oil and natural gas sales	11,721	7,226	—	18,947
Interest Revenue	352	—	—	352

	12,073	7,226	—	19,299

Expenses
Operating	4,233	891	—	5,124
General and administrative	6,999	520	—	7,519
Other income and expenses, net	—	(235)	—	(235)
Liquidated damages	1,528	—	—	1,528
Depletion, depreciation and accretion (Note 2a)	4,088	372	1,523	5,983
Foreign exchange loss	371	—	—	371

	17,219	1,548	1,523	20,290

Earnings (loss) before income taxes	(5,146)	5,678	(1,523)	(991)

Provision for income taxes (Note 2b)	(678)	(1,966)	533	(2,111)

Net Earnings (loss) for the period	(5,824)	3,712	(990)	(3,102)

Basic and diluted loss per share	(0.08)			(0.03)

Weighted average shares - basic	72,443,501		25,870,647	98,314,148

Gran Tierra Energy Inc.
Pro Forma Statement of Operations (unaudited)
For the period January 1 to December 31, 2005
Stated in thousands of US dollars

				Pro Forma	Palmar
	Gran Tierra	Argosy	Pro Forma	Consolidated	Largo	Pro Forma
	Energy	Energy	Adjustment	Subtotal	Property	Consolidated
Revenue	1,059	11,891	—	12,950	2,560	15,510

Operating expense (Note 2c)	395	2,452	—	2,847	1,081	3,928

	664	9,439	—	10,103	1,479	11,582

Other expenses
General and administrative	2,482	1,082	—	3,564	—	—
Depreciation, depletion and accretion (Note 2d)	462	697	2,322	3,481	—	—
Foreign exchange gain	(31)			(31)	—	—
Other income, net		(449)	—	(449)	—	—

	2,913	1,330	2,322	6,565	—	—

Earnings (loss) before income taxes	(2,249)	8,109	(2,322)	3,538	—	—
Provision for income and remittance taxes (Note 2e)	29	(2,892)	894	(1,969)	—	—

Earnings (loss) for the period	(2,220)	5,217	(1,428)	1,569	—	—

Basic earnings per share (Note 4)	(0.06)	—	—	0.04	—	—
Diluted earnings per share (Note 4)	(0.06)	—	—	0.03	—	—
Weighted average shares - basic	13,538,149		25,870,647	39,408,796
Weighted average shares - diluted	20,680,702		25,870,647	46,551,349

GRAN TIERRA ENERGY, INC.
Notes to the Pro forma Consolidated Financial Statements
For the years ended December 31, 2006 and 2005
(Unaudited)
(Tabular amounts expressed in thousands of US dollars)
1. BASIS OF PRESENTATION
These pro forma consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and Gran Tierra’s accounting policies, as disclosed in Note 2 of the audited consolidated financial statements of Gran Tierra for the period ended December 31, 2006.
The pro forma consolidated financial statements are based on the estimates and assumptions included in these notes and include all adjustments necessary for the fair presentation of the transactions in accordance with GAAP.
Omitted Financial Information — Historical financial statements, reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America, are not presented for the Palmar Largo property as such information is not available on an individual property basis and not meaningful to the Palmar Largo Properties. Historically, no allocation of general and administrative, interest, corporate taxes, accretion of asset retirement obligations, depreciation, depletion and amortization was made to the Palmar Largo Property. Accordingly, the statements of revenue, royalty and operating expenses are presented in lieu of the financial statements required under Rule 3-01 of the Securities and Exchange Commission Regulation S-X.
The accompanying audited statements of revenues, royalties and operating expenses were derived from historical accounting records and reflect the revenues, royalties and direct operating expenses of the Palmar Largo property. Production and direct operating cost information was acquired from Plus Petrol, the operator. Price, royalty, transportation and selling cost information was acquired from Dong Won Corporation (the seller). Such amounts may not be representative of future operations. The statements do not include depreciation, depletion and amortization, general and administrative expenses, income taxes or interest expense as these costs may not be comparable to the expenses expected to be incurred by the Company on a prospective basis
These pro forma consolidated financial statements are not intended to reflect results from operations or the financial position which would have actually resulted had the acquisition been effected on the dates indicated. These pro forma statements do not include any cost savings or other synergies that may result from the transaction. Moreover, these pro forma statements are not intended to be indicative of the results of operations or financial position which may be obtained in the future.

GRAN TIERRA ENERGY, INC.
Notes to the Pro forma Consolidated Financial Statements
For the years ended December 31, 2006 and 2005
(Unaudited)
(Tabular amounts expressed in thousands of US dollars)
2. PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED STATEMENTS OF OPERATIONS
The following adjustments have been made to reflect the transactions described above as if the transactions had occurred on January 1, 2005 for purposes of the pro forma consolidated statement of operations for the year ended December 31, 2006:
a.	Depreciation, depletion and accretion expense (DD&A) has been increased by $1,523,000 to reflect the additional DD&A from the Argosy asset purchase from January 1 to June 20, 2006. Additional DD&A is due to the increased cost basis of Argosy assets from recording them at full value on the acquisition date (of January 1, 2005 for pro forma purposes.)
b.	Provision for income taxes has been decreased by $533,000 to account for the tax effects of operating income and DD&A adjustment related to the Argosy acquisition.
The following adjustments have been made to reflect the transactions described above as if the transactions had occurred on January 1, 2005 for purposes of the pro forma consolidated statement of operations for the period January 1 to December 31, 2005:
c. Costs incurred to operate and maintain wells and related equipment and facilities.
d.	DD&A has been adjusted to reflect the effect of the Argosy acquisition in the amount of $2,322,000. An adjustment of $704,000 would be associated with the Palmar Largo acquisition. Additional DD&A is due to the increased cost basis of Argosy and Palmar Largo assets from recording them at full value on the acquisition date (of January 1, 2005 for pro forma purposes.)
e.	Provision for income taxes has been decreased by $894,000 to account for the tax effects of operating income and DD&A adjustment related to the Argosy acquisition.
3. PURCHASE PRICE ALLOCATION
The total purchase price has been allocated to the Palmar Largo and Argosy Assets based on their estimated fair values.

GRAN TIERRA ENERGY, INC.
Notes to the Pro forma Consolidated Financial Statements
For the Nine-Month Period Ended September 30, 2006 and the
Year Ended December 31, 2005
(Unaudited)
(Tabular amounts expressed in thousands of US dollars)
Argosy Acquisition:

$
Cash paid, net of cash acquired	36,414
Shares issued	1,306
Transaction costs	498

38,218

Purchase price allocated
Oil and natural gas assets	32,553
Goodwill	15,005
Accounts receivable	5,362
Inventories	568
Long term investments	7
Accounts payable and accrued liabilities	(6,085)
Long term payable	(50)
Deferred tax liabilities	(9,142)

38,218

The purchase price allocation has changed from the preliminary allocation performed on June 21, 2006 as the Company was awaiting the results of an independent reserve audit which was received in September 2006.
Palmar Largo Acquisition:

$
Cash paid	7,000

Purchase price allocated
Oil and natural gas properties	7,110
Asset retirement obligations	(110)

7,000

4. BASIC AND DILUTED EARNINGS PER SHARE
Basic earnings per share are calculated using 98,314,148 shares of common stock at December 31, 2006 and 39,408,796 shares of common stock at December 31, 2005. Diluted earnings per share are calculated using 98,314,148 shares of common stock at December 31, 2006 and 46,551,349 shares of common stock at December 31, 2005. Using diluted shares of common stock would be anti-dilutive as the Company had a pro-forma loss in 2006. The numbers of shares include 25,870,647 shares valued at $1.50 per share, issued in conjunction with the Argosy Acquisition, added as if they were issued on January 1, 2005.

ARGOSY ENERGY INTERNATIONAL, LP
Financial Statements
March 31, 2006 and the period ended March 31, 2006 (Unaudited)
ARGOSY ENERGY INTERNATIONAL, LP
Statements of Income (Unaudited)
For the Three Months Ended March 31, 2006 and 2005
(Expressed in thousands of US dollars)

	2006	2005
Oil sales to Ecopetrol	$3,575	1,521

Operating cost (note 8)	367	364
Depreciation, depletion and amortization	190	80
General and administrative expenses	282	148

	839	592

Operating profit	2,736	929

Other income, net	79	116

Income before income and remittance taxes	2,815	1,045

Current income tax (note 9)	1,017	370
Deferred remittance tax	109	42

Total income and remittance taxes	1,126	412

Net income	$1,689	633

See accompanying notes to unaudited financial statements.

ARGOSY ENERGY INTERNATIONAL, LP
Balance Sheets (Unaudited)
March 31, 2006 and December 31, 2005
(Expressed in thousands of US dollars)

	March 31,	December 31,
	2006	2005
Assets

Current assets:
Cash and cash equivalents (note 3)	$2,670	7,124
Accounts receivable, net (note 4)	3,898	951
Accounts receivable reimbursement Ecopetrol	1,186	1,186
Inventories:
Crude oil	211	218
Materials and supplies	626	557

	837	775

Total current assets	8,591	10,036

Other long-term assets	25	16
Property, plant and equipment (note 5):
Unproved properties	3,831	3,622
Proved properties	5,305	5,401

	9,136	9,023

Total assets	$17,752	19,075

Liabilities and Partners’ Equity

Current liabilities:
Accounts payable	4,852	4,979
Tax payable	1,721	1,326
Employee benefits	97	103
Accrued liabilities	547	522

Total current liabilities	7,217	6,930

Long-term accounts payable (note 10)	686	686
Deferred income tax	473	475
Deferred remittance tax	1,210	1,104
Pension plan	—	—

Total liabilities	9,586	9,195

Partners’ equity (note 7)	8,166	9,880

Total liabilities and partners’ equity	$17,752	19,075

See accompanying notes to unaudited financial statements.

ARGOSY ENERGY INTERNATIONAL, LP
Statements of Cash Flows (Unaudited)
For the Three Months Ended March 31, 2006 and 2005
(Expressed in thousands of US dollars)

	2006	2005
Cash flows from operating activities:
Net income	$1,689	633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	190	80
Deferred remittance tax	109	42
Changes in assets and liabilities:
Accounts receivable	(3,147)	(839)
Inventories	(62)	58
Accounts payable	(127)	202
Tax payable	395	99
Employee benefits	(6)	48
Accrued Liabilities	25	491
Deferred income tax	(2)	1
Deferred remittance tax	(3)	4
Pensions	—	(5)

Net cash (used in) provided by operating activities	(939)	814

Cash flows from investing activities:
Increase in long term investments	(9)	(1)
Payments from Petroleum Equipment International - Talora	200	—
Additions to property, plant and equipment	(303)	(767)

Net cash used in investing activities	(112)	(768)

Cash flows from financial activities:
Bank overdrafts	—	106
Distributions to partners	(3,250)	—
Aviva redemption shares	(153)	—

Net cash (used in) provided by financial activities	(3,403)	106

(Decrease) increase in cash and cash equivalents	(4,454)	152
Cash and cash equivalents at beginning of year	7,124	6,954

Cash and cash equivalents at end of the period	$2,670	7,106

See accompanying notes to unaudited financial statements.

ARGOSY ENERGY INTERNATIONAL, LP
Statements of Partners’ Equity (Unaudited)
For the Three Months Ended March 31, 2006 and the Year Ended December 31, 2005
(Expressed in thousands of US dollars)

	Limited	General	Total
	partners’	partners’	partners’
	capital	capital	equity
Balance as of December 31, 2005	9,810	70	9,880
Redemption of partnership payments interest - Aviva Overseas Inc. (note 10)	(152)	(1)	(153)
Distributions to partners	(3,227)	(23)	(3,250)
Net income	1,677	12	1,689

Balance as of March 31, 2006	$8,108	58	8,166

See accompanying notes to unaudited financial statements.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
March 31, 2006 and 2005
(Expressed in thousands of US dollars)
(1)	Business Activities

Argosy Energy International, LP is a Utah (USA) Limited Partnership, which established a Colombian Branch in 1983.

Argosy Energy International, LP is engaged in the business of exploring for, developing and producing oil and gas. The principal properties and operations are located in Colombia, which are carried out through its Colombian Branch in the Putumayo, Cauca, Tolima and Cundinamarca Provinces. The oil production is sold to Empresa Colombiana de Petróleos, the Colombian National Oil Company, (“Ecopetrol”).

There are risks involved in conducting oil and gas activities in remote, rugged and primitive regions of Colombia. The guerrillas have operated within Colombia for many years and expose the Company’s operations to potentially detrimental activities. The guerrillas are present in the Putumayo and Río Magdalena areas where the Company’s properties are located. Since 1998, the Company has only experienced minor attacks on pipelines and equipment.

Operations

As of March 31, 2006, Argosy was participating in the following Association Contracts signed with Ecopetrol and Exploration and Exploitation Contracts signed with the Hydrocarbons National Agency - ANH.

Contract	Participation	Operator	Phase
Santana	35%	ARGOSY	Exploitation
Guayuyaco	70%	ARGOSY	Exploitation
Aporte Putumayo	100%	ARGOSY	Abandonment
Río Magdalena	70%	ARGOSY	Exploration
Talora	20%	ARGOSY	Exploration
Chaza	50%	ARGOSY	Exploration
The first four contracts have been signed with ECOPETROL and the last two with ANH.

An association contracts are those where the Government participate as partner of the field through the national oil company — ECOPETROL.

Exploration and production contracts (E&P) are those signed with the ANH — “Agencia Nacional de Hidrocarburos” (National Agency for Hydrocarbons) in which the Government only receive royalties and taxes for the rights of exploration and production but there is not a participation from the national oil company - ECOPETROL or any other government entity.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
The main terms of the above-mentioned contracts are as follows:

Santana Association Contract

On May 27, 1987 (effective date July 27, 1987), Argosy Energy International, LP signed this association contract to explore for and produce oil, in the area called Santana. The contract is in its 19th year and the Company reduced the area to a 5 kilometer reserve area around each field. The remaining contract area is approximately 1,100 acres.

Under the terms of the contract with Ecopetrol, a minimum of 25% of all revenues from oil sold to Ecopetrol is paid in Colombian pesos, which may only be utilized in Colombia. However, this proportion can be modified through parties agreement.

Aporte Putumayo - Association Contract

The Aporte Putumayo area has been returned to the Government. Such devolution is subject to the approval of the environmental restoration of the region by the Environmental Ministry and the wells abandonment have to be approved by Ecopetrol and the Ministry of Mines.

Río Magdalena Association Contract

On December 10, 2001 (effective date February 8, 2002), Argosy Energy International, LP and Ecopetrol signed this Association Contract, to explore and produce oil, in the area called Río Magdalena of approximately 145,000 acres, located in the Middle Magdalena Valley of Colombia in the provinces of Cundinamarca and Tolima.

The contract has a maximum duration of 28 years distributed as follows: an exploration period of 6 years and a production period of 22 years starting on the date of termination of the exploration period. The exploratory well, Popa-1 was drilled during June and July, 2006 and is on the completion stage.

Upon finalization of each phase, Argosy has the option to relinquish the contract, once completed the obligations for each phase.

BT Letter Agreement

On February 27, 2001 Argosy Energy International, LP signed a letter agreement with BT Operating Company for the acquisition and management of the Río Magdalena Exploration Area. BT and Argosy mutually agreed to pay their 50% share of costs under the terms of the Ecopetrol Association contract and provide certain services toward management and compliance of the obligations.

As of March 31, 2006 BT had not paid their obligations under this agreement and outstanding accounts receivable of $355 related to their share of cost related to the Río Magdalena Association Contract were provisioned as bad debts.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
Guayuyaco Association Contract

On August 2, 2002 (effective date September 30, 2002) Argosy Energy International, LP signed this association contract with Ecopetrol, to explore and produce oil, in the area called Guayuyaco. This Association contract gives Argosy the right to explore potential reserves in prospects adjacent to the existing Santana oil field. The block is located in the Putumayo and Cauca provinces and covers approximately 52.000 acres originally held under the Santana Risk Sharing Agreement.

The Guayuyaco contract has a maximum duration of 27.5 years with an exploration period of 5.5 years and a production period of 22 years, which starts upon termination of the exploration period.

During the second exploration phase, two wells were drilled (Guayuyaco-1 and Guayuyaco-2) which were successful. Therefore, on December 28, 2005 Ecopetrol accepted the Commerciality of the field.

Solana Petroleum Exploration Commercial Agreement

Argosy and Solana Petroleum Exploration entered into a commercial agreement in 2003 whereby, Solana through fulfillment of certain obligations could earn a participating interest in the Inchiyaco Well Prospect (Santana Association Contract) and have an option to enter the next exploration prospect under the Guayuyaco Association Contract. Inchiyaco-1 was drilled and completed as a producing well in 2003 resulting in Solana’s sharing 26.21% interest in Argosy’s net share of the prospect.

The commercial agreement was revised in 2004, giving Solana the right to share a 50% interest in Argosy’s net share of the Guayuyaco association contract by paying 66.7% of two exploratory wells (Guayuyaco-1 and Juanambu-1) and 50% for a new seismic program and additional projects.

Talora Exploration and Exploitation Contract

On September 16, 2004 (effective date) Argosy and the National Hydrocarbons Agency (ANH) signed the Talora Exploration and Exploitation Contract to explore and produce oil, in an area of approximately 108,000 acres located in Tolima and Cundinamarca Provinces.

The contract has a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.

The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
Argosy and Petroleum Equipment International (PEI) signed a commercial agreement on March 9, 2006. Through fulfillment of certain obligations PEI could earn an 80% of Argosy’s interest under the ANH contract on the Talora Block. In conjunction with such assignment, Argosy shall designate PEI as the operator previous approval of the ANH.

Contractual Commitments:

Phase	Starting date	Obligations
3	December 16, 2006	One exploratory well.
4	December 16, 2007	One exploratory well.
5	December 16, 2008	One exploratory well.
6	December 16, 2009	One exploratory well.
The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.

Chaza Exploration and Exploitation Contract

On June 27, 2005 (effective date) Argosy and the National Hydrocarbons Agency (ANH) signed the Chaza Exploration and Exploitation Contract to explore and produce oil, in an area of approximately 80,000 acres located in Putumayo and Cauca Provinces.

The contract has a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.

The ANH’s Resolution 0217, dated September 13, 2005, approved the 2005 assignment of 50% interest of the contract to Solana Petroleum Exploration.

Contractual Commitments:

Phase	Starting date	Obligations
2	June 27, 2006	One exploratory well.
3	June 27, 2007	One exploratory well.
4	December 27, 2008	One exploratory well.
5	December 27, 2009	One exploratory well.
6	December 27, 2010	One exploratory well.
The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
(2)	Summary of Significant Accounting Policies and Practices
   (a) Foreign Currency Translation
The transactions and accounts of the Company’s operations denominated in currencies other than US dollars are re-measured into United States dollars in accordance with Statement of Financial Accounting Standards FAS 52. The United States dollar is used as the functional currency. Exchange adjustments resulting from foreign currency balances are recognized in expense or income in the current period.
   (b) Cash Equivalents
Cash equivalents are highly liquid investments purchased with an original maturity of three months or less.
   (c) Inventories
Inventories consist of crude oil and materials and supplies and are stated at the lower of cost or market.
   (d) Property, Plant and Equipment
The Company follows the full cost method to account for exploration and development of oil and gas reserves whereby all productive and nonproductive costs are capitalized. The only cost center is Colombia. All capitalized costs plus the undiscounted future development costs of proved reserves are depleted using the unit of production method based on total proved reserves applicable to the country.

Proved oil and gas reserves are the estimated quantities of crude oil that geological and engineering data demonstrate with reasonable certainty can be recovered in future years from known reservoirs under existing economic and operating conditions considering future production and development costs.

Costs related to initial exploration activities with no proved reserves are initially capitalized and periodically evaluated for impairment. The Company capitalizes internal costs directly identified with exploration and development activities. The net capitalized costs of oil properties are subject to a ceiling test, which limits such pooled costs to the aggregate of the present value of future net revenues attributable to proved oil and gas reserves discounted at 10% plus the lower of cost or market value of unproved properties. If capitalized costs exceed this limit, the excess is charged to expense and reflected as additional accumulated depreciation, depletion and amortization.

While the quantities of proved reserves require substantial judgment, the associated prices of oil reserves that are included in the discounted present value of the reserves are objectively determined. The ceiling test calculation requires use of prices and costs in effect as of the last day of the accounting period, which are generally held constant for the life of the properties. As a result, the present value is not necessarily an indication of the fair value of the reserves. Oil and gas prices have historically been volatile and the prevailing prices at any given time may not reflect our Partnership’s or the industry’s forecast of future prices.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
Gain or loss on the sale or other disposition of oil and gas properties is not recognized, unless the gain or loss would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a country.

Support equipment and facilities are depreciated using the unit of production method based on total reserves of the field related to the support equipment and facilities.

(e)	Environmental Liabilities and Expenditures

Argosy accrues for losses associated with environmental remediation obligations when such losses are probable and can be reasonably estimated. These accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.
   (f) Asset Retirement Obligations
Liability for asset retirement obligation is considered to be negligible at this time, based on projected production profiles, expiry dates and terms of the Association Contracts for current operations. However, the Company has accrued the costs related to environmental remediation and abandonment of the wells belonging to Aporte Putumayo Contract.
   (g) Concentration of Credit Risks
All of the Company’s production is sold to Ecopetrol; the sale price is agreed between both parts, according to local regulations in Colombia.
   (h) Income Taxes
Deferred income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
   (i) Financial Instruments Fair Value
The carrying amounts of cash and cash equivalents approximate fair value because of the short maturity of those instruments. The carrying value of other on-balance-sheet financial instruments approximates fair value, and the cost, if any, to terminate off-balance-sheet financial instruments is not significant.
   (j) Employee Benefits
The Company recognizes the obligations with its employees in accordance with the current Colombian labor law. These obligations include the severance indemnity and the legal service bonus each one equivalent to a monthly salary per year and interest on severance at the rate of 12% on the balance of severance indemnities paid. The relevant liability for these two concepts is shown under the “Employee benefits” account as current liabilities at the closing of the period.
   (k) Defined Benefit Pension Plan
The Company has a defined benefit pension plan covering one employee. The benefits are based on years of service, age and the employee’s compensation. Currently, the cost of this program is not being funded. The actuarial study is performed at the end of each year in accordance with the guidelines established by FAS 87.
   (l) Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.
   (m) Revenue Recognition
The Company recognizes revenue when the crude oil is delivered to Ecopetrol.

Ecopetrol pays the oil sales invoicing 25% in local currency and the 75% in US Dollars, according to the terms of the Oil Sales Contract executed between Ecopetrol and Argosy, through which the oil sale price is fixed, with expiration dated November 1, 2006.
   (n) Management Fee
The Company accounts for the management fees received from its partners as operator of the contracts as a less value of the operating costs.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
   (o) Comprehensive Income
For each period presented in the accompanying statements of income, comprehensive income and net income are the same amount.

(3)	Cash and Cash Equivalents

The following is a summary of cash and cash equivalents as of March 31, 2006 and December 31, 2005:

	March 31,	December 31,
	2006	2005
Held in United States dollars	$2,040	6,329
Held in Colombian pesos	157	394
Short-term investments	473	401

	$2,670	7,124

(4)	Accounts Receivable

The following is a summary of accounts receivable as of March 31, 2006 and December 31, 2005:

	March 31,	December 31,
	2006	2005
Trade	$3,248	675
B.T.O. Río Magdalena Agreement	355	355
Vendor Advances	177	172
Petroleum Equipment Investments - Talora	300	—
Other	173	104

	4,253	1,306
Less allowance for bad debts	(355)	(355)

	$3,898	951

(5)	Property, Plant and Equipment

The following is a summary of property, plant and equipment as of March 31, 2006 and December 31, 2005:

	March 31,	December 31,
	2006	2005
Oil properties:
Unproved	$3,831	3,622
Proved	59,190	59,096

	63,021	62,718
Less accumulated depreciation, depletion, and amortization	53,885	53,695

	$9,136	9,023

Capitalized Cost Unproved

Excluded From the Capitalized Cost Being Amortized

									Month
									Anticipated
									to be
									included
			Exploration Cost			Cost Incurred			in
AFE	Contract	Detail	Dec-04	Dec-05	Mar-06	2004	2005	2006	Amortization
MARY WELLWEST PROSPECT	Santana	Geological & Geophysical Data	287	287	287	287			Dec-06
MARY WEST WELL TESTING	Santana	Geological & Geophysical Data	93	93	93	93			Dec-06
Expl. 100% NEW PROJECTS	New Projects	Geological & Geophysical Data	253	363	375	253	110	12	Dec-06
Expl. 100% SANTANA	Guayuyaco	Geological & Geophysical Data	1,044	1,044	1,044	1,044			Dec-06
Expl. 100% RIO MAGDALENA	Rio Magdalena	Seismic Program	634	808	889	634	174	81	Mar-07
TALORA PROJECT	Talora	Seismic Program	1	89	134	1	88	44	Sep-07
SEISMIC GUAYUYACO	Guayuyaco	Seismic Program	0	431	431		431		Dec-06
SEISMIC CHAZA	Chaza	Seismic Program	0	505	538		505	33	Sep-07
POPA-1 WELL EXPLORATORY	Rio Magdalena	Road and Location Well	0	0	32			32	Mar-07
JUANAMBU-1 WELL EXPLORATORY	Guayuyaco	Road and Location Well	0	2	8		2	6	Jun-07
				0	0

Total Unproved Exploration Costs			2,312	3,622	3,831	2,312	1,310	208

All capital excluded from capital costs being amortized relates to exploration cost. No acquisition costs, development costs or capitalized interest costs are identified.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
(6)	Pension Plan

The following is a detail of the components of pension cost as of March 31, 2006 and 2005:

	March 31,	March 31,
	2006	2005
Interest cost	$8	8
Expected return of assets	(13)	(6)
Amortization of unrecognized net transition obligation (asset)	1	1

Net periodic pension cost	$(4)	3

(7)	Equity

Stockholders’ Capital

The following is a detail of the stockholders’ participation in the capital as of March 31, 2006 and December 31, 2005:

	March 31,	December 31,
Stockholder	2006	2005
Crosby Capital L.L.C.	$98.75	98.75
Argosy Energy Corp. **	0.71	0.71
Dale E. Armstrong	0.41	0.41
Richard S. McKnight	0.13	0.13

	$100.0	100.00

**	Argosy Energy Corp. is a general partner interest. All others are limited partnership interests. Net income is allocated according to the participation of each stockholder in the Company’s capital.
Foreign Exchange Restrictions

In accordance with current legislation in Colombia, the branches of foreign companies in the oil industry are not under the obligation to refund to the Colombian exchange market the proceeds from their foreign currency sales either inside or outside the country. The net proceeds from oil exports may be used by the branches of oil companies to reimburse abroad the capital and profits from the operation in Colombia. As a result of this foreign exchange liberation, the branch cannot purchase foreign currency in the Colombian exchange market to remit profits, repatriate capital, repay external debt or pay foreign currency expenses.

Distributions to Partners

On March 30, 2006 the partners of Argosy Energy International resolved, with the majority vote of its partners, distribute the amount of $2,500 on March 1, 2006 and $750 on March 30, 2006, ratably to each of its partners.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
(8)	Operating Cost

The following is a summary of operating cost incurred for the period ended March 31, 2006 and 2005:

	March 31,	March 31,
	2006	2005
Direct labor	$111	86
Maintenance, materials and lubricants	86	49
Repairs - third party	123	196
General expenses – other	47	33

	$367	364

(9)	Income Taxes

All of the income and income tax was derived from activities of the Branch in Colombia.
   Deferred Remittance Tax
Deferred remittance tax is calculated based upon commercial net income. Commercial net income of Colombian branches of foreign companies derived from exploration, development or production of hydrocarbons is levied an additional remittance tax of 7%.

The law establishes that when this income is reinvested in the country for five years, the payment of the remittance tax will be deferred, after which time the payment of this tax will be exonerated.

Under the law, reinvestment occurs when the net income remains five years within the equity of the entity.

Tax Reconciliation

Income tax expense attributable to income from continuing operations was $1,126 and $412 for the periods ended March 31, 2006 and 2005, and differed from the amounts computed by applying the Colombian income tax rate of 35% (the statutory tax rate of the partnership’s Branch) to pretax income from continuing operations as a result of the following:

	March 31, 2006		March 31, 2005
	Amount	%	Amount	%
Income before taxes	$2,815	100.00	1,045	100.00
Computed “Expected” tax expense	985	35.00	366	35.00
Tax expense	1,126	40.00	412	39.43

Difference	$141	5.00	46	4.43

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)

			March 31, 2006			March 31, 2005
	Basis		Amount	%	Basis	Amount	%
Explanation:
Difference in principles and translation		$(312)	(109)	(3.88)	(86)	(30)	(2.87)
Surcharge tax (10%)			92	3.28		34	3.25
Remitance tax expense (7%)			146	5.19		42	4.02
Inflation adjustment		(23)	(8)	(0.28)		—	—
No deductible expenses		9	3	0.11		—	—
No deductible taxes (Industry and commerce, stamp tax )		41	14	0.51		—	—
Assessments to financial movements		6	2	0.07		—	—
Income not taxable		4	1	0.00		—

	$		141	5.00		46	4.43

The deferred tax is originated in the following temporary differences as of March 31, 2006 and December 31, 2005:

	March 31,	December 31,
	2006	2005
Accrued liabilities	$201	201
Property, plant and equipment	(674)	(676)

Net deferred tax liability	$(473)	(475)

Roll forward of deferred taxes:
Beginning balance	475	223
Increase in year	—	352
Translation	(2)	(100)

	$473	475

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible and tax carryforwards utilizable. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the branch will realize the benefits of these deductible differences, net of the existing valuation allowances at March 31, 2006. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
Major Changes Introduced by Law 863 (December 29, 2003)
1)	An equity tax was created for fiscal years 2004, 2005 and 2006. Such tax must be liquidated applying at 0.3 % over the net equity at January 1st of each year. This applies to equities of 3.000 million pesos in 2004, 3.183 million pesos in 2005 and 3.344 million pesos in 2006.

2)	The financial transaction tax increased from 3 per thousand to 4 per thousand and it is applicable through the year 2007.

3)	Paid taxes are not deductible except for 80% of industrial and commercial and Property Taxes.

4)	The 10% income tax surcharge (3.5%) is applicable for years 2003 through 2006. This payment is not deductible for tax purposes.
(10)	Settlement Agreement with Aviva Overseas Inc.

Effective August 19, 2005 Argosy Energy International, LP, Argosy Energy Corp., Crosby Capital, LLC, and Aviva Overseas, Inc. entered into a settlement agreement which principal terms are as follows:
1.	The parties agreed that the agreement is a negotiated resolution of various disputes between the parties.

2.	Aviva Overseas, Inc. assigned and transferred all interests in the partnership, corresponding to 29.6196%, to Argosy Energy International, LP as a redemption of such interests.

3.	Argosy Energy International, LP is required to make the following payments to Aviva Overseas, Inc.: an initial cash payment of $300 as reimbursement to Aviva Overseas, Inc. for a portion of its cost incurred in connection with the disputes, a 90 day promissory note amounted to $3,050, a two year promissory note in the amount of $1,125 (the “Note”, represented for 8 quarterly payments of $153 beginning in November 2005, including interest at 8%), and an additional payment (described below) accrued in the amount of $329 as of the agreement date. As of March 31, 2006, amounts outstanding under the agreement include $990 due on the Note and $310 accrued for the additional payment. The outstanding amount is payable as follows: $614 in 2006 and $686 in 2007.
The additional payment is calculated as follows: after the earlier of i) The date Argosy Energy makes final payment of the “Note”, or (ii) after the occurrence of an event of default, Argosy shall make a payment in cash in an amount equal to (i) $56,250 multiplied by the numeric amount by which the average daily closing price of the New York Mercantile Exchange nearby month contract for West Texas Intermediate crude oil over the note term exceeds $55 per barrel, reduced by (ii) all interest paid by Argosy on the principal of the Note. The additional payment was recorded at the date of the settlement agreement based on a calculation of the required payment at that date.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
     Crosby Capital, LLC has guaranteed the payments required by Argosy Energy International, LP.
     The new ownership percentages in Argosy Energy International L.P., after the redemption of the partnership interest held by Aviva Overseas Inc. are as follows:

		Type of
Partner	Interest	interest
Crosby Capital L.L.C.	98.7491%	Limited Partner
Argosy Energy Corporation	0.7104%	General Partner
Dale E. Armstrong	0.4122%	Limited Partner
Richard S. McKnight	0.1283%	Limited Partner
Total	100.0000%
(11) Disagreement Between Argosy Energy International and Ecopetrol

As of March 31, 2006 the contracting parties of Guayuyaco Association Contract, Ecopetrol and Argosy Energy International, consulted with their legal advisors to clarify the procedure for allocation of oil produced and sold during the long term test of the Guayuyaco-1 and Guayuyaco-2 wells. Ecopetrol has advised Argosy of a material difference in the interpretation of the procedure established in the Clause 3.5 of Attachment-B of the Guayuyaco association Contract. Ecopetrol interprets the contract to provide that the extend test production up to a value equal to 30% of the direct exploration costs of the wells is for Ecopetrol’s account only and serves as reimbursement of its 30% back in to the Guayuyaco discovery. Argosy’s contention is that this amount is merely the recovery of 30% of the direct exploration costs of the wells and not exclusively for benefit of Ecopetrol. While Argosy believes its interpretation of the Guayuyaco Association Contract is correct, the resolution of this issue is still pending of agreement between the parties or determination through legal proceedings.

The estimated value of disputed production is $2,361,188 which possible loss is shared 50% ($1,180,594) with Solana Petroleum Exploration (Colombia) S.A. partner in the contract and 50% Argosy.

At this time no amount has been accrued in the financial statements.

(12)	Subsequent Events
•	The Company signed in May and June, 2006 two new exploration and production contracts with the National Hydrocarbons Agency (ANH) called Primavera and Mecaya, to explore and produce oil, respectively.
These contracts have a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.

The contracts may be relinquished at the end of each phase after fulfillment of the agreed obligations.
•	On April 1, 2006 the partners of the partnership entered into a redemption agreement pursuant to which all of Dale E. Armstrong interest and Richard S. McKnight interest.

•	On June 21, 2006 Gran Tierra Energy Inc. acquired all of the outstanding partnership interest in the Company.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Financial Statements
December 31, 2005 and 2004
With Independent Auditors’ Report Thereon

INDEPENDENT AUDITORS’ REPORT
Partners of
Argosy Energy International, LP:
We have audited the accompanying balance sheets of Argosy Energy International, LP as of December 31, 2005 and 2004, and the related statements of income, partner’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Argosy Energy International, LP as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ KPMG Ltda
Bogotá, Colombia
July 28, 2006
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Statements of Income
Years ended December 31, 2005 and 2004
(Expressed in thousands of US dollars)

	2005	2004
Oil sales to Ecopetrol	$11,891	6,393

Operating cost (note 9)	2,452	2,060
Depreciation, depletion and amortization	697	357
General and administrative expenses	1,082	859

	4,231	3,276

Operating profit	7,660	3,117

Other income, net (note 10)	449	225

Income before income and remittance taxes	8,109	3,342

Current income tax (note 11)	2,187	1,026
Deferred income tax	352	245
Deferred remittance tax	353	146

Total income and remittance taxes	2,892	1,417

Net Income	$5,217	1,925

See accompanying notes to financial statements.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Balance Sheets
December 31, 2005 and 2004
(Expressed in thousands of US dollars)

	2005	2004
Assets
Current assets:
Cash and cash equivalents (note 3)	$7,124	6,954
Accounts receivable, net (note 4)	951	584
Accounts receivable reimbursement Ecopetrol	1,186	—
Inventories:
Crude oil	218	154
Materials	557	248

	775	402

Total current assets	10,036	7,940

Other long-term assets	16	10
Property, plant and equipment (note 5):
Unproved properties	3,622	2,312
Proved properties, net	5,401	3,211

	9,023	5,523

Total assets	$19,075	13,473

Liabilities and Partners’ Equity

Current liabilities:
Accounts payable	4,979	1,745
Tax payable	1,326	826
Employee benefits	103	88
Accrued liabilities	522	375

Total current liabilities	6,930	3,034

Long-term accounts payable (note 6)	686	—
Deferred income tax	475	223
Deferred remmittance tax	1,104	714
Pension plan (note 7)	—	35

Total liabilities	9,195	4,006
Partners’ equity (note 8)	9,880	9,467

Total liabilities and Partners’ equity	$19,075	13,473

See accompanying notes to financial statements.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Statements of Cash Flows
Years ended December 31, 2005 and 2004
(Expressed in thousands of US dollars)

	2005	2004
Cash flows from operating activities:
Net income	$5,217	1,925
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	697	357
Bad debt allowance	116	239
Deferred income tax	352	245
Deferred remittance tax	353	146
Pensions	24	59
Changes in assets and liabilities:
Accounts receivable	(1,669)	(191)
Inventories	(373)	339
Accounts payable	2,620	1,245
Tax payable	500	716
Employee benefits	15	28
Accrued liabilities	147	102
Deferred income tax	(100)	(4)
Deferred remmittance tax	37	58

Net cash provided by operating activities	7,936	5,264

Cash flows from investing activities:
Increase in long term investments	(65)	(70)
Additions to property, plant and equipment	(4,197)	(748)

Net cash used in investing activities	(4,262)	(818)

Cash flows used in financial activities - Redemption of partnership interest - Aviva Overseas Inc.	(3,504)	—

Net increase in cash and cash equivalents	170	4,446
Cash and cash equivalents at beginning of year	6,954	2,508

Cash and cash equivalents at end of year	$7,124	6,954

See accompanying notes to financial statements.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Statements of Partners’ Equity
Years ended December 31, 2005 and 2004
(Expressed in thousands of US dollars)

	Limited	General	Total
	partners’	partners’	partners’
	capital	capital	equity
Balance as of December 31, 2003	$7,504	38	7,542

Net income	1,915	10	1,925

Balance as of December 31, 2004	9,419	48	9,467

Net income	5,180	37	5,217

Redemption of partnership interest -
Aviva Overseas Inc. (note 6)	(4,789)	(15)	(4,804)

Balance as of December 31, 2005	$9,810	70	9,880

See accompanying notes to financial statements.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
December 31, 2005 and 2004
(Expressed in thousands of US dollars)
(1) Business Activities
Argosy Energy International, LP is a Utah (USA) Limited Partnership, which established a Colombian Branch in 1983.
Argosy Energy International, LP is engaged in the business of exploring for, developing and producing oil and gas. The principal properties and operations are located in Colombia, which are carried out through its Colombian Branch in the Putumayo, Cauca, Tolima and Cundinamarca Provinces. The oil production is sold to Empresa Colombiana de Petróleos, the Colombian National Oil Company, (“Ecopetrol”).
There are risks involved in conducting oil and gas activities in remote, rugged and primitive regions of Colombia. The guerrillas have operated within Colombia for many years and expose the Company’s operations to potentially detrimental activities. The guerrillas are present in the Putumayo and Río Magdalena areas where the Company’s properties are located. Since 1998, the Company has only experienced minor attacks on pipelines and equipment.
Operations
As of December 31, 2005, Argosy was participating in the following Association Contracts signed with Ecopetrol and Exploration and Exploitation Contracts signed with the Hydrocarbons National Agency - ANH.

Contract	Participation	Operator	Phase
Santana	35%	ARGOSY	Exploitation
Guayuyaco	70%	ARGOSY	Exploitation
Aporte Putumayo	100%	ARGOSY	Abandonment
Río Magdalena	70%	ARGOSY	Exploration
Talora	20%	ARGOSY	Exploration
Chaza	50%	ARGOSY	Exploration
The first four contracts have been signed with ECOPETROL and the last two with ANH.
An association contracts are those where the Government participate as partner of the field through the national oil company — ECOPETROL.
Exploration and production contracts (E&P) are those signed with the ANH — “Agencia Nacional de Hidrocarburos” (National Agency for Hydrocarbons) in which the Government only receive royalties and taxes for the rights of exploration and production but there is not a participation from the national oil company - ECOPETROL or any other government entity.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
The main terms of the above-mentioned contracts are as follows:
Santana Association Contract
On May 27, 1987 (effective date July 27, 1987), Argosy Energy International, LP signed this association contract to explore for and produce oil, in the area called Santana. The contract is in its 19th year and the Company reduced the area to a 5 kilometer reserve area around each field. The remaining contract area is approximately 1,100 acres.
Under the terms of the contract with Ecopetrol, a minimum of 25% of all revenues from oil sold to Ecopetrol is paid in Colombian pesos, which may only be utilized in Colombia. However, this proportion can be modified through parties agreement.
Aporte Putumayo - Association Contract
The Aporte Putumayo area has been returned to the Government. Such devolution is subject to the approval of the environmental restoration of the region by the Ministry of Environment and the treatment of the abandonment of the wells agreed with Ecopetrol and the Ministry of Mines.
Río Magdalena Association Contract
On December 10, 2001 (effective date February 8, 2002), Argosy Energy International, LP and Ecopetrol signed this Association Contract, to explore and produce oil, in the area called Río Magdalena of approximately 145,000 acres, located in the Middle Magdalena region of Colombia in the provinces of Cundinamarca and Tolima.
The contract has a maximum duration of 28 years distributed as follows: an exploration period of 6 years and a production period of 22 years starting on the date of termination of the exploration period. The exploratory well, Popa-1 was drilled during June and July and is on the completion stage.
Upon finalization of each phase, Argosy has the option to cancel the contract having previously completed the obligations agreed for each phase.
BT Letter Agreement
On February 27, 2001 Argosy Energy International, LP signed a letter agreement with BT Operating Company for the acquisition and management of the Río Magdalena Exploration Area. BT and Argosy mutually agreed to pay their 50% share of costs under the terms of the Ecopetrol Association contract and provide certain services toward management and compliance of the obligations. As of December 31, 2005 BT had not met their obligations under this agreement and outstanding accounts receivable of $355 related to their share of costs related to the Río Magdalena Association Contract were provisioned as bad debts.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
Guayuyaco Association Contract
On August 2, 2002 (effective date September 30, 2002) Argosy Energy International, LP signed this association contract with Ecopetrol, to explore and produce oil, in the area named Guayuyaco. This Association contract gives Argosy the right to explore potential reserves in prospects adjacent to the existing Santana oil field. The block is located in the Putumayo and Cauca provinces and covers approximately 52.000 acres originally held under the Santana Risk Sharing Agreement.
The Guayuyaco contract has a maximum duration of 27.5 years with an exploration period of 5.5 years and a production period of 22 years, which starts upon termination of the exploration period.
Argosy has the obligation of carry out the exploration work in two phases, which were completed. In the first phase, the Branch drilled the Inchiyaco -1 exploration well which was successful. During the second exploration phase, two wells were drilled, Guayuyaco-1 and Guayuyaco-2, which were successful. Therefore, on December 28, 2005, Ecopetrol accepted the Commerciality of the field.
Solana Petroleum Exploration Commercial Agreement
Argosy and Solana Petroleum Exploration entered into a commercial agreement in 2003 whereby, Solana through fulfillment of certain obligations could earn a participating interest in the Inchiyaco Prospect and have an option to enter the next exploration prospect under the Guayuyaco Association Contract. Inchiyaco-1 was drilled and completed as a producing well in 2003 resulting in Solana’s sharing 26.21% interest in Argosy’s net share of the prospect.
The commercial agreement was revised in 2004, giving Solana the right to share a 50% interest in Argosy’s net share of the Guayuyaco association contract by paying 66.7% of two exploratory wells (Guayuyaco-1 and Juanambu-1) and 50% for a new seismic program and additional projects.
Talora Exploration and Exploitation Contract
On September 16, 2004, (effective date), Argosy and the National Hydrocarbons Agency (ANH) signed the Talora exploration and exploitation contract to explore and produce oil, in an area of approximately 108,000 acres located in Tolima and Cundinamarca Provinces.
The contract has a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
Contractual Commitments:

Starting
Phase	date	Obligations
3	December 16, 2006	One exploratory well.
4	December 16, 2007	One exploratory well.
5	December 16, 2008	One exploratory well.
6	December 16, 2009	One exploratory well.
The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.
Chaza Exploration and Exploitation Contract
On June 27, 2005 (effective date) Argosy and the National Hydrocarbons Agency (ANH) signed the Chaza exploration and exploitation contract to explore and produce oil, in an area of approximately 80,000 acres located in Putumayo and Cauca Provinces.
The contract has a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.
The ANH Resolution 0217, dated September 13, 2005, approved the 2005 assignment of 50% interest of the contract to Solana Petroleum Exploration.
Contractual Commitments:

Starting
Phase	date	Obligations
2	June 27, 2006	One exploratory well.
3	June 27, 2007	One exploratory well.
4	December 16, 2008	One exploratory well.
5	December 16, 2009	One exploratory well.
6	December 16, 2010	One exploratory well.
The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
(2) Summary of Significant Accounting Policies and Practices
  (a) Foreign Currency Translation
The transactions and accounts of the Company’s operations denominated in currencies other than US dollars are re-measured into United States dollars in accordance with Statement of Financial Accounting Standards FAS 52. The United States dollar is used as the functional currency. Exchange adjustments resulting from foreign currency balances are recognized in expense or income in the current period.
  (b) Cash Equivalents
Cash equivalents are highly liquid investments purchased with an original maturity of three months or less.
  (c) Inventories
Inventories consist of crude oil and materials and supplies and are stated at the lower of cost or market.
  (d) Property, Plant and Equipment
The Company follows the full cost method to account for exploration and development of oil and gas reserves whereby all productive and nonproductive costs are capitalized. The only cost center is Colombia. All capitalized costs plus the undiscounted future development costs of proved reserves are depleted using the unit of production method based on total proved reserves applicable to the country.
Proved oil and gas reserves are the estimated quantities of crude oil that geological and engineering data demonstrate with reasonable certainty can be recovered in future years from known reservoirs under existing economic and operating conditions considering future production and development costs.
Costs related to initial exploration activities with no proved reserves are initially capitalized and periodically evaluated for impairment. The Company capitalizes internal costs directly identified with exploration and development activities. The net capitalized costs of oil properties are subject to a ceiling test, which limits such pooled costs to the aggregate of the present value of future net revenues attributable to proved oil and gas reserves discounted at 10% plus the lower of cost or market value of unproved properties. If capitalized costs exceed this limit, the excess is charged to expense and reflected as additional accumulated depreciation, depletion and amortization.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
While the quantities of proved reserves require substantial judgment, the associated prices of oil reserves that are included in the discounted present value of our reserves are objectively determined. The ceiling test calculation requires use of prices and costs in effect as of the last day of the accounting period, which are generally held constant for the life of the properties. As a result, the present value is not necessarily an indication of the fair value of the reserves. Oil and gas prices have historically been volatile and the prevailing prices at any given time may not reflect our Partnership’s or the industry’s forecast of future prices.
Gain or loss on the sale or other disposition of oil and gas properties is not recognized, unless the gain or loss would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a country.
Support equipment and facilities are depreciated using the unit of production method based on total reserves of the field related to the support equipment and facilities.
  (e) Environmental Liabilities and Expenditures
Argosy accrues for losses associated with environmental remediation obligations when such losses are probable and can be reasonably estimated. These accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.
  (f) Asset Retirement Obligations
Liability for asset retirement obligation is considered to be negligible at this time, based on projected production profiles, expiry dates and terms of the Association Contracts for current operations. However, the Company has accrued the costs related to environmental remediation and abandonment of the wells belonging to Aporte Putumayo Contract.
  (g) Concentration of Credit Risks
All of the company’s production is sold to Ecopetrol in which the sale price is agreed between both parts, according to local regulations in Colombia.
  (h) Income Taxes
Deferred Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
  (i) Financial Instruments Fair Value
The carrying amounts of cash and cash equivalents approximate fair value because of the short maturity of those instruments. The carrying value of other on-balance-sheet financial instruments, approximates fair value, and the cost, if any, to terminate off-balance-sheet financial instruments is not significant.
  (j) Employee Benefits
The Company recognizes the obligations with its employees in accordance with the current Colombian labor law. These obligations include the severance indemnity and the legal service bonus each one equivalent to a monthly salary per year and interest on severance at the rate of 12% on the balance of severance indemnities paid. The relevant liability for these two concepts is shown under the “Employee benefits” account as current liabilities at the closing of the period.
  (k) Defined Benefit Pension Plan
The Company has a defined benefit pension plan covering one employee. The benefits are based on years of service, age and the employee’s compensation. Currently, the cost of this program is not being funded. The actuarial study is performed at the end of each year in accordance with the guidelines established by FAS 87.
  (l) Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.
  (m) Revenue Recognition
The Company recognizes revenue when the crude oil is delivered to Ecopetrol.
Ecopetrol pays the oil sales invoicing 25% in local currency and the 75% in US Dollars, according to the terms of the Oil Sales Contract executed between Ecopetrol and Argosy, through which the oil sale price is fixed, with expiration dated November 1, 2006.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
(n) Management Fee
The Company accounts for the management fees received from its partners as operator of the contracts as a less value of the operating costs.
(o) Comprehensive Income
For each period presented in the accompanying statements of income, comprehensive income and net income are the same amount.
(3) Cash and Cash Equivalents
The following is a summary of cash and cash equivalents as of December 31:

	2005	2004
Held in United States dollars	$6,329	6,454
Held in Colombian pesos	394	185
Short-term investments	401	315

	$7,124	6,954

(4) Accounts Receivable
The following is a summary of accounts receivable as of December 31:

	2005	2004
Trade	$675	81
B.T. Río Magdalena Agreement	355	239
Vendor advances	172	60
Solana joint account	—	324
Other	104	119

	1,306	823
Less allowance for bad debts	(355)	(239)

	$951	584

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
(5) Property, Plant and Equipment
The following is a summary of property, plant and equipment as of December 31:

	2005	2004
Oil properties:
Unproved	$3,622	2,312
Proved	59,096	56,218

	62,718	58,530
Less accumulated depreciation, depletion, and amortization	53,695	53,007

	$9,023	5,523

Capitalized Cost Unproved
Excluded From the Capitalized Cost Being Amortized

							Month
							Anticipated
							to be
			Exploration				included
			Cost		Cost Incurred		in
AFE	Contract	Detail	Dec-04	Dec-05	2004	2005	Amortization
MARY WELLWEST PROSPECT	Santana	Geological & Geophysical Data	287	287	287		Dec-06
MARY WEST WELL TESTING	Santana	Geological & Geophysical Data	93	93	93		Dec-06
EXPL. 100% NEW PROJECTS	New Projects	Geological & Geophysical Data	253	363	253	110	Dec-06
EXPL. 100% SANTANA	Guayuyaco	Geological & Geophysical Data	1,044	1,044	1,044		Dec-06
EXPL. 100% RIO MAGDALENA	Rio Magdalena	Sesimic Program	634	808	634	174	Mar-07
TALORA PROJECT	Talora	Seismic Program	1	89	1	88	Sep-07
SEISMIC GUAYUYACO	Guayuyaco	Seismic Program	0	431		431	Dec-06
SEISMIC CHAZA	Chaza	Seismic Program	0	505		505	Sep-07
POPA-1 WELL EXPLORATORY	Rio Magdalena	Road and Location Well	0	0			Mar-07
JUANAMBU-1 WELL EXPLORATORY	Guayuyaco	Road and Location Well	0	2		2	Jun-07
				0

Total Unproved Exploration Costs			2,312	3,622	2,312	1,310

All capital excluded from capitalized cost being amortized relates to exploration cost. No acquisition costs, development costs or capitalized interest costs are identified.
(6) Settlement Agreement with Aviva Overseas Inc
Effective August 19, 2005 Argosy Energy International, LP, Argosy Energy Corp., Crosby Capital, LLC, and Aviva Overseas, Inc. entered into a settlement agreement which principal terms are as follows:

1.	The parties agreed that the agreement is a negotiated resolution of various disputes between the parties.

2.	Aviva Overseas, Inc. assigned and transferred all interests in the partnership, corresponding to 29.6196%, to Argosy Energy International, LP as a redemption of such interests.

3.	Argosy Energy International, LP is required to make the following payments to Aviva Overseas, Inc.: an initial cash payment of $300 as reimbursement to Aviva Overseas, Inc. for a portion of its cost incurred in connection with the disputes, a 90 day promissory note amounted to $3,050, a two year promissory note in the amount of $1,125 (the “Note”, represented for 8 quarterly payments of $153 beginning in November 2005, including interest at 8%), and an additional payment (described below) accrued in the amount of $329 as of the agreement date. As of December 31, 2005, amounts outstanding under the agreement include $990 due on the Note and $310 accrued for the additional payment. The outstanding amount is payable as follows: $614 in 2006 and $686 in 2007.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
The additional payment is calculated as follows: after the earlier of i) The date Argosy Energy makes final payment of the “Note”, or (ii) after the occurrence of an event of default, Argosy shall make a payment in cash in an amount equal to (i) $56,250 multiplied by the numeric amount by which the average daily closing price of the New York Mercantile Exchange nearby month contract for West Texas Intermediate crude oil over the note term exceeds $55 per barrel, reduced by (ii) all interest paid by Argosy on the principal of the Note. The additional payment was recorded at the date of the settlement agreement based on a calculation of the required payment at that date.
Crosby Capital, LLC has guaranteed the payments required by Argosy Energy International, LP.
The new ownership percentages in Argosy Energy International L.P., after the redemption of the partnership interest held by Aviva Overseas Inc. is as follows:

		Type of
Partner	Interest	interest
Crosby Capital L.L.C.	98.7491%	Limited Partner
Argosy Energy Corporation	0.7104%	General Partner
Dale E. Armstrong	0.4122%	Limited Partner
Richard S. McKnight	0.1283%	Limited Partner
Total	100.0000%
(7) Pension Plan
Costs of the retirement plan are accrued based on various assumptions and discount rates, as described below. The actuarial assumptions used could change in the near term as a result of changes in expected future trends and other factors, which depending on the nature of the changes, could cause increases or decreases in the liabilities accrued.
The components of pension cost as of December 31 are:

	2005	2004
Interest cost	$34	31
Expected return of assets	(48)	(30)
Amortization of unrecognized net transition obligation (asset)	3	3

Net periodic pension cost	$(11)	4

Changes in plan assets:
Fund assets at beginning of year	300	232
Interest earned	61	68

Fund assets at end of year	$361	300

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements

	2005	2004
Funded status:
Projected benefit obligation	359	335
Assets at fair value	361	300

Funded status	2	(35)
Unrecognized net transaction obligation remaining	31	32
Unrecognized prior service cost	—	—
Adjustment additional minimum liability	(2)	(5)
Unrecognized net loss or (gain)	(29)	(27)

Prepaid (unfunded accrued) pension cost	$2	(35)

The Company’s fund asset to cover pension benefits is represented in a mutual fund amounting to $361 and $300, in 2005 and 2004, respectively.

	2005	2004
Change in benefit obligation
Benefit obligation at beginning of year	335	276
Interest Cost	34	31
Benefits Paid	(24)	(22)
Foreign Currency Exchange	14	50

Total Activity	24	59

Benefit obligation at end of year	359	335
The weighted-average assumptions used to determine benefit obligations at December 31 are as follows:

	2005	2004
	%	%
Discount rate	9.3	10.5
Rate of compensation increase	4.7	6.0
Estimated future benefit payments are expected to be paid as follows:

Year	Amount
2006	25
2007	23
2008	22
2009	20
2010	19
2011- 2016	250
No expected contributions will be made to the plan during the year 2006.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
(8) Equity
Stockholders’ Capital
The following is a detail of the stockholders’ participation in the capital:

	2005	2004
Stockholders	%	%
Crosby Capital L.L.C.	98.75	69.50
Argosy Energy Corp. .**	0.71	0.50
Aviva Overseas, Inc	—	29.62
Dale E. Armstrong	0.41	0.29
Richard S. McKnight	0.13	0.09
	100.00	100.00

** Argosy Energy Corp. is a general partner interest. All others are limited partnership interests. Net income is allocated according to the participation of each stockholder in the Company’s capital.
Foreign Exchange Restrictions
In accordance with current legislation in Colombia, the branches of foreign companies in the oil industry are not under the obligation to refund to the Colombian exchange market the proceeds from their foreign currency sales either inside or outside the country. The net proceeds from oil exports may be used by the branches of oil companies to reimburse abroad the capital and profits from the operation in Colombia. As a result of this foreign exchange liberation, the branch cannot purchase foreign currency in the Colombian exchange market to remit profits, repatriate capital, repay external debt or pay foreign currency expenses.
(9) Operating Cost
The following is a summary of operating cost incurred as of December 31:

	2005	2004
Direct labor	$383	316
Maintenance, materials and lubricants	417	417
Repairs - third party	700	752
General expenses - others	952	575

	$2,452	2,060

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
(10) Other Income and Expenses, net
The following is a summary of other income and expenses, net as of December 31:

	2005	2004
Oil transportation	$18	146
Financial income	171	65
Insurance reimbursement	126	—
Other income	217	162
Foreign translation gain (loss)	33	(148)
Allowance for bad debts	(116)	—

	$449	225

(11) Income Taxes
All of the income and income tax was derived from activities of the branch in Colombia.
Deferred Remittance Tax
Deferred remittance tax is calculated based upon commercial net income. Commercial net income of Colombian branches of foreign companies derived from exploration, development or production of hydrocarbons is levied an additional remittance tax of 7%.
The law establishes that when this income is reinvested in the country for five years, the payment of the remittance tax will be deferred, after which time the payment of this tax will be exonerated.
Under the law, reinvestment occurs when the net income remains five years within the equity of the entity.
Tax reconciliation
Income tax expense attributable to income from continuing operations was $2,892 and $1,417 for the years ended December 31, 2005 and 2004, respectively, and differed from the amounts computed by applying the Colombian income tax rate of 35% (the statutory tax rate of the partnership’s Branch) to pretax income from continuing operations as a result of the following:

	2005		2004
	Basis Amount %		Basis Amount %
Income before taxes	$8,109	100.00	3,342	100.00
Computed “Expected” tax expense	2,838	35.00	1,170	35.00
Tax expense	2,892	35.66	1,417	42.40

Difference	$54	0.66	247	7.40

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements

	2005				2004
	Basis		Amount	%	Basis	Amount	%
Explanation:
Difference in principles		$(593)	(207)	(2.56)	(49)	(17)	(0.51)
Surcharge tax (10%)			199	2.45		93	2.79
Remittance tax expense (7%)			353	4.35		146	4.37
Inflation adjustment		(53)	(19)	(0.23)	(21)	(7)	(0.22)
No deductible expense		32	11	0.14	16	6	0.17
No deductible tax (Stamp tax)		130	46	0.56	57	20	0.60
Assessments to financial movements		45	16	0.19	13	4	0.13
Equity tax		25	9	0.11	31	11	0.33
Deduction fixed real productive assets		(1,014)	(355)	(4.38)
Income not taxable		4	1	0.03	(23)	(9)	(0.26)

	$		54	0.66		247	7.40

The deferred tax is the following:

	2005	2004
Accrued liabilities	$201	183
Property, plant and equipment	(676)	(406)

Net deferred tax liability	$(475)	(223)

Roll forward of deferred taxes:
Net deferred tax to December 31:
Beginning balance	223	(18)
Increase in year	352	245
Translation	(100)	(4)

	$475	223

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible and tax carryforwards utilizable. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the branch will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2005 and 2004. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
Major Changes Introduced by Law 863 (December 29, 2003)
1)	An equity tax was created for fiscal years 2004, 2005 and 2006. Such tax must be liquidated applying at 0.3 % over the net equity at January 1st of each year. This applies to equities of 3.000 millions pesos in 2004, 3.183 millions pesos in 2005 and 3.344 millions pesos in 2006.

2)	The financial transaction tax increased from 3 per thousand to 4 per thousand and it is applicable through the year 2007.

3)	Paid taxes are not deductible except for 80% of industrial and commercial and property Taxes.

4)	The 10% income tax surcharge (3.5%) is applicable for years 2003 through 2006. This payment is not deductible for tax purposes.
(12) Disagreement Between Argosy Energy International and Ecopetrol
As of December 31, 2005 the contracting parties of the Guayuyaco Association Contract, Ecopetrol and Argosy, consulted with their legal advisors to clarify the procedure for allocation of oil produced and sold during the long-term test of the Guayuyaco-1 and Guayuyaco-2 wells. Ecopetrol has advised Argosy of a material difference in the interpretation of the procedure established in Clause 3.5 of Attachment-B to the Guayuyaco Association Contract. Ecopetrol interprets the contract to provide that the extended test production up to a value equal to 30% of the direct exploration costs of the wells is for Ecopetrol’s account only and serves as reimbursement of its 30% back-in to the Guayuyaco discovery. Argosy’s contention is that this amount is merely the recovery of 30% of the direct exploration costs of the wells and not exclusively for the benefit of Ecopetrol. While Argosy believes its interpretation of the Guayuyaco Association Contract is correct, the resolution of this issue is pending agreement of the parties or determination through legal proceedings. At this time no amount has been accrued in the financial statements as it is not considered probable that a loss will be incurred.
The estimated value of the disputed production is US$2,361,188, which possible loss is shared 50% (US$1,180,594) with the Argosy’s Guayuyaco partner, Solana Petroleum Exploration (Colombia) S.A.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
(13)	Subsequent Events
•	The Company signed in May and June, 2006 two new exploration and production contracts with the National Hydrocarbons Agency (ANH) called Primavera and Mecaya, to explore and produce oil, respectively.
These contracts have a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.
The contracts may be relinquished at the end of each phase after fulfillment of the agreed obligations.
•	On April 1, 2006 the partners of the partnership entered into a redemption agreement pursuant to which all of Dale E. Armstrong interest and Richard S. McKnight interest.

•	On June 21, 2006 Gran Tierra Energy Inc. acquired all of the outstanding partnership interest in the Company.

Supplemental Oil and Gas Information (Unaudited)
The following tables set forth Argosy’s net interests in quantities of proved developed and undeveloped reserves of crude oil. Crude oil reserves represent the Argosy-own oil reserves projected for properties located in Colombia. The reserves are stated after applicable royalties. These estimates include reserves in which Argosy holds an economic interest under production-sharing contracts. The studies to estimated proved oil reserves for the years 2003, 2004 and 2005 were prepared by Huddleston & Co., Inc.
In accordance with SFAS No. 69 and Securities and Exchange Commission (“SEC”) rules and regulations, the following information is presented with regard oil proved reserves, all of which are located in Colombia. These rules require inclusion as a supplement to the basic financial statements a standardized measure of discounted future net cash flows relating to proved oil and gas reserves. The standardized measure, in management’s opinion, should be examined with caution. The bases for these disclosures are independent petroleum engineer’s reserve studies which contains imprecise estimates of quantities and rates of production of reserves. Revision of prior year estimates can have a significant impact on the results. Also, exploration and production improvement costs in one year may significantly change previous estimates of proved reserves and their valuation. Values of unproved properties and anticipated future price, and cost increases or decreases are not considered. Therefore, the standardized measure is not necessarily a “best estimate” of the fair value of oil and gas properties or of future net cash flows.
I-Oil Reserves Information
(In barrels)
Proved Developed and Undeveloped Reserves

Balance at December 31, 2003	1,845,654
Revision of previous estimates	168,766
Improved recovery	—
Purchases of proved reserves	—
Extension and discoveries	—
Production	(197,027)
Sales	—

Balance at December 31, 2004	1,817,393
Revision of previous estimates	(18,936)
Improved recovery	—
Purchases of proved reserves	—
Extension and discoveries	822,007
Production	(283,795)
Sales	—

Balance at December 31, 2005	2,336,669

Proved developed reserves
December 31, 2004	1,817,393

December 31, 2005	2,336,669

II- Capitalized Costs Relating to Oil And Gas Producing Activities
(In thousands)

	As of December 31,
	2005	2004
Oil & gas properties:
Unproved	$3,622	2,312
Proved	59,096	56,218
Accumulated depreciation, depletion and amortization	(53,695)	(53,007)

Net capitalized costs	$9,023	5,523

III- Cost Incurred in Oil And Gas Property Acquisition,
Exploration and Development Activities
(In thousands)

	For the year ended
	December 31,
	2005	2004
Property acquisitions costs	$—	—
Exploration costs	1,310	405
Development costs	2,878	45

Costs incurred	$4,188	450

IV- Results of operations for producing activities
(In thousands)

	For the year ended
	December 31,
	2005	2004
Revenues - Oil sales	$11,891	6,393
Production costs	(2,452)	(2,060)
Depreciation, depletion and amortization	(697)	(357)
Income tax expenses	(2,892)	(1,417)

Results of operations	$5,850	2,559

V- Standardized Measure of Discounted Future Net Cash Flows
(In thousands)

	As of December 31,
	2005	2004
Future cash inflows	$112,721	64,626
Future production and development costs	(26,756)	(21,553)
Future income tax expense	(31,844)	(15,952)

Future net cash flows	54,121	27,121
10% Annual discount factor	(15,688)	(8,188)

Standardized measure	$38,433	18,933

Changes in the Standardized Measure of Discounted Future Net Cash Flows From Proved Reserve Quantities During 2005

Balance as of December 31, 2004	$18,933
Sales and transfers of oil and gas produced, net of production costs	(9,439)
Net changes in prices and production costs	20,115
Extensions, discoveries and improved recover, net of related costs	25,626
Development costs incurred during the period	0
Revision of previous quantity estimates	(702)
Accretion of discount	1,175
Net change in income taxes	(15,892)
Other	(1,383)

Balance as of December 31, 2005	$38,433

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of Dong Won Corporation and Gran Tierra Energy Inc.
We have audited the accompanying schedule of revenues, royalties and operating cost (the “financial statements”) corresponding to the 14% interest in the Palmar Largo joint venture (representing the 14% working interest acquired by Gran Tierra Energy Inc. through its wholly owned subsidiary Gran Tierra Energy Argentina S.A. in the “YPF S.A. - Pluspetrol S.A. - Compañía General de Combustibles S.A. - Dong Won Corporation - Palmar Largo Unión Transitoria de Empresas” (the “Palmar Largo joint venture”)) for the eight-month period ended August 31, 2005 (the “Schedule of Revenues, Royalties and Operating Cost”). The Schedule of Revenues, Royalties and Operating Cost is the responsibility of Dong Won Corporation’s management. Our responsibility is to express an opinion on this Schedule of Revenues, Royalties and Operating Cost based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Dong Won Corporation is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of Dong Won Corporation’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements present fairly, in all material respects, the revenues, royalties and operating cost corresponding to the 14% interest in the Palmar Largo joint venture on the basis of accounting described in Notes 1 and 2 for the eight-month period ended August 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
Buenos Aires, Argentina
November 7, 2005
Deloitte & Co. S.R.L.
/s/ Ricardo C. Ruiz
Ricardo C. Ruiz
Partner

Schedule of Revenues, Royalties and Operating Cost corresponding to the 14% interest in the Palmar Largo joint venture for the eight-month period ended August 31, 2005 (audited) (Note 1)
(Amounts expressed in U.S. Dollars - Note 2)

Eight-month period
ended
August 31, 2005
Revenues	2,913,532
Royalties	(353,228)
Operating costs	(1,081,085)

1,479,219

Schedule of Revenues, Royalties and Operating Cost corresponding to the 14%
interest in the Palmar Largo joint venture for the eight-month period ended
August 31, 2005 (audited)
1. Basis of Presentation.
The accompanying Schedule of Revenues, Royalties and Operating Cost includes the revenues, royalties and operating cost for the eight-month period ended August 31, 2005, corresponding to the 14% working interest in the “YPF S.A. — Pluspetrol S.A. — Compañía General de Combustibles S.A. - Dong Won Corporation — Palmar Largo Unión Transitoria de Empresas” (the “Palmar Largo joint venture”) acquired on September 1, 2005 by Gran Tierra Energy Inc. through its wholly owned subsidiary Gran Tierra Energy Argentina S.A. from Dong Won Corporation. The Schedule of Revenues, Royalties and Operating Cost does not include any cost related to indirect general and administrative costs, income and capital taxes or any provisions related to depletion, depreciation or asset retirement obligation.
The Palmar Largo joint venture was formed on November 24, 1992 under the method foreseen in Chapter III, Section II of Argentine Law No. 19.550 (volume 1984 and their modifications). The Palmar Largo joint venture aims at exploring, exploiting and developing the hydrocarbons of the “Palmar Largo” Area.
On December 18, 1992, by Decree 2.444/92 of the Argentine Federal Executive, the production and exploration concession corresponding to “Palmar Largo” Area — Northwest Basin- Provinces of Salta and Formosa offered by the International Public Bidding No 14-280/92 was awarded to Y.P.F S.A., Pluspetrol Exploración y Producción S.A., Norcen Argentina S.A., Compañía General de Combustibles S.A. and Dong Won Co Ltd. According to Argentine laws, production concessions have a term of 25 years, which may be extended for an additional ten-year term, in accordance with the corresponding applicable legislation.
The concession is managed through the joint venture’s partners through a formal joint venture operating agreement. After giving effect to the acquisition of the 14% interest in the Palmar Largo joint venture by Gran Tierra Energy Argentina S.A. as mentioned in the first paragraph, the interest of each of the companies making up the joint venture are as follows: YPF S.A.: 30%, Pluspetrol S.A. (joint venture’s Operator): 38.15%, Compañía General de Combustibles S.A.: 17.85% and Gran Tierra Energy Argentina S.A.: 14%.
Since the Palmar Largo joint venture’s partners are the holders of the hydrocarbons produced in the Palmar Largo area, each of them withdraws the production that the Operator assigns in the measurement and delivery point.
The accompanying schedule of revenues, royalties and operating cost only represents the revenues, royalties and operating cost corresponding to the Palmar Largo joint venture’s production assigned to and commercialized by Dong Won Corporation for the eight-month period ended August 31, 2005, representing its 14% interest in the Palmar Largo joint venture’s assigned production for such period.

Schedule of Revenues, Royalties and Operating Cost corresponding to the 14%
interest in the Palmar Largo joint venture for the eight-month period ended
August 31, 2005 (audited)
2. Significant Accounting Policies
The schedule of revenues, royalties and operating cost has been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) as follows:
Revenues
Revenues from the sale of product are recognized upon delivery to purchasers.
Royalties
A 12% royalty is payable on the estimated value at the wellhead of crude oil production and the natural gas volumes commercialized. The estimated value is calculated based upon the actual sale price of the crude oil and gas produced, less the costs of transportation and storage.
Operating cost
Operating cost includes amounts incurred on extraction of product to the surface, gathering, field processing, treating, field storage and transportation.
Translation to U.S. dollars
In preparing the Schedule of Revenues, Royalties and Operating Cost, the results have been translated from Argentine pesos to U.S. dollars using the average exchange rate for the eight-month period ended August 31, 2005. The average exchange rates from Argentine pesos to U.S. dollars was Argentine peso 2.9015 to U.S. dollar for the eight-month period ended August 31, 2005.
RESERVES QUANTITY INFORMATION
FOR THE PERIOD ENDED AUGUST 31, 2005

Proved developed and undeveloped reserves:
Beginning of year, January 1, 2005	733,857

Revisions of previous estimates	(37,381)

Production	(80,091)

End of year, August 31, 2005*	616,385

Proved Developed Reserves:
Beginning of year, January 1, 2005	577,321

End of year, August 31, 2005*	497,585

*	Denotes the date at which Gran Tierra Energy purchased the assets of Palmar Largo.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS AND
CHANGES THEREIN RELATING TO PROVED OIL AND GAS RESERVES
AT AUGUST 31, 2005

Palmar
Largo
Future Cash Inflows*	27,000,420
Future Production and Development Costs*	(14,226,418)
Future Income Tax Expense*	(1,080,530)

Future Net Cash Flows	11,693,472
10% annual discount for estimated timing of cash flows	(3,476,304)

Standardized Measure of discounted future net cash flows	8,217,168
The following are the principal sources of change in the standardized measure of discounted future net cash flows during 2005:

Sales and transfers of oil and gas produced, net of production costs	(1,848,790)
Net changes in prices, volumes and production costs	2,590,816
Extentions, discoveries and improved recovery, less related costs	656,101
Accretion of Discount	902,368
Net change in income taxes	(1,429,504)

Total Explained Variance	870,991

*	Future net cash flows were computed using year-end prices and costs, and year-end statutory tax rates (adjusted for permanent differences) that relate to existing proved oil and gas reserves in which the enterprise has mineral interests, including those mineral interests related to long-term supply agreements with governments for which the enterprise serves as the producer of the reserves.

Report of Independent Registered
Public Accounting Firm
To the Board of Directors of
Dong Won Corporation and Gran Tierra Energy Inc.
We have audited the accompanying schedule of revenues, royalties and operating cost (the “financial statements”) corresponding to the 14% interest in the Palmar Largo joint venture (representing the 14% working interest acquired by Gran Tierra Energy Inc. through its wholly owned subsidiary Gran Tierra Energy Argentina S.A. in the “YPF S.A. - Pluspetrol S.A. - Compania General de Combustibles S.A. - Dong Won Corporation - Palmar Largo Union Transitoria de Empresas” (the “Palmar Largo joint venture”)) for the years ended December 31, 2004 and 2003 (the “Schedule of Revenues, Royalties and Operating Cost”). The Schedule of Revenues, Royalties and Operating Cost is the responsibility of Dong Won Corporation’s management. Our responsibility is to express an opinion on this Schedule of Revenues, Royalties and Operating Cost based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. Dong Won Corporation is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of Dong Won Corporation’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statement presents fairly, in all material respects, the revenues, royalties and operating cost corresponding to the 14% interest in the Palmar Largo joint venture on the basis of accounting described in Notes 1 and 2 for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.
Buenos Aires, Argentina
November 7, 2005
Deloitte & Co. S.R.L.
/s/Ricardo C. Ruiz
Ricardo C. Ruiz
Partner

Schedule of Revenues, Royalties and Operating Cost corresponding to the 14% interest in the Palmar Largo joint venture for the years ended December 31, 2004 and 2003 (audited) and for the six months ended June 30, 2005 and 2004 (unaudited) (Note 1)
(Amounts expressed in U.S. Dollars - Note 2)

	Six-month period ended		Year ended
	June 30,	June 30,
	2005	2004	2004	2003
	(unaudited)	(unaudited)	(audited)	(audited)
Revenues	2,065,587	2,036,454	4,703,136	4,422,688
Royalties	(258,716)	(239,111)	(492,535)	(457,293)
Operating costs	(837,524)	(635,088)	(1,424,152)	(1,297,260)

	969,347	1,162,255	2,786,449	2,668,135

Schedule of Revenues, Royalties and Operating Cost corresponding to the 14% interest in the Palmar Largo joint venture for the years ended December 31, 2004 and 2003 (audited) and for the six months ended June 30, 2005 and 2004 (unaudited)
1. Basis of Presentation
The accompanying Schedule of Revenues, Royalties and Operating Cost includes the revenues, royalties and operating costs for the years ended December 31, 2004 and 2003 and for the six months ended June 30, 2005 and 2004 (unaudited), corresponding to the 14% working interest in the “YPF S.A. – Pluspetrol S.A. – Compañía General de Combustibles S.A. – Dong Won Corporation - Palmar Largo Unión Transitoria de Empresas” (the “Palmar Largo joint venture”) acquired on September 1, 2005 by Gran Tierra Energy Inc. through its wholly owned subsidiary Gran Tierra Energy Argentina S.A. from Dong Won Corporation. The Schedule of Revenues, Royalties and Operating Cost does not include any cost related to indirect general and administrative costs, income and capital taxes or any provisions related to depletion, depreciation or asset retirement obligation.
The interim financial information for the six months ended June 30, 2005 and 2004 is unaudited and has been prepared on the same basis as the audited financial statement. In the opinion of management, such unaudited information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim information. The results for the six months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.
The Palmar Largo joint venture was formed on November 24, 1992 under the method foreseen in Chapter III, Section II of Argentine Law No. 19.550 (volume 1984 and their modifications). The Palmar Largo joint venture aims at exploring, exploiting and developing the hydrocarbons of the “Palmar Largo” Area.
On December 18, 1992, by Decree 2.444/92 of the Argentine Federal Executive, the production and exploration concession corresponding to “Palmar Largo” Area - Northwest Basin - Provinces of Salta and Formosa offered by the International Public Bidding No. 14-280/92 was awarded to Y.P.F., S.A., Pluspetrol Exploración y Producción S.A., Norcen Argentina S.A., Compañía General de Combustibles S.A. and Dong Won Co. Ltd. According to Argentine laws, production concessions have a term of 25 years, which may be extended for an additional ten-year term, in accordance with the corresponding applicable legislation.
The concession is managed through the joint venture’s partners through a formal joint venture operating agreement. After given effect to the acquisition of the 14% interest in the Palmar Largo joint venture by Gran Tierra Energy Argentina S.A. as mentioned in the first paragraph, the interest of each of the companies making up the joint venture are as follows: YPF S.A.: 30%, Pluspetrol S.A. (joint venture’s Operator): 38.15%, Compañía General de Combustibles S.A.: 17.85% and Gran Tierra Energy Argentina S.A.: 14%.
Since the Palmar Largo joint venture’s partners are the holders of the hydrocarbons produced in the Palmar Largo area, each of them withdraws the production that the Operator assigns in the measurement and delivery point.
The accompanying schedule of revenues, royalties and operating cost only represents the revenues, royalties and operating cost corresponding to the Palmar Largo joint venture’s production assigned to and commercialized by Dong Won Corporation for the years ended December 31, 2004 and 2003 and for the six months ended June 30, 2005 and 2004 (unaudited), representing its 14% interest in the Palmar Largo joint venture’s assigned production for such years.

Schedule of Revenues, Royalties and Operating Cost corresponding to the 14% interest in the Palmar Largo joint venture for the years ended December 31, 2004 and 2003 (audited) and for the six months ended June 30, 2005 and 2004 (unaudited)
2. Significant Accounting Policies
The schedule of revenues, royalties and operating cost has been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) as follows:
Revenues
Revenues from the sale of product are recognized upon delivery to purchasers.
Royalties
A 12% royalty is payable on the estimated value at the wellhead of crude oil production and the natural gas volumes commercialized. The estimated value is calculated based upon the actual sale price of the crude oil and gas produced, less the costs of transportation and storage.
Operating cost
Operating cost include amounts incurred on extraction of product to the surface, gathering, field processing, treating, field storage and transportation.
Translation to U.S. dollars
In preparing the Schedule of Revenues, Royalties and Operating Cost, the results have been translated from Argentine pesos to U.S. dollars using the average exchange rate for each year. The average exchange rates from Argentine pesos to U.S. dollars were Argentine peso 2.9416 and 2.9492 to U.S. dollar for the years ended December 31, 2004 and 2003, respectively and Argentine peso 2.9108 and 2.9069 to U.S. dollar for the six months ended June 30, 2005 and 2004, respectively.
RESERVES QUANTITY INFORMATION
FOR THE PERIOD ENDED DECEMBER 31, 2004

Proved developed and undeveloped reserves:
Beginning of year, January 1, 2004	868,477

Revisions of previous estimates

Production	(134,620)

End of year, December 31, 2004	733,857

Proved Developed Reserves:
Beginning of year, January 1, 2004	711,941

End of year, December 31, 2004	577,321

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS AND
CHANGES THEREIN RELATING TO PROVED OIL AND GAS RESERVES
AT DECEMBER 31, 2004

Palmar
Largo
Future Cash Inflows*	22,909,244
Future Production and Development Costs*	(13,469,358)
Future Income Tax Expense*	348,974

Future Net Cash Flows	9,788,860
10% annual discount for estimated timing of cash flows	(2,442,683)

Standardized Measure of discounted future net cash flows	7,346,177
The following are the principal sources of change in the standardized measure of discounted future net cash flows during 2004:

Sales and transfers of oil and gas produced, net of production costs	(369,103)
Net changes in prices, volumes and production costs	(191,468)
Extentions, discoveries and improved recovery, less related costs	1,590,000
Accretion of Discount	717,305
Net change in income taxes	(798,956)
Other	(23,518)

Total Explained Variance	924,259

*	Future net cash flows were computed using year-end prices and costs, and year-end statutory tax rates (adjusted for permanent differences) that relate to existing proved oil and gas reserves in which the enterprise has mineral interests, including those mineral interests related to long-term supply agreements with governments for which the enterprise serves as the producer of the reserves.
RESERVES QUANTITY INFORMATION
FOR THE PERIOD ENDED DECEMBER 31, 2003

Proved developed and undeveloped reserves:
Beginning of year, January 1, 2003	1,017,857

Revisions of previous estimates

Production	(149,380)

End of year, December 31, 2003	868,477

Proved Developed Reserves:
Beginning of year, January 1, 2003	861,321

End of year, December 31, 2003	711,941

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS AND
CHANGES THEREIN RELATING TO PROVED OIL AND GAS RESERVES
AT DECEMBER 31, 2003

Palmar
Largo
Future Cash Inflows*	24,990,646
Future Production and Development Costs*	(16,949,292)
Future Income Tax Expense*	1,147,930

Future Net Cash Flows	9,189,284
10% annual discount for estimated timing of cash flows	(2,767,366)

Standardized Measure of discounted future net cash flows	6,421,918

Gran Tierra Energy Inc.
Consolidated Statement of Operations and Accumulated Deficit (unaudited)
Stated in US dollars

	Six Months ended June 30,
	2007	2006
REVENUE AND OTHER INCOME
Oil sales	$7,899,720	$3,072,394
Natural gas sales	35,494	67,219
Interest and other	331,350	—
	8,266,564	3,139,613

EXPENSES
Operating	4,105,980	1,442,620
Depletion, depreciation and accretion	4,700,898	874,465
General and administrative	4,618,855	2,471,583
Liquidated damages (Note 5)	7,366,949	—
Derivative financial instruments (Note 10)	676,984	—
Foreign exchange loss	(6,134)	3,842

	21,463,532	4,792,510

LOSS BEFORE INCOME TAX	(13,196,968)	(1,652,897)
Income tax	1,474,700	(137,783)
NET LOSS	$(11,722,268)	$(1,790,680)

ACCUMULATED DEFICIT, beginning of period	(8,043,384)	(2,219,680)
ACCUMULATED DEFICIT, end of period	$(19,765,652)	$(4,010,360)

NET LOSS PER COMMON SHARE — BASIC & DILUTED	(0.12)	(0.04)

Weighted average common shares outstanding — basic & diluted	95,329,950	46,789,749
(See notes to the consolidated financial statements)

Gran Tierra Energy Inc.
Consolidated Balance Sheet (Unaudited)
Stated in US dollars

		December
	June 30,	31,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$9,842,179	$24,100,780
Restricted cash (Note 2)	—	2,291,360
Accounts receivable	5,260,786	5,089,561
Taxes receivable	4,283,197	404,120
Inventory	583,701	811,991
Prepaids	334,886	676,524
Total Current Assets	20,304,749	33,374,336

Oil and gas properties, using the full cost method of accounting
Proved	43,092,577	37,760,231
Unproved	17,622,039	18,333,054
Total Oil and Gas Properties	60,714,616	56,093,285

Other assets	676,574	614,104
Total Property, Plant and Equipment	61,391,190	56,707,389

Long term assets
Deferred tax asset	496,147	444,324
Long term investment and other	1,567,282	379,678
Goodwill	15,005,083	15,005,083
Total Long Term Assets	17,068,512	15,829,085

Total Assets	$98,764,451	$105,910,809

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,665,489	$6,729,839
Accrued liabilities	4,946,155	9,199,820
Liquidated damages (Note 5)	—	1,527,988
Current taxes payable	1,539,603	1,642,045

Total Current Liabilities (Note 8)	13,151,247	19,099,692

Long term liabilities	1,019,401	412,929
Deferred tax liability (Note 7)	11,373,307	9,875,657
Derivative financial instruments (Note 10)	676,984	—
Asset retirement obligation	340,618	327,752
Total Long Term Liabilities	13,410,310	10,616,338

Shareholders’ equity
Common shares (Note 5)	94,506	95,455
(78,951,358 common shares and 15,555,554 exchangeable shares, par value $0.001 per share, issued and outstanding)
(2006 common and exchangeable shares respectively 78,789,104 and 16,666,661)
Additional paid in capital	70,853,039	71,311,155
Warrants	21,021,001	12,831,553
Accumulated deficit	(19,765,652)	(8,043,384)

Total Shareholders’ Equity	72,202,894	76,194,779

Total Liabilities and Shareholders’ Equity	$98,764,451	$105,910,809

(See notes to the consolidated financial statements)

Gran Tierra Energy Inc.
Consolidated Statement of Cash Flow (unaudited)
(Stated in US dollars)

	Six Months Ended June 30,
	2007	2006
Operating Activities
Net loss	$(11,722,268)	$(1,790,680)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depletion, depreciation and accretion	4,700,898	874,465
Deferred tax liability	1,445,827	29,228
Stock based compensation	386,321	146,117
Liquidated damages	7,366,949	—
Interest on restricted cash	—	(912)
Unrealized loss on financial instruments	676,984	—
Net changes in non-cash working capital Accounts receivable	(171,225)	(429,202)
Inventory	228,290	—
Prepaids and other current assets	341,638	—
Liquidated damages	(1,527,988)
Accounts payable and accrued liabilities	3,520,531	—
Taxes receivable and payable	(3,981,519)	104,925
Net cash provided by operating activities	1,264,438	(1,066,059)

Investing Activities
Restricted cash	1,010,409	(11,412,621)
Business combination, net of cash acquired	—	(38,217,930)
Property and equipment additions	(9,371,833)	(1,393,828)
Long term assets and liabilities	(581,132)
Change in non-cash working capital due to investing activities	(6,580,483)	—
Net cash used in investing activities	(15,523,039)	(51,024,380)

Financing Activities
Proceeds from issuance of common stock	—	71,132,759
Net cash provided by financing activities	—	71,132,759

Net decrease in cash and cash equivalents	(14,258,601)	19,042,320
Cash and cash equivalents, beginning of period	24,100,780	2,221,456
Cash and cash equivalents, end of period	$9,842,179	$21,263,776

Supplemental cash flow disclosures:
Cash paid for interest	$2,772	$97,519
Cash paid for taxes	$—	$—
(See notes to the consolidated financial statements)

Gran Tierra Energy Inc.
Consolidated Statement of Shareholders’ Equity (unaudited)
(Stated in US dollars)

		December
	June 30,	31,
	2007	2006
Share Capital
Balance beginning of period	$95,455	$43,285
Issue of common shares	—	52,170
Cancelled common shares	(949)	—
Balance End of Period	$94,506	$95,455

Additional paid-in-capital
Balance beginning of period	71,311,155	11,807,313
Cancelled common shares	(844,437)	59,190,355
Redemption of warrants	—	52,991
Stock based compensation expense	386,321	260,495
Balance End of Period	$70,853,039	$71,311,154

Warrants Balance beginning of period	12,831,553	1,408,429
Cancelled warrants	(435,566)	11,476,115
Repriced warrants to settle penalties	8,625,014	—
Redemption of warrants	—	(52,991)
Balance End of Period	$21,021,001	$12,831,553

Accumulated Deficit
Balance beginning of period	(8,043,384)	(2,219,680)
Net loss	(11,722,268)	(5,823,704)
Balance End of Period	$(19,765,652)	$(8,043,384)

Total Shareholders’ Equity	$72,202,894	$76,194,778

(See notes to the consolidated financial statements)

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements (unaudited)
Expressed in US dollars unless otherwise stated
1. Description of Business and Going Concern
Gran Tierra Energy Inc., a Nevada corporation (the “Company” or “Gran Tierra”) is a publicly traded oil and gas exploration and production company with operations in Argentina, Colombia and Peru. On November 10, 2005, Goldstrike, Inc. (“Goldstrike”), the previous public reporting entity, was acquired in a reverse merger by Gran Tierra Energy Inc. (“Gran Tierra Canada”), a privately-held Alberta corporation. In this transaction, the holders of Gran Tierra Canada’s capital stock acquired shares of either the Company’s common stock or exchangeable shares of a subsidiary of the Company which are exchangeable for shares of the Company’s common stock. This transaction resulted in Gran Tierra Canada becoming a wholly-owned subsidiary of the Company, and Goldstrike changing its name to Gran Tierra Energy Inc. with the management and business operations of Gran Tierra Canada, but remaining incorporated in the State of Nevada.
The Company’s ability to continue as a going concern is dependent upon obtaining the necessary financing to acquire, explore and develop oil and natural gas interests and generate profitable operations from its oil and natural gas interests in the future. The Company’s financial statements as at and for the six months ended June 30, 2007 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $11,722,268 for the six months ended June 30, 2007, and had an accumulated deficit of $19,765,652 as at June 30, 2007. The Company expects to incur substantial expenditures to further its capital investment programs and the Company’s existing cash balance and cash flow from operating activities may not be sufficient to satisfy its current obligations and meet its capital investment commitments.
To provide financing for Gran Tierra’s ongoing operations, the Company secured a $50 million credit facility with Standard Bank Plc on February 28, 2007, which will provide additional financing for the Company’s future operations. No funds have been withdrawn from the facility as of June 30, 2007.
The Company’s intention is to build a portfolio of oil and natural gas production, development, and exploration opportunities using the capital raised during 2006, cash provided by future operating activities and by using the available credit facility. However, the Company may need to secure additional sources of capital to fund its future operating activities.
Should the going concern assumption not be appropriate and the Company is not able to realize its assets and settle its liabilities and commitments in the normal course of operations, these consolidated financial statements would require adjustments to the amounts and classifications of assets and liabilities, and these adjustments could be significant.
2. Significant Accounting Policies
These interim unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The preparation of financial statements in accordance with GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the interim consolidated financial statements, and revenues and expenses during the reporting period. In the opinion of the Company’s management, all adjustments (all of which are normal and recurring) that have been made are necessary to fairly state the consolidated financial position of the Company and its subsidiaries as at June 30, 2007, the results of its operations for the three and six month periods ended June 30, 2007 and 2006, and its cash flows for the six month periods ended June 30, 2007 and 2006.
The note disclosure requirements of annual consolidated financial statements provide additional disclosures to that required for interim consolidated financial statements. Accordingly, these interim consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements as at and for the year ended December 31, 2006 included in the Company’s 2006 Annual Report on Form 10-KSB. The Company’s significant accounting policies are described in note 2 of the consolidated financial statements which are included in the Company’s 2006 Annual Report on Form 10-KSB.
Restricted cash
During the second quarter of 2007, investors holding 948,853 units exercised their right to have Gran Tierra return to them their purchase price for the securities held in escrow. Funds of $1,280,951, held in escrow by the Bank of America were refunded to the investors in June, 2007, and the securities were cancelled by the Company. No other investors have the right to cause the Company to return their purchase price for securities.
During the first quarter of 2007, the $1,009,009 held as a letter of credit for work commitments in Peru was returned to Gran Tierra. The Export Development Canada organization put a guarantee in place on the Company’s behalf which resulted in the return of the restricted cash.
Loss per share
Basic loss per share calculations are based on the loss attributable to common shareholders for the period divided by the weighted average number of common shares issued and outstanding during the period. The diluted loss per share calculation is based on the weighted average number of common shares outstanding during the period, plus the effects of dilutive common share equivalents. This method requires that the dilutive effect of outstanding options and warrants issued should be calculated using the treasury stock method. This method assumes that all common share equivalents have been exercised at the beginning of the period (or at the time of issuance, if later), and that the funds obtained thereby were used to purchase common shares of the Company at the average trading price of common shares during the period. At June 30, 2007, options to purchase 3,450,000 common shares and warrants to purchase 34,432,489 common shares were excluded from the diluted loss per share calculation as the instruments were anti-dilutive.
Accounting for Oil and Gas Derivatives Instruments
The Company follows the provisions of SFAS No.133,“Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”). SFAS 133 requires the accounting recognition of all derivative instruments as either assets or liabilities at fair value. Under the provisions of SFAS 133, the Company may or may not elect to designate a derivative instrument as a hedge against changes in the fair value of an asset or a liability (a “fair value hedge”) or against exposure to variability in expected future cash flows (a “cash flow hedge”). The accounting treatment for the changes in fair value of a derivative instrument is dependent upon whether or not a derivative instrument is a cash flow hedge or a fair value hedge, and upon whether or not the derivative is designated as a hedge as noted above. Changes in fair value of a derivative designated as a cash flow hedge are recognized, to the extent the hedge is effective, in other comprehensive income until the hedged item is recognized in earnings. Changes in the fair value of a derivative instrument designated as a fair value hedge, to the extent the hedge is effective, have no effect on the statement of operations due to the fact that changes in fair value of the derivative offsets changes in the fair value of the hedged item. Where hedge accounting is not elected or if a derivative instrument does not qualify as either a fair value hedge or a cash flow hedge, changes in fair value are recognized in earnings as other income or expense. The Company’s derivative instruments currently do not qualify as either a fair value hedge or a cash flow hedge.
New and Pending Accounting Pronouncements
In February 2006, the FASB issued Statement 155, Accounting for Certain Hybrid Instruments, which amends Statement 133, Accounting for Derivative Instruments and Hedging Activities, and Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Statement 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation from its host contract in accordance with Statement 133. Statement 155 also clarifies other provisions of Statement 133 and Statement 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006 and its adoption on January 1, 2007 did not have material impact on the Company’s consolidated financial statements.
In July 2006, the FASB issued FIN 48 (FASB Interpretation Number) Accounting for Uncertainty in Income Taxes with respect to FAS 109 Accounting for Income Taxes regarding accounting for and disclosure of uncertain tax positions. This guidance seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation requires that the Company recognize the impact of a tax position in the financial statements if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure. In accordance with the provisions of FIN 48, any cumulative effect resulting from the change in accounting principle is to be recorded as an adjustment to the opening balance of accumulated deficit. This interpretation is effective for fiscal years beginning after December 15, 2006 and its adoption on January 1, 2007 did not have a material impact on the Company’s consolidated financial statements and did not require the Company to record any amounts in the financial statements.
In September 2006, the FASB issued Statement 157, Fair Value Measurements. Statement 157 defines fair value, establishes a framework for measuring fair value under US generally accepted accounting principles and expands disclosures about fair value measurements. This statement is effective for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of this statement will have a material impact on its results of operations or financial position.
In December 2006, the FASB issued Staff Position (FSP) EITF 00-19-2, Accounting for Registration Payment Arrangements. FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. This FSP is effective for fiscal years beginning after December 15, 2006. The Company early adopted this FSP during the year ended December 31, 2006 and recorded $1,258,065 in liquidated damages as an expense in the consolidated statement of operations and deficit and the same amount in accrued liabilities at December 31, 2006. During the six month period ended June 30, 2007 the Company expensed an additional amount of $7,366,949. As at June 30, 2007 the Company’s had recorded accumulated expenses for liquidated damages of $8,625,014. Pursuant to an amendment of terms of Registration Rights Payments with respect to the associated shareholder agreement, the Company’s shareholders waived the right to settle the liquidated damages in cash and in lieu agreed to an amendment of the exercise price of the warrants from $1.75 to $1.05 on June 27, 2007, and an extension of one year in the term for the warrants. The settlement of the liquidated damages is reflected as an increase to the value of the warrants included in the shareholders’ equity section of the consolidated balance sheet.
In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (FAS 159). FAS 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish on the face of the statement of financial position, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. FAS 159 is effective for the Company’s fiscal year 2008. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. The Company does not expect the adoption of this statement will have a material impact on its results of operations or financial position
3. Segment and Geographic Reporting
The Company’s reportable segments are Argentina and Colombia. The Company is primarily engaged in the exploration and production of oil and natural gas. Peru is not a reportable segment because the level of activity on these land holdings is insignificant at this time.

The Colombia assets were acquired on June 20, 2006. Therefore the comparable segmented information for 2006 includes the operations for Columbia and the results of 10 days operations (June 21 — June 30) in June 2006. The following tables present information on the Company’s reportable geographic segments:

	Six months ended June 30, 2007				Six months ended June 30, 2006
	Corporate	Colombia	Argentina	Total	Corporate	Colombia	Argentina	Total
Revenue	$596,845	$4,290,273	$3,379,446	$8,266,564	$—	$460,202	$2,679,411	$3,139,613
Depreciation, depletion and accretion	52,677	3,532,753	1,115,468	4,700,898	21,356	122,327	730,782	874,465
Segment Income (Loss) before income tax	(10,631,178)	(1,255,726)	(1,310,064)	(13,196,968)	(2,009,026)	174,671	181,458	(1,652,897)
Segment Capital Expenditures	526,364	8,225,249	620,220	9,371,833	75,328	77,000	1,241,500	1,393,828

	Period ended June 30, 2007				Year ended December 31, 2006
	Corporate	Colombia	Argentina	Total	Corporate	Colombia	Argentina	Total
Property, Plant & Equipment	$467,917	$40,939,141	$19,984,132	$61,391,190	$387,682	$34,053,289	$22,266,418	$56,707,389
Goodwill		15,005,083	—	15,005,083	—	15,005,083	—	15,005,083
Total	$467,917	$55,944,224	$19,984,132	$76,396,273	$387,682	$49,058,372	$22,266,418	$71,712,472
4. Capital Assets

	Six months ended June 30, 2007			Year ended December 31, 2006
		Accumulated	Net Book		Accumulated	Net Book
	Cost	DD&A	Value	Cost	DD&A	Value
Oil and natural gas properties
Proven	$51,991,677	$(8,899,100)	$43,092,577	$41,191,275	$(3,431,044)	$37,760,231
Unproven	17,622,039	—	17,622,039	18,333,054		$18,333,054
Furniture and Fixtures	774,546	(459,328)	315,218	289,353	(47,637)	$241,716
Computer equipment	603,572	(291,938)	311,634	912,645	(592,646)	$319,999
Automobiles	67,843	(18,121)	49,722	69,499	(17,110)	$52,389

Total Capital Assets	71,059,677	(9,668,487)	61,391,190	60,795,826	(4,088,437)	56,707,389

As of June 30, 2007, the unproven oil and natural gas properties consist of lands held in both Colombia and Argentina. The Company has $14.5 million in unproved assets in Colombia, $3.0 million of unproved assets in Argentina and $0.1 million in unproved assets in Peru. These properties are being held for their exploration value. The Company has capitalized $576,604 (2006 - nil) of general and administrative costs in the Colombian asset value during 2007.

5. Share Capital

	Number of
	Shares	Amount
Balance, December 31, 2006	95,455,765	$95,455
Exchangeable shares retracted	(1,269,837)	(203)
Issued on retraction of exchangeable shares	1,269,837	203
Cancelled shares	(948,853)	(949)

Balance, June 30, 2007	94,506,912	$94,506

Share capital
Share capital consists of 78,951,358 common voting shares of the Company and 15,555,554 exchangeable shares of Goldstrike Exchange Co. (collectively, “common stock”). Each exchangeable share is exchangeable only into one common voting share of the Company. The holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. The holders of common stock have no pre-emptive rights, no conversion rights, and there are no redemption provisions applicable to the common stock.
Warrants
As at December 31, 2006 the Company had 14,472,622 warrants outstanding to purchase 7,236,311 common shares for $1.25 per share and 55,841,208 warrants outstanding to purchase 27,920,604 common shares for $1.75 per share.
During the second quarter of 2007, investors holding 948,853 units, comprising 948,853 common shares and warrants to purchase 474,427 common shares, exercised their right to have the Company return to them the purchase price for the securities held in escrow. The funds of $1,280,951, held in escrow by the Bank of America were refunded to the investors to complete this transaction during June, 2007, and the units were cancelled.
In connection with settlement of liquidated damages relating to a delay in registration of units issued in June 2006, as described in the “Registration Rights Payments” section below, the Company amended the terms of the warrants issued to stockholders by adjusting the exercise price from $1.75 to $1.05 and extending the term of the warrants by one year to June 2012.
As at June 30, 2007, the Company had 14,472,622 warrants outstanding to purchase 7,236,311 common shares for $1.25 per share, 189,830 warrants outstanding to purchase 94,915 common shares for $1.75 per share, and 54,702,524 warrants outstanding to purchase 27,351,262 common shares for $1.05 per share.
Registration Rights Payments
The shares and warrants have registration rights associated with their issuance pursuant to which the Company agreed to register for resale the shares and warrants. In the event that the registration statements are not declared effective by the Securities and Exchange Commission (“SEC”) by specified dates, the Company was required to pay liquidated damages to the purchasers of the share and warrants.
The 15,047,606 units issued in the fourth quarter of 2005 and first quarter of 2006 had liquidated damages payable in the amount of 1% of the purchase price for each unit per month payable each month the registration statement was not declared effective beyond the mandatory effective date (July 10th, 2006). The total amount recorded at December 31, 2006, for these liquidated damages was $269,923. There are no further liabilities associated with these shares. As of February 14, 2007, the first registration was declared effective by the SEC.

In June, 2006, the Company sold an aggregate of 50,000,000 units of its securities at a price of $1.50 per unit in a private offering for gross proceeds of $75 million, pursuant to three separate Securities Purchase Agreements, dated June 20, 2006, and one Securities Purchase Agreement, dated June 30, 2006 (collectively, the “2006 Offering”). Each unit comprised one share of Gran Tierra’s common stock and one warrant to purchase one-half of a share of Gran Tierra’s common stock at an exercise price of $1.75 for a period of five years, resulting in the issuance of 50,000,000 shares of Gran Tierra’s common stock. In connection with the issuance of these securities, Gran Tierra entered into four separate Registration Rights Agreements with the investors pursuant to which Gran Tierra agreed to register for resale the shares and warrants (and shares issuable pursuant to the warrants) issued to the investors in the offering by November 17, 2006. The second registration statement was declared effective by the SEC on May 14, 2007. Gran Tierra had accrued $8.6 million in liquidated damages as of that date.
On June 27, 2007, under the terms of the Registration Rights Agreements, the Company obtained a sufficient number of consents from the signatories to the agreements waiving Gran Tierra’s obligation to pay in cash the accrued liquidated damages. The Company agreed to amend the terms of the warrants issued in the 2006 Offering by reducing the exercise price of the warrants to $1.05 and extending the life of the warrants by one year, in lieu of a cash payment for liquidated damages. The revised fair value of the warrants was determined using a Black-Scholes warrant pricing model based on a 25% volatility rate. The $8,625,014 of liquidated damages has been recorded as an expense in the consolidated statement of operations in the amount of $7,366,949 million during the six months ended June 30, 2007, and in the amount of $1,258,065 million in the fourth quarter of 2006, with a corresponding liability recorded on the consolidated balance sheet. The revision in the fair value of the warrants resulting from the amendment to the terms of the warrants amounted to $8,625,014 (equivalent to the amount of the liquidated damages) and has been reflected on the consolidated balance sheet as an increase to the warrants included in shareholders’ equity and a settlement of the liability for the liquidated damages.
Stock options
The only equity compensation plan approved by the Company’s stockholders is its 2005 Equity Incentive Plan, under which the Company’s board of directors is authorized to issue options or other rights to acquire up to 2,000,000 shares of the Company’s common stock. The Company’s Board of Directors granted the following stock options during 2007: January 2, 2007, options to acquire 225,000 shares of common stock at an exercise price of $1.19 per share; February 22, 2007, options to acquire 415,000 common shares of the Company at an exercise price of $1.27 per share; April 2, 2007, options to acquire 210,000 shares of common stock at an exercise price of $1.29 per share. As of June 30, 2007, 3,450,000 stock options have been granted (December 31, 2006 — 2,700,000 stock options had been granted). The options cannot be exercised, and will be rescinded, if the Company’s stockholders do not approve an increase in the number of shares authorized under the 2005 Equity Incentive Plan sufficient to permit the issuance of the shares issuable upon exercise of these additional stock options.
The Company has granted options to purchase common shares to certain directors, officers, employees and consultants. Each option permits the holder to purchase one common share at the stated exercise price. The options vest over three years and have a term of ten years, or end of service to the Company, which ever occurs first. At the time of grant, the exercise price equals the market price. The following options have been granted:

		Weighted
		Average
	Number of	Exercise
	Outstanding	Price
	Options	$/Option
Outstanding, December 31, 2006	2,700,000	$1.09
Cancelled	(100,000)	($2.62)
Granted, January 2, 2007	225,000	$1.19
Granted, February 22, 2007	415,000	$1.27
Granted, April 2, 2007	210,000	$1.29

Outstanding, June 30, 2007	3,450,000	$1.09

The table below summarizes unexercised stock options at June 30, 2007:

	Number of	Weighted
	Outstanding	Average
Exercise Price ($/option)	Options	Expiry Years
$0.80	1,420,000	8.0
$1.27	1,180,000	9.0
$1.19	225,000	10.0
$1.27	415,000	10.0
$1.29	210,000	10.0

Total	3,450,000	8.8

Total stock-based compensation expense included in general and administrative expense in the consolidated statement of operations for the six months ended June 30, 2007, was $386,321. For the three months ended March 31, 2007, the Company had accrued an expense of $149,844. The Black-Scholes option pricing model was used to determine the fair value of the option grants with the following assumptions:

Dividend yield ($ per share)	$—
Volatility (%), average	80%
Risk-free interest rate (%)	4.5%
Expected life (years)	3.0
Forfeiture percentage (% per year)	10%

The weighted average fair value per option	$0.67

6. Asset Retirement Obligations
Changes in the carrying amounts of the asset retirement obligations associated with the Company’s oil and natural gas properties are as follows:

	June 30,	December 31,
	2007	2006
Balance, beginning of period	$327,752	$67,732

Obligations assumed with property acquisitions	—	209,314
Expenditures made on asset retirements	11,680	5,061
Accretion	1,186	75,645
Balance, end of period	$340,618	$327,752

7. Income Taxes
The Company has accumulated losses of approximately $19.8 million that can be carried forward and applied against future taxable income. A valuation allowance has been taken for the potential income tax benefit associated with the losses incurred by the Company, due to uncertainty of utilization of the tax losses.

	Six months ended June 30,
	2007	2006
Loss before income taxes	$(13,196,968)	$(1,652,897)
Statutory income tax rate	34%	34%
Income tax benefit expected	(4,486,969)	(561,985)
Stock-based compensation	386,321	49,679
Tax losses in other jurisdictions, not recognized	2,625,948	650,089
Income tax expense	(1,474,700)	137,783

The deferred income tax liability of $11,373,307 on the balance sheet is related to Colombia and Argentina assets, for the following items:

June 30,
2007
Property, Plant and Equipment	$43,092,577
Average Tax Rate	34%
Total Deferred Tax	14,651,476
Less Amortization	(3,278,169)
Net Deferred Tax	$11,373,307

The Company calculates two taxes for its business activities in Argentina. First, a minimum presumed income is calculated by applying a one percent tax rate to taxable assets as of the end of the period. If the tax on minimum presumed income exceeds income tax payable during the year, the excess is considered a prepayment of future income taxes due over the next ten year period. Second, a ‘third party tax substitutable’ is recorded. The government ensures each company, with foreign ownership, withholds taxes based on the assumption that profits will be transferred to the owners. If profits are not transferred, the taxes paid may be used to offset tax liabilities in the future.
The Company was required to calculate a deferred remittance tax in Colombia based on 7% of profits which are not reinvested in the business on the presumption that such profits would be transferred to the foreign owners up to December 31, 2006. As of January 1, 2007, the Colombian government rescinded this requirement, therefore, no further remittance tax liabilities will be accrued. The historical balance which was reported on the Company’s financial statements as of December 31, 2006, was $1,462,226. The Company’s legal advisors are reviewing the new requirements to determine whether the balance can be removed from the financial records. No decision has been made as of July 31, 2007.
8. Accrued Liabilities and Accounts Payable
The balance in accrued liabilities and accounts payable are comprised of the following:

	Six months ended June 30, 2007				Year Ended December 31, 2006
	Corporate	Colombia	Argentina	Total	Corporate	Colombia	Argentina	Total
Capital expenditures	$14,265	$6,215,531	$350,687	$6,580,483	$—	$5,344,339	$5,521,714	$10,866,053
Wthholding Taxes		148,930		148,930				—
Payroll related expenses	206,808	347,925	20,684	575,417	664,957	333,679	313,589	1,312,225
Audit, legal, consultants	1,034,615	—	41,500	1,076,115	715,332	—	290,915	1,006,247
General and administrative	—	44,269	78,464	122,733	—	—	—	—
Operating costs	—	2,012,728	1,095,238	3,107,966	—	2,745,134	—	2,745,134
Liquidated damages	—	—	—	—	1,527,988	—	—	1,527,988
Financial Derivative	—	—	—	—
Taxes payable	—	867,094	672,509	1,539,603	—	—	1,642,045	1,642,045

Total	$1,255,688	$9,636,477	$2,259,082	$13,151,247	$2,908,277	$8,423,152	$7,768,263	$19,099,692

9. Commitments and contingencies
Leases
Gran Tierra holds three categories of operating leases: office, vehicle and housing. The Company pays $20,376 office lease costs per month, $7,059 vehicle lease costs per month and $2,382 to lease housing as an employee benefit in Argentina and Colombia each month. Future lease payments at June 30, 2007 are as follows:

Year	Cost
2007, Remainder	$168,644
2008	254,049
2009	172,030
2010	148,848
2011	12,404
Total Lease Payments	$755,975

The company entered into four capital leases in 2006 for office equipment in Calgary, Canada. The leases expire between 2008 and 2011. As of June 30, 2007 capital assets were valued at $34,405 (net of amortization of $8,620). Total monthly payments for 2007 are approximately $1,029.

Year	Cost
2007, Remainder	$6,174
2008	8,251
2009	4,152
2010	3,716
2011	971
Total minimum lease payments	$23,264

Guarantees
Corporate indemnities have been provided by the Company to directors and officers for various items including, but not limited to, all costs to settle suits or actions due to their association with the Company and its subsidiaries and/or affiliates, subject to certain restrictions. The Company has purchased directors’ and officers’ liability insurance to mitigate the cost of any potential future suits or actions. Each indemnity, subject to certain exceptions, applies for so long as the indemnified person is a director or officer of one of the Company’s subsidiaries and/or affiliates. The maximum amount of any potential future payment cannot be reasonably estimated.
The Company may provide indemnifications in the normal course of business that are often standard contractual terms to counterparties in certain transactions such as purchase and sale agreements. The terms of these indemnifications will vary based upon the contract, the nature of which prevents the Company from making a reasonable estimate of the maximum potential amounts that may be required to be paid. Management believes the resolution of these matters would not have a material adverse impact on the Company’s liquidity, consolidated financial position or results of operations.
Contingencies
As of June 30, 2007 the contracting parties of Guayuyaco Association Contract, Ecopetrol and Argosy Energy International (“Argosy”), a wholly owned subsidiary of the Company, are working to clarify the procedure for allocation of oil produced and sold during the long term test of the Guayuyaco-1 and Guayuyaco-2 wells. Ecopetrol has advised Argosy of a material difference in the interpretation of the Guayuyaco Association Contract. Ecopetrol interprets the contract to provide that the extended test production of up to 30% of the direct exploration costs of the wells is for Ecopetrol’s account only and serves as reimbursement of its 30% back in to the Guayuyaco discovery. Argosy’s contention is that this amount is the recovery of an amount equal to 30% of the direct exploration costs of the wells and not exclusively for the benefit of Ecopetrol. While Argosy believes its interpretation of the Guayuyaco Association Contract is correct, the resolution of this issue is outstanding pending agreement among the parties or determination through legal proceedings. The estimated value of the disputed extended test production is $2,361,188 with possible costs shared of 50% ($1,180,594) with the Company’s joint venture partner in the contract. No amount has been accrued in the financial statements related to this disagreement because the Company believes the probability of incurring this liability is low, at this time.
10. Financial Instruments and Credit Risk
  The Company’s financial instruments recognized in the balance sheet consist of cash and cash equivalents, accounts receivable, taxes receivable, accounts payable, current taxes payable, and accrued liabilities. The estimated fair values of the financial instruments have been determined based on the Company’s assessment of available market information and appropriate valuation methodologies; however, these estimates may not necessarily be indicative of the amounts that could be realized or settled in a market transaction. The fair values of financial instruments approximate their book amounts due to the short-term maturity of these instruments. Most of the Company’s accounts receivable relate to oil and natural gas sales and are exposed to typical industry credit risks. The Company manages this credit risk by entering into sales contracts with only credit worthy entities and reviewing its exposure to individual entities on a regular basis. The book value of the accounts receivable reflects management’s assessment of the associated credit risks.
The Company recognizes the fair value of its derivative instruments as assets or liabilities on the balance sheet.  None of the Company’s derivative instruments currently qualify as fair value hedges or cash flow hedges, and accordingly, changes in fair value of the derivative instruments are recognized as income or expense in the consolidated statement of operations and deficit with a corresponding adjustment to the fair value of derivative instruments recorded on the balance sheet. Under the terms of the Credit Facility with Standard Bank (Note 11), the Company is required to enter into a derivative instrument for the purpose of obtaining protection against fluctuations in the price of oil in respect of at least 50% of its projected aggregate net share of Colombian production after royalties for the three-year term of the Facility. In accordance with the terms of the Facility, the Company entered into a costless collar derivative instrument for crude oil based on West Texas Intermediate (“WTI”) price, with a floor of $48.00 and a ceiling of $80.00, for a three-year period, for 400 barrels per day from March 2007 to December 2007, 300 barrels per day from January 2008 to December 2008, and 200 barrels per day from January 2009 to February 2010.
During the six months ended June 30, 2007, the Company recognized an unrealized loss on derivative instruments of $676,984 (2006 — nil).
11. Credit Facility
On February 28, 2007, the Company entered into a Credit Facility with Standard Bank Plc. The Facility has a three-year term which may be extended by agreement between the parties. The borrowing base is the present value of the Company’s petroleum reserves up to maximum of $50 million. The initial borrowing base is $7 million and the borrowing base will be re-determined semi-annually based on reserve evaluation reports. The Facility includes a letter of credit sub-limit of up to $5 million. Amounts drawn down under the Facility bear interest at the Eurodollar rate plus 4%. A stand-by fee of 1% per annum is charged on the un-drawn amount of the borrowing base. The Facility is secured primarily on the Company’s Colombian assets. The Company is required to enter into a derivative instrument for the purpose of obtaining protection against fluctuations in the price of oil in respect of at least 50% of its projected aggregate net share of Colombian production after royalties for the three-year term of the Facility. Under the terms of the Facility, the Company is required to maintain compliance with specified financial and operating covenants.

21,317,120 Shares
Common Stock

Prospectus
           , 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13. Other Expenses of Issuance and Distribution.
Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by Gran Tierra in connection with the issuance and distribution of the shares of common stock.

EXPENSE	AMOUNT
Registration Fees	$1,102.72
Legal Fees*	30,000
Accounting Fees*	20,000
Miscellaneous Fees and Expenses*	$3,897.28

Total	$55,000
ITEM 14. Indemnification of Directors and Officers.
Under Nevada law, a corporation shall indemnify a director or officer against expenses, including attorneys’ fees, actually and reasonably incurred by him, to the extent the director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding. A corporation may indemnify a director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with the action, suit or proceeding. Excepted from that immunity are:
•	a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;

•	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

•	a transaction from which the director derived an improper personal profit; and

•	willful misconduct.
          Gran Tierra Energy Inc.’s (“Gran Tierra”) bylaws include an indemnification provision under which Gran Tierra has the power to indemnify its directors, officers, employees and former officers, directors and employees (including heirs and personal representatives) to the fullest extent permitted under Nevada law.
ITEM 15. Recent Sales of Unregistered Securities.
     The following list sets forth information regarding all unregistered securities sold by us since our incorporation through October 1, 2006:
     There have been no sales of unregistered securities within the last three years which would be required to be disclosed, except for the following sales of Gran Tierra’s securities sold in the private placement transactions:
     1. On September 1 and October 7, 2005, Goldstrike completed two closings on a private placement offering. In these two closings, Goldstrike sold 11,691,884 shares of common stock and warrants to acquire another 5,845,950 shares of common stock for consideration of $9,353,507. The warrants are exercisable during the period ending five years from the date of grant at $0.625 per half share.

     2. On October 27, 2005, Goldstrike completed a closing on a private placement offering. In this closing, Goldstrike sold 1,250,000 shares of common stock and warrants to acquire another 625,000 shares of common stock for consideration of $1,000,000.
     3. On December 14, 2005, we completed a closing of a private placement offering. In this closing, we sold 1,343,222 shares of our common stock and warrants to acquire 671,611 shares of our common stock for consideration of $1,074,578. The warrants are exercisable during the period ending five years from the date of grant at $0.625 per half share.
     4. On February 2, 2006, we completed a closing of a private placement offering. In this closing, we sold 762,500 shares of our common stock and warrants to acquire 381,250 shares of our common stock for consideration of $610,000. The warrants are exercisable during the period ending five years from the date of grant at $0.625 per half share.
     5. On February 2, 2006, two warrant holders exercised warrants to purchase a total of 250,000 shares of our common stock for an aggregate purchase price of $312,500. On April 5, 2007, one warrant holder exercised warrants to purchase a total of 37,500 shares of our common stock for an aggregate purchase price of $46,875. On July 26, 2007, one warrant holder exercised a warrant to purchase a total of 50,000 shares of our common stock for an aggregate purchase price of $52,500. On July 31, 2007, two warrant holders exercised warrants to purchase a total of 17,500 shares of our common stock for an aggregate purchase price of $18,875. On August 3, 2007, three warrant holders exercised warrants to purchase a total of 41,668 shares of our common stock for an aggregate purchase price of $43,752. On August 6, 2007, one warrant holder exercised a warrant to purchase a total of 8,333 shares of our common stock for an aggregate purchase price of $8,750. On August 7, 2007, one warrant holder exercised a warrant to purchase a total of 12,500 shares of our common stock for an aggregate purchase price of $15,625. On August 10, 2007, one warrant holder exercised a warrant to purchase a total of 50,000 shares of our common stock for an aggregate purchase price of $52,500. On August 20, 2007, two warrant holders exercised warrants to purchase a total of 16,666 shares of our common stock for an aggregate purchase price of $17,500. On August 31, 2007, one warrant holder exercised a warrant to purchase a total of 150,000 shares of our common stock for an aggregate purchase price of $157,500. On September 8, 2007, one warrant holder exercised a warrant to purchase a total of 10,000 shares of our common stock for an aggregate purchase price of $10,500. On September 18, 2007, two warrant holders exercised warrants to purchase a total of 20,000 shares of our common stock for an aggregate purchase price of $21,000. On September 20, 2007, one warrant holder exercised a warrant to purchase a total of 15,000 shares of our common stock for an aggregate purchase price of $15,750.
     6. We also issued 250,000 shares of our common stock and paid $52,178 in cash to Canaccord Capital Corporation in payment of fees for services to Goldstrike as placement agent in the private placement closings referred to in paragraphs 1-4 above.
     The private offerings and related transactions discussed above are exempt from registration under Section 4(2) of the Securities Act or Rule 506 of Regulation D, promulgated by the SEC. In the private offerings: (a) we sold the securities to an aggregate of 133 “accredited investors,” as that term is defined in Rule 501 of Regulation D; (b) no general solicitation was made by us or any person acting on our behalf; (c) the securities were sold subject to transfer restrictions, and (d) the certificates for the shares and warrants generally contained an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or an exemption therefrom.
     7. On June 20, 2006, we completed a closing of a private placement offering. In this closing, we sold 43,336,051 units of our securities, deriving gross proceeds of $65,004,076. Each unit consisted of one share of our common stock and a warrant to purchase one-half share of our common stock for a period of five years at an exercise price of $1.75 per whole share.
     8. On June 29, 2006, we completed a closing of the private placement offering referred to in paragraph 7 above. In this closing, we sold 3,636,629 additional units, deriving gross proceeds of $5,454,944.
     9. On June 30, 2006, we completed a closing of the private placement offering referred to in paragraph 7 above. In this closing, we sold 3,027,320 additional units, deriving gross proceeds of $4,540,980.
     In connection with the three closings of the offering referred to in paragraphs 7 through 9 above, we sold a total of 50,000,000 units for gross proceeds totaling $75,000,000 to 450 “accredited investors”. Deutsche Bank, Sanders Morris Harris Inc. and Canaccord Capital Corporation acted as placement agents and earned commissions of $2,205,582, $2,375,644 and $454,097, respectively. The private offering was exempt from registration under Section 4(2) of the Securities Act or Rule 506 of Regulation D, promulgated by the SEC. In the private offering, no general solicitation was made by us or any person acting on our behalf; the securities were sold subject to transfer restrictions, and the certificates for the shares and warrants contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or an exemption therefrom.
     10. On February 28, 2007, we entered into a $50,000,000 Revolving Credit Facility, under which we issued a $50,000,000 Note for loans to Standard Bank PLC. The private offering was exempt from registration under Section 4(2) of the Securities Act, as it was made to one accredited investor.
     11. From our inception through to date, we have granted options to purchase 3,450,000 shares of our common stock under our 2005 Equity Incentive Plan to 37 of our directors, officers and employees. These options will not exercised until we have registered the shares issuable upon exercise thereof on a Form S-8.

ITEM 16. Exhibits and Financial Statement Schedules.
(a) Exhibits.

Exhibit
No.	Description	Reference
2.1	Acquisition Agreements	See Exhibits 10.1, 10.3, 10.18, 10.46 and 10.47

3.1	Articles of Incorporation.	Incorporated by reference to Exhibit 3.1 to the Form SB-2, as amended, filed with the Securities and Exchange Commission on December 31, 2003 (File No. 333-111656).

3.2	Certificate Amending Articles of Incorporation.	Incorporated by reference to Exhibit 3.2 to the Form SB-2, as amended, and filed with the Securities and Exchange Commission on December 31, 2003 (File No. 333-111656).

3.3	Certificate Amending Articles of Incorporation.	Incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

3.4	Certificate of Amendment to Articles of Incorporation.	Incorporated by reference to Exhibit 3.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2006 (File No. 333-111656).

3.5	Amended and Restated Bylaws of Gran Tierra Energy Inc.	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2007 (File No. 333-111656).

4.1	Form of Warrant.	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2005 (File No. 333-111656).

5.1	Opinion of Legal Counsel	Filed herewith.

10.1	Share Purchase Agreement by and between Goldstrike Inc. and Gran Tierra Energy Inc. dated as of November 10, 2005.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.2	Form of Registration Rights Agreement by and among Goldstrike Inc. and the purchasers named therein.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2005 (File No. 333-111656).

10.3	Assignment Agreement by and between Goldstrike Inc. and Gran Tierra Goldstrike Inc. dated as of November 10, 2005.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.4	Voting Exchange and Support Agreement by and between Goldstrike, Inc., 1203647 Alberta Inc., Gran Tierra Goldstrike Inc. and Olympia Trust Company dated as of November 10, 2005.	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.5	Form of Split Off Agreement by and among Goldstrike Inc., Dr. Yenyou Zheng, Goldstrike Leasco Inc. and Gran Tierra Energy Inc.	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

Exhibit
No.	Description	Reference
10.6	Employment Agreement between Gran Tierra Energy Inc. and Dana Coffield dated as of April 29, 2005, as amended.	Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.7	Employment Agreement between Gran Tierra Energy Inc. and James Hart dated as of April 29, 2005, as amended.	Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.8	Employment Agreement between Gran Tierra Energy Inc. and Max Wei dated as of April 29, 2005, as amended.	Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.9	Employment Agreement between Gran Tierra Energy Inc. and Rafael Orunesu dated as of March 1, 2005, as amended.	Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.10	Form of Indemnity Agreement.	Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).
10.12	2005 Equity Incentive Plan.	Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.13	Form of Subscription Agreement.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2005 (File No. 333-111656).

10.14	Details of the Goldstrike Special Voting Share.	Incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-KSB/A for the period ended December 31, 2005 and filed with the Securities and Exchange on April 21, 2006 (File No. 333-111656).

10.15	Exchangeable Share Provisions.	Incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-KSB/A for the period ended December 31, 2005 and filed with the Securities and Exchange on April 21, 2006 (File No. 333-111656).

10.16	Refinery Contract between Refinor S.A.and Dong Wong Corporation - Golden Oil Corporation.	Incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-KSB/A for the period ended December 31, 2005 and filed with the Securities and Exchange on April 21, 2006 (File No. 333-111656).

10.17	Contract between Compañia General de Combustibles S.A. and Gran Tierra Energy Argentina S.A.	Incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-KSB/A for the period ended December 31, 2005 and filed with the Securities and Exchange on April 21, 2006 (File No. 333-111656)

10.18	Securities Purchase Agreement, dated as of May 25, 2006, by and between Gran Tierra Energy, Inc and Crosby Capital, LLC.	Incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2006 (File No. 333-111656).

10.20	Form of Securities Purchase Agreement, dated as of June 20, 2006, by and among the Company and retail investors purchasing units of Gran Tierra Energy Inc. securities in a private offering.	Incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

Exhibit
No.	Description	Reference
10.21	Form of Subscription Agreement, dated as of June 20, 2006, by and among Gran Tierra Energy Inc. and retail investors subscribing for units of Gran Tierra Energy Inc. securities in a private offering.	Incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.22	Securities Purchase Agreement, dated as of June 20, 2006, by and between Gran Tierra Energy Inc. and CD Investment Partners, Ltd.	Incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.23	Form of Registration Rights Agreement, dated as of June 20, 2006, by and among Gran Tierra Energy Inc. and institutional investors purchasing units of Gran Tierra Energy Inc. securities in a private offering.	Incorporated by reference to Exhibit 10.23 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).
10.24	Form of Registration Rights Agreement, dated as of June 20, 2006, by and among Gran Tierra Energy Inc. and retail investors purchasing units of Gran Tierra Energy Inc. securities in a private offering.	Incorporated by reference to Exhibit 10.24 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.25	Registration Rights Agreement, dated as of June 20, 2006, by and between Gran Tierra Energy Inc. and CD Investment Partners, Ltd.	Incorporated by reference to Exhibit 10.25 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.26	Lock-Up Agreement, dated June 20, 2006, by and among Sanders Morris Harris Inc. and the executive officers and directors of Gran Tierra Energy Inc.	Incorporated by reference to Exhibit 10.26 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.27	Registration Rights Agreement, dated as of June 20, 2006, by and between Gran Tierra Energy Inc. and Crosby Capital, LLC.	Incorporated by reference to Exhibit 10.27 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.28	Form of Securities Purchase Agreement, dated as of June 30, 2006, by and among Gran Tierra Energy Inc. and the investors in the June 30, 2006 closing of the Offering.	Incorporated by reference to Exhibit 10.28 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2006 (File No. 333-111656).

10.29	Form of Subscription Agreement, dated as of June 30, 2006, by and among Gran Tierra Energy Inc. and the investors in the June 30, 2006 closing of the Offering.	Incorporated by reference to Exhibit 10.29 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2006 (File No. 333-111656).

10.30	Form of Registration Rights Agreement, dated as of June 30, 2006, by and among Gran Tierra Energy Inc. and the investors in the June 30, 2006 closing of the Offering.	Incorporated by reference to Exhibit 10.30 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2006 (File No. 333-111656).

10.31	Form of Escrow Agreement.	Incorporated by reference to Exhibit 10.31 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

10.32	Form of Registration Rights Agreement by and among Goldstrike Inc. and the purchasers named therein.	Incorporated by reference to Exhibit 10.32 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

10.33	Form of Subscription Agreement by and among Goldstrike Inc., Gran Tierra Energy, Inc. and the investor identified therein.	Incorporated by reference to Exhibit 10.33 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

Exhibit
No.	Description	Reference
10.34	Form of Registration Rights Agreement by and among Gran Tierra Energy, Inc. f/k/a Goldstrike, Inc. and the purchasers named therein.	Incorporated by reference to Exhibit 10.34 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

10.35	Form of Subscription Agreement by and among Gran Tierra Energy, Inc. f/k/a Goldstrike, Inc. and the investor identified therein.	Incorporated by reference to Exhibit 10.35 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

10.36	Executive Employment Agreement dated December 1, 2006, by and between Gran Tierra Energy Inc. and Martin H. Eden.	Incorporated by reference to Exhibit 10.36 to the current report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2007 (File No. 333-111656).

10.37	Credit Agreement dated February 22, 2007, by and among Gran Tierra Energy Inc, Gran Tierra Energy Colombia, Ltd., Argosy Energy Corp., and Standard Bank Plc.	Incorporated by reference to Exhibit 10.1 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.38	Note For Loans, dated February 22, 2007, by the Company in favor of Standard Bank Plc.	Incorporated by reference to Exhibit 10.2 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.39	GP Pledge Agreement, dated as of February 22, 2007, by the Company in favor of Standard Bank Plc.	Incorporated by reference to Exhibit 10.3 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.40	Partnership Pledge Agreement, dated as of February 22, 2007, by and among the Company and Argosy Energy Corp., in favor of Standard Bank Plc.	Incorporated by reference to Exhibit 10.4 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.41	Collection Account Pledge Agreement, dated as of February 22, 2007, by Gran Tierra Energy Colombia, Ltd. in favor of Standard Bank Plc.	Incorporated by reference to Exhibit 10.5 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.42	ISDA 2002 Master Agreement, dated as of February 22, 2007, by and among the Company and Standard Bank Plc, and the Schedule thereto.	Incorporated by reference to Exhibit 10.6 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.43	Blocked Account Control Agreement, dated as of February 22, 2007, by and among Gran Tierra Energy Colombia, Ltd., Standard Bank Plc and JPMorgan Chase Bank.	Incorporated by reference to Exhibit 10.7 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.44	Share Pledge Agreement, dated as of February 22, 2007, by and among the Company and Standard Bank Plc.	Incorporated by reference to Exhibit 10.8 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.45	First Priority Open Pledge Agreement Over Credit Rights Derived From A Crude Oil Commercial Sales Agreement, dated as of February 22, 2007, by and among Gran Tierra Energy Colombia, Ltd. and Standard Bank Plc.	Incorporated by reference to Exhibit 10.9 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.46	Contract between Ecopetrol S.A., and Argosy Energy International, for the sale of crude oil, dated December 1, 2006	Incorporated by reference to Exhibit 10.46 to the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2007 (File No. 333-111656).

10.47	Palmar Largo Assignment Agreement, dated September 1, 2005, between Don Won Corporation (Sucursal Argentina), and Gran Tierra Inc.	Incorporated by reference to Exhibit 10.47 to the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2007 (File No. 333-111656).

10.48	Escrow Agreement dated as of the ___th day of June, 2006, among Gran Tierra Energy, Inc. and McGuireWoods LLP, as Escrow Agent	Incorporated by reference to Exhibit 10.48 to the Form S-1/A filed with the Securities and Exchange Commission on May 4, 2007 (File No. 333-140171).

10.49	Employment Agreement, dated April 1, 2006, between Argosy Energy International and Edgar Dyes	Incorporated by reference to Exhibit 10.49 to the Form S-1/A filed with the Securities and Exchange Commission on May 4, 2007 (File No. 333-140171).

10.50	Form of Liquidated Damages Waiver	Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007 (File No. 333-111656).

Exhibit
No.	Description	Reference
21.1	List of subsidiaries.	Incorporated by reference to Exhibit 21.1 to the Form S-1/A filed with the Securities and Exchange Commission on April 13, 2007 (File No. 333-140171).

23.1	Consent of Legal Counsel	Included in Exhibit 5.1.

23.2	Consent of Deloitte & Touche LLP	Filed herewith.

23.3	Consent of Deloitte & Co. S.R.L.	Filed herewith.

23.4	Consent of Gaffney, Cline and Associates	Filed herewith.

23.5	Consent of KPMG Ltda	Filed herewith.

23.6	Consent of Huddleston & Co. Inc.	Filed herewith.

24.1	Power of attorney	See signature page here to.
(b) Financial Statement Schedules.
(b) Financial Statement Schedules.
Schedule of Revenues, Royalties and Operating Cost corresponding to the 14% interest in the Palmar Largo joint venture for the eight-month period ended August 31, 2005:
Schedule of Revenues, Royalties and Operating Cost corresponding to the 14% interest in the Palmar Largo joint venture for the years ended December 31, 2004 and 2003 (audited) and for the six months ended June 30, 2005 and 2004 (unaudited):

  ITEM 17. Undertakings.
The undersigned registrant hereby undertakes:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          i. If the registrant is relying on Rule 430B (Sec. 230.430B of this chapter):
               A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
          ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on the 12th day of October, 2007.

Gran Tierra Energy Inc.

By:	/s/ Dana Coffield

	Name:	Dana Coffield
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
President
/s/ Dana Coffield	Chief Executive Officer	October 10, 2007

Dana Coffield	Director

/s/ Martin Eden	Chief Financial Officer

Martin Eden	(Principal Financial Officer and Accounting	October 10, 2007
Officer)

/s/ Jeffrey Scott	Chairman of the Board of Directors	October 10, 2007

Jeffrey Scott

/s/ Walter Dawson	Director	October 10, 2007

Walter Dawson

/s/ Verne Johnson	Director	October 10, 2007

Verne Johnson

/s/ Nadine C. Smith	Director	October 13, 2007

Nadine C. Smith

EXHIBIT INDEX

Exhibit
No.	Description	Reference
2.1	Acquisition Agreements	See Exhibits 10.1, 10.3, 10.18, 10.46 and 10.47

3.1	Articles of Incorporation.	Incorporated by reference to Exhibit 3.1 to the Form SB-2, as amended, filed with the Securities and Exchange Commission on December 31, 2003 (File No. 333-111656).

3.2	Certificate Amending Articles of Incorporation.	Incorporated by reference to Exhibit 3.2 to the Form SB-2, as amended, and filed with the Securities and Exchange Commission on December 31, 2003 (File No. 333-111656).

3.3	Certificate Amending Articles of Incorporation.	Incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

3.4	Certificate of Amendment to Articles of Incorporation.	Incorporated by reference to Exhibit 3.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2006 (File No. 333-111656).

3.5	Amended and Restated Bylaws of Gran Tierra Energy Inc.	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2007 (File No. 333-111656).

4.1	Form of Warrant.	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2005 (File No. 333-111656).

5.1	Opinion of Legal Counsel	Filed herewith

10.1	Share Purchase Agreement by and between Goldstrike Inc. and Gran Tierra Energy Inc. dated as of November 10, 2005.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.2	Form of Registration Rights Agreement by and among Goldstrike Inc. and the purchasers named therein.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2005 (File No. 333-111656).

10.3	Assignment Agreement by and between Goldstrike Inc. and Gran Tierra Goldstrike Inc. dated as of November 10, 2005.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.4	Voting Exchange and Support Agreement by and between Goldstrike, Inc., 1203647 Alberta Inc., Gran Tierra Goldstrike Inc. and Olympia Trust Company dated as of November 10, 2005.	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.5	Form of Split Off Agreement by and among Goldstrike Inc., Dr. Yenyou Zheng, Goldstrike Leasco Inc. and Gran Tierra Energy Inc.	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

Exhibit
No.	Description	Reference
10.6	Employment Agreement between Gran Tierra Energy Inc. and Dana Coffield dated as of April 29, 2005, as amended.	Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.7	Employment Agreement between Gran Tierra Energy Inc. and James Hart dated as of April 29, 2005, as amended.	Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.8	Employment Agreement between Gran Tierra Energy Inc. and Max Wei dated as of April 29, 2005, as amended.	Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.9	Employment Agreement between Gran Tierra Energy Inc. and Rafael Orunesu dated as of March 1, 2005, as amended.	Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.10	Form of Indemnity Agreement.	Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.12	2005 Equity Incentive Plan.	Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.13	Form of Subscription Agreement.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2005 (File No. 333-111656).

10.14	Details of the Goldstrike Special Voting Share.	Incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-KSB/A for the period ended December 31, 2005 and filed with the Securities and Exchange on April 21, 2006 (File No. 333-111656).

10.15	Exchangeable Share Provisions.	Incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-KSB/A for the period ended December 31, 2005 and filed with the Securities and Exchange on April 21, 2006 (File No. 333-111656).

10.16	Refinery Contract between Refinor S.A.and Dong Wong Corporation - Golden Oil Corporation.	Incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-KSB/A for the period ended December 31, 2005 and filed with the Securities and Exchange on April 21, 2006 (File No. 333-111656).

10.17	Contract between Compañia General de Combustibles S.A. and Gran Tierra Energy Argentina S.A.	Incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-KSB/A for the period ended December 31, 2005 and filed with the Securities and Exchange on April 21, 2006 (File No. 333-111656)

10.18	Securities Purchase Agreement, dated as of May 25, 2006, by and between Gran Tierra Energy, Inc and Crosby Capital, LLC.	Incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2006 (File No. 333-111656).

10.20	Form of Securities Purchase Agreement, dated as of June 20, 2006, by and among the Company and retail investors purchasing units of Gran Tierra Energy Inc. securities in a private offering.	Incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

Exhibit
No.	Description	Reference
10.21	Form of Subscription Agreement, dated as of June 20, 2006, by and among Gran Tierra Energy Inc. and retail investors subscribing for units of Gran Tierra Energy Inc. securities in a private offering.	Incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.22	Securities Purchase Agreement, dated as of June 20, 2006, by and between Gran Tierra Energy Inc. and CD Investment Partners, Ltd.	Incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.23	Form of Registration Rights Agreement, dated as of June 20, 2006, by and among Gran Tierra Energy Inc. and institutional investors purchasing units of Gran Tierra Energy Inc. securities in a private offering.	Incorporated by reference to Exhibit 10.23 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.24	Form of Registration Rights Agreement, dated as of June 20, 2006, by and among Gran Tierra Energy Inc. and retail investors purchasing units of Gran Tierra Energy Inc. securities in a private offering.	Incorporated by reference to Exhibit 10.24 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.25	Registration Rights Agreement, dated as of June 20, 2006, by and between Gran Tierra Energy Inc. and CD Investment Partners, Ltd.	Incorporated by reference to Exhibit 10.25 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.26	Lock-Up Agreement, dated June 20, 2006, by and among Sanders Morris Harris Inc. and the executive officers and directors of Gran Tierra Energy Inc.	Incorporated by reference to Exhibit 10.26 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.27	Registration Rights Agreement, dated as of June 20, 2006, by and between Gran Tierra Energy Inc. and Crosby Capital, LLC.	Incorporated by reference to Exhibit 10.27 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.28	Form of Securities Purchase Agreement, dated as of June 30, 2006, by and among Gran Tierra Energy Inc. and the investors in the June 30, 2006 closing of the Offering.	Incorporated by reference to Exhibit 10.28 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2006 (File No. 333-111656).

10.29	Form of Subscription Agreement, dated as of June 30, 2006, by and among Gran Tierra Energy Inc. and the investors in the June 30, 2006 closing of the Offering.	Incorporated by reference to Exhibit 10.29 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2006 (File No. 333-111656).

10.30	Form of Registration Rights Agreement, dated as of June 30, 2006, by and among Gran Tierra Energy Inc. and the investors in the June 30, 2006 closing of the Offering.	Incorporated by reference to Exhibit 10.30 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2006 (File No. 333-111656).

10.31	Form of Escrow Agreement.	Incorporated by reference to Exhibit 10.31 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

10.32	Form of Registration Rights Agreement by and among Goldstrike Inc. and the purchasers named therein.	Incorporated by reference to Exhibit 10.32 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

10.33	Form of Subscription Agreement by and among Goldstrike Inc., Gran Tierra Energy, Inc. and the investor identified therein.	Incorporated by reference to Exhibit 10.33 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

10.34	Form of Registration Rights Agreement by and among Gran Tierra Energy, Inc. f/k/a Goldstrike, Inc. and the purchasers named therein.	Incorporated by reference to Exhibit 10.34 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

Exhibit
No.	Description	Reference
10.35	Form of Subscription Agreement by and among Gran Tierra Energy, Inc. f/k/a Goldstrike, Inc. and the investor identified therein.	Incorporated by reference to Exhibit 10.35 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

10.36	Executive Employment Agreement dated December 1, 2006, by and between Gran Tierra Energy Inc. and Martin H. Eden.	Incorporated by reference to Exhibit 10.36 to the current report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2007 (File No. 333-111656).

10.37	Credit Agreement dated February 22, 2007, by and among Gran Tierra Energy Inc, Gran Tierra Energy Colombia, Ltd., Argosy Energy Corp., and Standard Bank Plc.	Incorporated by reference to Exhibit 10.1 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.38	Note For Loans, dated February 22, 2007, by the Company in favor of Standard Bank Plc.	Incorporated by reference to Exhibit 10.2 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.39	GP Pledge Agreement, dated as of February 22, 2007, by the Company in favor of Standard Bank Plc.	Incorporated by reference to Exhibit 10.3 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.40	Partnership Pledge Agreement, dated as of February 22, 2007, by and among the Company and Argosy Energy Corp., in favor of Standard Bank Plc.	Incorporated by reference to Exhibit 10.4 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.41	Collection Account Pledge Agreement, dated as of February 22, 2007, by Gran Tierra Energy Colombia, Ltd. in favor of Standard Bank Plc.	Incorporated by reference to Exhibit 10.5 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.42	ISDA 2002 Master Agreement, dated as of February 22, 2007, by and among the Company and Standard Bank Plc, and the Schedule thereto.	Incorporated by reference to Exhibit 10.6 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.43	Blocked Account Control Agreement, dated as of February 22, 2007, by and among Gran Tierra Energy Colombia, Ltd., Standard Bank Plc and JPMorgan Chase Bank.	Incorporated by reference to Exhibit 10.7 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.44	Share Pledge Agreement, dated as of February 22, 2007, by and among the Company and Standard Bank Plc.	Incorporated by reference to Exhibit 10.8 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.45	First Priority Open Pledge Agreement Over Credit Rights Derived From A Crude Oil Commercial Sales Agreement, dated as of February 22, 2007, by and among Gran Tierra Energy Colombia, Ltd. and Standard Bank Plc.	Incorporated by reference to Exhibit 10.9 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.46	Contract between Ecopetrol S.A., and Argosy Energy International, for the sale of crude oil, dated December 1, 2006	Incorporated by reference to Exhibit 10.46 to the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2007 (File No. 333-111656).

10.47	Palmar Largo Assignment Agreement, dated September 1, 2005, between Don Won Corporation (Sucursal Argentina), and Gran Tierra Inc.	Incorporated by reference to Exhibit 10.47 to the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2007 (File No. 333-111656).

10.48	Escrow Agreement dated as of the ___th day of June, 2006, among Gran Tierra Energy, Inc. and McGuireWoods LLP, as Escrow Agent	Incorporated by reference to Exhibit 10.48 to the Form S-1/A filed with the Securities and Exchange Commission on May 4, 2007 (File No. 333-140171).

10.49	Employment Agreement, dated April 1, 2006, between Argosy Energy International and Edgar Dyes.	Incorporated by reference to Exhibit 10.49 to the Form S-1/A filed with the Securities and Exchange Commission on May 4, 2007 (File No. 333-140171).

10.50	Form of Liquidated Damages Waiver	Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007 (File No. 333-111656).

Exhibit
No.	Description	Reference
21.1	List of subsidiaries.	Incorporated by reference to Exhibit 21.1 to the Form S-1/A filed with the Securities and Exchange Commission on April 13, 2007 (File No. 333-140171).

23.1	Consent of Legal Counsel.	Included in Exhibit 5.1.

23.2	Consent of Deloitte & Touche LLP	Filed herewith.

23.3	Consent of Deloitte & Co. S.R.L.	Filed herewith.

23.4	Consent of Gaffney, Cline and Associates	Filed herewith.

23.5	Consent of KPMG Ltda	Filed herewith.

23.6	Consent of Huddleston & Co. Inc.	Filed herewith.

24.1	Power of attorney	See signature page here to.